UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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BMB MUNAI, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BMB MUNAI, INC.
202 Dostyk Ave., 4th Floor
Almaty, Kazakhstan 050051

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

The Special Meeting of stockholders of BMB Munai, Inc. will be held on June 2, 2011 at 11:00 a.m., local time, at the InterContinental Hotel, Zheltoksan 181, Almaty, Kazakhstan 050013, for the following purposes:

1.
To approve the sale of all of our interest in and loans to our wholly-owned subsidiary, Emir Oil LLP, pursuant to the terms of the Participation Interest Purchase Agreement, dated February 14, 2011, among the Company, MIE Holdings Corporation and its subsidiary, Palaeontol B.V.;

2.
To approve the reduction of the conversion price of our outstanding 10.75% convertible Senior Notes due 2013 from $7.2094 per share to $2.00 per share and the issuance of shares of our common stock upon conversion of the Senior Notes;

3.
To adjourn the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the matters described above if there are insufficient votes to approve of such matters; and

4.	To transact such other business as may properly come before the meeting or at any adjournment.

Our Board of Directors has fixed the close of business on April 11, 2011 as the record date for determining stockholders entitled to notice of, and to vote at, the Special Meeting. It is anticipated that mailing of this Notice and the accompanying Proxy Statement (including the Annual Report on Form 10-K for the year ended March 31, 2010 and the Quarterly Report on Form 10-Q for the quarter ended December 31, 2010 enclosed therewith) and proxy card will commence on or about April 18, 2011. A list of stockholders eligible to vote at the Special Meeting will be available for inspection at the Special Meeting and for a period of 10 days prior to the Special Meeting during regular business hours at our corporate headquarters, 202 Dostyk Ave., 4th Floor, Almaty, Kazakhstan 050051.

All of our stockholders are invited to attend the Special Meeting in person. Whether or not you expect to attend the Special Meeting, your vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States. Should you receive more than one proxy because your shares are registered in different names or addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the meeting. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted.

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE BMB MUNAI, INC. SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 2, 2011:

The Notice of Special Meeting, the Proxy Statement (including the Annual Report on Form 10-K for the year ended March 31, 2010 and the Quarterly Report on Form 10-Q for the quarter ended December 31, 2010 enclosed therewith) and proxy card are available via the Internet at: https://materials.proxyvote.com/09656A

By order of the Board of Directors,

April 14, 2011	________________________
Adam Cook
Corporate Secretary

BMB MUNAI, INC.
202 Dostyk Ave., 4th Floor
Almaty, Kazakhstan 050051

Proxy Statement

ABOUT THE SPECIAL MEETING

This proxy statement (this “Proxy Statement”) is being furnished to the stockholders of BMB Munai, Inc., a Nevada corporation (the “Company”), in connection with the solicitation of proxies by our board of directors (the “Board”) for use at our special meeting of stockholders (the “Special Meeting”) to be held at the InterContinental Hotel, Zheltoksan 181, Almaty, Kazakhstan 050013, at 11:00 a.m., local time, on June 2, 2011, or at any adjournment thereof.

The purpose of the Special Meeting is:

1.
To approve the sale of all of our interest in and loans to our wholly-owned subsidiary, Emir Oil LLP, pursuant to the terms of the Participation Interest Purchase Agreement, dated February 14, 2011, among the Company, MIE Holdings Corporation and its subsidiary, Palaeontol B.V.;

2.
To approve the reduction of the conversion price of our outstanding 10.75% convertible Senior Notes due 2013 from $7.2094 per share to $2.00 per share and the issuance of shares of our common stock upon conversion of the Senior Notes;

3.
To adjourn the Special Meeting to a later date (the “Adjournment”), if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal(s) to approve the matters described above if there are insufficient votes to approve of such matters; and

4.	To transact such other business as may properly come before the meeting or at any adjournment.

This Proxy Statement (including the Annual Report on Form 10-K for the year ended March 31, 2010 and the Quarterly Report on Form 10-Q for the quarter ended December 31, 2010 enclosed therewith) and the proxy card are being provided on or about April 18, 2011 to stockholders entitled to vote at the Special Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on June 2, 2011:  The Proxy Statement (including the Annual Report on Form 10-K for the year ended March 31, 2010 and the Quarterly Report on Form 10-Q for the quarter ended December 31, 2010 enclosed therewith) and proxy card are available via the Internet at https://materials.proxyvote.com/09656A.

The Proxy Statement, the Annual Report on Form 10-K for the year ended March 31, 2010 and the Quarterly Report on Form 10-Q for the quarter ended December 31, 2010 are also available on the Company’s website at www.bmbmunai.com.  The Company’s website address provided above is not intended to function as a hyperlink, and the information on the Company’s website is not and should not be considered part of this Proxy Statement and is not incorporated by reference herein.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board recommends that you vote FOR all of the proposals presented in this Proxy Statement.

Table of Contents

SUMMARY TERMS	1

General	1
Background	1
Sale	1
Purchase Agreement	2
Opinion of Financial Advisor	4
Voting Agreements	4
Parent Obligation to Lend	5
Interests of our Directors, Executive Officers and Affiliates in the Sale	5
Note Restructuring and Conversion Price Reduction	6
Material U.S. Federal Income Tax Consequences	7
No Dissenters’ Rights	8
Cautionary Note Regarding Forward-Looking Statements	8

PROXY INFORMATION	10

PROPOSAL 1 – ASSET SALE	13

The Parties	13
Background and Prior Financing Efforts	13
Independent Oversight Committee	14
Sale Negotiations	15
Reasons for the Sale; Recommendations of the Committee	15
Interests of Directors, Executive Officers and Affiliates in the Sale	17
Internal Financial Forecasts	19
Opinion of UBS	20
Certain Fees and Expenses	26
Material Terms of the Purchase Agreement	26
Regulatory Approvals	33
Stockholder Approval of the Sale	33
Risk Factors Relating to Sale	34
Legal Proceedings	36
Anticipated Accounting Treatment for the Sale	37
Material U.S. Federal Income Tax Consequences	37
Unaudited Pro Forma Consolidated Financial Information	42
Nature of the Company’s Business After the Sale	51

PROPOSAL 2 – APPROVAL OF CONVERSION PRICE REDUCTION AND ISSUANCE OF SHARES UPON CONVERSION OF NOTES	52

Background to Note Restructuring Transaction	52
Conversion Price Reduction	52
Reasons for Seeking Stockholder Approval	54
Note Restructuring Agreement	54
Investors Right Agreement	54
Supplemental Indenture No. 6	55
Amended Indenture	55
Impact on the Company of Note Restructuring Transaction	56

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PROPOSAL 3 – ADJOURNMENT	61

SECURITY OWNERSHIP OF NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS	62
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	63
INCORPORATION OF INFORMATION BY REFERENCE	63
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	64
WHERE YOU CAN FIND MORE INFORMATION	64
HOUSEHOLDING	64
OTHER MATTERS	65

Appendix A – Opinion of Financial Adviser
Appendix B – Participation Interest Purchase Agreement
Appendix C – Annual Report on Form 10-K for the year ended March 31, 2010
Appendix D – Quarterly Report on Form 10-Q for the quarter ended December 31, 2010
Appendix E – Form of Proxy

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SUMMARY TERMS

This summary highlights selected information contained in this Proxy Statement and may not contain all the information that may be important to you. Accordingly, we encourage you to carefully read this Proxy Statement, its appendices and the documents referred to or incorporated by reference in this Proxy Statement in their entirety.

General

On February 13, 2011 the Independent Oversight Committee of our Board (the “Committee”) recommended and our Board approved, subject to approval by our stockholders, the sale (the “Sale”) of all of our interest in and loans to our wholly-owned operating subsidiary, Emir Oil LLP (“Emir”), pursuant to the Participation Interest Purchase Agreement, dated February 14, 2011 (the “Purchase Agreement”), between our Company and MIE Holdings Corporation, a company with limited liability organized under the laws of the Cayman Islands (“Parent”), and its subsidiary, Palaeontol B.V., a company organized under the laws of the Netherlands (the “Buyer”).  The Purchase Agreement is attached hereto as Appendix B and we urge you to read the Purchase Agreement in its entirety.

Background (for additional information see “Background and Prior Financing Efforts” beginning on page 13 of this Proxy Statement)

In April 2010, we engaged an investment banker to explore ways to maximize stockholder value, including a sale of our Company or its assets.  During this process, the Parent, among others, made an offer to purchase all of our interests in and loans to Emir. We established the Committee to oversee the negotiation of the best transaction possible for us, our stockholders and our creditors. After thoroughly evaluating all of our options, the Committee determined that the Sale to the Buyer would be the best alternative for us, our stockholders and our creditors.

We have also negotiated the restructuring of our outstanding $61.4 million convertible senior notes (the “Senior Notes”).  Without such restructuring, we would be in default under the Senior Notes and the Noteholders (as defined below) would have the right to pursue various courses of action that could result in our inability to continue as a going concern.  If the Sale is consummated, we are required to use a portion of the proceeds from the Sale to repay the Senior Notes.  Both the rules of the NYSE Amex and the terms of the note restructuring agreement that we entered into with the holders of the Senior Notes (the “Holders” or “Noteholders”), effective March 4, 2011 (the “Note Restructuring Agreement”) require that we seek stockholder approval of the Conversion Price Reduction (as defined below), which would be implemented in the future under the circumstances described in Proposal 2.  Certain aspects of the Senior Notes may also be subject to the regulatory approval of the Kazakhstan Ministry of Oil and Gas (the “MOG”).  We are seeking approval of the Conversion Price Reduction and issuance of conversion shares independent of the Sale transaction.

Sale (for additional information see “Independent Oversight Committee,” “Sale Negotiations” and “Reasons for the Sale; Recommendations of the Committee” beginning on page 14 of this Proxy Statement)

Pursuant to the Purchase Agreement, we will sell all of our interest in and loans to Emir to the Buyer.  The initial purchase price is $170 million and is subject to various closing adjustments and the deposit of $36 million in escrow to be held for a period of twelve months following the closing for indemnification purposes. In connection with the Sale, all intercompany notes of Emir in our favor (the “Intercompany Notes”) will be transferred to the Buyer.  Upon consummation of the Sale, we will use a portion of the proceeds to repay our outstanding Senior Notes and to pay transaction costs and expenses.  In the event that the Sale is not consummated and the proceeds are not used to redeem the Senior Notes, the Company will continue to have all of its obligations under the Senior Notes, and certain additional obligations in connection with the Note Restructuring Transaction (as defined below) that will arise if the Sale is not consummated, as described below.

We intend to make an initial cash distribution to our stockholders in the estimated range of $1.04 to $1.10 per share upon the closing from the Sale proceeds, after giving effect to the estimated closing adjustments and escrow holdback amount, the repayment of the Senior Notes, and after providing for the payment or reserve for other projected liabilities and transaction costs.  The mid-point of the estimated initial distribution price range ($1.07) represents a premium of 19% over the prior 30-day average closing price of the Company’s common stock as reported on the NYSE Amex.  The Company intends to make a second distribution to our stockholders that could range up to approximately $0.30 per share following termination of the escrow, subject to the availability of funds to be released from the escrow, actual costs incurred and other factors. (See “Pro Forma Financial Information” below)

The Purchase Agreement and Sale were approved by our Board, based upon a recommendation by the Committee.  UBS Investment Bank (“UBS”) advised the Committee in the transaction and provided its opinion as to the fairness of the consideration for the Sale described below.

Purchase Agreement (for additional information see “Material Terms of the Purchase Agreement” beginning on page 25 of this Proxy Statement)

Consideration.  The purchase price under the Purchase Agreement is $170 million.  Of that amount, $36 million will be subject to a twelve-month escrow for indemnification purposes.  Both at the closing date and 90 days thereafter the purchase price will be adjusted to reconcile specified changes to Emir’s balance sheet occurring between December 31, 2010 and the closing date. Such adjustments will decrease the purchase price by the sum of (without duplication) the following amounts, to the extent that they have increased from the December 31, 2010 balance sheet through the closing date: (a) any cash payments made by Emir to the Company or its affiliates; (b) any liabilities incurred by Emir outside of the ordinary course of business; (c) any indebtedness of Emir; (d) any off-balance liabilities incurred by Emir; and (e) any expenses of Emir incurred in connection with the Sale.

Representations, Warranties and Covenants.  The Company and the Buyer have each made representations and warranties in the Purchase Agreement customary for a transaction of this nature.  The Company has also made various covenants in the Purchase Agreement, including, among other things, to conduct its business between signing and closing in the ordinary course.

Conditions to Closing.  The transaction closing is subject to the satisfaction or waiver of a number of conditions, including regulatory approvals, other customary closing conditions and the following:

●	approval by the stockholders of the Company and of the Parent;
●	approval of the Holders of Senior Notes;
●	consent of the MOG;
●	waiver of the Republic of Kazakhstan’s priority right to purchase interests of Emir in accordance with Kazakhstan’s Subsoil Use Law;
●	approval by the Hong Kong Stock Exchange (the “HKSE”);
●	satisfaction of Kazakhstan legal requirements with respect to the Company’s existing exploration contract in Kazakhstan;

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●	registration of the assignment of the Intercompany Notes with the National Bank of the Republic of Kazakhstan;
●	Emir’s entry into a duly registered production contract for production of petroleum at each of the Company’s Kariman, Dolinnoe and Askaz locations; and
●	the Buyer’s receipt of a valid work permit from the Kazakhstan Ministry of Labor and Social Protection for the appointment of a new general manager of Emir.

Acquisition Proposals.  We have agreed to not solicit or facilitate prior to closing any alternative Acquisition Proposal (as defined in the Purchase Agreement), which is generally a transaction that if effected would result in the transfer of (a) 15% or more of the voting power of the Company or Emir, or (b) the assets of or interests in the Company or Emir representing 15% or more of the net revenues, net income or assets of the Company or Emir, as applicable.  We may, however, terminate the Purchase Agreement (subject to the termination conditions discussed below) and proceed with an alternative, unsolicited Acquisition Proposal if our Board determines in good faith, after consultation with its advisers, that the alternative Acquisition Proposal would reasonably likely lead to a Superior Proposal (as defined in the Purchase Agreement) and that the failure to take action with respect to such proposal would reasonably be expected to constitute a breach of the Board’s fiduciary duties.

Termination.  The Purchase Agreement may be terminated:

●	by mutual written consent of the parties;
●	by either the Buyer or the Company, if:
-	the closing has not occurred on or before August 15, 2011, or in the event that certain regulatory requirements remain outstanding, on or before November 14, 2011 (as applicable, the “End Date”);
-
any governmental authority issues an order or takes any other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Purchase Agreement and such order or other action is final and non-appealable (a “Governmental Order”);

-	the Company’s stockholders’ approval is not obtained;
-	the Parent’s stockholders’ approval is not obtained;
●	by the Buyer if;
-
the Company relinquishes any portion of the Contract Areas (as defined in the Purchase Agreement), breaches its representations or warranties or fails to perform covenants or agreements that would result in the failure to satisfy the closing conditions (each a “Closing Condition Failure”);

-
the Company changes its recommendation to its stockholders with respect to approval of the Purchase Agreement, fails to satisfy its obligations to distribute proxy materials and hold a stockholder meeting, pursues an Acquisition Proposal in breach of the terms of the Purchase Agreement, or authorizes or publicly proposes any of the foregoing (collectively, a “Proxy Solicitation Failure”);

-	the Company fails to solicit and obtain approval of the Noteholders (the “Noteholder Approval”);
●	by the Company if;
-	the Buyer breaches its representations or warranties or fails to perform covenants or agreements that would result in the failure to satisfy the closing conditions;
-	in the event of a Superior Proposal.

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We will be required to pay a termination fee of $17 million and the Buyer’s expenses (not to exceed $3.5 million) if we terminate the Purchase Agreement due to a Superior Proposal.  We will be required to pay the termination fee (but not the Buyer’s expenses) if, while an Acquisition Proposal has been announced and not withdrawn, and within 12 months of such termination, we enter into an Alternative Acquisition Agreement (as defined in the Purchase Agreement), either party terminates due to the closing having not occurred by the applicable End Date or a Proxy Solicitation Failure, or the Buyer terminates due to a Closing Condition Failure.  We will be required to pay the Buyer’s expenses (but not the termination fee) if (a) either party terminates due to the failure to satisfy certain regulatory conditions that results in the closing not occurring by the End Date or a Governmental Order being issued; (b) the Buyer terminates because we fail to receive the Noteholder Approval; or (c) while an Acquisition Proposal has been announced and not withdrawn (but we do not enter into an Alternative Acquisition Agreement within 12 months of the termination), either party terminates because the closing has not occurred by the applicable End Date, or our stockholders have not approved the Purchase Agreement.

Indemnification.  The representations, warranties and covenants of the Buyer and the Company survive only for a period of twelve months following the closing date, except in cases of fraud or criminal misconduct on the part of the Company, in which case survival is without limitation.  We will indemnify the Buyer for losses arising from our breaches of representations and warranties, failure to perform covenants, ongoing litigation matters, compliance with (and validity of) our existing exploration contract, transfer of certain payables, defects in ownership of certain facilities and pipelines, or violations of applicable environmental laws.  Our maximum indemnification obligation is limited to $39 million ($36 million of which will be funded into escrow at the closing), except with respect to losses arising out of fraud or criminal misconduct.  Other than with respect to certain specified representations, we are not required to indemnify the Buyer until the Buyer’s claims exceed $750,000 in the aggregate, at which point, we will be obligated to pay the entire amount of such claims regardless of the threshold.  Our indemnification obligations are generally limited to a period of one year following the closing date.  The parties have made provision for an extended indemnification obligation period with respect to one potential outstanding contingent matter, however, and the extended period ends on the earliest of 90 days following the final resolution of the matter such that it is not subject to judicial process or appeal, or the expiration of any applicable statute of limitations.

Opinion of Financial Advisor (for additional information see “Opinion of UBS” beginning on page 19 of this Proxy Statement)

On February 13, 2011, UBS delivered its oral opinion, subsequently confirmed in writing, to the Committee to the effect that, as of such date, based upon and subject to the factors and assumptions made, matters considered and limits of the review undertaken by UBS set forth therein, the consideration, to be received by the Company pursuant to the terms of the Purchase Agreement was fair from a financial point of view to the Company.  UBS provided its opinion for the information and assistance of the Committee in connection with its consideration of the Sale. The UBS opinion was not a recommendation to any member of our Board as to how any such member should vote with respect to the Sale or how any stockholder should vote with respect to the Sale.

Voting Agreements (for additional information see “Voting Agreements” beginning on page 31 of this Proxy Statement)

In connection with the execution of the Purchase Agreement, certain of our directors, executive officers and affiliates, who collectively own approximately 24% of the outstanding shares of our common stock, entered into voting agreements to vote their shares in favor of the Sale at the Special Meeting.  These persons also granted to the Buyer a proxy to vote their shares of common stock in favor of the Sale and agreed to not transfer their shares prior to the expiration of the voting agreement.

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Parent Obligation to Lend (for additional information see “Parent Obligation to Lend” beginning on page 31 of this Proxy Statement)

In the event that closing does not occur on or before the End Date and on the End Date the condition precedent for obtaining production contracts for each of Kariman, Dolinnoe and Askaz in accordance with the Purchase Agreement has been fully satisfied, provided that we are not then in material breach of our representations, warranties, covenants or agreements under the Purchase Agreement, we have the right to require the Parent to provide debt financing in the amount of $5 million to provide liquidity to pay the amounts that would then be owing to the Kazakhstan government in connection with our agreement to put our existing exploration contract into commercial production.  In accordance with the Purchase Agreement, we would issue to the Parent convertible senior notes at a purchase price equal to par value on substantially the same terms and conditions that govern the Senior Notes and which would otherwise be pari passu with the outstanding Senior Notes.

Interests of our Directors, Executive Officers and Affiliates in the Sale (for additional information see “Interests of Directors, Executive Officers and Affiliates in the Sale” beginning on page 17 of this Proxy Statement)

General.  As of March 15, 2011, the directors, executive officers and affiliates of the Company had, or were deemed to have had, beneficial ownership of, in the aggregate, approximately 24% of our outstanding common stock. Additionally, the Company’s directors and executive officers have interests in the Sale that are different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. Our Board was aware that these interests existed when it approved the Sale and the other transactions described herein.

Related Party Waivers.  In connection with the Sale, Messrs. Toleush Tolmakov and Boris Cherdabayev agreed to contribute into escrow at closing (to form part of the $36 million in escrow funds described above) the entirety of the cash distributions they would otherwise be entitled to receive from us in the initial stockholder distribution in respect of their shares of our common stock.  Mr. Tolmakov is the record or beneficial holder of 6,251,960 shares of common stock and is an executive officer of the Company.  Mr. Cherdabayev is the record and beneficial holder of 6,248,727 shares of common stock and is the Chairman of our Board. The result is that these two stockholders have agreed to put at risk the entire value of their common stock for our indemnification purposes, deferring until the anticipated second stockholder distribution, if any, their portion of the initial stockholder distribution.  By doing so, we will be able to pay to our other stockholders at the initial distribution the amount of cash that otherwise would have been paid to Messrs. Tolmakov and Cherdabayev at such time.

Cherdabayev Consulting Agreement.  The Sale constitutes an extraordinary event under the consulting agreement dated December 31, 2009 between the Company and Mr. Cherdabayev.  Mr. Cherdabayev agreed, however, to an amendment to his consulting agreement with us that will defer, until the escrow fund is released, a $5 million extraordinary event payment that would otherwise have been payable to him upon our entering into the Purchase Agreement.  In connection with the amendment to the consulting agreement, it was also agreed that the extraordinary event payment amount would be limited to the amount remaining in escrow if less than $5 million, with the possibility of it being reduced to zero if the escrow account is depleted entirely prior to the anticipated second stockholder distribution date. Payment of this liability to Mr. Cherdabayev will be made, if at all, before any escrow funds are distributed to our stockholders, as would have been the case had he not agreed to the amendment.  Like the contributions of the initial cash distributions that would have otherwise been received by Messrs. Tolmakov and Cherdabayev discussed above, the deferral of the extraordinary event payment will have the effect of accelerating $5 million of the Sale proceeds to our other stockholders that would have otherwise been required to fund the escrow holdback.

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Upon release of the escrow funds (after payment to Mr. Cherdabayev of any amounts due to him at that time under his amended consulting agreement in respect of the extraordinary event payment), if any, Messrs. Tolmakov and Cherdabayev will receive prior to any distributions to the other stockholders the initial distributions that they contributed into escrow, to the extent remaining, with the balance of any remaining escrow and other available funds to be distributed thereafter to all of our stockholders, including Messrs. Tolmakov and Cherdabayev, pro rata in accordance with their shares of common stock.  Due to the deferral of the extraordinary event payment and contribution of initial distributions to the escrow account, as discussed above, the remaining stockholders will receive a larger initial distribution than they would otherwise receive and the risk associated with the escrowed funds will disproportionately fall on Messrs. Tolmakov and Cherdabayev.

Termination Payments.  The Sale constitutes an extraordinary event under our employment agreements with various executives of the Company, resulting in a termination of such agreements. As a result of such termination due to the occurrence of the extraordinary event, the Company must make severance payments in the following amounts to each of the following employees: Gamal Kulumbetov (Chief Executive Officer), $385,722, Askar Tashtitov (President), $3,000,000, Evgeny Ler (Chief Financial Officer), $363,118, and Anuarbek Baimoldin (Chief Operating Officer), $363,118.  In addition to payments to these executive officers and Mr. Cherdabayev described above, we are required to make extraordinary event payments to other employees and consultants in the aggregate amount of $3,774,690.

Tolmakov Lease Agreements.  Toleush Tolmakov, our Vice President of Production and a holder of more than 10% of our outstanding common stock, and certain of his affiliates, are currently lessors under certain lease agreements with Emir. These lease agreements cover office space, oil storage facilities, fuel tanks, warehouses and fuel trucks, all of which are critical to Emir’s business. In connection with the Sale and pursuant to the Purchase Agreement, Mr. Tolmakov is required to negotiate certain amendments to such lease agreements (the substance of such amendments as set forth in the Purchase Agreement) and agree to the transfer of the lease agreements from Emir to the Buyer. As a result, Mr. Tolmakov will financially benefit from the ongoing lease payments made by the Buyer under these lease agreements.  In addition, Mr. Tolmakov may also financially benefit in the event that the Buyer, in the course of such negotiations, agrees to a term under any such lease agreement that may be deemed more favorable to Mr. Tolmakov than the current terms of such lease agreement with Emir.

Note Restructuring and Conversion Price Reduction (for additional information see “Background to Note Restructuring Transaction” and “Conversion Price Reduction” beginning on page 53 of this Proxy Statement)

We obtained a waiver from holders of our then-outstanding convertible notes with respect to our entering into (but not consummation) of the Purchase Agreement.  The consummation of the Purchase Agreement is also subject to approval by the Noteholders, which approval was granted in connection with the execution of the Note Restructuring Agreement. Among other things, in connection with the restructuring, we:

●	increased the coupon rate of the Original Notes from 9.0% to 10.75%;
●	made a $1.0 million cash payment to holders of the Original Notes;
●	increased the aggregate principal amount of the Original Notes from $60.0 million to $61.4 million;
●	extended the maturity date of the Original Notes from July 13, 2012 to July 13, 2013;
●	granted the holders of the Original Notes a new put option, exercisable one year prior to the new maturity date;
●
agreed to additional covenant restrictions, including a limitation on indebtedness that we may incur, a restriction on the capital expenditures we may make, a prohibition on paying dividends on shares of our common stock and a limitation on the investments we may make;

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●	agreed to semi-annual principal amortization payments of 30% of our excess cash flow, if any; and
●	granted the holders of the Original Notes director nominee rights with respect to the Company and Emir.

In connection with the Note Restructuring Agreement, we entered into the following agreements:

●	a Supplemental Indenture No. 6, dated as of March 4, 2011, between the Company and The Bank of New York Mellon, as trustee (the “Trustee”);
●	an Amended and Restated Indenture, dated as of March 4, 2011, between the Company and the Trustee (“Amended Indenture”); and
●
an Investors Rights Agreement, dated as of March 4, 2011, by and among the Company, Boris Cherdabayev, Toleush Tolmakov and the Noteholders (the “Investor Rights Agreement”), providing for certain registration, participation and governance rights.

Together, the Note Restructuring Agreement, the Amended Indenture and the Investor Rights Agreement reflect the terms of the restructuring of our outstanding Senior Notes (the “Note Restructuring Transaction”).

If the Purchase Agreement is consummated, we are required by the Amended Indenture to redeem the Senior Notes for 100% of their outstanding principal amount (together with interest accrued to such date) out of the Sale proceeds prior to making the initial cash distribution to stockholders.

The Note Restructuring Agreement provides for, subject to approval of the Company’s common stockholders and the receipt of any necessary regulatory approvals, a future  reduction of the conversion price of the Senior Notes from $7.2094 per share to $2.00 per share with a corresponding reduction in the minimum conversion price of the Senior Notes from $6.95 per share to $1.00 per share (the “Conversion Price Reduction”).  Because the Conversion Price Reduction could result in our issuance of greater than 20% of our outstanding common stock, we are seeking approval from our stockholders of the Conversion Price Reduction and the issuance of shares of our common stock upon conversion of the Senior Notes in accordance with NYSE Amex rules.

Material U.S. Federal Income Tax Consequences (for additional information see “Material U.S. Federal Income Tax Consequences” beginning on page 37 of this Proxy Statement)

We do not believe that the Sale or the Conversion Price Reduction will result in substantial federal corporate income tax liability to us.  With respect to the Sale, we anticipate that most of the taxable gain recognized, if any, as a result of the Sale will be offset by our operating losses, including operating losses from prior years. If the U.S. Internal Revenue Service (the “IRS”) successfully challenged our determination of available operating losses, we could incur significant income tax liability.  We do not believe the distributions to our stockholders will result in any material tax consequences to us. We do not believe the Conversion Price Reduction will have any material federal income tax consequences to us.

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No Dissenters’ Rights

Our stockholders are not entitled to dissenters’ rights with respect to the Sale, the Conversion Price Reduction or the issuance of conversion shares.

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. Forward-looking statements include, among other things, statements regarding the Sale, the anticipated cash distributions to stockholders, the amount of such distributions, the closing of the transaction and the timing thereof, and the restructuring of the Senior Notes.  Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “seek,” “could,” “should,” “predict,” “continue,” “future,” “may” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, estimates and other factors that could cause actual results, performance or events to differ materially from any results, performance or events expressed or implied by such forward-looking statements. All forward-looking statements are qualified in their entirety by reference to the factors discussed in this Proxy Statement and identified from time to time in our filings with the U.S. Securities and Exchange Commission (the “SEC”) including, among others, the following risk factors:

●	the breach by the Company, Emir or the Buyer of any of their respective representations, warranties or covenants under the Purchase Agreement;
●
the failure of any one or more of the closing conditions, including (a) the failure to receive all required consents or regulatory approvals required under the Purchase Agreement, (b) the failure of the Company or the Buyer to obtain their respective stockholder approval of the transaction, or (c) the inability to close the Sale prior to the End Date;

●	termination of the Purchase Agreement;
●	substantial or extended decline in oil prices;
●	inaccurate reserve estimates;
●	inability to enter a production contract with the Republic of Kazakhstan (sometimes also referred to herein as the “ROK” or “Kazakhstan”) prior to the expiration of our exploration contract;
●	drilled prospects failing to yield oil in commercial quantities;
●	substantial losses or liability claims as a result of operations;
●	insufficient funds to meet our financial obligations as they become due;
●	complex and evolving laws that could affect the cost of doing business;
●	substantial costs to comply with environmental laws and regulations;
●	the need to replenish older depleting oil reserves with new oil reserves;
●	inadequate infrastructure in the region where our properties are located;
●	availability and cost of drilling rigs, equipment, supplies, personnel and oil field services;
●	availability and cost of transportation systems;
●	competition in the oil industry; and
●	adverse government actions, imposition of new, or increases in existing, taxes and duties, political risks and expropriation of assets.

The above factors may affect future results, performance, events and the accuracy of any forward-looking statement. This list is illustrative, not exhaustive. In addition, new risks and uncertainties may arise from time to time. Accordingly, readers should not place undue reliance on any forward-looking statement.

Any forward-looking statement speaks only as of the date on which it is made and is expressly qualified by these cautionary statements. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement for any reason or to update the reasons actual results could differ materially from those anticipated in such forward-looking statements, even if new information becomes available in the future.

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PROXY INFORMATION

Who is soliciting my proxy?

The Board is soliciting your proxy in order to provide you with an opportunity to vote on all matters scheduled to come before the Special Meeting, whether or not you attend the Special Meeting in person.

Who is entitled to vote?

Only stockholders of record at the close of business on April 11, 2011 (the “record date”) will be entitled to notice of, and to vote at, the Special Meeting or any Adjournments. On the record date, there were issued and outstanding 55,787,554 shares of common stock entitled to vote at the Special Meeting. The shares of common stock are the only outstanding voting securities of the Company.

A list of stockholders entitled to vote at the meeting will be available for examination for 10 days before the Special Meeting at our corporate offices.

How do I vote?

There are two ways you can vote:

(1)           Sign and date each proxy card you receive and return it in the prepaid envelope; OR

(2)
Vote in person at the Special Meeting. If your shares are held of record by a broker, bank or other nominee and you wish to vote your shares at the Special Meeting, you must contact your broker, bank or other nominee to obtain the proper documentation and bring it with you to the Special Meeting.

How can I change my vote?

Registered stockholders can revoke their proxy at any time before it is voted at the Special Meeting by either:

●	Submitting another timely, later-dated proxy;

●	Delivering timely written notice of revocation to the Secretary, at 324 South 400 West, Suite 225, Salt Lake City, Utah 84101; OR

●	Attending the Special Meeting and voting in person.

If your shares are held in the name of a bank, broker or other nominee, you must obtain a proxy, executed in your favor, from the holder of record (that is, your bank, broker or nominee) to be able to change your vote at the Special Meeting.

What are the quorum requirements for the Special Meeting?

In order to hold the Special Meeting and transact business, a majority of the outstanding shares of our common stock entitled to vote must be present in person at the Special Meeting or represented by proxy.

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If you hold shares in “street name” through a broker or other nominee, your broker or nominee will not be permitted to exercise voting discretion with respect to any of the proposals. Under the rules of the New York Stock Exchange (“NYSE”), brokers who hold shares in street name for customers do not have the authority to vote on certain items when they have not received instructions from beneficial owners (“broker non-votes”). Abstentions and broker non-votes are counted for purposes of determining a quorum. Abstentions are counted in the tabulation of votes cast and have the same effect as voting against a proposal. Broker non-votes are not considered as having voted for purposes of determining the outcome of a vote.

Who represents my proxy at the meeting?

If you do not vote in person at the Special Meeting, but have submitted your proxy by signing and returning your proxy card, you have authorized certain members of the Company’s senior management designated by the Board and named on your proxy card to represent you and to vote your shares as instructed.

How many votes am I entitled to cast?

You are entitled to cast one vote for each share of common stock you own on the record date.

How many votes are required to approve matters to be presented?

Approval of Proposal 1 requires the affirmative vote by holders of a majority of our outstanding common stock. Approval of Proposals 2 and 3 requires an affirmative vote by a majority of the votes cast at the meeting, in person or by proxy. All shares represented at the meeting by properly executed proxies will be voted as specified and will be voted FOR Proposals 1, 2 and 3 if no specification is made. However, if your shares are held in street name and you do not provide voting instructions, they will be treated as broker non-votes and will not be counted for purposes of determining the outcome of a proposal.  Broker non-votes will have the effect of a vote against Proposal 1, and will not impact Proposals 2 or 3.

Will my shares be voted if I do not provide instructions to my broker?

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker is only permitted to vote on items that are considered discretionary.  As a result, the broker is not permitted to vote with respect to the proposals presented in this Proxy Statement because those proposals are “non-discretionary” items.

What if I return a proxy card but do not provide specific voting instructions for the proposal?

All shares for which a proxy has been properly submitted and not revoked will be voted at the Special Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.

How will proxies be voted on other items or matters that properly come before the meeting?

If any other items or matters properly come before the meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

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Is the Company aware of any other item of business that will be presented at the meeting?

The Board does not intend to present, and does not have any reason to believe that others will present, any item of business at the Special Meeting other than those specifically set forth in the Notice of Special Meeting of Stockholders. However, if other matters are properly brought before the Special Meeting, the persons named on the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

Where do I find the voting results of the meeting?

We will report the voting results in a Current Report on Form 8-K within four business days after the Special Meeting.

Who bears the costs of soliciting these proxies?

We have hired Innisfree M&A Incorporated to assist us in soliciting proxies in connection with the Special Meeting. We will pay Innisfree fees, which will include a $15,000 base fee and a $5.50 per call fee. We will also reimburse or advance funds to Innisfree for costs and expenses incurred by Innisfree for such services.  In addition, our directors, officers, and employees may solicit proxies by telephone, e-mail, and in person, without additional compensation.  Upon request, we will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders.  All costs and expenses of any solicitation, including the cost of preparing this Proxy Statement and posting it on the Internet and mailing the proxy materials, will be borne by the Company.

Do I have dissenters’ rights for any matters being presented at the meeting?

No dissenters’ rights are available to any stockholder who dissents from any of the proposals set forth in the Proxy Statement under the Nevada Revised Statutes or under our current Articles of Incorporation or Bylaws.

11

PROPOSAL 1 –
ASSET SALE

The Parties

The Company (BMB Munai, Inc.)

Our business activities focus on oil and natural gas exploration and production in Kazakhstan. We conduct our business through our wholly-owned subsidiary, Emir.  Our common stock is listed on the NYSE Amex under the symbol “KAZ”.  Our headquarters are located at 202 Dostyk Ave., 4th Floor, Almaty, Kazakhstan 050051.

Emir (Emir Oil LLP)

Emir holds an exploration contract that allows us to conduct exploratory drilling and oil production in the Mangistau Province in the southwestern region of Kazakhstan.  Since the date of execution of the original exploration contract, we have successfully negotiated several amendments to the contract that have extended the term of our exploration contract through January 2013 and have extended the territory of the contract area to approximately 850 square kilometers, which is comprised of the “ADE Block,” the “Southeast Block” and the “Northwest Block.”  Emir’s headquarters are located at Building Neftebaza, Daulet Village, Aktau 130000, Mangystau Region, Kazakhstan.

The Parent (MIE Holdings Corporation)

The Parent, a HKSE listed company (SEHK: 1555), is an independent upstream oil company operating onshore in the People’s Republic of China.  The Parent operates the Daan, Moliqing and Miao 3 oilfields in the Songliao Basin under three separate production sharing contracts with PetroChina.  In addition, the Parent pursues other development and production opportunities in China, and exploration, development and production opportunities internationally, both independently and in partnership with other major and independent oil companies.  The Parent’s corporate headquarters are located at Block C, Grand Place, 5 Hui Zhong Road, Chaoyang District, Beijing 10010 China.

The Buyer (Palaeontol B.V.)

The Buyer was formed by the Parent for the purpose of effectuating the transactions contemplated by the Purchase Agreement.  As of the date of this Proxy Statement, the Buyer has not conducted any business activities other than those incidental to the transactions contemplated by the Purchase Agreement.  The Buyer’s corporate headquarters are located at Block C, Grand Place, 5 Hui Zhong Road, Chaoyang District, Beijing10010 China.

Background and Prior Financing Efforts

Our management team has made periodic efforts to identify potential strategic alternatives, including the sale of our Company or its assets, joint ventures with strategic partners, equity or debt financing and the restructuring of our Senior Notes. With respect to the restructuring of the Senior Notes in the past, we engaged the services of Sequoia Investment Management (“Sequoia”) in November 2009 to advise the Board regarding financing alternatives to the Senior Notes and negotiate the restructuring of those notes.  Only one option resulted from the Sequoia engagement and that option involved financing from a bank that demanded expensive upfront fees, exclusive rights to arrange future funding for the Company and a loan size that would not, in management’s view, be sufficient to support the Company’s immediate needs under the exploration contract.

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Our management then negotiated a restructuring with the Noteholders directly.  The results of those negotiations, and amendments and supplements to the Senior Notes and the related indenture, are described in detail under Proposal 2.  Without such restructuring, we would have had insufficient liquidity to redeem those notes on a timely basis and the waiver by the Noteholders of our current defaults under those notes and related indenture would have expired, giving the Noteholders the right to pursue various courses of action that could result in the inability of the Company to continue as a going concern.

In 2009, we began investigating the possibility of attracting a strategic partner or partners to share the cost of exploration and refinancing of the Senior Notes and in 2010, we engaged in discussions with a Russian investment banking firm regarding possible equity financings.  These efforts did not result in strategic partnerships or equity financing proposals on adequate terms.

We have also periodically engaged in discussions with larger oil companies regarding potential sales of our assets.  We have allowed several serious parties to engage in due diligence of our oil fields. None of these inquiries progressed to financially attractive offers.

On April 21, 2010, we engaged UBS to act as financial adviser for us with a view to selling the Company.  Our engagement of UBS also provided for a fairness opinion to be rendered to us by UBS regarding the fairness of the consideration to be received by the Company in the event of such a sale.  In a presentation to the Board on July 5, 2010, representatives of UBS reported that they had contacted approximately 20 companies, including oil and gas companies and financial buyers.  Virtual data room access was provided to five companies who signed confidentiality agreements with us and went through a detailed due diligence process.  No offers resulted from this process and UBS did not engage in further sales efforts after July 2010.

We continued to search for potential acquirers outside of those introduced by UBS.

Between July 2010 and January 2011, we received non-binding, indicative offers from three companies and informal guidance on possible pricing from another.  One of the three companies that made an indicative offer was a company originally introduced to us through the UBS sales process described above.  Given the low offering bids and other conditions to these offers, our management did not regard these offers as likely to result in an appropriate return to stockholders.

We were introduced to the Parent in October 2010 by the Grata Law Firm, our Kazakhstan legal counsel (“Grata”).  We engaged in informal discussions with the Parent and received a non-binding letter of intent from the Parent on January 20, 2011.

Independent Oversight Committee

On January 26, 2011, the Board met to consider the letter of intent to purchase Emir and an exclusivity agreement received from the Parent.  The Board reviewed the proposal generally and discussed the background activities between management and the Parent leading up to the proposal, advisory and finders fees and other fees that would be payable as a result of the proposed transaction, and the exploration by management of alternatives to the proposed transaction.  The Board discussed relevant facts and circumstances relating to potential conflicts of interest among the directors and officers of the Company.  In light of the potential conflicts of interest, the Board formed the Committee to consider the proposed transaction and make a recommendation to the Board regarding whether the Company should negotiate and consummate such a transaction.  The Committee was comprised of Jason Kerr, chairman of the Committee, Troy Nilson and Leonard Stillman. The Committee then reviewed, considered and approved of the exclusivity letter with the Parent.

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Sale Negotiations

Throughout January and the first half of February 2011, the Parent engaged in extensive due diligence regarding the acquisition of Emir.  The Parent submitted a draft of the Purchase Agreement on January 28, 2011.  The parties, with their respective legal and financial advisers, engaged in a series of negotiating sessions regarding the terms of the Purchase Agreement.

On February 3, 2011, the Committee met to review, among other things:

●	likely return to stockholders in connection with the Sale after payment of the Senior Notes and other liabilities;
●	the engagement of UBS to render a fairness opinion to the Committee with respect to the consideration to be received in connection with the Sale;
●	the recent sales efforts by the Company and alternatives to the proposed Sale;
●	the fees and costs associated with the consummation of the proposed Sale;
●	the status of negotiations with the Noteholders and other liabilities of the Company;
●	impact of the Sale on ongoing litigation matters; and
●	specific terms of the Purchase Agreement.

The parties continued their negotiations of the Purchase Agreement.

The Committee met again on February 7, 2011 to discuss progress made regarding the Purchase Agreement negotiations.  The Committee requested that members of management respond to the Committee’s questions concerning all alternatives to the Sale considered and pursued by management, the Company’s liabilities and obligations, and matters relating to the Company’s ongoing operations and likelihood of being able to achieve commercial production within the time allowed under the exploration contract.

The Committee met again on February 13, 2011.  At this meeting, representatives of UBS reviewed prior sales efforts UBS had undertaken on behalf of the Company and the valuation methodologies and processes UBS performed in making its determination that the consideration to be received by the Company pursuant to the Purchase Agreement is fair, from a financial point of view, to the Company.  The analysis and conclusions of UBS are described in detail under “Opinion of UBS” below.  Following the UBS presentation, the Committee reviewed, among other things, the progress of negotiations of the Purchase Agreement terms, ranges for the first and second distributions to stockholders, the status of negotiations with the Noteholders, and the remaining open matters relating to the Sale.

Subsequent to the Committee meeting, on February 13, 2011, the full Board met to consider the Sale.  The members of the Committee made their recommendation to the Board that the Company enter into the Purchase Agreement and consummate the Sale, and based on that recommendation, the Board approved of the Sale pursuant to the terms of the Purchase Agreement.

On February 14, 2011, we concluded negotiations and executed the Purchase Agreement with the Parent and the Buyer.

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Reasons for the Sale; Recommendations of the Committee

The Committee and our Board each believe that the Sale is advisable and fair to and in the best interests of our stockholders and creditors.  In reaching this conclusion, the Committee and the Board considered a number of factors, including the approaching expiration of our exploration contract and the anticipated cost and potential lack of sufficient capital to continue exploration and work program activities in order to successfully transition from exploration to commercial production within the time remaining under the exploration contract.

Through Emir, we hold an exploration contract that allows us to conduct exploratory drilling and oil production within our Contract Area in the Mangistau Province in the southwestern region of Kazakhstan.  Under the statutory scheme in Kazakhstan, prospective oil fields are developed in two stages. The first stage is the exploration stage.  During this stage the primary focus is on the search for commercial discoveries, i.e., discoveries of sufficient quantities of oil and gas to make it commercially feasible to pursue execution of, or transition to, the second stage, which is a commercial production contract with the government.

The term of our exploration contract expires in January 2013.  We must transition any fields we wish to retain to commercial production by January 2013.  Any fields not transitioned to commercial production by that time will be subject to forfeiture to Kazakhstan.  To transition to commercial production, we must establish the existence of commercially producible reserves in each field we intend to transition.  To do so, we must drill and test a sufficient number of wells in each field to establish the existence of commercially producible reserves.  We have identified ten structures (potential fields) within our Contract Area.  We have conducted sufficient drilling and testing to establish the existence of four fields.  Given our current financial condition and outlook, we do not anticipate having the funds available to engage in exploratory drilling in any of the remaining six fields prior to January 2013.

In addition, at the time a field is transitioned to commercial production, a commercial production bonus is paid to Kazakhstan.  We anticipate we will be required to pay a commercial production bonus of at least $10 million to transition our four established fields to commercial production. Given current production rates and decline curves, anticipated revenue from production and anticipated expenses, we are uncertain whether we will have adequate funds to pay the commercial production bonus at the time we apply for commercial production rights on our four established fields.

In connection with the application for commercial production, we will be required to submit to the MOG a field development plan prepared by a third-party design institute.  Among other things, the development plan establishes a drilling plan to maximize commercial production.  We must commit to fulfill the development plan before a commercial production license will be granted.  The failure to satisfy the development plan could result in the loss of the commercial production license and forfeiture of the fields to Kazakhstan.  Given our current financial condition, lack of available additional funding and anticipated future revenue from production, we do not expect to have adequate funding to satisfy a field development plan on our existing fields.

In addition to working to earn revenue through operations, we have attempted to control costs.  During fiscal 2010 we focused our efforts on reducing current accounts payable, conducting field operations focused on maximizing production and field delineation and investigating the Northwest Block.  In fiscal 2011 we have continued our efforts to develop our business and to increase oil and gas production.  Because of our limited funds available for drilling activities during fiscal 2011, we have attempted to increase production through drilling directional sidetracks at existing wells, which is less expensive than drilling new vertical wells.

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Despite our efforts to increase revenue, control costs and explore financing arrangements, we do not believe we will have sufficient funds to meet our obligations under our exploration contract or under the Senior Notes without a significant infusion of capital.  If we do not complete the Sale, we anticipate we will lack sufficient funds to retire the restructured Senior Notes when they become due. If we fail to attain commercial production rights, there is substantial doubt that we would be able to continue as a going concern and we would likely be required to consider other liquidation alternatives, including a liquidation of our business under bankruptcy protection, because we will not have sufficient cash to repay the Senior Notes or continue our operations.

The Committee and our Board also considered, without limitation, the following:

●	repayment and other obligations under the Senior Notes;
●	the rigorous previous sales efforts and exploration of alternatives undertaken by management;
●	multi-zone complicated reservoir structures throughout the area covered by our exploration contract;
●	ROK imposed export duties on oil production;
●	our liquidity, cash position and revenues;
●	the overall terms of the Sale, including the consideration we would receive;
●	our ability to consider a Superior Proposal under the terms of the Purchase Agreement;
●	likelihood of consummation of the Sale;
●	the possible termination fees;
●	our indemnification obligations;
●	our prospects for survival on a stand-alone basis in the near future;
●	likely impact of the Sale on our employees, vendors and customers;
●
    a comparison of the terms of the proposed transaction with other recent acquisitions of companies in similar financial circumstances to us, the review and evaluation of other information concerning the valuation of companies in our industry and other analyses and advice provided by UBS;

●	the opinion of UBS that the consideration to be received by us in the Sale is fair to us from a financial point of view;
●	the fact that certain liabilities would remain with the Company following the Sale; and
●
    the fact that some of our officers and directors have interests in the Sale described under “Interests of our Directors, Executive Officers and Affiliates in the
    Sale” that are in addition to and different from their interests as our stockholders.

The discussion of the information and factors considered by the Committee is not exhaustive. In view of the wide variety of factors considered by the Committee in connection with its evaluation of the Sale and the complexity of these matters, the Committee did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. The Committee evaluated the factors described above, including asking questions of our management and legal and financial advisors.

Interests of Directors, Executive Officers and Affiliates in the Sale

General.  As of March 15, 2011, the directors, executive officers and affiliates of the Company had, or were deemed to have had, beneficial ownership of, in the aggregate, approximately 24% of our outstanding common stock. Additionally, the Company’s directors and executive officers have interests in the Sale that are different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. Our Board was aware that these interests existed when it approved the Sale and the other transactions described herein.

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Related Party Waivers.  In connection with the Sale, Messrs. Toleush Tolmakov and Boris Cherdabayev agreed to contribute into escrow at closing (to form part of the $36 million in escrow funds described above) the entirety of the cash distributions they would otherwise be entitled to receive from us in the initial stockholder distribution in respect of their shares of Company common stock.  Mr. Tolmakov is the record or beneficial holder of 6,251,960 shares of common stock and is an executive officer of the Company.  Mr. Cherdabayev is the record and beneficial holder of 6,248,727 shares of common stock and is the Chairman of our Board. The result is that these two stockholders have agreed to put at risk the entire value of their common stock for our indemnification purposes, deferring until the anticipated second stockholder distribution, if any, their portion of the initial stockholder distribution.  By doing so, we will be able to pay to our other stockholders at the initial distribution the amount of cash that otherwise would have been paid to Messrs. Tolmakov and Cherdabayev at such time.

Cherdabayev Consulting Agreement.  The Sale constitutes an extraordinary event under the consulting agreement dated December 31, 2009 between the Company and Mr. Cherdabayev. Mr. Cherdabayev agreed, however, to an amendment to his consulting agreement with us that will defer until the escrow fund is released a $5 million extraordinary event payment that would otherwise have been payable to him upon our entering into the Purchase Agreement.  In connection with the amendment to the consulting agreement, it was also agreed that the extraordinary event payment amount would be limited to the amount remaining in escrow if less than $5 million, with the possibility of it being reduced to zero if the escrow account is depleted entirely prior to the anticipated second stockholder distribution date. Payment of this liability to Mr. Cherdabayev will be made, if at all, before any escrow funds are distributed to our stockholders, as would have been the case had he not agreed to the amendment.  Like the contributions of the initial cash distributions that would have otherwise been received by Messrs. Tolmakov and Cherdabayev discussed above, the deferral of the extraordinary event payment will have the effect of accelerating $5 million of the Sale proceeds to our other stockholders that would have otherwise been required to fund the escrow holdback.

Upon release of the escrow funds (after payment to Mr. Cherdabayev of any amounts due to him at that time under his amended consulting agreement in respect of the extraordinary event payment), if any, Messrs. Tolmakov and Cherdabayev will receive prior to any distributions to the other stockholders the initial distributions that they contributed into escrow, to the extent remaining, with the balance of any remaining escrow and other available funds to be distributed thereafter to all of our stockholders, including Messrs. Tolmakov and Cherdabayev, pro rata in accordance with their shares of common stock.  Due to the deferral of the extraordinary event payment and contribution of initial distributions to the escrow account, as discussed above, the remaining stockholders will receive a larger initial distribution than they would otherwise receive and the risk associated with the escrowed funds will disproportionately fall on Messrs. Tolmakov and Cherdabayev.

Termination Payments.  The Sale constitutes an extraordinary event under our employment agreements with various executives of the Company, resulting in a termination of such agreements. As a result of such termination due to the occurrence of the extraordinary event, the Company must make severance payments in the following amounts to each of the following employees: Gamal Kulumbetov (Chief Executive Officer), $385,722, Askar Tashtitov (President), $3,000,000, Evgeny Ler (Chief Financial Officer), $363,118, and Anuarbek Baimoldin (Chief Operating Officer), $363,118.  In addition to payments to these executive officers and Mr. Cherdabayev described above, we are required to make extraordinary event payments to other employees and consultants in the aggregate amount of $3,774,690.

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Tolmakov Lease Agreements.  Toleush Tolmakov, our Vice President of Production and a holder of more than 10% of our outstanding common stock, and certain of his affiliates, are currently lessors under certain lease agreements with Emir. These lease agreements cover office space, oil storage facilities, fuel tanks, warehouses and fuel trucks, all of which are critical to Emir’s business. In connection with the Sale and pursuant to the Purchase Agreement, Mr. Tolmakov is required to negotiate certain amendments to such lease agreements (the substance of such amendments as set forth in the Purchase Agreement) and agree to the transfer of the lease agreements from Emir to the Buyer. As a result, Mr. Tolmakov will financially benefit from the ongoing lease payments made by the Buyer under these lease agreements.  In addition, Mr. Tolmakov may also financially benefit in the event that the Buyer, in the course of such negotiations, agrees to a term under any such lease agreement that may be deemed more favorable to Mr. Tolmakov than the current terms of such lease agreement with Emir.

Internal Financial Forecasts

        We do not as a matter of course make public forecasts as to financial performance beyond the current fiscal year, and we avoid making forecasts for any long-term periods due to the unpredictability of the underlying assumptions and estimates. In connection with the activities of the Committee, the Company’s management provided to the Committee and UBS certain non-public, internal financial forecasts regarding future operations for the years 2011 through 2028. Below is a summary of these forecasts in order to provide stockholders with access to this non-public information.

        These internal financial forecasts were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or GAAP. In addition, these internal forecasts were not prepared with the assistance of, or reviewed, compiled or examined by, any independent auditor. The summary of these internal financial forecasts is provided because these internal financial forecasts were provided by our management to UBS.

        These internal financial forecasts were based on a number of variables and assumptions (including but not limited to those related to general business, economic, market and financial conditions) that are inherently subjective and uncertain and are beyond our control. Important factors that may affect actual results and cause internal financial forecasts not to be achieved include but are not limited to risks and uncertainties as set forth in this Proxy Statement, in the Annual Report on Form 10-K for the year ended March 31, 2010 and in the Quarterly Report on Form 10-Q for the quarter ended December 31, 2010, which reports accompany this Proxy Statement. These internal financial forecasts were prepared assuming that we will continue as a going concern and also reflect assumptions as to certain business decisions that are subject to change. Actual results may differ materially from those contained in these internal financial forecasts. There can be no assurance that the forecasted results summarized below would be realized.

        The inclusion of a summary of these internal financial forecasts in this Proxy Statement should not be regarded as an indication that we or our directors, officers, affiliates, advisors or representatives considered these internal financial forecasts to be predictive of actual future events, and these internal financial forecasts should not be relied upon as such. We and our directors, officers, affiliates, advisors and representatives cannot give you any assurance that actual results will not differ materially from these internal financial forecasts, and none of us undertakes any obligation to update or otherwise revise or reconcile these internal financial forecasts to reflect circumstances existing after the date these internal financial forecasts were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying these forecasts are shown to be in error. We do not intend to make publicly available any update or other revision to these internal financial forecasts.

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For purposes of the forecasts below and the description of the UBS fairness opinion that follows, the term “Management’s Projection of the Company’s Commercially Recoverable Oil” means management’s view that the Company could reasonably be expected to recover approximately 26 million barrels of oil equivalent in an economical manner and that such amounts would be exhausted after the year 2028.  It is important to note that members of management are not reserve engineers and they are not providing a reserve estimate or report.  Our management did not engage in the same process a reserve engineer would in order to estimate the reserves, proven or probable, that might be located within the area covered by our exploration contract.  This term reflects only management’s views regarding the Company’s commercially recoverable reserves in the multi-zone complicated reservoir structures within the area covered by our exploration contract.  Other companies, including the Buyer, may have different circumstances, resources and views regarding what is economically recoverable in this area and therefore Management’s Projection of the Company’s Commercially Recoverable Oil may be significantly less meaningful to such companies.

We urge all stockholders to review our most recent SEC filings for a description of our reported financial results.

Summary Financial Forecasts

(in $ millions unless otherwise noted)

	Total	2011(1)	2012	2013	2014	2015	2020	2025	2028
Sales	1,711	43.1	96.7	102.6	135.8	170.3	102.5	57.7	46.1
Transport costs	(298)	(7.5)	(17.0)	(18.3)	(24.7)	(31.2)	(17.2)	(9.7)	(7.8)
Mineral Excise Tax	(104)	(2.0)	(4.5)	(5.7)	(8.8)	(11.1)	(6.2)	(3.5)	(2.8)
Export duty	(84)	(2.5)	(5.5)	(5.8)	(7.6)	(9.4)	(4.7)	(2.4)	(1.8)
Rent export tax	(275)	(6.7)	(14.8)	(15.6)	(20.6)	(26.0)	(16.1)	(10.0)	(8.4)
Operating Expenses	(101)	(2.6)	(4.4)	(5.1)	(6.6)	(7.7)	(6.3)	(4.3)	(4.2)
General Administrative	(242)	(11.2)	(11.4)	(11.7)	(11.9)	(12.2)	(13.5)	(15.0)	(15.9)
Property tax	(37)	(3.3)	(3.2)	(3.1)	(3.2)	(3.1)	(1.2)	(1.4)	(1.4)
EBITDA	570	7.3	35.9	37.3	52.3	69.5	37.3	11.4	3.8
Corporate income tax & Excess Profit tax	(51)	–	–	(0.4)	(3.4)	(6.3)	(4.8)	(1.2)	(0.2)
Other Cash Flows	(14)	(4.1)	(1.0)	(1.8)	(1.0)	(1.0)	(1.0)	–	–
Capital Expenditures	(107)	(6.1)	(5.9)	(23.3)	(25.5)	(16.4)	(2.0)	(1.5)	(1.6)
Free cash flow	399	(2.9)	29.0	11.8	22.5	45.9	29.6	8.7	1.9
Production (mmboe)	25.7	0.7	1.7	1.8	2.4	2.9	1.4	0.7	0.5

(1)Based on the period from April 1, 2011 through December 31, 2011 only.

Opinion of UBS

On February 13, 2011, at a meeting of the Independent Oversight Committee of the Board held to evaluate the proposed Sale, UBS delivered to the Committee an oral opinion, which opinion was confirmed by delivery of a written opinion, dated February 13, 2011, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in its opinion, the $170 million consideration, referred to as the consideration, to be received in the Sale by the Company was fair, from a financial point of view, to the Company.

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The full text of UBS’ opinion describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS.  This opinion is attached as Appendix A and is incorporated into this proxy statement by reference.  Holders of Company common stock are encouraged to read UBS’ opinion carefully in its entirety.  UBS’ opinion was provided for the benefit of the Committee, in its capacity as such, in connection with, and for the purpose of, its evaluation of the consideration from a financial point of view and does not address any other aspect of the Sale.  The opinion does not address the relative merits of the Sale or any related transaction as compared to other business strategies or transactions that might be available with respect to the Company or the Company’s underlying business decision to effect the Sale or any related transaction.  The opinion does not constitute a recommendation to any stockholder as to how to vote or act with respect to the Sale or any related transaction.  The following summary of UBS’ opinion is qualified in its entirety by reference to the full text of UBS’ opinion.

In arriving at its opinion, UBS, among other things:

●	reviewed certain publicly available business and financial information relating to the Company and Emir;

●
reviewed certain internal financial information and other data relating to Emir’s business and financial prospects that were not publicly available, including financial forecasts (including Management’s Projection of the Company’s Commercially Recoverable Oil) prepared by the management of the Company and Emir that the Committee directed UBS to utilize for the purposes of its analysis;

●	reviewed estimates of proved and probable reserves of Emir as prepared by a third-party reserve engineer (the “Engineering Reserve Report”);

●
conducted discussions with members of the senior management of the Company and Emir concerning the business, reserves (including both the Engineering Reserve Report and Management’s Projection of the Company’s Commercially Recoverable Oil), production profiles, commodity prices, development programs, exploration programs and financial prospects of Emir;

●	reviewed publicly available financial and stock market data with respect to certain other companies UBS believed to be generally relevant;

●	compared the financial terms of the Sale with the publicly available financial terms of certain other transactions UBS believed to be generally relevant;

●	reviewed current and historical market prices of the Company’s common stock;

●	reviewed a draft of the Purchase Agreement; and

●	conducted such other financial studies, analyses and investigations, and considered such other information, as UBS deemed necessary or appropriate.

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In connection with its review, with the consent of the Committee, UBS assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by UBS for the purpose of its opinion.  In addition, with the consent of the Committee, UBS did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or Emir, and was not furnished with any such evaluation or appraisal; provided, however, that UBS was furnished with the Engineering Reserve Report and Management’s Projection of the Company’s Commercially Recoverable Oil.  With respect to the financial forecasts prepared by the management of the Company and Emir referred to above, UBS assumed, at the direction of the Committee, that such forecasts had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company and Emir as to the future financial performance of Emir.  UBS is not an oil and gas expert, and did not express any opinion with respect to the subject matter of the Engineering Reserve Report or Management’s Projection of the Company’s Commercially Recoverable Oil.  UBS’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to UBS as of, the date of its opinion.

At the request of the Company, UBS contacted third parties to solicit indications of interest in a possible transaction with the Company and held discussions with certain of these parties prior to the date of UBS’ opinion.  UBS expressed no opinion as to what the value of the Company’s common stock would be pursuant to the Sale or the prices at which the Company’s common stock would trade at any time.  In addition, at the direction of the Committee, UBS was not asked to, and it did not, offer any opinion as to the terms of the Purchase Agreement, including, without limitation, the termination fee, other than the consideration to the extent expressly specified in UBS’ opinion, or any related documents or the form of the Sale or any related transaction.  In addition, UBS expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Sale or any related transaction, or any class of such persons, relative to the consideration.  In rendering its opinion, UBS assumed, with the consent of the Committee, that (i) the final executed form of the Purchase Agreement would not differ in any material respect from the draft that UBS reviewed, (ii) the parties to the Purchase Agreement would comply with all material terms of the such agreement, and (iii) the Sale would be consummated in accordance with the terms of the Purchase Agreement without any adverse waiver or amendment of any material term or condition of the such agreement.  UBS also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Sale would be obtained without any material adverse effect on the Company or the Sale.  Except as described above, the Company imposed no other instructions or limitations on UBS with respect to the investigations made or the procedures followed by UBS in rendering its opinion.  The issuance of UBS’ opinion was approved by an authorized committee of UBS.

In connection with rendering its opinion to the Committee, UBS performed a variety of financial and comparative analyses which are summarized below.  The following summary is not a complete description of all analyses performed and factors considered by UBS in connection with its opinion.  The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description.  With respect to the selected companies analysis and the selected transactions analysis summarized below, no company or transaction used as a comparison was identical to Emir or the Sale.  These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

UBS believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying UBS’ analyses and opinion.  UBS did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.

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The forecasts of the future performance of Emir provided by the Company and Emir in or underlying UBS’ analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those forecasts.  In performing its analyses, UBS considered industry performance, general business and economic conditions and other matters, many of which were beyond the control of the Company and Emir.  Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold or acquired.

The consideration was determined through negotiation between the Company and Buyer, in which UBS did not participate, and the decision by the Company to enter into the Sale was solely that of the Company.  UBS’ opinion and financial analyses were only one of many factors considered by the Committee in its evaluation of the Sale and should not be viewed as determinative of the views of the Committee or management with respect to the Sale or the consideration.

The following is a brief summary of the material financial analyses performed by UBS and reviewed with the Committee on February 13, 2011 in connection with its opinion relating to the proposed Sale.  The financial analyses summarized below include information presented in tabular format.  In order for UBS’ financial analyses to be fully understood, the tables must be read together with the text of each summary.  The tables alone do not constitute a complete description of the financial analyses.  Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of UBS’ financial analyses.

As noted previously, UBS relied, at the direction of the Committee, on Management’s Projection of the Company’s Commercially Recoverable Oil, rather than on the Engineering Reserve Report, in arriving at its opinion.  UBS did, however, review and include in the Selected Companies and Selected Transactions analyses described below information relating to both Management’s Projection of the Company’s Commercially Recoverable Oil and reserve data from the Engineering Reserve Report.  UBS assumed, at the direction of the Committee, that the forecasts prepared by the management of the Company and Emir, including Management’s Projection of the Company’s Commercially Recoverable Oil, had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company and Emir as to the future financial performance of Emir.

Company Financial Analyses

Selected Companies Analysis.  UBS compared selected financial data of Emir with corresponding data of the following five publicly traded Kazakhstan and central Asian oil and gas exploration and production companies (the “Kazakhstan and Central Asia E&P Companies”):

●Kazmunaigas Exploration and Production Co.
●Dragon Oil plc
●Zhaikmunai LP
●Tethys Petroleum Limited
●Max Petroleum plc

In addition, UBS compared selected financial data of Emir with corresponding data of the following five publicly traded oil and gas exploration and production companies with enterprise values less than US $1 billion having substantially all operations in republics of the former Soviet Union, excluding Kazakhstan (the “Former Soviet Union focused E&P Companies”):

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●Exillon Energy plc
●Petroneft Resources plc
●Regal Petroleum plc
●Volga Gas plc
●Urals Energy Public Company Limited

UBS reviewed, among other things, the enterprise values of the selected companies, calculated as equity market value based on closing stock prices on February 11, 2011, plus debt at book value, preferred stock at liquidation value and minority interests at book value, less cash and cash equivalents, as multiples of, to the extent publicly available, (i) daily production measured in barrels of oil equivalents per day, or boed, and (ii) proved plus probable oil reserves (“2P reserves”) measured in barrels of oil equivalents, or boe.  UBS then compared these multiples derived for the selected companies with corresponding multiples implied for Emir based on the consideration.  Financial data for the selected companies were based on public filings and other publicly available information.  Estimated reserve data for Emir were based on both Management’s Projection of the Company’s Commercially Recoverable Oil and the Engineering Reserve Report referred to above.  This analysis indicated the following implied high, median, mean and low multiples for the selected companies, as compared to corresponding multiples implied for Emir:

	Enterprise Value/ Production (US$000/BOED)	Enterprise Value/ 2P Reserves (US$/BOE)
Kazakhstan and Central Asia E&P Companies
High	202.7x	5.2x
Median	100.8x	3.7x
Mean	108.5x	4.2x
Low	29.5x	3.5x

Former Soviet Union focused E&P Companies
High	150.9x	5.9x
Median	103.2x	3.3x
Mean	95.1x	3.4x
Low	48.1x	0.8x

Emir at consideration (Management’s Projection of the Company’s Commercially Recoverable Oil)	58.6x	6.6x
Emir at consideration (Engineering Reserve Report)	58.6x	1.8x

Selected Transactions Analysis.  UBS reviewed transaction values in the following seven selected transactions involving Kazakhstan oil and gas exploration and production assets:

Announcement Date	Acquiror	Target Assets
●July 2010	●KMG EP	●50% stake in Kazakhoil Aktobe
●May 2010	●KMG EP	●100% in West Novobogatinskoe field
●December 2009	●Korea National Oil Corporation	●100% in Sumbe (Arystan and Kulzhan fields)
●November 2009	●KazStroyService Limited	●27% stake in Chinarevoskoye field
●April 2009	●China National Petroleum Corporation; KMG EP	●100% in MangistauMunaiGas

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Announcement Date	Acquiror	Target Assets
January 2009	●Rosco S.A., Vitol Group	●Operations in Kazakhstan, Russia and Azerbaijan
January 2008	●JSC NC KazMunaiGas	●Stakes in Kashagan project

UBS reviewed, among other things, transaction values in the selected transactions, calculated as the purchase price paid for the equity of the target company, or for the target assets, as applicable, plus assumed debt at book value less cash and cash equivalents, as multiples of, to the extent publicly available, (i) daily production measured in boed, and (ii) 2P reserves measured in boe.  UBS then compared these multiples derived for the selected transactions with corresponding multiples implied for Emir based on the consideration.  Multiples for the selected transactions were based on publicly available information at the time of announcement of the relevant transaction.  Estimated reserve data for Emir were based on both Management’s Projection of the Company’s Commercially Recoverable Oil and the Engineering Reserve Report referred to above.  This analysis indicated the following implied high, median, mean and low multiples for the selected transactions, as compared to corresponding multiples implied for Emir:

	Enterprise Value/ Production (US$000/BOED)	Enterprise Value/ 2P Reserves (US$/BOE)
Selected Transactions
High	157.1x	5.6x
Median	29.0x	2.7x
Mean	55.8x	3.3x
Low	18.6x	2.3x

Emir at consideration (Management’s Projection of the Company’s Commercially Recoverable Oil)	58.6x	6.6x
Emir at consideration (Engineering Reserve Report)	58.6x	1.8x

Discounted Cash Flow Analysis.  UBS performed a discounted cash flow analysis of Emir using financial forecasts relating to Emir prepared by the management of the Company and Emir, including Management’s Projection of the Company’s Commercially Recoverable Oil.  UBS did not perform a discounted cash flow analysis using the Engineering Reserve Report.  UBS calculated a range of implied present values (as of April 1, 2011) of the standalone unlevered, after-tax free cash flows that Emir was forecasted to generate from April 1, 2011 until December 31, 2028.  Management’s Projection of the Company’s Commercially Recoverable Oil that the Committee directed UBS to utilize for purposes of its analysis contemplated a shutdown of production subsequent to 2028 because no commercially recoverable reserves were forecasted to remain.  Present values of cash flows were calculated using discount rates ranging from 13% to 21%.  The discounted cash flow analysis resulted in a range of implied present values of Emir of approximately $124 million to $181 million.

Miscellaneous.  Under the terms of UBS’ engagement, the Company agreed to pay UBS for its financial advisory services in connection with the Sale an aggregate fee of $2,000,000, a portion of which was payable in connection with UBS’ opinion and a portion of which is contingent upon consummation of the Sale.  In addition, the Company agreed to reimburse UBS for its reasonable expenses, including fees, disbursements and other charges of counsel, and to indemnify UBS and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement.  In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of the Company and Buyer and, accordingly, may at any time hold a long or short position in such securities.  The Company selected UBS as its financial advisor in connection with the Sale because UBS is an internationally recognized investment banking firm with substantial experience in similar transactions.  UBS is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

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Certain Fees and Expenses

Following are fees and expenses anticipated to be incurred by the Company in connection with the Sale:

Grata Fee*	US$ 2,950,000
UBS Success Fee	US$ 1,000,000
UBS Fairness Opinion	US$ 1,000,000
Legal Fees & Opinions	US$ 1,000,000
Independent Reserve Report	US$ 75,000
Audit & Accounting	US$ 225,000

Total	US$ 6,250,000

*This fee relates to the payment to Grata for their: (a) introduction of the Parent to us as a potential buyer; and (b) rendering legal opinions on our behalf regarding certain Kazakhstan legal matters.

Material Terms of the Purchase Agreement

Consideration.  The purchase price under the Purchase Agreement is $170 million.  Of that amount, $36 million will be subject to a twelve-month escrow for indemnification purposes.  Both at the closing date and 90 thereafter the purchase price will be adjusted to reconcile specified changes to Emir’s balance sheet occurring between December 31, 2010 and the closing date. Such adjustments will decrease the purchase price by the sum of (without duplication) the following amounts, to the extent that they have increased from the December 31, 2010 balance sheet through the closing date: (a) any cash payments made by Emir to the Company or its affiliates; (b) any liabilities incurred by Emir outside of the ordinary course of business; (c) any indebtedness of Emir; (d) any off-balance liabilities incurred by Emir; and (e) any expenses of Emir incurred in connection with the Sale.  Any unresolved disputes regarding the purchase price adjustment will be resolved by an Independent Expert, at the expense of both the Company and the Buyer, apportioned to reflect the amount of the disputed adjustment determined in favor of the opposite party.

Closing.  The closing will take place on the second business day following the satisfaction or waiver of the closing conditions described below, or at such other date and time as agreed by the parties.  We anticipate the closing will occur in the third calendar quarter.

Representations and Warranties.  The Company and Emir have made representations and warranties in the Purchase Agreement customary for a transaction of this nature, including without limitation, with respect to:

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●	Our organization, valid existence and good standing, and that of Emir;
●	Our authority and Emir’s authority to enter into and consummate the Purchase Agreement;
●	Title to our interests in Emir;
●
    The lack of a violation of our and Emir’s charter documents, certain contracts or any law as a result of entering into the Purchase Agreement and the consummation of the transactions contemplated by the Purchase Agreement;

●	Requirements to seek consent to the Purchase Agreement, and the same requirements of Emir;
●	Outstanding or threatened litigation;
●	Engagement of brokers, financial advisors or other advisors;
●	Required filings with the SEC;
●	Stockholder approval requirements;
●	Board approval of the Purchase Agreement and Sale;
●	Receipt of a fairness opinion from UBS;
●	Capitalization of Emir;
●	Emir having no subsidiaries;
●	Emir’s financial information;
●	Emir’s rights under and compliance with each petroleum contract;
●	Emir’s ownership of certain equipment;
●	Emir’s rights to production with respect to all wells drilled under the petroleum contracts;
●	Emir’s not engaging in hedging transactions with respect to the petroleum contracts;
●	Undisclosed financial commitments of Emir;
●	Emir’s obligations to indemnify or guarantee another person’s indebtedness;
●	Material contracts of Emir;
●	Emir’s title to its assets;
●	Emir’s real property interests;
●	Intellectual property of Emir;
●	Outstanding or threatened litigation with respect to Emir;
●	Emir’s compliance with all applicable laws and permits;
●	Environmental matters;
●	Employee matters;
●	Benefit plans;
●	Sufficiency of Emir’s assets to conduct its business;
●	Transactions with affiliates;
●	Emir’s insurance coverage;
●	Tax matters;
●	Absence of certain changes or events with respect to Emir since December 31, 2010;
●	Foreign Corrupt Practices Act;
●	Money laundering;
●	Office of Foreign Assets Control and European Union Sanctions Restrictions
●	Acquisition Proposals;
●	Emir’s bank accounts;
●	Emir’s indebtedness;
●	Emir’s agreements with Titan Oil and Shugyla-1; and
●	Material misstatements or omissions.

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The representations and warranties of the parties were made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Purchase Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Purchase Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Buyer has made representations and warranties to us regarding:

●	The Buyer has made representations and warranties to us regarding:The Buyer’s organization, valid existence and good standing;
●	The Buyer’s authority to enter into and consummate the Purchase Agreement;
●
The lack of a violation of the Buyer’s charter documents, certain contracts or any law as a result of entering into the Purchase Agreement and the consummation of the transactions contemplated by the Purchase Agreement;

●	Requirements to seek consent to the Purchase Agreement;
●	The Buyer stockholder approval requirements;
●	The Buyer’s investment intent; and
●	Engagement of brokers, financial advisors or other advisors.

Covenants. The Company has made various covenants in the Purchase Agreement, including, among other things, that it will:

●	Conduct its business in the ordinary course, consistent with past practice, and maintain and comply with its petroleum contracts and permits relating thereto;
●	Provide access to the properties, personnel, books and records, deeds, accounts, contracts and other information relating to Emir;
●	Take all commercially reasonable actions necessary to consummate the Sale;
●	Bear all transfer taxes and file all tax returns related thereto;
●	Bear all taxes imposed or payable by Emir for any pre-closing tax period or for any straddle period, to the extent that such taxes are allocable to Emir as provided in the Purchase Agreement;
●	Prepare and timely file all tax returns required to be filed by Emir prior to the closing date;
●	Terminate the employment of all “transferred employees”;
●	Terminate Emir’s “participating employer” status and cease any sponsorship or participation in any benefit plan;
●	Maintain in strict confidence all confidential or proprietary information relating to Emir or its business;
●	Terminate any contracts between or among Emir on one hand and the Company or its affiliates on the other hand;
●	Negotiate in good faith a form of transition services agreement to ensure a smooth transition of the ownership and operation of Emir from the Company to the Buyer;
●
Use best efforts to assist the Buyer to extend the land lease agreements or “Acts of Ownership” relating to the land on which Emir’s electricity lines, gas pipeline, oil pipeline, gas processing facilities and other equipment are located;

●	Prepare, and, subject to SEC approval, deliver this Proxy Statement to Company stockholders;
●	Duly call, convene and hold a meeting of Company stockholders for the purpose of seeking the approval of the matters contemplated in this Proxy Statement;
●	Cease and cause to be terminated any discussions or negotiations with third parties with respect to any Acquisition Proposal;
●	Prepare written notice to the Noteholders relating to the execution of the Purchase Agreement;

27

●
Use reasonable best efforts to cause Toleush Tolmakov and his affiliates to negotiate in good faith certain lease agreements with Emir with respect to office space, oil storage facilities, fuel tanks, warehouses and fuel trucks;

●	Ensure that this Proxy Statement and other filings required by the SEC shall comply as to form in all material respects with the applicable requirements of the Exchange Act;
●
Not, without the prior written consent of the Buyer, issue any press release or other public announcement concerning the transactions contemplated by the Purchase Agreement, except as required by law or the rules and regulations of the HKSE or any other securities exchange;

●	Not, without the prior written consent of the Buyer, solicit for employment any person who is a director, officer or senior manager of Emir, for a period of one year after the closing date;
●	Not, without the consent of the Buyer:
-	Make any material changes to its method of accounting or accounting practice;
-	Amend Emir’s governing documents, including its registered charter and foundation agreement;
-	Issue, sell, pledge, transfer, dispose of or encumber in any way Emir’s membership interests or other classes of securities;
-	Declare, set aside or pay any distribution;
-	Incur any liability to be reflected on a balance sheet prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), outside the ordinary course of business;
-	Incur any indebtedness, other than interest accrued on the Intercompany Notes;
-	Incur any liability outside the ordinary course of business not required to be reflected on a balance sheet prepared in accordance with GAAP;
-	Merge or consolidate with any business or acquire a material amount of assets from a person outside the ordinary course of business and inconsistent with past practice;
-	Make any loans, advances or capital contributions to, or any investments in any person;
-	Sell, lease, license or otherwise transfer any material assets other than in the ordinary course of business consistent with past practice;
-	Enter into any joint venture, partnership or similar arrangement;
-	Adopt a plan of liquidation, dissolution, merger, consolidation, recapitalization or other reorganization;
-	Settle any litigation or waive any claims of value of greater than $20,000, other than in the ordinary course of business consistent with past practice;
-	Enter, materially amend or terminate any material contract or any annual budget or work program under the petroleum contracts, other than to comply with applicable law;
-	Enter any agreement that will restrict the ability to sell or buy services from another person, engage in any line of business or compete with any person;
-	Permit any material assets to be subjected to any liens, other than permitted liens;
-	Materially increase any compensation or benefit of any employee or enter into or amend any employment or severance agreement with any employee, consultant or director;
-	Adopt any new benefit plan or amend or modify an existing benefit plan in any material respect;
-	Accelerate vesting of any compensation for the benefit of any employee, consultant or director;
-	Grant to any employee, consultant or director any right to receive any severance, change in control, retention, termination or similar compensation;
-	Hire, terminate, promote or change the position of any officer or senior manager of Emir;
-	Make or agree to make any payment to any officer, director, employee, or any family member thereof, any bonus or similar in connection with the Sale;

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-
Make any capital expenditure in excess of $1 million (prior to the approval of the approved budget) or make any commitment with respect to any capital expenditure not provided for in the approved budget (after the approval of the approved budget);

-	Adopt any material budget (other than the approved budget);
-	Make, change or revoke any tax election or make any compromise or settlement of a claim with respect to any taxes of Emir;
-	Change any annual tax accounting period, adopt or change any method of tax accounting or file any materially amended tax return;
-	Enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement relating to taxes;
-	Surrender any right to receive a tax return or consent to any extension or waiver of the statute of limitations period applicable to any tax claim or assessment;
-	Submit any materials, including technical schemes, work programs, reserve reports and financial obligations, to the MOG;
-	Terminate, materially amend or waive any rights under any petroleum contract or permit relating thereto;
-	Relinquish any portion of the contract areas owned by the Company or Emir;
-	Grant any preferential right to purchase, right of first opportunity or other transfer restriction with respect to any petroleum contract; and
-	Fail to carry out any material obligation under the annual budget or work program under any petroleum contract.

Conditions to Closing.  The transaction closing is subject to the satisfaction or waiver of a number of conditions, including among other things, the following:

●	Approval by the stockholders of the Company and of the Parent;
●	Approval of the Noteholders;
●	Resignation of Emir’s sole director;
●	Certification that the Buyer is the sole participant of Emir;
●	Consent of the MOG;
●	Waiver of the ROK’s priority right to purchase interests in the assets in accordance with Kazakhstan’s Subsoil Use Law;
●	Approval by the HKSE;
●	Satisfaction of Kazakhstan legal requirements with respect to the Company’s existing exploration contract in Kazakhstan;
●	Registration of the assignment of the Intercompany Notes with the National Bank of the Republic of Kazakhstan;
●	Emir’s entry into a duly registered production contract for production of petroleum at each of the Company’s Kariman, Dolinnoe and Askaz fields;
●	The Buyer’s receipt of a valid work permit from the Kazakhstan Ministry of Labor and Social Protection for the appointment of a new general manager of Emir;
●	There being no injunction or other order prohibiting the consummation of the Sale;
●	There being no pending proceedings challenging the Sale;
●	Our representations and warranties continuing to be true and correct as of the closing date;
●	Performance of or compliance with our covenants as of the closing date;
●	Receipt by the Buyer of all executed agreements, instruments and documents required under the Purchase Agreement;
●	No Material Adverse Effect occurring since the date of the Purchase Agreement;

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●	Our provision of financial and other information to Parent to enable Parent to satisfy its reporting obligations under the rules and regulations of the HKSE;
●	Emir’s waiver of its preemptive rights under applicable Kazakhstan Law;
●	Delivery of amended charter documents and the Act of Transfer documentation required to implement the transfer of interests under Kazakhstan Law;
●	Receipt by the Buyer of U.S. and Kazakhstan legal opinions;
●	Receipt by the Company and Emir of any required consents or waivers;
●	Receipt by the Buyer of documentary evidence of Emir’s ownership of certain assets;
●	Cancellation of the Barter Agreement; and
●	Satisfaction of other regulatory matters described in greater detail under “Regulatory Approvals” below.

Acquisition Proposals.  We have agreed to not solicit or facilitate prior to closing any alternative Acquisition Proposal (as defined in the Purchase Agreement), which is generally a transaction that if effected would result in the transfer of (a) 15% or more of the voting power of the Company or Emir, or (b) the assets of or interests in the Company or Emir representing 15% or more of the net revenues, net income or assets of the Company or Emir, as applicable.  We may, however, terminate the Purchase Agreement (subject to the termination conditions discussed below) and proceed with an alternative, unsolicited Acquisition Proposal if our Board determines in good faith, after consultation with its advisers, that the Alternative Proposal would reasonably likely lead to a Superior Proposal (as defined in the Purchase Agreement) and that the failure to take action with respect to such proposal would reasonably be expected to constitute a breach of the Board’s fiduciary duties.

Termination.  The Purchase Agreement may be terminated:

●	by mutual written consent of the parties;
●	by either the Buyer or the Company, if:
-	the closing has not occurred on or before August 15, 2011, or in the event that certain regulatory requirements remain outstanding, on or before the End Date;
-	any governmental authority issues a Governmental Order;
-	the Company’s stockholders’ approval is not obtained;
-	the Parent’s stockholders’ approval is not obtained;
●	by the Buyer if;
-	a Closing Condition Failure occurs;
-	a Proxy Solicitation Failure occurs;
-	the Company fails to solicit and obtain the Noteholder Approval;
●	by the Company if;
-	the Buyer breaches its representations or warranties or fails to perform covenants or agreements that would result in the failure to satisfy the closing conditions;
-	in the event of a Superior Proposal.

We will be required to pay a termination fee of $17 million and the Buyer’s expenses (not to exceed $3.5 million) if we terminate the Purchase Agreement due to a Superior Proposal.  We will be required to pay the termination fee (but not the Buyer’s expenses) if, while an Acquisition Proposal has been announced and not withdrawn, and within 12 months of such termination, we enter into an Alternative Acquisition Agreement (as defined in the Purchase Agreement), either party terminates due to the closing having not occurred by the applicable End Date or a Proxy Solicitation Failure, or the Buyer terminates due to a Closing Condition Failure.  We will be required to pay the Buyer’s expenses (but not the termination fee) if (a) either party terminates due to the failure to satisfy certain regulatory conditions that results in the closing not occurring by the End Date or a Governmental Order being issued; (b) the Buyer terminates because we fail to receive the Noteholder Approval, or (c) while an Acquisition Proposal has been announced and not withdrawn (but we do not enter into an Alternative Acquisition Agreement within 12 months of the termination), either party terminates because the closing has not occurred by the applicable End Date, or our stockholders have not approved the Purchase Agreement.

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Indemnification.  The representations, warranties and covenants of the Buyer and the Company survive only for a period of twelve months following the closing date, except in cases of fraud or criminal misconduct on the part of the Company, in which case survival is without limitation.  We will indemnify the Buyer for losses arising from our breaches of representations and warranties, failure to perform covenants, ongoing litigation matters, compliance with (and validity of) our existing exploration contract, transfer of certain payables, defects in ownership of certain facilities and pipelines, or violations of applicable environmental laws.  Our maximum indemnification obligation is limited to $39 million ($36 million of which will be funded into escrow at the closing), except with respect to losses arising out of fraud or criminal misconduct.  Other than with respect to certain specified representations, we are not required to indemnify the Buyer until the Buyer’s claims exceed $750,000 in the aggregate, at which point, we will be obligated to pay the entire amount of such claims regardless of the threshold.  Our indemnification obligations are generally limited to a period of one year following the closing date.  The parties have made provision for an extended indemnification obligation period with respect to one potential outstanding contingent matter, however, and the extended period ends on the earliest of 90 days following the final resolution of the matter such that it is not subject to judicial process or appeal, or the expiration of any applicable statute of limitations.

Voting Agreements.  In connection with the execution of the Purchase Agreement, certain of our directors, executive officers and affiliates, who collectively own approximately 24% of the outstanding shares of our common stock, entered into voting agreements to vote their shares in favor of the Sale at the Special Meeting.  These directors, executive officers and affiliates also granted to the Buyer a proxy to vote their shares of common stock in favor of the Sale and agreed to not transfer their shares prior to the expiration of the voting agreement.

Parent Obligation to Lend. In the event that closing does not occur on or before the End Date and on the End Date the condition precedent for obtaining production contracts for each of Kariman, Dolinnoe and Askaz in accordance with the Purchase Agreement has been fully satisfied, provided that we are not then in material breach of our representations, warranties, covenants or agreements under the Purchase Agreement, we have the right to require the Parent to provide debt financing in the amount of $5 million to provide liquidity to pay the amounts that would then be owing to the Kazakhstan government in connection with our agreement to put our existing exploration contract into commercial production.  In accordance with the Purchase Agreement, we would issue to the Parent convertible senior notes at a purchase price equal to par value on substantially the same terms and conditions that govern the Senior Notes and which would otherwise be pari passu with the outstanding Senior Notes.

Arbitration.  Any claims arise out of or in connection with, or in relation to the interpretation, performance or breach of the Purchase Agreement shall be resolved by final and binding arbitration. The presiding arbitrator may provide all appropriate remedies, at law and equity, or judgments that could be awarded by a court in New York, which may include reasonable attorneys’ fees to the prevailing party. This dispute resolution process shall not preclude the parties from seeking any provisional remedy, including injunctive or similar relief, from any court of competent jurisdiction. Notwithstanding the foregoing, arbitration shall be the exclusive method for resolving any claims arising out of or relating to the Purchase Agreement.

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Regulatory Approvals

The closing is subject to the receipt of a number of regulatory approvals, consents and waivers, including the following:

●	The Company must obtain the consent of the MOG to transfer the interests of Emir to the Buyer as contemplated by the Purchase Agreement.
●	The Company must receive a waiver by the government of Kazakhstan of its priority right to purchase the interests of Emir in accordance with Kazakhstan’s Subsoil Use Law.
●
The Buyer must obtain the approval of the HKSE in accordance with the Hong Kong Listing Rules (including the grant by the HKSE of any waivers required in connection with this Purchase Agreement and the other transactions contemplated thereby).

●	The Buyer must receive a valid work permit from the Ministry of Labor and Social Protection of Kazakhstan for the appointment of a designee of the Buyer as the new General Manager of the Company.
●	The Company must register with the National Bank of the Republic of Kazakhstan the assignment of the Intercompany Notes from the Company to the Buyer or an affiliate of the Buyer.
●	The Company must provide documentary evidence of its satisfaction of the following matters relating to the existing exploration contract with Kazakhstan:
-	Emir’s Kazakhstan LKU for 2010 has been submitted to West-Kazakhstan Interregional Territorial Department of the Kazakhstan Ministry of Industry and New Technologies;
-	Emir’s 2010 annual report as required under Kazakhstan’s Subsoil Use Law, has been submitted to, and receipt of such report has been acknowledged by, the MOG;
-
The most recent quarterly reports of Emir prior to the closing date have been submitted to, and receipt of such reports have been acknowledged by, the Ministry of Energy and Mineral Resources of Kazakhstan under Kazakhstan’s Subsoil Use Law, as required pursuant to the existing exploration contract;

-	Emir has fulfilled its social obligations under Kazakhstan Law, as required pursuant to the existing exploration contract, with respect to 2010;
-	Emir has obtained insurance for the transportation and storage of cargo, as required pursuant to the existing exploration contract;
-	Emir has obtained property insurance, as required pursuant the existing exploration contract;
-	Emir has obtained an environmental permit for the current year, as required pursuant to the existing exploration contract; and
-
Emir has complied with the subsoil use monitoring program in accordance with Minutes No. 317/2008 dated December 24, 2008 of the meeting of the Technical Board MTD of the West-Kazakhstan Interregional Territorial Department of the Kazakhstan Ministry of Industry and New Technologies and has received an approved copy of such monitoring program from the West-Kazakhstan Interregional Territorial Department of the Kazakhstan Ministry of Industry and New Technologies.

Stockholder Approval of the Sale

We are organized under the laws of the State of Nevada. Under the Nevada Revised Statutes, any sale by us of all of our assets requires the affirmative vote of the holders of a majority of our outstanding shares of common stock.  We have determined that the Sale involves all, or substantially all, of our assets and, therefore, requires us to seek stockholder approval of the Sale. The Purchase Agreement provides that obtaining stockholder approval is a condition to each party being obligated to consummate the transactions contemplated by the Purchase Agreement and that if our stockholders fail to approve the Sale, the Purchase Agreement may be terminated.

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Risk Factors Relating to Sale

In addition to the other information included in this Proxy Statement, you should carefully consider each of the risks described below before deciding whether to vote for approval of the Sale. You should also review the risk factors contained in our Annual Report of Form 10-K for the year ended March 31, 2010 and our Quarterly Report on Form 10-Q for the quarter ended December 31, 2010, which are included as appendices to this Proxy Statement.

The Company will have limited continuing operations.

We are a holding company and our primary operating asset is Emir. Upon the closing of the Sale, we will no longer have substantial operations or assets. Following the closing, the existence of the Company will continue to (i) address existing Company liabilities, (ii) respond to indemnification claims made by the Buyer in connection with the Purchase Agreement, and (iii) pay out the second distribution to the Company’s stockholders, if any. Because of the limited continuing operations of the Company and limited capital, the Company may be unable to continue as a going concern, which will adversely impact our stockholders.

The amount of the second distribution is an estimate and the second distribution, if any, may be much lower than anticipated.

The amount of the anticipated second distribution to Company stockholders set forth in this Proxy Statement is an estimate that remains subject to various adjustments,  including, but not limited to, (i) fees and expenses incurred by the Company in connection with the consummation of the Sale and transactions in furtherance thereof, (ii) payment of the Company’s other debts, obligations and liabilities, (iii) payments to Messrs. Tolmakov and Cherdabayev of their deferred distribution amounts and payment to Mr. Cherdabayev of his extraordinary event payment, (iv) the repayment of the Senior Notes, and (v) the availability of funds to be released from the escrow, which is subject to certain indemnification claims for a minimum twelve-month period. Because of the uncertainty of these adjustments, stockholders may not receive a second distribution, or the second distribution may be considerably lower than estimated.

Our common stock price will decline.

Since the announcement of the pending Sale, the price of our common stock has been, and is likely to continue to be, volatile, which means that it could decline substantially within a short period of time. If the Sale closes, because of our limited continuing operations thereafter, an active and liquid market for our common stock will not be sustained, which will depress the trading price of our common stock. A significant decline in our common stock price will result in substantial losses for individual stockholders, and may lead to securities litigation against the Company, which could result in substantial costs to the Company.

Stockholders are not entitled dissenters’ rights.

Although the Company’s stockholders are entitled to vote on the Sale and the Conversion Price Reduction and issuance of conversion shares in connection therewith, such stockholders are not entitled to assert dissenters’ rights in connection with such matters under applicable Nevada law.  Accordingly, the Company’s stockholders will not have the right to seek a judicial determination and receive payment of the fair value of their shares of common stock.

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The NYSE Amex will likely determine that we are operating as a “public shell” and delist us.

While the NYSE Amex has no bright-line test for determining whether a particular company is a “public shell,” the exchange has expressed the opinion that the securities of companies operating as “public shells” may be subject to market abuses or other violative conduct that is detrimental to the interests of the investing public. The SEC has defined a public shell as a company with no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. The NYSE Amex may perform a facts and circumstances analysis to determine whether they believe that we are a “public shell.” Listed companies determined to be public shells by the NYSE Amex may be subject to delisting proceedings or additional and more stringent continued listing criteria. Listed companies determined to be public shells by the SEC will be subject to more stringent regulation and disclosure requirements and shares of common stock of such companies will be more difficult to sell.

If our common stock is subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5.0 million or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

●	make a special written suitability determination for the purchaser;

●	receive the purchaser’s written agreement to a transaction prior to sale;

●
provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and that describe the market for these “penny stocks,” as well as a purchaser’s legal remedies; and

●
obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in “penny stock” can be completed.

If our common stock is subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

The Company will not realize the benefits of the reserves being sold through Emir

The Company has expended considerable resources conducting exploratory drilling and testing to establish the existence of commercially producible reserves in four of the ten identified structures within the Contract Area, as required under our existing exploration contract. If the Sale is consummated, the Company will not realize the financial benefits from any commercially producible reserves existing in any of the six remaining structures. In addition, the Buyer will realize all benefits attributable to the Company’s previous drilling and testing of the four established fields.

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If the Sale is not consummated, we will have insufficient capital to run the business

If the Sale is not consummated, we will continue to face significant operating and financial challenges, which include the insufficiency of capital to run the business. Our inability to raise the funding or to otherwise finance our capital needs will adversely affect our financial condition and our results of operations, and could prevent us from continuing our business. Given current equity and credit markets and our own financial condition, we have been unable to raise additional capital and we do not expect this to change. However, if we attempt to raise capital in the future through public and private equity offerings, debt financing or collaboration, or strategic alliances, such financing may not be available on terms that are favorable to the Company and/or our stockholders. In addition, if we raise additional capital through the sale of our common stock, stockholders’ ownership interests in the Company may be significantly diluted and the terms of the financing may adversely affect stockholders’ rights.

If the Sale is not consummated, we will be unable to pay off the Senior Notes

If we do not complete the Sale, we will lack sufficient funds to retire the restructured Senior Notes when they become due. In this event, we would likely be required to consider liquidation alternatives, including the liquidation of our business under bankruptcy protection.

We will incur significant expenses in connection with the Sale and could be required to make significant payments if the Purchase Agreement is terminated under certain conditions.

We could be obligated to pay the Buyer a $17 million termination fee and/or to reimburse the Buyer up to $3.5 million for expenses if the Purchase Agreement is terminated under certain circumstances. In addition, we expect to pay legal fees, accounting fees and proxy costs whether the Sale closes or not. Any significant expenses or payment obligations incurred by us in connection with the Sale could adversely affect our financial condition and cash position.

Legal Proceedings

In December 2003, Brian Savage, Thomas Sinclair and Sokol Holdings, Inc. filed complaints against the Company, its founders, and former directors, Georges Benarroch and Alexandre Agaian.  The complaints all arose from the acquisition of a controlling interest in Emir.  Emir controlled the right to explore for oil and gas in the Aksaz, Dolinnoe and Emir oil and gas fields in Kazakhstan.  The original complaint was filed in the Fifteenth Judicial District Court in and for Palm Beach County, Florida, but was dismissed by agreement. Subsequent complaints were filed in United States District Court for the Southern District of New York.  The procedural history of this litigation has been described in the Company’s annual and quarterly reports.

The plaintiffs asserted claims for tortious interference with contract, breach of contract, unjust enrichment, unfair competition and breach of fiduciary duty.  In November 2009, defendants moved for summary judgment on all claims.  On June 29, 2010, the United States District Court issued an Opinion and Order granting in part and denying in part defendants’ summary judgment motion.  The Court dismissed the breach of contract and fiduciary duty claims in their entirety.  The Court allowed plaintiffs’ claim for tortious interference with contract to proceed to trial and allowed the unfair competition and unjust enrichment claims to proceed on theories of misappropriation of or unjust enrichment from taking the “product of plaintiffs’ investment of labor, skill and expenditures with respect to a business plan, system, or venture, even absent a showing of ‘novelty.’”

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The Court scheduled a jury trial for October 5, 2010.  However, in a series of rulings on motions in limine and pursuant to the Court’s Order to Show Cause in advance of trial, the Court granted summary judgment dismissing the claims for unjust enrichment and tortious interference with contract as to all defendants.  The Court allowed the unfair competition claim to proceed to trial, but limited the damages recoverable from that claim to the value of plaintiffs’ investment of labor, skill and expenditures plaintiffs allegedly provided to defendants.  Plaintiffs sought reconsideration of the Court’s rulings, which was denied.

After the Court reaffirmed its decisions, plaintiffs agreed that with respect to the unfair competition claim, plaintiffs had no evidence of damages other than the evidence the District Court had excluded pursuant to its ruling on a motion in limine.  Therefore plaintiffs orally stipulated to the entry of summary judgment against plaintiffs on that count as well. A stipulation as to the remaining claim of unfair competition was read into the record and accepted by the Court on October 5, 2010, with the parties being directed to submit a final order for entry by the Court.  On February 8, 2011 the Court signed the final order submitted by the BMB defendants, granting judgment against plaintiffs and in favor of the BMB defendants based on its prior orders and the stipulations of the parties entered on the record on October 5, 2010.  Final judgment was filed on February 9, 2011.

Plaintiffs filed a Notice of Appeal on February 22, 2011, and the appeal has been docketed with the United States Court of Appeals for the Second Circuit.  Plaintiffs must file their appellate brief by April 6, 2011.  Defendants have until May 16, 2011 to file their brief in opposition.  Briefing will be completed by May 31, 2011.  Argument before the Second Circuit is not now scheduled but may occur as early as the week of June 13, 2011.  There is no set time within which the Second Circuit will render a decision on the appeal.  Plaintiffs’ appeal questions the correctness of the decisions of the District Court in granting the defendants’ summary judgment on all claims, other than the claim to which they stipulated, and also contends that the District Court abused its discretion in refusing to allow plaintiffs leave to amend their complaint after the close of fact discovery.

Anticipated Accounting Treatment for the Sale

For financial reporting purposes, the Company will report a loss from the Sale based on the amount of the net proceeds received by the Company and the net book value of the participation interest in Emir sold and Intercompany Notes assigned. If the Sale had closed on Dec 31, 2010 and had the Company received a $170 million payment at closing, the loss on the asset sale would have been approximately $185,000.

Material U.S. Federal Income Tax Consequences

The following discussion generally summarizes the expected U.S. federal income tax consequences to us of the Sale and the Conversion Price Reduction, as well as certain material U.S. federal income consequences of distributions by us to our stockholders.

There can be no assurance that the IRS will not challenge one or more of the tax consequences described below, and we have not obtained and do not intend to obtain a ruling from the IRS regarding these U.S. federal tax consequences.

This discussion is based on the current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, all in effect on the date  hereof.  Changes to any of the foregoing subsequent to the date hereof may affect the tax consequences described herein, possibly with retroactive effect.  Stockholders are urged to consult with their tax advisers regarding the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

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Taxation of the Company

We do not believe that the Sale or the Conversion Price Reduction will result in substantial federal corporate income tax liability to us because we anticipate that most of the taxable gain recognized, if any, as a result of the Sale and the Conversion Price Reduction will be offset by our operating losses, including operating losses from prior years. If the IRS successfully challenged our determination of available operating losses, we could incur significant income tax liability as a result of the Sale and the Conversion Price Reduction.

We do not believe that the distributions expected to be made after the Sale will result in material federal income tax consequences to us.

Taxation of Distributions to Stockholders

The following discussion is limited to persons who hold our common stock as a capital asset for U.S. federal income tax purposes.  This discussion does not describe all the federal income tax consequences that may be relevant to a stockholder in light of the holder’s particular circumstances or to stockholders subject to special rules, such as:

●	banks, thrifts, regulated investment companies or other financial institutions;
●	insurance companies;
●	tax-exempt entities;
●	dealers and certain traders in securities or foreign currency;
●	persons holding our common stock as part of a “straddle,” “hedge,” “conversion” or other risk reduction transaction;
●	individuals subject to special rules as a result of the termination of their U.S. citizenship or residency;
●	U.S. Holders (as defined below) that have a functional currency that is not the U.S. dollar;
●	foreign entities treated as domestic corporations for U.S. federal income tax purposes; and
●	partnerships or other pass-through entities for U.S. federal income tax purposes (or investors holding interests in such partnerships or pass-through entities) that hold our common stock.

If a partnership (or other entity taxable as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership.  Persons that are partners of a partnership holding our common stock should consult with their tax advisers.

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U.S. Holders.  As used herein, the term “U.S. Holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States, as determined for U.S. federal income tax purposes;
●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof;
●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●
a trust if (1) a court within the United States can exercise primary supervision over its administration and one or more U.S. persons have the authority to control all its substantial decisions, or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions with respect to our common stock, other than certain pro rata distributions of common shares, will be treated as dividends to the extent paid out of current or accumulated earnings and profits as determined under U.S. federal income tax principles and will be includible in gross income by the U.S. Holder and taxable as ordinary income when received or accrued in accordance with the U.S. Holder’s method of tax accounting.  If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder’s investment, to the extent of the U.S. Holder’s tax basis in our common stock.  Any remaining excess will be treated as a capital gain.  Dividends received by non-corporate U.S. Holders, including individuals, on our common stock through December 31, 2012, are subject to U.S. federal income tax at lower rates applicable to long-term capital gains if certain conditions are met.

At this time, we do not expect that we will have either current or accumulated earnings and profits, after taking into account the Sale and the Conversion Price Reduction, in order to cause the distributions expected to be made after the Sale to be treated as dividends for U.S. federal tax purposes.

A U.S. Holder of our common stock may be subject, under certain circumstances, to information reporting and backup withholding at the applicable rate with respect to dividends on our common stock.  The applicable rate is currently 28%.  These backup withholding rules apply if the U.S. Holder, among other things, fails to timely furnish a social security number or other taxpayer identification number (“TIN”) certified under penalties of perjury; furnishes an incorrect TIN; fails to properly report dividends or interest; or fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that the U.S. Holder is not subject to backup withholding.

A U.S. Holder of our common stock that does not provide his, her or its correct TIN may be subject to penalties imposed by the IRS.  Backup withholding is not an additional tax.  Any amount paid as backup withholding may be refunded or credited against the U.S. Holder’s federal income tax liability, provided the requisite information is provided timely to the IRS.  Certain persons are exempt from backup withholding, including corporations and tax-exempt entities, provided their exemption from backup withholding is properly established.  U.S. Holders of our common stock should consult with their tax advisers as to their qualifications for exemption from backup withholding and the procedure for obtaining such exemption.

We will report to the IRS and to our stockholders the amount of any distributions on our common stock, as well as any amounts withheld with respect to our common stock, during the calendar year.

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Non-U.S. Holders.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes, an individual, a corporation, an estate or a trust, that is not a U.S. Holder.

Subject to the discussion below concerning existing 80/20 companies, dividends paid to a Non-U.S. Holder of our common stock will generally be subject to U.S. withholding tax at a 30% rate, subject to reduction under an applicable income tax treaty.  In order to obtain a reduced rate of withholding, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN, or any successor form, certifying its entitlement to benefits under a treaty.  A Non-U.S. Holder who is subject to withholding tax under such circumstances should consult with his, her or its own tax adviser as to whether he, she or it can obtain a refund for all or a portion of the withholding tax.

Notwithstanding the foregoing, if we are an existing 80/20 company, the active foreign business percentage of any dividends paid to a Non-U.S. Holder will be exempt from U.S. withholding tax. We will be an existing 80/20 company if we met an 80% foreign business requirement for our tax year ended March 31, 2011, and for all subsequent years, and we have not added a substantial line of business after December 31, 2010.  We will meet the 80% foreign business requirement if at least 80% of our gross income from all sources during a testing period (including, for taxable years beginning after December 31, 2010, gross income of any of our subsidiaries in which we own directly or indirectly at least 50% of the vote and value) is active foreign business income.  Active foreign business income is gross income from outside the United States that is attributable to the active conduct of a trade or business in a foreign country or a U.S. possession, including income attributable to the active conduct of a trade or business by a subsidiary in which we directly or indirectly own at least 50% of the stock by vote and value.  The testing period in which this 80% test must be met is generally the three-year period preceding the tax year in which the dividend is paid.  Although we can give no assurances, we believe that we will be an existing 80/20 company, at least through our taxable year ending March 31, 2013, provided that we do not add a substantial line of business.

As discussed above, at this time, we do not expect that we will have either current or accumulated earnings and profits, after taking into account the Sale and the Conversion Price Reduction, in order to cause the distributions expected to be made after the Sale to be treated as dividends for U.S. federal tax purposes.

A Non-U.S. Holder generally will not be subject to U.S. federal income and withholding tax on gain realized from a distribution made with respect to our common stock, unless generally (1) the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States, (2) in the case of a Non-U.S. Holder who is a nonresident alien individual, the individual is present in the United States for 183 or more days in the taxable year of the distribution and certain other conditions are met, or (3) we are or have been a U.S. real property holding corporation, as defined in the Code, at any time within the shorter of the five-year period preceding the distribution and the period the Non-U.S. Holder held our common stock (unless in the case of certain smaller stockholders a public trading exception is available).  We believe that we, are not, and we do not anticipate becoming, a U.S. real property holding corporation for U.S. federal income tax purposes.

A Non-U.S. Holder’s income or gain is generally considered U.S. trade or business income if the income or gain is:

●	effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business; and
●	in the case of a treaty resident, attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the United States.

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If a Non-U.S. Holder of our common stock is engaged in a trade or business in the United States, and if dividends paid on our common stock or gain resulting from a distribution on our common stock is effectively connected with the conduct of that trade or business, the Non-U.S. Holder will generally be taxed in the same manner as a U.S. Holder.  These Non-U.S. Holders will be required to provide a properly executed IRS Form W-8ECI, or any successor form, to claim any available exemption from withholding tax.  These Non-U.S. Holders should consult with their own tax advisers with respect to other tax consequences of the ownership of our common stock, including in the case of corporate Non-U.S. Holders, the possible imposition of a branch profits tax on their effectively connected income at a rate of 30%, subject to reduction by an applicable income tax treaty.

We must report annually to the IRS and to each Non-U.S. Holder any distributions paid to the Non-U.S. Holder.  Copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

Treasury Regulations provide that backup withholding, currently at a rate of 28%, will not apply to payments of dividends with respect to which either the requisite certification that the Non-U.S. Holder is not a U.S. person, as described above, has been received or an exemption has otherwise been established, provided that neither we nor our paying agent have actual knowledge, or reason to know, that the Non-U.S. Holder is a U.S. person that is not an exempt recipient or that the conditions of any other exemption are not in fact satisfied.

Backup withholding is not an additional tax.  Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely provided to the IRS.

THE PRECEDING DISCUSSION OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE.  EACH TAXPAYER IS URGED TO CONSULT WITH THE TAXPAYER’S OWN TAX ADVISER AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAW.

40

Unaudited Pro Forma Consolidated Financial Information

The following unaudited pro forma condensed consolidated financial statements have been prepared from the Company’s historical consolidated financial statements and give effect to the Sale. The unaudited pro forma condensed consolidated statements of operations for the nine months ended December 31, 2010 and year ended March 31, 2010 reflect adjustments as if the Sale had occurred on the first day of each period, respectively.  The unaudited pro forma consolidated balance sheets as of December 31, 2010 and March 31, 2010 reflect adjustments as if the Sale had occurred on December 31, 2010 and March 31, 2010, respectively.

Pro forma information is intended to provide investors with information about the continuing impact of a transaction by showing how a specific transaction might have affected historical financial statements, illustrating the scope of the change in the historical financial position and results of operations. The adjustments made to historical financial information give effect to events that are directly attributable to the Sale, factually supportable, and expected to have a continuing impact.

The unaudited pro forma condensed consolidated financial statements set forth below are not fact and there can be no assurance that our actual results will not differ significantly from those set forth below or that the impact of the Sale will not differ significantly from those presented below. Accordingly, the unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to represent, and are not necessarily indicative of, what our actual financial position and results of operations would have been had the Sale occurred on the dates indicated, nor are they indicative of our future financial position or results of operations. Readers of this Proxy Statement are cautioned not to place undue reliance on such information and no one makes any representation regarding the information set forth below or our ultimate performance compared to it.

The unaudited pro forma consolidated financial statements do not purport to present the financial position or results of operations of the Company had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements of the Company, including the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference to this Proxy Statement.

41

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended December 31, 2010
	For the Nine Months Ended December 31, 2010
	Historical BMB Munai, Inc.	Sale of Emir Oil, LLP (a)	Other Pro Forma Adjustments		Pro Forma BMB Munai, Inc.
REVENUES	$41,638,143	$(41,638,143)	$-		$-

COSTS AND OPERATING EXPENSES
Rent export tax	8,214,750	(8,214,750)	-		-
Export duty	736,013	(736,013)	-		-
Production	3,573,749	(3,573,749)	-		-
Transportation	3,046,105	(3,046,105)	-		-
General and administrative	11,173,979	(4,723,702)	28,001,260	(b)	34,451,537
Depletion	7,099,897	(7,099,897)	-		-
Interest expense	4,431,142	-	3,300,250	(c)	7,731,392
Depreciation of gas utilization facility	904,648	(904,648)	-		-
Amortization and depreciation	442,707	(363,814)	-		78,893
Accretion expense	367,370	(367,370)	-		-

Total costs and operating expenses	39,990,360	(29,030,048)	31,301,510		42,261,822

INCOME/(LOSS) FROM OPERATIONS	1,647,783	(12,608,095)	(31,301,510)		(42,261,822)

OTHER INCOME (EXPENSE):
Foreign exchange (loss)/gain, net	(209,295)	206,202	-		(3,093)
Interest (expense)/income, net	288,068	(282,016)	-		6,052
Other expense, net	(47,792)	(58,582)	1,964,450	(d)	1,975,240

Total other income/(expense)	30,981	(17,232)	1,964,450		1,978,199

INCOME/(LOSS) BEFORE INCOME TAXES	1,678,764	(12,625,327)	(29,337,060)	(k)	(40,283,623)

INCOME TAX EXPENSE	-	-	-		-

NET INCOME/(LOSS)	$1,678,764	$(12,625,327)	$(29,337,060)		$(40,283,623)

NET INCOME PER COMMON SHARE – BASIC AND DILUTED	$0.03	$(0.24)	$(0.55)		$(0.75)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – BASIC AND DILUTED	53,685,060	53,685,060	53,685,060		53,685,060

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

42

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended March 31, 2010

	For the Year Ended March 31, 2010
	Historical BMB Munai, Inc.	Sale of Emir Oil, LLP (a)	Other Pro Forma Adjustments		Pro Forma BMB Munai, Inc.
REVENUES	$57,274,526	$(57,274,526)	$-		$-

COSTS AND OPERATING EXPENSES
Rent export tax	10,032,857	(10,032,857)	-		-
Production	5,144,650	(5,144,650)	-		-
Transportation	3,423,803	(3,423,803)	-		-
General and administrative	14,042,577	(4,906,741)	28,001,260	(b)	37,137,096
Depletion	11,075,590	(11,075,590)	-		-
Interest expense	4,604,446	-	3,300,250	(c)	7,904,696
Amortization and depreciation	613,953	(490,414)	-		123,539
Accretion expense	448,351	(448,351)	-		-

Total costs and operating expenses	49,386,227	(35,522,406)	31,301,510		45,165,331

INCOME/(LOSS) FROM OPERATIONS	7,888,299	(21,752,120)	31,301,510		(45,165,331)

OTHER INCOME (EXPENSE):
Foreign exchange gain/(loss), net	(353,401)	396,329	-		49,928
Interest income/(expense), net	275,136	(272,909)	-		2,327
Other expense, net	(368,623)	368,468	(3,795,019)	(d)	(3,795,174)

Total other income/(expense)	(446,888)	491,988	(3,795,019)		(3,749,919)

INCOME/(LOSS) BEFORE INCOME TAXES	7,441,411	(21,260,132)	(35,096,529)		(48,915,250)

INCOME TAX BENEFIT	1,552,062	(1,552,062)	-		-

NET INCOME/(LOSS)	$8,993,473	$(22,812,194)	$(35,096,529)	(l)	$(48,915,250)

NET INCOME PER COMMON SHARE – BASIC AND DILUTED	$0.18	$(0.46)	$(0.70)		$(0.98)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – BASIC AND DILUTED	50,018,895	50,018,895	50,018,895		50,018,895

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

43

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2010

	As of December 31, 2010
	Historical BMB Munai, Inc.	Pro Forma Adjustments		Pro Forma BMB Munai, Inc.
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$6,214,841	$(3,000,565)	(e)
		45,298,490	(f)	$48,512,766
Trade accounts receivable	8,687,651	(8,687,651)	(e)	-
Promissory notes receivable and related interest	50,350	-		50,350
Prepaid expenses and other assets, net	3,346,724	(3,309,911)	(e)	36,813

Total current assets	18,299,566	30,300,363		48,599,929

LONG TERM ASSETS
Oil and gas properties, full cost method, net	255,418,316	(255,418,316)	(e)	-
Gas utilization facility, net	12,665,090	(12,665,090)	(e)	-
Inventories for oil and gas projects	13,896,956	(13,896,956)	(e)	-
Prepayments for materials used in oil and gas projects	853,961	(853,961)	(e)	-
Other fixed assets, net	3,590,958	(3,411,551)	(e)	179,407
Long term VAT recoverable	4,296,356	(4,296,356)	(e)	-
Convertible notes issue cost	808,097	(808,097)	(g)	-
Restricted cash	875,051	(875,051)	(e)
		36,000,000	(h)	36,000,000

Total long term assets	292,404,785	(256,225,378)		36,179,407

TOTAL ASSETS	$310,704,351	$(225,925,015)		$84,779,336

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

44

Unaudited Pro Forma Condensed Consolidated Balance Sheet (continued)
As of December 31, 2010

	As of December 31, 2010
	Historical BMB Munai, Inc.	Pro Forma Adjustments		Pro Forma BMB Munai, Inc.
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$13,526,819	$(13,294,231)	(e)	$232,588
Accrued non-cash share based obligations	1,064,000	(1,064,000)	(e)	-
Taxes payable	4,632,510	(4,583,590)	(e)	48,920
Accrued liabilities and other payables	439,427	(434,467)	(e)	4,960
Accrued coupon payment	2,505,000	(2,505,000)	(i)	-

Total current liabilities	22,167,756	(21,881,288)		286,468

LONG TERM LIABILITIES
Convertible notes issued, net	62,852,374	(62,852,374)	(j)	-
Liquidation fund	5,079,715	(5,079,715)	(e)	-
Deferred taxes	4,964,382	(4,964,382)	(e)	-
Capital lease liability	230,274	(230,274)	(e)	-
Deferred consulting agreement	-	5,000,000	(b)	5,000,000

Total long term liabilities	73,126,745	(68,126,745)		5,000,000

TOTAL LIABILITIES	95,294,501	(90,008,033)		5,286,468

COMMITMENTS AND CONTINGENCIES	-	-		-

SHAREHOLDERS’ EQUITY
Common stock outstanding	55,788	-		55,788
Additional paid in capital	164,118,640	-		164,118,640
Retained earnings	51,235,422	(106,579,922)	(e)
		(29,337,060)	(k)	(84,681,560)
Total shareholders’ equity	215,409,850	(135,916,982)		79,492,868

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$310,704,351	$(225,925,015)		$84,779,336

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

45

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2010

	As of March 31, 2010
	Historical BMB Munai, Inc.	Pro Forma Adjustments		Pro Forma BMB Munai, Inc.
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$6,440,394	$(3,448,002)	(e)
		45,298,490	(f)	$48,290,882
Trade accounts receivable	6,423,402	(6,423,402)	(e)	-
Prepaid expenses and other assets, net	4,083,917	(4,052,507)	(e)	31,410

Total current assets	16,947,713	31,374,579		48,322,292

LONG TERM ASSETS
Oil and gas properties, full cost method, net	238,601,842	(238,601,842)	(e)	-
Gas utilization facility, net	13,569,738	(13,569,738)	(e)	-
Inventories for oil and gas projects	13,717,847	(13,717,847)	(e)	-
Prepayments for materials used in oil and gas projects	141,312	(141,312)	(e)	-
Other fixed assets, net	3,815,422	(3,584,378)	(e)	231,044
Long term VAT recoverable	3,113,939	(3,113,939)	(e)	-
Convertible notes issue cost	1,201,652	(1,201,652)	(g)	-
Restricted cash	770,553	(770,553)	(e)
		36,000,000	(h)	36,000,000

Total long term assets	274,932,305	(238,701,261)		36,231,044

TOTAL ASSETS	$291,880,018	$(207,326,682)		$84,553,336

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

46

Unaudited Pro Forma Condensed Consolidated Balance Sheet (continued)
As of March 31, 2010

	As of March 31, 2010
	Historical BMB Munai, Inc.	Pro Forma Adjustments		Pro Forma BMB Munai, Inc.
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$3,948,851	$(3,887,848)	(e)	$61,003
Taxes payable	4,588,200	(4,536,904)	(e)	51,296
Accrued liabilities and other payables	214,161	(203,875)	(e)	10,286
Accrued coupon payment	641,667	(641,667)	(i)	-

Total current liabilities	9,392,879	(9,270,294)		122,585

LONG TERM LIABILITIES
Convertible notes issued, net	62,178,119	(62,178,119)	(j)	-
Liquidation fund	4,712,345	(4,712,345)	(e)	-
Deferred taxes	4,964,382	(4,964,382)	(e)	-
Capital lease liability	369,801	(369,801)	(e)	-
Deferred consulting agreement	-	5,000,000	(b)	5,000,000

Total long term liabilities	72,224,647	(67,224,647)		5,000,000

TOTAL LIABILITIES	81,617,526	(76,494,941)		5,122,585

COMMITMENTS AND CONTINGENCIES	-	-		-

SHAREHOLDERS’ EQUITY
Common stock outstanding	51,865	-		51,865
Additional paid in capital	160,653,969	-		160,653,969
Retained earnings	49,556,658	(95,735,212)	(e)
		(35,096,529)	(l)	(81,275,083)
Total shareholders’ equity	210,262,492	(130,831,741)		79,430,751

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$291,880,018	$(207,326,682)		$84,553,336

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

47

BMB MUNAI, INC.
Notes to Unaudited Pro Forma Consolidated Financial Statements

PRO FORMA ADJUSTMENTS

(a)
Represents adjustments to eliminate the unaudited results of operations of Emir for the nine months ended December 31, 2010 and for the year ended March 31, 2010. The Company believes these adjustments are directly attributable to the Sale, are factually supportable, and will not continue after the Sale.

(b)
Reflects the estimated and budgeted amount of transaction costs borne by the Company related to the Sale. The transaction costs for the Sale include a finder’s fee and legal opinion fee to Grata in the aggregate amount of $ 2.95 million and a fairness opinion and success fee to UBS in the aggregate amount of $2.00 million. The Company has also budgeted amounts of $12.90 million for severance payments under executive contracts triggered by the Sale ($5.00 million of which is deferred and held in escrow). The remaining $10.15 million is accrued for other budgeted general and administrative expenses through the end of the indemnification period required by the transaction. See the Estimated Net Cash Proceeds note.

(c)	Represents estimated interest expense on the Company’s Senior Notes as if repayment of the notes occurred six months after the pro forma period.

(d)	Represents the gain (loss) on the Sale resulting from the purchase price less book value of Emir and canceling the premium and issuance costs of the issued Senior Notes.

	December 31, 2010	March 31, 2010
Loss on Sale of Emir	$(184,827)	$(3,013,153)
Gain on canceling coupon payment liability	2,505,000	641,667
Loss on canceling Senior Note issuance costs	(808,097)	(1,201,652)
Gain / (loss) on canceling Senior Note premium (discount)	452,374	(221,881)
Other expense, net	$1,964,450	$(3,795,019)

(e)	Represents adjustments to eliminate unaudited assets and liabilities and shareholder’s equity of Emir transferred to the Buyer at the Sale.

(f)	Represents adjustments for the estimated net cash proceeds less cash placed in escrow for the indemnification period. See the Estimated Net Cash Proceeds note.

48

(g)	Represents the canceling and expensing of the Senior Notes issuance costs upon repayment of the notes.

(h)	Represents the cash amount placed in escrow as required by the indemnification clause of the Purchase Agreement.

(i)	Represents the canceling of the accrued coupon payment upon repayment of the Senior Notes.

(j)	Represents the canceling of the Senior Notes upon repayment from cash proceeds from the Sale.

(k)	Represents the total estimated loss on both the Sale of Emir and the repayment of the Senior Notes for the period ending December 31, 2010.

(l)	Represents the total estimated loss on both the Sale of Emir and the repayment of the Senior Notes for the period ending March 31, 2010.

ESTIMATED NET CASH PROCEEDS

The estimated net cash proceeds from the Sale as if the Sale had occurred on December 31, 2010, based on the pro forma adjustments described above, are as follows (in thousands):

December 31, 2010
Gross proceeds from sale	$170,000
Transaction costs	(4,950)
Repayment of convertible notes	(62,400)
Interest expense	(3,300)
Severance payments	(7,896)
General and administrative expenses	(10,155)
Estimated net cash proceeds	$81,299

ESTIMATED INITIAL CASH DISTRIBUTION

The estimated initial cash distribution from the estimated net cash proceeds from the Sale is calculated as follows:

Estimated cash distribution less related party waivers deferred to escrow
Common shares outstanding	55,787,554
Estimated cash distribution per share (mid-point)	$1.07
Total estimated cash distribution for all shares	$59,692,683	59,692,683

Less estimated cash distribution subject to related party waiver
Common shares held by Mr. B Cherdabayev	6,251,960
Common shares held by Mr. T Tolmakov	6,248,727
Total common shares subject to related party waiver	12,500,687
Estimated cash distribution per share (mid-point)	$1.07
Estimated cash distribution subject to related party waiver	$13,375,735	13,375,735

Estimated initial cash distribution		$46,316,948

49

Nature of the Company’s Business After the Sale

We expect that after the Sale we will repay the Senior Notes and make the first distribution to stockholders.  We will continue the administration of the Company through the indemnity period under the Purchase Agreement and make the second distribution to stockholders, if any.  We intend to continue as a reporting company with the SEC.  However, we will not be listed on the NYSE Amex.  We will likely be traded on the OTC Bulletin Board.

Approval of this proposal requires the affirmative vote by holders of a majority of our outstanding common stock.

The Board recommends that our stockholders vote “FOR” Proposal 1.

50

PROPOSAL 2 –
APPROVAL OF CONVERSION PRICE REDUCTION AND ISSUANCE OF SHARES UPON CONVERSION OF SENIOR NOTES

We are seeking approval of our stockholders of the future Conversion Price Reduction of the Senior Notes under the Amended Indenture, and for the issuance of shares of our common stock in connection with the conversion of the Senior Notes.  If the stockholders approve this proposal, the conversion price for the Senior Notes will not be automatically reduced.  If the Sale is consummated, the Conversion Price Reduction will not be implemented because the Senior Notes will be redeemed out of the Sale proceeds.  If the Sale does not close, we will seek clarification from the MOG regarding whether its approval is required for the reduction of the conversion price (we can also delay seeking that clarification in certain instances).  If it is determined that such approval is not necessary, or if the approval is necessary and we receive that approval, we will then enter into a supplemental indenture with the Trustee to effect the Conversion Price Reduction.

We are seeking approval of Proposal 2 matters independent of the Sale described in Proposal 1.

We obtained an undertaking from our directors and officers, representing approximately 24% of the outstanding common stock, to vote their shares in favor of the Conversion Price Reduction and the issuance of shares upon conversion of the Senior Notes at the time the Amended Indenture was signed.

Background to Note Restructuring Transaction

To raise funds for our oil and gas drilling and production activities in western Kazakhstan, on July 16, 2007, we completed the private placement of $60 million in principal amount of 5.0% Convertible Senior Notes due 2012 (the “Original Notes”) to non-U.S. persons outside of the United States.  The Original Notes were governed by an Indenture between the Company and the Trustee.  The initial conversion price was set at $7.2094 per share, subject to customary adjustments in certain circumstances, including but not limited to, changes of control and certain future equity financings, with a minimum conversion price of $6.95 per share. The Original Notes constituted direct, unsubordinated and unsecured interest bearing obligations of the Company.

In order to address certain of our covenant defaults under the Original Notes (as amended from time to time) and to avoid the exercise by Noteholders of their various put rights under the terms of the Original Notes, we entered into several amendments and supplements to the Original Notes and related indenture (as amended and supplemented, the “Original Indenture”).  In connection with the third supplement to the Original Indenture, we agreed to increase the interest rate on the Original Notes from 5.0% to 9.0% effective as of July 13, 2010.

In late 2010, we reached an agreement in principle with the Holders as to general terms to restructure the Original Notes, and on March 8, 2011, the parties executed the Note Restructuring Agreement and the Investor Rights Agreement (which was also executed by certain stockholders of the Company), each of which was effective as of March 4, 2011.  The Trustee and the Company also entered into Supplemental Indenture No. 6 on March 8, 2011, but effective as of March 4, 2011, by which the Amended Indenture was put in place.  The Amended Indenture, the Note Restructuring Agreement and the Investor Rights Agreement together provided for the terms of the Note Restructuring Transaction that was consummated on March 8, 2011.

51

Conversion Price Reduction

The Senior Notes are convertible into our common shares at any time until we have paid all sums payable under the Amended Indenture.  Under the Amended Indenture, the conversion price of the Senior Notes is currently $7.2094 per share, and the minimum conversion price is currently $6.95 per share.  We have agreed that upon the fulfillment of the conditions described below, the Conversion Price Reduction will be effected whereby the conversion price will be reduced to $2.00 per share, subject to certain adjustment events, and that the minimum conversion price will be reduced to a floor of $1.00 per share.

The Conversion Price Reduction did not occur at the time we entered into the Amended Indenture, because it is subject to approval of our common stockholders.  The Conversion Price Reduction may also be subject to the approval of the MOG.  We have agreed to seek clarification from the MOG as to whether such approval is necessary, although we are not obligated to seek such clarification until we have received the approval of the MOG of the Sale, and if the approval of the Sale has been obtained, we may delay seeking such clarification to the extent we believe in good faith that it would adversely affect the approval of the MOG granted for the Sale.  If the MOG confirms that its approval is not necessary, we will execute a supplemental indenture to effect the Conversion Price Reduction on the later to occur of (a) confirmation that the approval of the MOG is not required for the Conversion Price Reduction, and (b) stockholder approval of such reduction.  If the MOG confirms that its approval is required for the Conversion Price Reduction, we are required to promptly seek that approval.

The conversion price of the Senior Notes is subject to customary adjustments.  Notwithstanding any provision that permits or requires adjustment to the conversion price, no adjustment of the conversion price is to be made that would reduce the price below the minimum conversion price.  The number of shares to be issued upon the exercise of a conversion right will be determined by dividing the principal amount of the Senior Note being converted by the conversion price in effect on the conversion.

Once the Conversion Price Reduction has been effected, the conversion of any Senior Note will yield significantly more shares of common stock to any given Holder, because the Conversion Price will be significantly lower under the Amended Indenture than it was under the Original Indenture.  If the Holders of the Senior Notes convert their notes into shares of our common stock, the percentage of shares that existing stockholders hold in the Company will be reduced by a larger percentage than it would be reduced by if conversion occurred instead under the Original Notes.  With the current Conversion Price of $7.2094 per share, if the $61.4 million in aggregate principal amount of the Senior Notes were converted, the Holders would receive, in the aggregate, 8,516,659 shares of our common stock.  After the Conversion Price has been reduced to $2.00 per share, if the $61.4 million in aggregate principal amount of the Senior Notes were converted, the Holders would receive, in the aggregate, 30,700,000 shares of our common stock, or approximately 35% of what would be our outstanding number of common shares upon such conversion based on our current number of shares outstanding.

If our stockholders do not approve of the Conversion Price Reduction, the Conversion Price Reduction will not be implemented.  If the Conversion Price Reduction is not implemented, the Holders will be entitled to redeem the Senior Notes on the earlier of (a) the date that is 10 business days after the date that the approval of the MOG has been obtained or the date on which it is determined that such approval is not required, or (b) December 31, 2011, at a price equal to 104% of the Senior Notes principal amount, together with accrued but unpaid interest and the Put/Redemption Premium described below.  In addition, if the Conversion Price Reduction is not implemented, the Holders will be entitled to receive the Put/Redemption Premium if the Senior Notes are redeemed (a) on the Maturity Date (as defined below), (b) at the option of the Holders on July 13, 2012, (c) by the Company (i) for tax reasons, (ii) at any time after July 13, 2011, if the closing market price of our common stock on each of not less than 20 exchange business days in any period of 30 consecutive exchange business days ending not earlier than the seventh day prior to the date on which we give the relevant notice of redemption to the Holders has exceeded 200% of the Conversion Price in effect on such exchange business day, or (iii) at any time if prior to the date on which we give the relevant notice of redemption, less than 10% in principal amount of the Notes originally issued remain outstanding, or (d) at the option of the Holders after a Change of Control Event (as defined in the Amended Indenture) has occurred.

52

The tax consequences to the Company of the Conversion Price Reduction are described under “Material U.S. Federal Income Tax Consequences” above.

Reasons for Seeking Stockholder Approval

Because our common stock is listed on the NYSE Amex, we are subject to NYSE Amex rules and regulations. The NYSE Amex requires stockholder approval prior to the issuance or sale of securities in connection with a private transaction that involves or could potentially involve 20% or more of the Company’s common stock.  Because the Conversion Price Reduction, as described above, could result in the issuance of greater than 20% of the Company’s common stock upon the conversion of the Senior Notes, we are seeking stockholder approval of the Conversion Price Reduction and the issuance of shares upon conversion of the Senior Notes.  Such stockholder approval is also a requirement under the Note Restructuring Transaction.  As described above, receiving stockholder approval will not trigger the implementation of the Conversion Price Reduction.  Instead, certain other conditions will need to be met before the Conversion Price Reduction is implemented.

Note Restructuring Agreement

As provided in the Note Restructuring Agreement, the Original Notes were delivered to the Trustee for cancellation and in substitution we issued the Senior Notes on a pro rata basis in accordance with the aggregate outstanding balances of the holders’ respective Original Notes.  In connection with the issuance of the Senior Notes, (i) we entered into Supplemental Indenture No. 6 and the Amended Indenture with the Trustee, and (ii) the terms of the Original Indenture were superseded by the terms of the Amended Indenture.

The Note Restructuring Agreement also provides, subject to approval of our common stockholders and to the receipt of any necessary regulatory approvals, for the Conversion Price Reduction.

In connection with the Note Restructuring Transaction, the Note Restructuring Agreement provided approval by Noteholders for the Sale, and the Amended Indenture does not prohibit Sale. Upon consummation of the Sale, we are required to redeem each Senior Note for 100% of such Senior Note’s outstanding principal amount, together with interest accrued to such date, out of the proceeds of the Sale.

Investors Right Agreement

Pursuant to the Investors Rights Agreement, we granted certain registration and co-sale rights, and certain future Board representation rights (with respect to the Boards of the Company and of Emir) to the Noteholders. We have agreed to file, by the earlier of (a) 30 days after the Purchase Agreement is terminated, or (b) the End Date, and to pursue to effectiveness and maintain the effectiveness of, a registration statement with the SEC and a listing application with the NYSE Amex covering the Senior Notes and the underlying shares of common stock issuable upon the conversion of the Senior Notes (collectively, the “Covered Securities”), until such time as the earlier to occur of: (a) the sale of all of the Covered Securities, or (b) one year following the Maturity Date (the “Registration Obligations”).

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Pursuant to the Investors Rights Agreement, in the event that Mr. Cherdabayev or Mr. Tolmakov sells shares to a third party prior to the repayment of the Senior Notes, the Noteholders will have the right to participate in such a sale on a pro rata basis.  Also, if the Purchase Agreement is terminated, the Holders will also have the right to nominate one member of our Board and one member of the board of directors (or equivalent body) of Emir.

Supplemental Indenture No. 6

Supplemental Indenture No. 6 provides that the Indenture, dated as of September 19, 2007, between the Company and the Trustee, as supplemented and amended (the “Original Indenture”) is amended and restated by the Amended Indenture.  The Amended Indenture is a continuation of, and not a novation of, the Original Indenture, although the terms of the Amended Indenture supersede in their entirety the terms of the Original Indenture from the date of Supplemental Indenture No. 6.

Amended Indenture

The Senior Notes were issued pursuant to the Amended Indenture and are governed by the terms set forth in the Amended Indenture, and the terms that are made part of the Amended Indenture by reference to the Trust Indenture Act of 1939, as amended.  The Senior Notes were issued in denominations of $100,000 and integral multiples of $1 in excess thereof.  For every $100,000 in principal in Original Notes held by any holder of the Original Notes, such holder received Senior Notes in the principal amount of $102,333.  The Senior Notes constitute our direct, unsubordinated and unsecured interest bearing obligation.  In addition to the Conversion provisions described above, the Amended Indenture, among other things, provides for the following.

Principal and Interest. The Senior Notes carry a 10.75% coupon from and after January 13, 2011, and have a yield to maturity of 107.2%. Interest will be paid at a rate of 10.75% per annum on the principal amount of the Senior Notes payable semiannually in arrears on January 13 and July 13 of each year, commencing on July 13, 2011.  The Amended Indenture also provides for the payment of supplemental interest to the Holders of 3% per annum if we fail to satisfy our Registration Obligations, until we have satisfied such Registration Obligations.  We may also be required to pay supplemental interest if the price of Brent oil per barrel (as defined below) is equal to or greater than $80 and our average aggregate production volume is equal to or greater than 3,000 barrels per day during a specified period.

The Amended Indenture provides that on each January 13 and July 13, beginning on July 13, 2011 and through July 13, 2013, principal of the Senior Notes is to be paid in an amount equal to 30% of the Excess Cash Flow of the Company, if any, as defined in the Amended Indenture, for the relevant six-month period from April 1 to September 30 or from October 1 through March 31.

In addition, if the “cash and cash equivalents” line item in our consolidated balance sheet as of the last day of any fiscal quarter exceeds $15 million, we must immediately pay such excess to the Trustee, and the Trustee is to apply those amounts in full to the payment of the outstanding principal of the Senior Notes on the next principal payment date.

Mandatory and Optional Redemption of the Notes.  The Senior Notes are due on July 13, 2013 (the “Maturity Date”), and are to be redeemed on that date at a price equal to 107.2% of their outstanding principal amount plus, if the Conversion Price Reduction has not occurred by that date, a premium equal to the excess, if any, of (i) the principal amount of the Senior Notes redeemed multiplied by a fraction the numerator of which is the current market price of a share of our common stock and the denominator of which is $2.00 (subject to adjustment as described above) over (ii) the principal amount of the Senior Notes redeemed (the “Put/Redemption Premium”).  As indicated above, upon consummation of the Sale, we are required to redeem each Senior Note for 100% of such Senior Note’s outstanding principal amount, together with interest accrued to such date.

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Each Holder has the right to require us to redeem all or a portion of such Holder’s Senior Notes at a price equal to 102.7% of the principal amount of such Senior Note plus any accrued and unpaid interest to the date fixed for redemption (and, if the Conversion Price Reduction has not occurred, the Put/Redemption Premium), on July 13, 2012.

In addition, the Amended Indenture provides that if the Conversion Price Reduction has not occurred on the earlier of (a) the date that is 10 business days after the approval of the MOG has been obtained or the date on which it is determined that such approval is not required, or (b) December 30, 2011, then any Holder may redeem its Senior Notes at a price equal to 104% of such Senior Note’s face amount, plus the Put/Redemption Premium; however, the Holders have agreed that they may not exercise such option to redeem unless the Purchase Agreement and Sale transaction have been terminated.

Each Holder also has the right to require us to redeem all or a portion of such Holder’s Senior Notes at a price equal to 110% of the principal amount of such Senior Note (plus any accrued and unpaid interest to the date fixed for redemption and, if the Conversion Price Reduction has not occurred, the Put/Redemption Premium) upon the occurrence of a Change of Control Event.  Under the Amended Indenture, the Sale is not considered a Change of Control Event.

We have the right to redeem the Senior Notes in whole, but not in part at 104%, or in connection with or following a Change of Control Event at 110%, of the principal amount of the Senior Notes, together with accrued but unpaid interest to the date fixed for redemption (and, if the Conversion Price Reduction has not occurred, the Put/Redemption Premium):

●
at any time on or after July 13, 2011 if the closing market price of our common stock exceeds 200% of the conversion price for a specified number of exchange business days, as more fully described in the Amended Indenture; or

●
at any time if prior to the date on which we give the relevant notice of redemption, less than 10% in principal amount of the Senior Notes originally issued (including any further notes consolidated and forming a single series with the Senior Notes at such date) remain outstanding.

Covenants, Events of Default and Remedies.  The Amended Indenture contains customary affirmative and negative covenants, events of default and remedies.  In addition to customary covenants, we have agreed to certain Registration Obligations and to certain covenant restrictions that were not in the Original Indenture, including a limitation on indebtedness that we may incur, a restriction on the capital expenditures we may make, a prohibition on paying dividends on shares of our common stock and a limitation on the investments we may make. In addition to customary remedies, the Amended Indenture also provides that if any Holder timely exercises its option to put its Senior Notes to us on July 13, 2012, and we do not redeem the Senior Notes accordingly, we must appoint an independent investment bank, approved by the Holders of a majority of the outstanding principal amount of the Senior Notes, to advise us and the Holders on a sale of the Company.

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Impact on the Company of Note Restructuring Transaction

Principal Amount, Interest Rate and Repayment.  The Original Notes were in the aggregate principal amount of $60 million and bore interest at an annual rate of 9% (although the original interest rate under the Original Notes was 5%, that interest rate was increased to 9% pursuant to a supplemental indenture), while the Senior Notes are in the aggregate principal amount of $61.4 million and will bear interest at an annual rate of 10.75% (plus Supplemental Interest, if any, as described below).  The Senior Notes were exchanged for the Original Notes, and each Holder’s Senior Notes reflect $102,333 in principal for each $100,000 in principal of the Original Notes that such Holder exchanged for such Senior Notes.  Interest payments under both the Original Notes and the Senior Notes are to be made twice a year, but the increased interest rate under the Senior Notes will result in us owing each Holder on each interest payment date $5,375 (exclusive of Supplemental Interest, as described below) for each $100,000 in principal of such Holder’s Notes.  Under the Original Notes, we had owed $4,500 in interest payments with respect to each $100,000 in principal of the Notes.

In addition, under the Senior Notes, we may owe Supplemental Interest to the Holders.  The Amended Indenture specifies that Supplemental Interest is comprised of two elements.  The first element relates to our obligation to (a) timely file a registration statement with the SEC and listing application with the NYSE Amex for the Senior Notes and shares of our common stock into which the Senior Notes may be converted, and (b) use reasonable best efforts to cause such registration to become effective and such listing approved as promptly as possible after the filing.  If we fail to file the registration statement described above, or otherwise fail to use our reasonable best efforts to cause such registration to become effective and such listing approved as promptly as possible after the filing, we must pay additional interest on the Senior Notes at a rate equal to 3% per annum until such registration statement is filed and we use our reasonable best efforts to procure and maintain an approval for listing the common stock to be issued upon exercise of any Conversion Right (as defined in the Amended Indenture).

The second element of Supplemental Interest relates to the price of oil per barrel and our production.  The Amended Indenture provides that if the Brent Oil Price per barrel is equal to or greater than U.S.$80 and our average aggregate production volume and our subsidiaries is equal to or greater than 3,000 barrels per day during a Measurement Period, then with respect to the interest payment date immediately following such Measurement Period, we must pay additional interest on the Senior Notes at a percentage equal to the sum of (i) the product of (A)(x) the average daily Brent Oil Price per barrel during such period divided by U.S.$80 plus our average aggregate barrels per day production volume and our subsidiaries during the Measurement Period divided by 3,000 minus (y) 2.0 and (B) 3.33333% plus (ii) 1.0%.  For purposes of the definition of Supplemental Rate, the “Brent Oil Price” means the average of the high and low spot prices, in U.S. Dollars, of Brent Crude Oil as quoted in Platt’s Crude Oil Marketwire (Spot Assessment Section), and the “Measurement Period” means the six-month period ending March 31 or September 30, as applicable, immediately prior to the respective interest payment date.

The Original Notes required that the principal amount of such notes be paid on the maturity date of such notes, or when they were redeemed in accordance with the Original Indenture.  The Senior Notes require the same, but also require that on each January 13 and July 13 prior to the maturity of the Senior Notes, we make principal payments to the Holders in an amount equal to 30% of the Excess Cash Flow, if any, for the relevant six-month period from April 1 to September 30 or from October 1 through March 31 (the “Excess Cash Flow Calculation Period”).  For purposes of the Amended Indenture and Senior Notes, Excess Cash Flow is defined as the amount equal to the excess of (i) the Base Cash Flow for such Excess Cash Flow Calculation Period over (ii) $2.5 million.  Base Cash Flow is defined as the amount equal to the excess of (a) net cash provided by or used in our or Emir’s operating activities, as reflected in our consolidated statement of cash flows for the relevant Excess Cash Flow Calculation Period prepared in accordance with GAAP minus (b) the sum of (i) net cash used in (and specifically not including any net cash provided by) financing activities as reflected in our consolidated statement of cash flows for the relevant Excess Cash Flow Calculation Period prepared in accordance with GAAP, (ii) any accrued but unpaid rent export tax and mineral extraction tax for such period, (iii) subject to limitations imposed on our making capital expenditures set forth in the Amended Indenture, reserves for budgeted asset preservation and maximization projects, including capital expenditures for existing wells and wells in progress, commercial production license and new method hydrocarbon search, for the next Excess Cash Flow Calculation Period, and (iv) reserves for budgeted extraordinary costs and expenses, including in connection with license term extensions, territory expansions, pipeline feasibility study and, subject to other requirements of the Amended Indenture in connection with mergers of the Company, any merger, consolidation or binding share exchange of the Company with any other corporation, for the next Excess Cash Flow Calculation Period.  If any of the reserves specified in clauses (iii) or (iv) above exceeds 25% or 50% of the aggregate amount previously budgeted for such reserves for the next Excess Cash Flow Calculation Period, the reserves must be approved by a majority of our independent directors or our director nominated by the Holders.

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In addition, if the “cash and cash equivalents” line item in our consolidated balance sheet as of the last day of any fiscal quarter exceeds $15 million, we must immediately pay such excess to the Trustee, and the Trustee is to apply those amounts in full to the payment of the outstanding principal of the Senior Notes on the next principal payment date.

As a result of amendments, we will be paying interest at a higher rate than we had under the Original Indenture, on Senior Notes the principal of which is $1.4 million more than that of the Original Notes, and we may also be paying Supplemental Interest and making principal payments of Excess Cash Flow and, in certain instances, cash that is on its balance sheets.  These changes will increase our obligations and, in certain instances, require the payment of funds to the Trustee for the accounts of the Noteholders that could otherwise be used in the operation of our business.

Remedies.  The Amended Indenture contains an additional remedy available to the Noteholders if an event of default occurs that was not available under the Original Indenture.  If the Holders elect to have us redeem the Senior Notes on July 13, 2012 (as discussed further below), and if we not redeem the Senior Notes as elected by the Holders, we will be required to appoint an independent investment bank, approved by the Holders of a majority of the outstanding principal amount of the Senior Notes, to advise us and the Noteholders on the sale of the Company.

Conversion.  The Conversion Right of the Holders under the Original Notes and Original Indenture was the same as it is under the Senior Notes and the Amended Indenture – the Holders have the right to convert their notes into a number of shares of common stock of the Company equal to the number obtained by dividing the principal amount of the Holders’ notes by the conversion price.  Under the Original Indenture (and currently under the Amended Indenture), the Conversion Price was $7.2094 per share, subject to certain possible adjustments, and the minimum conversion Price was $6.95 per share.  The Amended Indenture requires, however, as discussed above, that in the future we enter into a supplemental indenture to lower the Conversion Price to $2.00 per share and to lower the minimum conversion price to $1.00 per share if certain conditions are met.  Once that amendment has been effected, the conversion of any Senior Note will yield significantly more shares of common stock to any given Holder, because the Conversion Price will be significantly lower under the Amended Indenture than it was under the Original Indenture.  If the Holders of the Senior Notes convert their notes into shares of our common stock, the percentage of shares that existing stockholders hold in the Company will be reduced by a larger percentage than it would be reduced by if conversion occurred instead under the Original Notes.  With the current Conversion Price of $7.2094 per share, if the $61.4 million in aggregate principal amount of the Senior Notes were converted, the Holders would receive, in the aggregate, 8,516,659 shares of our common stock.  After the Conversion Price has been reduced to $2.00 per share, if the $61.4 million in aggregate principal amount of the Senior Notes were converted, the Holders would receive, in the aggregate, 30,700,000 shares of our common stock, or approximately 35% of what would be our outstanding number of common shares upon such conversion based on our current number of shares outstanding.

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If our stockholders do not approve the Conversion Price Reduction, the Conversion Price Reduction will not be implemented.  If the Conversion Price Reduction is not implemented, the Holders will be entitled to redeem the Senior Notes on the earlier of (a) the date that is 10 business days after the date that the approval of the MOG has been obtained or the date on which it is determined that such approval is not required, or (b) December 31, 2011, at a price equal to 104% of the Senior Notes principal amount, together with accrued but unpaid interest and the Put/Redemption Premium described above.  In addition, if the Conversion Price Reduction is not implemented, the Holders will be entitle to receive the Put/Redemption Premium if the Senior Notes are redeemed (a) on the Maturity Date, (b) at the option of the Holders on July 13, 2012, (c) by the Company for tax reasons, (d) by the Company (i) at any time after July 13, 2011, if the closing market price of our common stock on each of not less than 20 exchange business days in any period of 30 consecutive exchange business days ending not earlier than the seventh day prior to the date on which we give the relevant notice of redemption to the Holders has exceeded 200% of the Conversion Price in effect on such exchange business day or (ii) at any time if prior to the date on which we give the relevant notice of redemption, less than 10% in principal amount of the Notes originally issued remain outstanding, or (e) at the option of the Holders after a Change of Control Event has occurred.

Covenants.  Under the Amended Indenture, we agree to perform certain covenants that were not in the Original Indenture.  In addition, certain of the covenants that were in the Original Indenture have been modified in the Amended Indenture.

The Amended Indenture (a) limits the indebtedness that we may incur (we may only incur indebtedness for which no principal or interest is due until after the payment in full of the principal and interest on the Senior Notes, and such indebtedness must be subordinated to our obligations under the Amended Indenture and Senior Notes), (b) restricts the capital expenditures that we may make in any calendar year, (c) prohibits the declaration or payment by us of any dividends on our shares, and (d) limits the investments that we may make.  The Original Indenture did not contain these restrictions, but it did contain a requirement that we comply with a net debt to equity ratio.  That requirement does not appear in the Amended Indenture.  To the extent that we may incur indebtedness as described above, the Amended Indenture requires that the proceeds of such indebtedness be used solely to (i) finance the core exploration and production activities of the Company or any of its subsidiaries, or (ii) repay principal and interest (including Supplemental Interest, if any) in respect of the Senior Notes.

The Amended Indenture also contains new covenants that were not in the Original Indenture, that (a) prohibit us from creating or permitting to exist any subsidiaries other than Emir, (b) prohibit the issuance of any equity interest in itself, Emir, or any other subsidiary, (c) restrict the transactions that we may enter into with our affiliates, (d) restrict the types of employee benefit plans and incentive plans that we may maintain, (e) require that we maintain our properties in good condition, repair and working order, ordinary wear and tear excepted, (f) require that we comply with the provisions of the Investor Rights Agreement applicable to us in connection with the appointment to the Board of the Company and Emir (which would only occur if the Sale is not completed), (g) require that we give notice to the Trustee and the Noteholders of any amount of Supplemental Interest we are required to pay or any amount of Excess Cash Flow owed by us, (h) require that if the Sale is terminated, or after the approval of the Sale has been granted by the MOG, we (i) seek clarification from the MOG as to whether its approval of the Conversion Price Reduction is and, if it is required, (ii) seek and obtain such approval, (i) require that if the Purchase Agreement is terminated, we cause Emir to amend, its organizational document to provide for a governing board comprised of more than one person and provides that the Noteholders may appoint a designee to such board, and (j) require that if the Purchase Agreement is terminated, we cause Emir to become a party to the Amended Indenture for the purpose of agreeing to perform certain covenants set  forth in the Amended Indenture (but Emir will not be obligated to become at any time a guarantor under the Amended Indenture or an obligor for any amounts due under Amended Indenture.

58

The Original Indenture prohibited us from selling, leasing or transferring more than 20% of our rights in the Dolinnoe Field (a field in which we conduct exploration of hydrocarbons), while the Amended Indenture prohibits us from selling more than 20% of our rights in any of the Exploration Fields (as defined in the Amended Indenture), although the Amended Indenture specifically permits us to consummate the Sale.  In addition, the Amended Indenture provides that for any sale, lease or transfer that is permitted (i.e., the sale, lease or transfer of less than 20% of our rights in the Exploration Fields), we must apply the net proceeds of such transaction to the payment of outstanding principal of the Senior Notes.  The Original Indenture had no such requirement.

Both the Original Indenture and the Amended Indenture provide that if a change of control of the Company occurs, and a Holder exercises its Conversion Right on or before the 60th day after the Company receives the change of control notice, we will pay a premium to such Holder within five business days after the change of control occurs.  The Original Indenture, however, provided for a premium that was initially $0.12 per dollar of each Original Note, and was reduced each year during the term of the Original Indenture until the premium was $0.00.  As a result, on the date the parties entered into the Amended Indenture, the premium under the Original Indenture had been equal to $0.00.  The Amended Indenture provides for a change of control premium of $0.10 per dollar of each Senior Note, regardless of when the change of control occurs.

The Original Indenture permitted us to redeem the Original Notes at 104% of their principal amount after July 13, 2010.  The Amended Indenture permits us to redeem the Senior Notes at 104% of their principal amount after July 13, 2011.  While the Original Indenture only permitted such redemption if the market price of the common stock into which the Original Notes would be converted had exceeded 130% of the conversion price for 20 exchange business days in any period of 30 consecutive exchange business days, the Amended Indenture only permits such redemption if that market price has exceeded 200% of the conversion price for such period.  This increased threshold will result in our having to achieve a greater stock price to avail ourselves of our redemption right than we would have had under the Original Indenture.

The Amended Indenture permits the Holders to redeem their notes for a price equal to 110% of their principal amount (together with accrued interest) if a change of control of the Company has occurred.  The Original Indenture permitted the Holders to redeem their notes pursuant to a formula that would have resulted in a price less than 110% of the notes’ principal amount (together with accrued interest) if a change of control of the Company has occurred.

The Original Indenture provided that a change of control would occur if the right to cast more than 50% of the votes of the Company changed, while the Amended Indenture provides that a change of control would occur in that event, and also if the Company or Emir sells all or substantially all of its assets, including the Company’s equity in Emir.  The addition of this latter change of control event right provides the Holders the rights to redeem the Senior Notes described above, while if a sale of substantially all of the Company’s or Emir’s assets had occurred under the Original Indenture, no such redemption right would have arisen.

Approval of this proposal requires the affirmative vote of a majority of the votes cast by holders of our common stock present in person or by proxy at the Special Meeting.

The Board recommends that our stockholders vote “FOR” Proposal 2.

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PROPOSAL 3 –

ADJOURNMENT

If the number of shares of our common stock present in person or represented by proxy at the Special Meeting voting in favor Proposal 1 and Proposal 2, as applicable, is insufficient to approve such proposals at the time of the Special Meeting, as applicable, we intend to move to adjourn the Special Meeting to a later date in order to enable our Board to solicit additional proxies in respect of either proposal.

            In this proposal regarding the Adjournment of the Special Meeting, we are asking you to authorize the holder of any proxy solicited by our Board to vote in favor of granting discretionary authority to the proxy or attorney-in-fact to adjourn the Special Meeting for the purpose of soliciting additional proxies in favor of Proposal 1 or Proposal 2. If our stockholders approve the Adjournment proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against either Proposal 1 or Proposal 2.  Among other things, approval of the Adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against either Proposal 1 or Proposal 2 such that either or both proposals would be defeated, we could adjourn the Special Meeting without a vote on the approval of either proposal to convince our stockholders that voted against such proposals to change their votes to votes in favor of such proposals. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting.  Our stockholders present may adjourn the Special Meeting, despite the absence of a quorum to a later date if necessary or appropriate, to allow for the solicitation of additional proxies in favor of Proposal 1 or Proposal 2.

            Our Board believes that if the shares of our common stock present in person or represented by proxy at the Special Meeting voting in favor of Proposal 1 and Proposal 2 are not sufficient to approve either proposal, it is in the best interests of the Company and our stockholders to enable our Board to continue to seek to obtain a sufficient number of additional votes in favor of the such proposals.

Approval of this proposal requires the affirmative vote of a majority of the votes cast by holders of our common stock present in person or by proxy at the Special Meeting.

The Board recommends that our stockholders vote “FOR” Proposal 3.

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SECURITY OWNERSHIP OF DIRECTORS
AND EXECUTIVE OFFICERS

The following table sets forth as of March 15, 2011 the name and the number of shares of our common stock, par value of $0.001 per share, held of record or beneficially by each director and of all officers and directors as a group.

Title of Class	Name and Address	Amount & Nature of Beneficial Ownership	% of Class

Common	Anuarbek Baimoldin	20,000	*

Common	Boris Cherdabayev	6,248,727(1)	11.2%

Common	Jason Kerr	-0-	*

Common	Gamal Kulumbetov	280,000	*

Common	Evgeny Ler	190,000	*

Common	Troy Nilson	-0-	*

Common	Daymon M. Smith	-0-	*

Common	Leonard M. Stillman	-0-	*

Common	Askar Tashtitov	480,000	*

Common	Valery Tolkachev	81,579	*

Common	Toleush Tolmakov	6,251,960(2)	11.2%

Officers and Directors		13,532,266	24.3%
as a Group: (12 persons)
* Less than 1%

(1)
The shares attributed to Mr. Cherdabayev include 4,128,601 shares held of record by Mr. Cherdabayev, 2,106,126 shares held of record by or for the benefit of Westfall Group Limited, and 14,000 shares held of record by Asael T. Sorensen for the benefit of Boris Cherdabayev.  Mr. Cherdabayev is the sole owner of Westfall Group Limited.

(2)
The shares attributed to Mr. Tolmakov include 3,265,365 shares held of record by Mr. Tolmakov and 2,986,595 shares held of record by Simage Limited.  Simage Limited is a company owned by Mr. Tolmakov.  Mr. Tolmakov is the Vice President of Production of the Company.

Mr. Baimoldin, Mr. Kulumbetov, Mr. Ler, Mr. Tashtitov and Mr. Tolmakov are executive officers of the Company.  Mr. Cherdabayev, Mr. Kerr, Mr. Nilson, Dr. Smith, Mr. Stillman, Mr. Tashtitov and Mr. Tolkachev comprise the Board.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of March 15, 2011, the persons named below were, to our knowledge, the only beneficial owners of more than 5% of the 55,787,554 shares of our outstanding common stock, other than directors  and executive officers whose beneficial ownership is described in the above table.
Title of Class	Name and Address	Amount & Nature of Beneficial Ownership	% of Class

Common	Caspian Energy Consulting Ltd.	5,197,539	9.3%
	P.O. Box 664 Owen Sound, ON N4K 5R4

Common	JSC Compass Asset Management	4,423,494	7.9%
	240 V Furmanov Street
	Almaty, Kazakhstan 050059

Common	Palaeontol B.V.	13,462,446(1)	24.1%
	Tower C-11 Strawinskylaan 1143 1077 XX Amsterdam The Netherlands
TOTAL

(1)
In connection with the execution of the Purchase Agreement, certain of our principals, who collectively own approximately 24% of the outstanding shares of our common stock entered into voting agreements to vote their shares in favor of the Sale at the Special Meeting and granted the Buyer a proxy to vote their shares of common stock in favor of the Sale.  As a result of the voting agreements, the Buyer and the persons listed below may be deemed to have beneficial ownership of such shares.  On February 24, 2011, the Buyer, Palaeontol Coöperatief U.A., MIE New Ventures Corporation, MIE Holdings Corporation, Far East Energy Limited, Zhang Ruilin and Zhao Jiangwei jointly filed a Schedule 13D with the SEC in connection with the execution of the voting agreements. Each of the foregoing expressly disclaimed beneficial ownership of the shares.

Change in Control

Other than the Conversion Price Reduction described in Proposal 2, which could result in the future issuance of up to an amount of shares that could be considered a controlling interest in the Company, to the knowledge of the management, there are no present arrangements or pledges of our securities the operation of which may at a subsequent date result in a change in control of the Company.

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INCORPORATION OF INFORMATION BY REFERENCE

The Company incorporates by reference the following information from its Annual Report on Form 10-K for the year ended March 31, 2010, attached hereto as Appendix C:
●	Part I, Item 2, Properties

●	Part II, Item 6, Selected Financial Data

●	Part II, Item 8, Financial Statements and Supplementary Data

●	Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations

●	Part II, Item 7A, Quantitative and Qualitative Disclosures about Market Risk

●	Part II, Item 9, Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The Company incorporates by reference the following information from its Quarterly Report on Form 10-Q for the quarter ended December 31, 2010, attached hereto as Appendix D:

●	Part I, Item 1

●	Part I, Item 2

●	Part I, Item 3

The exhibits to the Form 10-K are available upon payment of charges that approximate reproduction costs. If you would like to request documents, please do so by May 24, 2011, to receive them before the annual meeting of stockholders. Requests should be sent in writing to BMB Munai, Inc., ATTN Corporate Secretary, 324 South 400 West, Suite 225, Salt Lake City, Utah 84101.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Hansen, Barnett & Maxwell, P.C. as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal years ending March 31, 2010 and March 31, 2011.

We expect a representative of Hansen, Barnett & Maxwell, P.C. to be available telephonically at the Special Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

WHERE YOU CAN FIND MORE INFORMATION

The Company files Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and other information with the SEC. We provide free access to all of these SEC filings, as soon as reasonably practicable after filing, on our Internet web site located at www.bmbmunai.com.  In addition, the public may read and copy any documents we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also provides such reports, proxy statements and other information at its Internet site, www.sec.gov.

63

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for Proxy Statements and Annual Reports with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs.

If you and others who share your mailing address own our common stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and Proxy Statement from each company whose stock is held in such accounts. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it and a single copy of our Proxy Statement and annual report have been sent to your address.

We will promptly deliver separate copies of our Proxy Statement and annual report at the request of any stockholder who is in a household that participates in the householding of our proxy materials. You may send your request by mail to: BMB Munai, Inc., ATTN Corporate Secretary, 324 South 400 West, Suite 225, Salt Lake City, Utah 84101 or by telephone at (801) 355-3797. If you currently receive multiple copies of our proxy materials and would like to participate in householding, please contact our Corporate Secretary at the address or phone number described above.

OTHER MATTERS

We know of no other matters that are to be presented for action at the special meeting of stockholders other than those set forth above. If any other matters properly come before the Special Meeting, the persons named in the enclosed proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

It is important that your shares be represented at the special meeting, regardless of the number of shares you hold. Therefore, you are urged to execute and return the accompanying proxy in the enclosed envelope at your earliest convenience.

By order of the Board,

April 14, 2011	________________________
Adam Cook
Corporate Secretary

STOCKHOLDERS ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

65

Appendix A
Opinion of Financial Adviser

February 13, 2011

The Independent Oversight Committee
of the Board of Directors
BMB Munai, Inc.
202 Dostyk Avenue, 4th Floor
Almaty 050051 Kazakhstan

Dear Committee Members:

We understand that BMB Munai, Inc., a Nevada corporation (the "Company"), is considering a transaction whereby Palaeontol B.V., a company organized under the laws of the Netherlands (the “Purchaser”), and wholly owned subsidiary of MIE Holdings Corporation, a company organized under the laws of the Cayman Islands (“Listco”), will purchase all of the issued and outstanding participation interests (the “Interests”) of Emir Oil, an entity organized under the laws of the Republic of Kazakhstan (the “Target”), and wholly owned subsidiary of the Company.  Pursuant to the terms of a Participation Interest Purchase Agreement draft labeled “Execution Version”, dated as of February 14, 2011 (the “Agreement”), by and among the Company, the Purchaser, and Listco, the Purchaser will, in exchange for (i) all of the issued and outstanding Interests, plus (ii) all of the outstanding loans made by the Company to the Target, including all principal, interest and other amounts payable with respect thereto as of the consummation of the Transaction (as defined below), make a cash payment to the Company of US$170 million (the “Consideration”) (such transactions described in the immediately preceding sentence, the “Transaction”).

The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the Company of the Consideration to be received by the Company in the Transaction.

The Independent Oversight Committee of the
Board of Directors
BMB Munai, Inc.
February 13, 2011

UBS Securities LLC ("UBS") has acted as financial advisor to the Company in connection with the Transaction and will receive a fee for its services, a portion of which is payable in connection with this opinion and a portion of which is contingent upon the consummation of the Transaction.  In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of the Company and Listco and, accordingly, may at any time hold a long or short position in such securities.  The issuance of this opinion was approved by an authorized committee of UBS.

Our opinion does not address the relative merits of the Transaction or any related transaction as compared to other business strategies or transactions that might be available with respect to the Company or the Company's underlying business decision to effect the Transaction or any related transaction.  Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Transaction or any related transaction.  We express no opinion as to what the value of the common stock, par value $0.001, per share, of the Company (“Company Common Stock”) will be pursuant to the Transaction or the prices at which Company Common Stock will trade at any time.  At your direction, we have not been asked to, nor do we, offer any opinion as to the terms of the Agreement, including, without limitation, the Termination Fee (as defined in the Agreement), other than the Consideration to the extent expressly specified herein, or any related documents or the form of the Transaction or any related transaction.  In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction or any related transaction, or any class of such persons, relative to the Consideration.  In rendering this opinion, we have assumed, with your consent, that (i) the final executed form of the Agreement will not differ in any material respect from the draft that we have reviewed, (ii) the parties to the Agreement will comply with all material terms of the Agreement, and (iii) the Transaction will be consummated in accordance with the terms of the Agreement without any adverse waiver or amendment of any material term or condition thereof.  We have also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on the Company or the Transaction.

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to the Company and the Target; (ii) reviewed certain internal financial information and other data relating to the business and financial prospects of the Target that were not publicly available, including financial forecasts and estimates (including estimates of the commercially recoverable reserves of the Target) prepared by the management of the Company and the Target that you have directed us to utilize for purposes of our analysis; (iii) reviewed estimates of proved and probable reserves of the Target as prepared by a third-party reserve engineer (the “Engineering Reserve Report”); (iv) conducted discussions with members of the senior management of the Company and the Target concerning the business, reserves (including both

The Independent Oversight Committee
of the Board of Directors
BMB Munai, Inc.
February 13, 2011

the Engineering Reserve Report and management’s estimates of the commercially recoverable reserves), production profiles, commodity prices, development programs, exploration programs and financial prospects of the Target; (v) reviewed publicly available financial and stock market data with respect to certain other companies we believe to be generally relevant; (vi) compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions we believe to be generally relevant; (vii) reviewed current and historical market prices of Company Common Stock; (viii) reviewed the Agreement; and (ix) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate.  At the request of the Company, we contacted third parties to solicit indications of interest in a possible transaction with the Company and held discussions with certain of these parties prior to the date hereof.

In connection with our review, with your consent, we have assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by us for the purpose of this opinion.  In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or Target, nor have we been furnished with any such evaluation or appraisal; provided, however, that we have been furnished with the Engineering Reserve Report and estimates of the commercially recoverable reserves of the Target prepared by the management of the Company and the Target.  With respect to the financial forecasts and estimates prepared by the management of the Company and the Target referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of such management as to the future financial performance of the Target.  We are not oil and gas experts, and do not express any opinion with respect to the subject matter of the Engineering Reserve Report or estimates of the commercially recoverable reserves of the Target prepared by the management of the Company and the Target.  Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to us as of, the date hereof.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the Company in the Transaction is fair, from a financial point of view, to the Company.

The Independent Oversight Committee
of the Board of Directors
BMB Munai, Inc.
February 13, 2011

This opinion is provided for the benefit of the Independent Oversight Committee, solely in its capacity as such, in connection with, and for the purpose of, its evaluation of the Consideration in the Transaction.

Very truly yours,

UBS SECURITIES LLC

By:	/s/ Joseph Meisner	By:	/s/ Vijay Kumra
	Joseph Meisner		Vijay Kumra
	Managing Director		Executive Director

Appendix B
Participation Interest Purchase Agreement

EXECUTION VERSION

PARTICIPATION INTEREST PURCHASE AGREEMENT

by and among

PALAEONTOL B.V.,

as Purchaser,

BMB MUNAI, INC.,

as Seller,

and

MIE HOLDINGS CORPORATION,

as Listco

DATED AS OF FEBRUARY 14, 2011

Section 8.5 Transfer Taxes	52
Section 8.6 Tax Matters.	52
Section 8.7 Employee Matters.	54
Section 8.8 Confidential Information	55
Section 8.9 Employee Non-Solicitation	55
Section 8.10 Affiliate Agreements	56
Section 8.11 Transition Services Agreement	56
Section 8.12 Updates	56
Section 8.13 Assistance with Production Contracts and Leases	56
Section 8.14 Seller Stockholder Proxy Statement.	57
Section 8.15 Seller Stockholders’ Meeting.	58
Section 8.16 Acquisition Proposals.	58
Section 8.17 Seller Noteholder Approval.	61
Section 8.18 Listco Stockholders’ Approval	62
Section 8.19 Lease Agreements	62
Section 8.20 Disclosure Documents	63
Section 8.21 Guarantee	63
Section 8.22 Purchase of Notes	66

ARTICLE 9 CONDITIONS TO CLOSING	65

Section 9.1 Mutual Conditions	65
Section 9.2 Conditions to the Obligations of Purchaser	66
Section 9.3 Conditions to the Obligations of Seller	69
Section 9.4 Frustration of Closing Conditions	69

ARTICLE 10 TERMINATION	70

Section 10.1 Termination	70
Section 10.2 Effect of Termination	71

ARTICLE 11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION	74

Section 11.1 Survival of Terms	74
Section 11.2 Indemnification by Seller	74
Section 11.3 Additional Provisions Regarding Indemnification Obligations	75
Section 11.4 Indemnification Procedures; Third Party Claims.	76
Section 11.5 Exclusive Remedy	78

ARTICLE 12 MISCELLANEOUS	78

Section 12.1 Entire Agreement; Assignment	78
Section 12.2 Notices	78
Section 12.3 Governing Law	80
Section 12.4 Construction; Interpretation	80
Section 12.5 Company Disclosure Schedule	81
Section 12.6 Parties in Interest	81

EXHIBITS
Exhibit A — Form of Escrow Agreement
Exhibit B — Form of Voting Agreement
Exhibit C — Form of U.S. Legal Opinion
Exhibit D — Form of Kazakhstan Legal Opinion
Exhibit E — Form of Charter
Exhibit F — Form of Assignment, Release and Waiver Agreement
Exhibit G — Schedule of Loan Agreements
Exhibit H — Contemplated Indenture Amendment

PARTICIPATION INTEREST PURCHASE AGREEMENT

This PARTICIPATION INTEREST PURCHASE AGREEMENT (this “Agreement”), dated as of February 14, 2011, is made and entered into by and among Palaeontol B.V., a company organized under the Laws of the Netherlands (“Purchaser”), BMB Munai, Inc., a Nevada corporation (“Seller”), and MIE Holdings Corporation, an exempted company with limited liability organized under the Laws of the Cayman Islands (“Listco”).

RECITALS

WHEREAS, Seller is the sole member of Emir-Oil LLC, an entity organized under the laws of the Republic of Kazakhstan (the “Company”), and owns beneficially and of record all of the issued and outstanding participation interests of the Company (the “Interests”);

WHEREAS, Seller is party to those certain loan agreements listed on Exhibit G hereto (the “Loan Agreements”), pursuant to which it has made loans to the Company (such loans, including all principal, interest and other amounts payable with respect thereto, the “Seller Loans”);

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of the Interests and the Seller Loans upon the terms and subject to the conditions hereinafter set forth;

WHEREAS, in order to further induce Purchaser to enter into this Agreement, certain of the stockholders of Seller have executed Voting Agreements (as defined herein), pursuant to which, among other things, such stockholders have agreed to vote as stockholders in favor of approval of this Agreement and the transactions contemplated hereby; and

WHEREAS, the parties hereto desire to enter into, or to cause their applicable Affiliates to enter into, the other Transaction Documents (as defined herein), and to perform their obligations thereunder as further described herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

Section 1.1 Certain Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below.

“Acceptable Confidentiality Agreement” has the meaning ascribed thereto in Section 8.16(b)(ii).

“Acquisition Proposal” means any bona fide offer, proposal or inquiry concerning any direct or indirect (a) merger, consolidation, business combination, or similar transaction involving Seller or the Company, (b) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture, or otherwise of assets of Seller or the Company representing 15% or more of the net revenues, net income or assets (including, in the case of Seller, participation or other membership interests of the Company) of Seller or the Company, (c) issuance, sale, or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture, or any similar transaction) equity interests representing 15% or more of the voting power of Seller or the Company, (d) transaction in which any person or group shall acquire beneficial ownership, or the right to acquire beneficial ownership of 15% or more of the outstanding voting capital stock, membership interests or other equity interests of Seller or the Company, (e) any tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% or more of the voting securities of Seller or the Company, or (f) any combination of the foregoing, as the same may be amended or revised from time to time.  Notwithstanding the foregoing, the entry into the Contemplated Indenture Amendment by Seller and the Seller Noteholders shall not constitute an “Acquisition Proposal”; provided, however, that any conversion of the Notes pursuant to the Contemplated Indenture Amendment (or otherwise) shall constitute an “Acquisition Proposal” if such conversion otherwise satisfies any of the clauses of this definition.

“Acts of Land Ownership” means Act for the Right of Temporary Refundable Land Use No. 2914 dated September 15, 2008, Act for the Right of Temporary Refundable Land Use No. 242 dated February 9, 2009, Act for the Right of Temporary Refundable Land Use No. 257 dated February 4, 2009, and all other acts of land use that are necessary for or appurtenant to the possession, use and enjoyment of Equipment and infrastructure necessary for the Company’s performance under the Existing Exploration Contract and any Production Contract.

“Act of Transfer” means a Kazakhstan-law governed act of transfer for the Interests, in a form acceptable to Purchaser, to be executed and delivered between Seller and Purchaser, notarized by a Kazakhstan notary, and submitted to the applicable office of the Ministry of Justice in order to transfer the Interests to Purchaser.

“Adjustment Amount” means the sum (without duplication) of (a) the Distributions Amount, (b) the Non-Ordinary Course Liabilities Amount, (c) the Indebtedness Amount, (d) the Off-Balance Sheet Liabilities Amount, and (e) the Company Expenses Amount.

“Affiliate” of any Person, means any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.  As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any membership or other ownership interest, by Contract or otherwise).  Seller’s Representative Office in Almaty, Kazakhstan shall be deemed to be an Affiliate of Seller.

“Agreement” has the meaning ascribed thereto in the Preamble.

“Alternative Acquisition Agreement” has the meaning ascribed thereto in Section 8.16(a)(ii).

“Annual Working Program” means the annual working program approved under the Existing Exploration Contract.

“Approved Budget” means an operating budget for the Company, for the period from April 1, 2011 through March 31, 2012, as mutually agreed upon by Seller and Purchaser, which shall provide for a capital expenditures budget broken out on a quarterly basis.

“Assignment, Release and Waiver Agreement” means an Assignment, Release and Waiver Agreement in the form attached hereto as Exhibit F to be executed by Purchaser and Seller at the Closing.

“Balance Sheet” has the meaning ascribed thereto in Section 6.7(a).

“Balance Sheet Date” means December 31, 2010.

“Barter Agreement” means that certain Barter Agreement, dated September 28, 2004, pursuant to which the Lessor Related Party transferred a 30% participation interest in the Company to Seller.

“Benefit Plan” means each plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) (a) which provides compensation or other benefits to any current or former employee, officer, director or consultant (or to any dependent or beneficiary thereof) of the Company, or in which any such individual participates or is eligible to participate, or (b) which is sponsored, maintained or contributed to or required to be contributed to by the Company, or (c) under which the Company has or may have any obligation or Liability, whether actual or contingent.

“Business Day” means a day, other than a Saturday or Sunday or any other day on which commercial banking institutions in New York City, Beijing, Almaty or Hong Kong are not open for the transaction of normal banking business.

“Cap Amount” has the meaning ascribed thereto in Section 11.3(b).

“Charter” means the amended and restated Charter of the Company substantially in the form attached hereto as Exhibit E or in a form approved by Purchaser to be executed by Purchaser and registered at the applicable office of the Ministry of Justice in accordance herewith.

“Claims” has the meaning ascribed thereto in Section 12.9(a).

“Closing” has the meaning ascribed thereto in Article 3.

“Closing Adjustment Amount” has the meaning ascribed thereto in Section 2.4(b).

“Closing Balance Sheet” has the meaning ascribed thereto in Section 2.4(b).

“Closing Date” has the meaning ascribed thereto in Article 3.

“Closing Statement” has the meaning ascribed thereto in Section 2.4(b).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning ascribed thereto in the Recitals.

“Company Disclosure Schedule” means the disclosure schedule and annexes thereto that have been delivered by Seller and the Company to Purchaser in connection with the execution and delivery of this Agreement.

“Company Expenses” means all of the fees and expenses incurred or paid by the Company on or prior to the Closing Date, in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby or any other similar potential transactions with other third parties, including, without limitation: (a) legal fees and disbursements and related expenses; (b) the fees and expenses of any other agents, advisors, consultants and experts employed by the Company or Seller in connection with such transactions; and (c) any special bonuses, transaction bonuses, change in control bonuses, phantom stock bonuses or other bonus payments incurred or paid to any employee of the Company; provided, however, that Company Expenses shall not include any such fees and expenses that were paid on or prior to the Balance Sheet Date and reflected in the Financial Statements or accrued on the Balance Sheet as of the Balance Sheet Date.

“Company Expenses Amount” means the amount of Company Expenses as of the Latest Balance Sheet Date (in the case of the Estimated Closing Statement) and the Closing Date (in the case of the Closing Statement).

“Competent Authority” has the meaning ascribed thereto in Section 9.1(d).

“Competition Act” means the Law of the Republic of Kazakhstan No. 112-IV “On Competition” dated December 25, 2008, as amended.

“Competition Agency” means the Agency of the Republic of Kazakhstan for Competition Protection (Antimonopoly Agency).

“Confidential Information” has the meaning ascribed thereto in Section 8.8.

“Confidentiality Agreement” has the meaning ascribed thereto in Section 8.2(b).

“Consent” means any approval, consent, license, permit, waiver, registration or other authorization issued, granted or given by or under the authority of a Governmental Authority or any other Person.

4

“Contemplated Indenture Amendment” means an amendment to the Indenture on terms substantially as set forth in the term sheet attached hereto as Exhibit H, as may be modified with the prior written consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned.

“Continuing Employee” has the meaning ascribed thereto in Section 8.7(a).

“Contract” means any written or oral agreement, contract, subcontract, lease, binding understanding, indenture, note, guaranty, option, warranty, purchase order, license, sublicense, insurance policy, Benefit Plan or legally binding commitment or undertaking of any nature as in effect as of the date hereof or as may hereinafter be in effect (and all amendments, modifications or supplements thereto).

“Contract Area” means all surface and subsurface areas or blocks subject to any Petroleum Contract that may be in effect from time to time, including lands subject to the Acts of Land Ownership and Land Lease Agreements.

“Convertible Senior Notes” means convertible senior notes of Seller with the same coupon and maturity date as the Notes, as such Notes may be amended pursuant to the Contemplated Indenture Amendment or otherwise.

“Covered Affiliates” has the meaning ascribed thereto in Section 6.26.

“Designated Payables” means (a) $27,000 owing from the Company to KandyagashBurService, transferred to Shugyla-1 in July 2008, and (b) $6,000,000 owing from the Company to various third parties and transferred to Simage Limited in 2009.

“Distributions Amount” means the amount of any and all payments from the Company to Seller or Seller’s Affiliates, including, without, limitation, any and all distributions or other payments declared, made or paid in respect of any of the Interests, in each case, after the Balance Sheet Date and on or prior to the Latest Balance Sheet Date (in the case of the Estimated Closing Statement) and the Closing Date (in the case of the Closing Statement).

“End Date” shall have the meaning ascribed thereto in Section 10.1(b).

“Environmental Claims” means, in respect of any Person, (a) any and all administrative, regulatory or judicial actions, Orders, decrees, suits, demands, directives, claims, Liens, investigations, proceedings or notices of noncompliance, Liability or violation by any Governmental Authority or other Person alleging Liability arising out of, based on or related to any Environmental Law, including matters arising out of, based on or related to (i) the presence, Release or threatened Release of, or exposure to, any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the Company, or (ii) circumstances forming the basis of any violation or alleged violation of, or liability or obligation under, any Environmental Law or Environmental Permit; and (b) any and all claims by any Person seeking damages (including natural resource damages and restoration costs, investigation costs, and attorney, expert and consultant costs and expenses), contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence, Release, or exposure to, any Hazardous Material.

5

“Environmental Laws” means all Laws (including the common law), rules, regulations, statutes, directives, codes, Orders, decrees, notices, government enforcement policies, judgments, treaties or binding agreements, as applicable, in each case issued, promulgated by, or entered into with, any Governmental Authority relating in any way to pollution or protection of the environment (including ambient air, surface water, groundwater, soils or subsurface strata), the preservation or reclamation of natural resources, the protection of human health as it relates to exposure to Hazardous Materials or the use, generation, management, handling, transport, treatment, disposal, storage, Release or threatened Release of Hazardous Materials.

“Environmental Permits” means all Permits arising under or relating to Environmental Laws.

“Equipment” means all wells presently in use, shut-in or temporarily abandoned, pipelines, processing plants, electricity lines, treaters, dehydrators, tanks, pumps, compressors, equipment, machinery, fixtures, vehicles, material stocks and other tangible use property and improvements on the Contract Areas or used or held for use in connection with the Petroleum Contracts or any operations related thereto or production therefrom.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business that is, or at any relevant time was, together with the Company, treated as a “single employer” under Section 414(b), 414(c) or 414 (m) of the Code.

“Escrow Account” has the meaning ascribed thereto in Section 2.3.

“Escrow Agent” has the meaning ascribed thereto in Section 2.3.

“Escrow Agreement” has the meaning ascribed thereto in Section 2.3.

“Escrow Amount” has the meaning ascribed thereto in Section 2.3.

“Estimated Adjustment Amount” has the meaning ascribed thereto in Section 2.4(a).

“Estimated Closing Statement” has the meaning ascribed thereto in Section 2.4(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Exploration Contract” means the Contract for the Exploration of Hydrocarbons on the “Aksaz-Dolinnaya-Emir” Area in Tubkaraganskii Raion in Mangystau Oblast in accordance with License Series AI No. 1552 (oil) between the Agency of the Republic of Kazakhstan for Investments, acting in the capacity of the Competent Body on behalf of the Government of the Republic of Kazakhstan (the Competent Body), and “Zhanaozenskii Remontno-mechanicheskii Zavod” Limited Liability Partnership (the Contractor), registration number 482 and dated June 9, 2000, as amended by Amendment No. 1 to the Contract No. 482 dated June 9, 2000 for the Exploration of Hydrocarbons on the “Aksaz-Dolinnaya-Emir” Area in Tubkaraganskii Raion in Mangystau Oblast between the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan, acting in the capacity of the Competent Body on behalf of the Government of the Republic of Kazakhstan (the Competent Body), and “Emir-Oil” Limited Liability Partnership (the Contractor), registration number 997 and dated

6

September 23, 2002, as amended by Amendment No. 2 to the Contract No. 482 dated June 9, 2000 for the Exploration of Hydrocarbons on the “Aksaz-Dolinnaya-Emir” Area in Tubkaraganskii Raion in Mangystau Oblast between the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan, acting in the capacity of the Competent Body on behalf of the Government of the Republic of Kazakhstan (the Competent Body), and “Emir-Oil” Limited Liability Partnership (the Contractor), registration number 1513 and dated September 10, 2004, as amended by Amendment No. 3 to the Contract No. 482 dated June 9, 2000 for the Exploration of Hydrocarbons on the “Aksaz-Dolinnaya-Emir” Area in Tubkaraganskii Raion in Mangystau Oblast between the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan (the Competent Body) and “Emir-Oil” Limited Liability Partnership (the Contractor), registration number 1602 and dated December 7, 2004, as amended by Amendment No. 4 to the Contract No. 482 dated June 9, 2000 for the Exploration of Hydrocarbons on the "Aksaz-Dolinnaya-Emir" Area in Tubkaraganskii Raion in Mangystau Oblast in accordance with License Series AI No. 1552 (oil) dated April 30, 1999 between the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan (the Competent Body) and “Emir-Oil” Limited Liability Partnership (the Contractor), registration number 2303 and dated February 23, 2007, as amended by Amendment No. 5 to the Contract No. 482 dated June 9, 2000 for the Exploration of Hydrocarbons on the “Aksaz-Dolinnaya-Emir” Area in Tubkaraganskii Raion in Mangystau Oblast between the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan (the Competent Body) and “Emir-Oil” Limited Liability Partnership (the Contractor), registration number 2695 and dated June 24, 2008, as amended by Amendment No. 6 to the Contract No. 482 dated June 9, 2000 for the Exploration of Hydrocarbons on the “Aksaz-Dolinnaya-Emir” Area in Tubkaraganskii Raion in Mangystau Oblast between the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan (the Competent Body), and “Emir-Oil” Limited Liability Partnership (the Contractor), registration number 2819 and dated October 15, 2008, as amended by Amendment No. 7 to the Contract No. 482 dated June 9, 2000 for the Exploration of Hydrocarbons on the “Aksaz-Dolinnaya-Emir” Area in Tubkaraganskii Raion in Mangystau Oblast between the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan (the Competent Body), and “Emir-Oil” Limited Liability Partnership (the Contractor), registration number 2963 and dated January 16, 2009, as amended by Amendment No. 8 to the Contract No. 482 dated June 9, 2000 for the Exploration of Hydrocarbons on the “Aksaz-Dolinnaya-Emir” Area in Tubkaraganskii Raion in Mangystau Oblast between the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan (the Competent Body), and “Emir-Oil” Limited Liability Partnership (the Contractor), registration number 3014 and dated February 20, 2009, and as amended by Amendment No. 9 to the Contract No. 482 dated June 9, 2000 for the Exploration of Hydrocarbons on the “Aksaz-Dolinnaya-Emir” Area in Tubkaraganskii Raion in Mangystau Oblast between the Ministry of Oil and Gas of the Republic of Kazakhstan (the Competent Body), and “Emir-Oil” Limited Liability Partnership (the Contractor), registration number 3598-UVS and dated September 8, 2010.

7

“Expenses” means all reasonable and documented out-of-pocket expenses incurred by Purchaser and its Affiliates (including all fees and expenses of counsel, accountants, experts and consultants) in connection with this Agreement and the transactions contemplated hereby, up to a maximum of $3,500,000.

“Extended End Date” shall have the meaning ascribed thereto in Section 10.1(b).

“FCPA” has the meaning ascribed thereto in Section 6.26.

“Final Interests Purchase Price” has the meaning ascribed thereto in Section 2.4(g).

“Financial Statements” has the meaning ascribed thereto in Section 6.7(a).

“Funded Indebtedness” means with respect to any Person: (a) all indebtedness for borrowed money (excluding, for the avoidance of doubt, any accounts payable); (b) Liabilities evidenced by bonds, debentures, notes or other similar instruments or debt securities; (c) Liabilities under or in connection with letters of credit or bankers’ acceptances or similar items; (d) in respect of any of the foregoing obligations, any principal, accrued and unpaid interest on and any prepayment or other premiums, penalties, fees, expenses, indemnities, reimbursements or similar contractual amounts or charges; and (e) without duplication, all guarantees with respect to Liabilities of a type described in any of clauses (a) through (d) above.

“GAAP” means United States generally accepted accounting principles, consistently applied, as in effect from time to time.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs, in each case, as amended to date.  For example, the “Governing Documents” of a corporation are its articles of incorporation and by-laws, and the “Governing Documents” of an entity organized under the laws of the Republic of Kazakhstan are its registered charter and, if such Kazakhstan entity has more than one participant, its notarized foundation agreement.

“Governmental Authority” means any federal, state or local government, akimat, ministry, court of competent jurisdiction, tribunal, administrative agency or commission or other governmental or regulatory authority or instrumentality of the Republic of Kazakhstan, the United States or any other country or any other state, county, municipality or other governmental division of any country, including any European Union authority.

“Hazardous Materials” means any chemical, material, substance, waste, pollutant or contaminant (a) that is or contains radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum byproducts and derivatives, toxic mold or radon gas or (b) that is prohibited, limited or regulated by or pursuant to any Environmental Law or that is regulated, defined, listed or identified under any Environmental Law as a “hazardous waste,” “hazardous substance,” “toxic substance” or words of similar import thereunder.

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“HKSE” means the Hong Kong Stock Exchange.

“Hong Kong Listing Rules” means Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited.

“IFRS” means International Financial Reporting Standards issued by the International Accounting Standards Board as in effect from time to time.

“IFRS Financial Statements” has the meaning ascribed thereto in Section 9.2(e).

“Indebtedness” means with respect to any Person: (a) Funded Indebtedness, (b) Liabilities to pay the deferred purchase price of property or services other than those trade payables incurred in the ordinary course of business, (c) all Liabilities under conditional sale or other title retention agreements, (d) all Liabilities with respect to vendor advances or any other advances made to such Person, (e) all Liabilities arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates, and (f) all Liabilities arising from any breach of any of the foregoing.

“Indebtedness Amount” means an amount (which shall not be less than zero) equal to (a) the amount of any and all Indebtedness of the Company as of the Latest Balance Sheet Date (in the case of the Estimated Statement) and the Closing Date (in the case of the Closing Statement), less (b) the amount of any and all Indebtedness of the Company as of the Balance Sheet Date; provided, however, that, for purposes of clauses (a) and (b), the amount of Indebtedness of the Company shall exclude the Seller Loans.

“Indemnified Party” has the meaning ascribed thereto in Section 11.2(a).

“Indemnity Notice” has the meaning ascribed thereto in Section 11.4(a).

“Indenture” means that certain Indenture, dated as of September 19, 2007, by and between Seller, as issuer, and The Bank of New York, as trustee, as amended or supplemented.

“Independent Expert” has the meaning ascribed thereto in Section 2.4(d).

“Initial Purchase Price” has the meaning ascribed thereto in Section 2.2(a).

“Initial Interests Purchase Price” means an amount (which shall not be less than zero) equal to the Initial Purchase Price minus the Seller Loans Purchase Price.

“Intellectual Property” means all intellectual property or other proprietary rights of every kind, foreign or domestic, including patents, inventions (whether or not patentable), processes, methodologies, products, technologies, discoveries, copyrightable and copyrighted works (whether or not registered), apparatus, trade secrets, trademarks and service marks (whether or not registered), domain names, trade names, know-how, trade dress, customer lists, confidential marketing and customer information, confidential technical information, software, and documentation related thereto, and any registrations or applications for registration of any of the foregoing.

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“Interests” has the meaning ascribed thereto in the Recitals.

“Land Lease Agreements” means Land Lease Agreement No. 292 dated July 8, 2008 cadastral number 13-203-007-033, Land Lease Agreement No. 284 dated July 8, 2008 cadastral number 13-203-007-070, Land Lease Agreement No. 294 dated July 8, 2008 cadastral number 13-203-007-232, and all other land lease agreements that are necessary for or appurtenant to the use, possession and enjoyment of Equipment and infrastructure necessary for the Company’s performance under the Existing Exploration Contract and any Production Contract.

“Latest Balance Sheet Date” means the date of the balance sheet included in the Latest Financial Statements.

“Latest Financial Statements” has the meaning ascribed thereto in Section 2.4(a).

“Laws” means all international, republican, federal, state or local laws, statutes, resolutions, ordinances, rules, rules of common law, requirements, regulations, directives, decisions, judgments, rulings, Orders, decrees, injunctions or other binding directives of any Governmental Authority.

“Lease” has the meaning ascribed thereto in Section 6.14(b).

“Lease Agreements” means the Lease Agreements in form and substance to be mutually agreed upon by the Company and certain Affiliates of the Lessor Related Party and to be executed at the Closing.

“Leased Real Property” has the meaning ascribed thereto in Section 6.14(b).

“Lessor Related Party” means Toulesh Tolmakov.

“Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

“Lien” means any mortgage, pledge, encumbrance, lien, charge, claim, equitable interest, option, pledge, right of first refusal, or security interest of any kind, including, without limitation, any restriction on voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Listco” has the meaning ascribed thereto in the Preamble.

“Listco Stockholders’ Approval” has the meaning ascribed thereto in Section 7.5.

“Loan Agreements” has the meaning ascribed thereto in the Recitals.

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“Loss” means all damages, awards, losses, Liabilities (including Tax liabilities), claims, payments, fines, penalties, interest, costs and expenses (including reasonable attorneys’ fees, court costs and other reasonable professional fees and expenses, and any amounts paid in settlement).

“Material Adverse Effect” shall mean the effect of any circumstance, change, development, condition or event that is materially adverse to (a) the condition (financial or other), business, operations, assets, prospects, Liabilities or results of operations of the Company, or (b) Seller’s ability to consummate the transactions contemplated by this Agreement.

“Material Contracts” has the meaning ascribed thereto in Section 6.12(a).

“Minimum Working Program” means the minimum working program under the Existing Exploration Contract.

“Ministry of Justice” means the Ministry of Justice of the Republic of Kazakhstan.

“Ministry of Oil and Gas” means the Ministry of Oil and Gas of the Republic of Kazakhstan.

“Money Laundering Laws” has the meaning ascribed thereto in Section 6.27.

“Non-Ordinary Course Liabilities Amount” means an amount (which shall not be less than zero) equal to (a) the amount of any and all Liabilities incurred by the Company outside the ordinary course of business (as reasonably determined by Purchaser) and required to be reflected on a balance sheet prepared in accordance with GAAP as of the Latest Balance Sheet Date (in the case of the Estimated Statement) and the Closing Date (in the case of the Closing Statement), less (b) the amount of any and all Liabilities incurred by the Company outside the ordinary course of business (as reasonably determined by Purchaser) and required to be reflected on a balance sheet prepared in accordance with GAAP as of the Balance Sheet Date; provided that, for the purposes of this definition the following shall be considered to be incurred by the Company in the ordinary course of business:  (a) any Liabilities incurred by the Company solely and directly in connection with its well work-over and well sidetracking operations to the extent such Liabilities are included in the Approved Budget, (b) any Liabilities incurred by the Company solely and directly in connection with its infrastructure enhancement and investment initiative Liabilities to the extent such Liabilities are included in the Approved Budget, and (c) any capital improvements, expenditures, maintenance expenses and selling, general and administrative expenses incurred by the Company to the extent such expenditures and expenses are included in the Approved Budget.

“Notes” means the 5.0% Convertible Senior Notes due 2012 issued by Seller pursuant to the Indenture.

“Notice Period” has the meaning ascribed thereto in Section 8.16(c)(B)(x)(1).

“Objection Notice” has the meaning ascribed thereto in Section 2.4(c).

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“OFAC” has the meaning ascribed thereto in Section 6.28.

“Off-Balance Sheet Liabilities Amount” means an amount (which shall not be less than zero) equal to (a) the amount of any and all Liabilities of the Company not reflected on the Company’s balance sheet as of the Latest Balance Sheet Date (in the case of the Estimated Statement) and the Closing Date (in the case of the Closing Statement), less (b) the amount of any and all Liabilities of the Company not reflected on the Company’s balance sheet as of the Balance Sheet Date, provided, however, that any Liabilities related to the Petroleum Contracts and set forth in the Approved Budget shall not be included in the determination of the definition of Off-Balance Sheet Liabilities Amount.

“Open Matter” has the meaning ascribed thereto in Section 11.2(a)(iii).

 “Order” means any judgment, award, decision, order, decree, writ, injunction, assessment or ruling entered or issued by any Governmental Authority.

“Other Seller Filings” means all filings made by, or required to be made by, Seller with the SEC in connection with the transactions contemplated by this Agreement other than the Seller Stockholder Proxy Statement.

“Owned Real Property” has the meaning ascribed thereto in Section 6.14(a).

“Permit” means any permit, license, approval, certificate or other registration, authorization and written exemption of and from a Governmental Authority.

“Permitted Liens” means (a) statutory liens for current Taxes not yet due, payable or delinquent, or which may be paid without interest or penalties, or the validity or amount of which is being contested in good faith by appropriate proceedings, and, in each case, for which adequate reserves are maintained on the Balance Sheet, (b) liens (including mechanics’, carriers’, workers’, repairers’ and other similar liens, but excluding Tax liens and liens for borrowed money) arising or incurred in the ordinary course of business for amounts not yet due and payable or the validity or amount of which is being contested in good faith by appropriate proceedings, (c) pledges, deposits or other liens securing the performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations (including workers’ compensation, unemployment insurance or other social security legislation, but excluding Tax liens) that are incurred in the ordinary course of business, (d) Liens imposed by zoning, entitlement, conservation restriction and other land use and environmental regulations by a Governmental Authority (other than as a result of any non-compliance with Law by Seller or the Company), (e) all covenants, conditions, restrictions, utility easements, easements and rights of way set forth in any state, local or municipal franchise on title to real property of the Company that do not materially impair the current occupancy or current use of such real property, (f) minor survey exceptions of the Company that would be disclosed by an accurate survey or inspection of the real property of the Company and which do not materially impair the current occupancy or current use of such real property, or (g) any Liens affecting the fee interest of any Leased Real Property not created by the Company or Seller that is not otherwise a Permitted Lien under any other clause of this definition.

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“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, association or other organization, whether or not a legal entity or a Governmental Authority.

“Petroleum” has the meaning given to such term in the Existing Exploration Contract.

“Petroleum Contracts” means, collectively, the Existing Exploration Contract and the Production Contracts entered into by the Company, if any.

“Pre-Closing Tax Period” means any Tax periods ending on or prior to the Closing Date and that portion of any Straddle Period ending on (and including) the Closing Date.

“Proceeding” has the meaning ascribed thereto in Section 6.16.

“Production Contract” means an agreement between the Competent Authority and the Company for the performance of the production of hydrocarbons from any of Dolinnoe, Aksaz, Kariman or Emir.

“Purchase” has the meaning ascribed thereto in Section 8.22(a).

“Purchase Closing” has the meaning ascribed thereto in Section 8.22(b).

“Purchase Notes” has the meaning ascribed thereto in Section 8.22(a).

“Purchase Notice” has the meaning ascribed thereto in Section 8.22(a).

“Purchaser” has the meaning ascribed thereto in the Preamble.

“Purchaser Group” has the meaning ascribed thereto in Section 10.2(d).

“Purchaser Liability Cap” has the meaning ascribed thereto in Section 10.2(d).

“Purchaser Obligations” has the meaning ascribed thereto in Section 8.21(a).

“Qualifying Amendment” has the meaning ascribed thereto in Section 8.14(b).

“Real Property” has the meaning ascribed thereto in Section 6.14(b).

“Regulatory Conditions” has the meaning ascribed thereto in Section 10.1(b).

“Release” means any actual or threatened releasing, spilling, leaking, pumping, pouring, emitting, discharging, escaping, leaching, dumping, disposing, dispersing, injecting, depositing, emptying, seeping, placing, emanating or migrating in, into, onto, or through the environment (including ambient air, surface water, ground water, soils, land surface, subsurface strata) or within any building, structure, facility or fixture.

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“Relief” means any loss, relief, allowance, credit, exemption or set-off in respect of Tax, any deduction in computing income, profits or gains for the purposes of Tax, or any right to a reclaim, repayment, offset, reimbursement or other recovery of Tax including but not limited to input VAT, losses carried forward, overpayment or advance payment of Tax.

“Remedies Exception” means: (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other Laws of general application, heretofore or hereafter enacted or in effect, affecting the rights and remedies of creditors generally; and (b) general principles of equity, including good faith and fair dealing, regardless of whether in a proceeding at equity or at Law.

“Representatives” means, with respect to any Person, such Person’s representatives, agents, financial advisors, attorneys, other consultants, Affiliates, employees, officers or directors.

“Required Seller Stockholders” has the meaning ascribed thereto in Section 4.10.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning ascribed thereto in the Preamble.

“Seller Adverse Recommendation Change” has the meaning ascribed thereto in Section 8.16(c)(iv).

“Seller Board” means the board of directors of Seller.

“Seller Common Stock” means the common stock, par value $0.001 per share, of Seller.

“Seller Loans” has the meaning ascribed thereto in the Recitals.

“Seller Loans Purchase Price” means an amount (which shall not exceed the Initial Purchase Price) equal to the outstanding aggregate principal amount of the Seller Loans, plus any accrued but unpaid interest thereon, as of the Closing Date.

“Seller Noteholders” means the holders of the Notes.

“Seller Noteholder Notice” means a written notice to the Seller Noteholders relating to execution of this Agreement (together with any amendments thereof or supplements thereto).

“Seller Noteholders’ Approval” means a resolution passed by not less than three quarters of the votes cast at a meeting of the Seller Noteholders, or a written consent resolution in lieu thereof, authorizing the waiver of any potential breach of the Indenture arising as a result of the consummation of the transactions contemplated by this Agreement, including, without limitation, the sale of the Interests and the Seller Loans by Seller to Purchaser hereunder.

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“Seller Recommendation” has the meaning ascribed thereto in Section 4.11.

“Seller SEC Filings” has the meaning ascribed thereto in Section 4.8.

“Seller Stockholder Proxy Statement” means a proxy statement relating to the Seller Stockholders’ Meeting (together with any amendments thereof or supplements thereto).

“Seller Stockholders’ Approval” has the meaning ascribed thereto in Section 4.10.

“Seller Stockholders’ Meeting” has the meaning ascribed thereto in Section 8.15(a).

“Seller’s Knowledge” means the actual knowledge of any of Boris Cherdabayev, Nurbek Tleuzhanov, Toulesh Tolmakov, Gamal Kulumbetov, Anuarbek Baimoldin, Askar Tashtitov, Evgeny Ler, Adam Cook and Zhienbet Aristambayev.

“Shugyla-1” has the meaning ascribed thereto in Section 6.33.

“Specified Representation” means any representation or warranty contained in Section 4.1 (Organization), Section 4.2 (Authority), Section 4.3 (Title to Interests), Section 4.4 (Non-contravention), Section 4.5 (Consents), Section 4.7 (Brokers), Section 6.1 (Organization and Good Standing), Section 6.2 (Authority), Section 6.3 (No Conflicts), Section 6.4 (Consents), Section 6.5 (Capitalization), Section 6.8 (Petroleum Contracts), Section 6.9 (Petroleum Production), Section 6.18 (Environmental Matters), Section 6.20 (Benefit Plans), Sections 6.24 or 6.25(r) (Taxes), or Section 6.31 (Brokers).

“State” means the Government of the Republic of Kazakhstan.

“Straddle Period” means any Tax period beginning on or prior to and ending after the Closing Date.

“Subsoil Use Law” means the Law of the Republic of Kazakhstan No. 291-IV “On Subsurface and Subsurface Use” dated June 24, 2010, as amended.

“Subsidiary” means, with respect to any Person, as of the date of any determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests or the sole general partner interest or managing member or similar interest.

“Superior Proposal” means a written, bona fide Acquisition Proposal (for this purpose, substituting “50%” for each reference to “15%” in the definition of Acquisition Proposal) to acquire Seller or the Company made by a third party which, in the good faith judgment of the Seller Board (after consultation with its financial advisors and outside legal counsel), would reasonably be expected, if consummated, to result in a transaction that is more favorable to Seller’s stockholders than the transactions contemplated by this Agreement, taking into account such factors as the Seller Board deems appropriate, including the identity of the third party making such Acquisition Proposal and the legal, financial, regulatory,  fiduciary and other aspects of this Agreement and such Acquisition Proposal, including any conditions relating to financing, regulatory approvals or other events or circumstances (and, for the avoidance of doubt, a Superior Proposal may be a transaction where the consideration per share to be received by the holders of Seller Common Stock is comprised of cash and/or other property or securities).

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“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, estimated, branch profits, chargeable gains, corporation, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, ad valorem, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, windfall profits, premium, escheat, environmental, customs duties, real property, personal property, capital stock, employment, social security (or similar), unemployment, disability, payroll, national insurance contribution, license, employee or other withholding, or other tax imposed by any Governmental Authority, of any kind whatsoever, including loss, nullification or utilization or non-availability of any Relief, including deductions or withholdings for or on account of such amounts and any interest, penalties or additions to tax imposed with respect to such amounts, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person by Law, by Contract, or otherwise.

“Tax Authority” shall mean any Governmental Authority, having or purporting to exercise jurisdiction with respect to any Tax.

“Tax Return” means any return, report, declaration, claim for refund, information return or other document relating to Taxes, including any related or supporting schedule, statement or information thereto, and including any amendment thereof.

“Termination Date” has the meaning ascribed thereto in Section 11.3(f).

“Termination Fee” means $17,000,000.

“Third Party Claim” has the meaning ascribed thereto in Section 11.4(b).

“Threshold” has the meaning ascribed thereto in Section 11.3(c).

“Titan Oil” has the meaning ascribed thereto in Section 6.33.

“Transaction Documents” means the Act of Transfer, the Assignment, Release and Waiver Agreement, the Charter, the Escrow Agreement, the Lease Agreements, the Transition Services Agreement and the Voting Agreements.

“Transfer Taxes” has the meaning ascribed thereto in Section 8.5.

“Transferred Employees” has the meaning ascribed thereto in Section 8.7(a).

“Transition Services Agreement” means a Transition Services Agreement in form and substance to be mutually agreed upon by Purchaser and Seller and to be executed at the Closing.

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“Voting Agreements” means the Voting Agreements in the form attached hereto as Exhibit B executed by Purchaser and certain stockholders of Seller on or prior to the date of this Agreement.

“XETRA” means Deutsche Börse’s fully electronic pan-European trading platform for equities, certificates, warrants, exchange-traded funds and subscription rights.

“Zapkaznedra” means the West-Kazakhstan Interregional Territorial Department of the Kazakhstan Ministry of Industry and New Technologies.

ARTICLE 2

PURCHASE AND SALE

Section 2.1 Purchase and Sale of the Interests and the Seller Loans. Upon the terms and subject to the conditions of this Agreement (and, with respect to the Seller Loans, the Assignment, Release and Waiver Agreement), at the Closing, Seller agrees to sell, convey, assign and transfer to Purchaser, and Purchaser agrees to purchase from Seller, (a) all right, title and interest in and to the Interests, free and clear of all Liens (other than restrictions on transfer arising under applicable U.S. securities Laws); and (b) all right, title and interest in and to the Seller Loans, free and clear of all Liens (other than restrictions on transfer arising under applicable U.S. securities Laws).

Section 2.2 Initial Purchase Price.

(a) Initial Purchase Price.  As consideration for the sale, conveyance, assignment and transfer of the Interests and the Seller Loans to Purchaser pursuant to Section 2.1, the aggregate consideration to be paid by Purchaser shall be $170,000,000 (the “Initial Purchase Price”).  The Initial Purchase Price shall be comprised of the Initial Interests Purchase Price, which amount shall be subject to adjustment pursuant to Section 2.4, and the Seller Loans Purchase Price, which shall not be subject to adjustment.

(b) Payment of Initial Interests Purchase Price and Seller Loans Purchase Price.  On the Closing Date, Purchaser shall pay to Seller the Initial Interests Purchase Price, less the Estimated Adjustment Amount and the Escrow Amount, and the Seller Loans Purchase Price (which shall not be subject to adjustment) by wire transfer of immediately available funds to an account specified by Seller in writing to Purchaser at least three (3) Business Days prior to the Closing.

(c) Payment of Escrow Amount.  On the Closing Date, Purchaser shall deliver, by wire transfer of immediately available funds, the Escrow Amount to the Escrow Agent in accordance with Section 2.3.

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Section 2.3 Escrow.  At the Closing, Purchaser shall deliver an aggregate of $36,000,000 (the “Escrow Amount”) to an escrow account (the “Escrow Account”) to be established by Seller and Purchaser with Deutsche Bank AG or its applicable Affiliate in Hong Kong (the “Escrow Agent”).  The Escrow Agent shall hold and disburse the Escrow Amount pursuant to the terms of an escrow agreement substantially in the form attached as Exhibit A (the “Escrow Agreement”).

Section 2.4 Purchase Price Adjustment .

(a) Estimated Purchase Price Adjustment.  Seller shall deliver to Purchaser, not later than ten (10) Business Days prior to the Closing Date, the most recent monthly management accounts of the Company, including the profit and loss statement, cash flows statement and balance sheet of the Company (the “Latest Financial Statements”), which shall be for a period not earlier than as of and for the month immediately preceding the month ended immediately prior to the Closing Date, and a statement of the estimated Adjustment Amount as of the Latest Balance Sheet Date (the “Estimated Closing Statement”), setting forth a calculation of the estimated Adjustment Amount (the “Estimated Adjustment Amount”), together with reasonable documentation supporting the calculations in the Estimated Closing Statement and a certificate of Seller’s president that the calculation of the Estimated Adjustment Amount was performed in accordance with this Section 2.4.  The Latest Financial Statements and the line items set forth on the Estimated Closing Statement shall be prepared in accordance with GAAP, applied on a basis consistent with the Financial Statements; provided that, in the event of a conflict between GAAP and consistency, GAAP shall control.  Within five (5) Business Days of receipt of the Latest Financial Statements and the Estimated Closing Statement, Purchaser shall notify Seller in writing of any objections it has to the Estimated Closing Statement or the calculation of the Estimated Adjustment Amount.  Purchaser and Seller shall work together in good faith to determine and agree upon the Estimated Adjustment Amount prior to Closing.

(b) Closing Balance Sheet; Closing Statement.  Purchaser shall prepare and deliver to Seller, not later than ninety (90) days after the Closing Date, a balance sheet of the Company as of the Closing Date (the “Closing Balance Sheet”) and a statement of the Adjustment Amount as of the Closing Date (the “Closing Statement”), setting forth a calculation of the Adjustment Amount (the “Closing Adjustment Amount”), together with reasonable documentation supporting the calculations in the Closing Statement.  The Closing Balance Sheet and the line items set forth on the Closing Statement shall be prepared in accordance with GAAP, applied on a basis consistent with the Balance Sheet; provided that, in the event of a conflict between GAAP and consistency, GAAP shall control.  Seller shall provide reasonably requested assistance to Purchaser in the preparation of the Closing Balance Sheet and the Closing Statement.

(c) Review of Closing Statement.  Within ten (10) Business Days following Seller’s receipt of the Closing Statement, Seller shall notify Purchaser in writing of any objections that Seller may have to the Closing Statement, stating in reasonable detail the basis for any such objections (an “Objection Notice”); provided, that the only bases for objection shall be (i) non-compliance with the standards set forth in this Section 2.4 for the preparation of the Closing Statement (including that any items that should have been

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 included or excluded from the calculation based on the standards were not properly included or excluded), and (ii) computational errors.  If Seller fails to deliver an Objection Notice to Purchaser within such 10-Business Day period, Seller shall be deemed to have concurred with the Closing Statement and its calculation of the Closing Adjustment Amount shall become final and binding on all parties.

(d) Dispute Resolution.  If Seller timely delivers an Objection Notice to Purchaser in accordance with Section 2.4(c), then the Closing Statement and the Closing Adjustment Amount shall become final and binding upon the parties on the earliest of (i) the date Purchaser and Seller resolve in writing any differences that they have with respect to any matter specified in the Objection Notice and (ii) the date any matters properly in dispute are finally resolved in writing by the Independent Expert.  If Seller timely delivers an Objection Notice to Purchaser in accordance with Section 2.4(c), Purchaser and Seller shall, together with their respective independent certified public accountants, promptly consult with each other in good faith and exercise reasonable efforts to attempt to resolve differences in their respective analyses of the Closing Statement within ten (10) Business Days after Seller delivers the Objection Notice.  Any matter not specifically referenced in the Objection Notice shall be conclusively deemed to have been agreed upon by the parties.  If Purchaser and Seller are unable to resolve their differences within such 10-Business Day period, either Purchaser or Seller may refer the matter to Deloitte & Touche LLP or its applicable Affiliate in Kazakhstan or another reputable global accounting firm mutually agreed upon by the parties (the “Independent Expert”), which shall be instructed to resolve such differences pursuant to a written report delivered to the parties within thirty (30) days after the matter is referred to it on the basis of the standards set forth above in this Section 2.4.  Purchaser and Seller shall instruct the Independent Expert not to assign a value to any item in dispute greater than the greatest value for such item assigned by Purchaser, on the one hand, and Seller, on the other hand, or less than the smallest value for such item assigned by Purchaser, on the one hand, and Seller, on the other hand.  The Independent Expert shall act as an expert and not as an arbitrator, and shall resolve only matters in dispute.  The determination of the Independent Expert shall be final, binding and conclusive on the parties.  In the event that the Independent Expert declines to resolve any disputes regarding the calculation of the Non-Ordinary Course Liabilities Amount, such disputes may be resolved in accordance with Section 12.9.

(e) Fees and Expenses.  If an Independent Expert is selected to review and resolve the differences between Purchaser and Seller in accordance with Section 2.4(d), each of Purchaser, on the one hand, and Seller, on the other hand, shall bear that percentage of the fees and expenses of the Independent Expert equal to the proportion (expressed as a percentage) of the dollar value of the disputed amounts determined in favor of the other party by the Independent Expert.

(f) Payment of Adjustment.  Subject to the terms and conditions of this Agreement, the following adjustments and payments shall be made:

(i) If the amount of Closing Adjustment Amount as set forth on the Closing Statement as concurred by Seller or as finally resolved in the manner set forth above exceeds the Estimated Adjustment Amount, then Seller shall promptly (but in no event later than five (5) Business Days after such final resolution) pay Purchaser the amount of

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 such excess by wire transfer of immediately available funds in U.S. dollars to an account designated by Purchaser; provided, however, that Purchaser may elect to satisfy such amount out of the Escrow Account (to the extent sufficient funds therein are available).

(ii) If the amount of Closing Adjustment Amount as set forth on the Closing Statement as concurred by Seller or as finally resolved in the manner set forth above is less than the Estimated Adjustment Amount, then Purchaser shall promptly (but in no event later than five (5) Business Days after such final resolution) pay Seller the amount of such deficiency by wire transfer of immediately available funds in U.S. dollars to the account designated by Seller for the payment of the Initial Interests Purchase Price on the Closing Date.

(g) Final Interests Purchase Price.  The Initial Interests Purchase Price, as adjusted pursuant to this Section 2.4 is referred to as the “Final Interests Purchase Price”.

Section 2.5 Withholding.  Purchaser and the Escrow Agent shall be entitled to deduct and withhold from the consideration attributable to the Interests and otherwise payable pursuant to this Agreement to Seller such amounts as Purchaser or the Escrow Agent, as applicable, is required to deduct and withhold under any applicable Tax Law, including any Kazakhstan capital gains Tax, with respect to the making of such payment.  To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

ARTICLE 3

CLOSING

The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Latham & Watkins, Unit 2318, China World Trade Office 2, 1 Jian Guo Men Wai Avenue, Beijing 100004, People’s Republic of China, at 9:00 a.m., Beijing Time, or virtually by electronic exchange of documents, on the second (2nd) Business Day following the satisfaction or waiver of the conditions set forth in Article 9 (other than those conditions that by their terms cannot be satisfied until the Closing), or at such other place, or by such other electronic means, or on such other date and time as Seller and Purchaser shall mutually agree.  The time and date of the Closing is herein called the “Closing Date”.

Section 3.1 Delivery and Actions by Seller at Closing.  At or prior to the Closing, Seller shall deliver, or shall cause to be delivered, to Purchaser:

(a) the Charter, registered with the applicable office of the Ministry of Justice, reflecting that Purchaser is the sole registered owner of the Interests and the sole participant of the Company, and the certificate of state re-registration of the Company reflecting that Purchaser is the sole registered owner of the Interests and the sole participant of the Company;

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(b) a written resignation of the sole director of the Company in his or her capacity as such; and

(c) an executed signature page of Seller, its Affiliates or the Company, as the case may be, of each Transaction Document to which Seller, such Affiliate or the Company, as the case may be, is a party.

Section 3.2 Delivery and Actions by Purchaser at Closing.  At or prior to the Closing, Purchaser shall deliver, or shall cause to be delivered, to Seller:

(a) an executed signature page of Purchaser of each Transaction Document to which Purchaser is a party;

(b) the Initial Interests Purchase Price, less the Estimated Adjustment Amount and the Escrow Amount, which Escrow Amount Purchaser shall deposit with the Escrow Agent in accordance with the Escrow Agreement; and

(c) the Seller Loans Purchase Price.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES REGARDING SELLER

Except as set forth in the applicable Sections or Subsections of the Company Disclosure Schedule (it being understood and agreed that only the representations or warranties specifically referenced in the Company Disclosure Schedule by the Sections or Subsections of this Article 4 shall be qualified by the referenced disclosure, provided that the disclosure of any item in the Company Disclosure Schedule shall be deemed to have been disclosed with respect to other representations or warranties in this Article 4 if the relevance of such disclosure to such other representations or warranties in this Article 4 is readily apparent on its face), Seller hereby represents and warrants to Purchaser, as of the date of this Agreement and as of the Closing Date, as follows:

Section 4.1 Organization.  Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada and has the requisite power and authority to execute and deliver this Agreement and each Transaction Document to which it is a party and to perform its obligations hereunder and thereunder.

Section 4.2 Authority.  Assuming the Seller Stockholders’ Approval is received in connection with the transactions contemplated hereby, (a) Seller has the requisite corporate power and corporate authority to execute and deliver this Agreement and the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby; (b) the execution, delivery and performance by Seller of this Agreement and the Transaction Documents to which it is a

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party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary organizational action on the part of Seller; and (c) each of this Agreement and the Transaction Documents to which Seller is a party has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery by the other parties hereto or thereto, constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the Remedies Exception.

Section 4.3 Title to Interests.  Seller is the record and beneficial owner of the Interests, free and clear of all Liens or any other restrictions on transfer other than restrictions on transfer arising under applicable U.S. securities Laws.  At the Closing, Seller shall transfer to Purchaser good and marketable title to the Interests, free and clear of all Liens other than restrictions on transfer arising under applicable U.S. securities Laws.

Section 4.4 Non-contravention.  Assuming the Seller Stockholders’ Approval, the Consent of the Competition Agency under the Competition Act, the Consent of the Ministry of Oil and Gas under the Subsoil Use Law and the Consent of the State and the waiver of its right to purchase the Interests are received in connection with the transactions contemplated hereby, neither the execution or delivery of this Agreement nor any Transaction Document by Seller, nor the consummation by Seller of the transactions contemplated hereby and thereby will: (a) conflict with, contravene or constitute a violation of (whether after the giving of notice, lapse of time or both) the Governing Documents of Seller; (b) contravene, conflict with or constitute a material violation of (whether after the giving of notice, lapse of time or both), or require any Consent under, any material contract to which Seller is a party; or (c) contravene, conflict with or constitute a violation of (whether after the giving of notice, lapse of time or both) any Law or Order to which Seller is subject in any material respect.

Section 4.5 Consents.  Except for (a) any Consent of the Competition Agency as may be required under the Competition Act, (b) any Consent under the Subsoil Use Law, (c) the filing of the Seller Stockholder Proxy Statement under Section 8.14(a), and (d) the Seller Stockholders’ Approval, no material Consent, notification or filing of, with or to any Governmental Authority or other Person is required to be obtained or made by Seller in connection with the execution and delivery of this Agreement or any Transaction Document or in connection with the consummation of the transactions contemplated hereby and thereby.

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Section 4.6 Litigation.  There are no Proceedings pending or, to Seller’s Knowledge, threatened in writing against or affecting Seller or the Company, which would reasonably be expected to adversely affect the ability of Seller or its Affiliates to consummate the transactions contemplated by this Agreement or any Transaction Document to which Seller or such Affiliates are a party.  There have been no developments in the Proceedings identified on Section 4.6 of the Company Disclosure Schedule since the Balance Sheet Date that would reasonably be expected to adversely affect the ability of Seller or its Affiliates to consummate such transactions.

Section 4.7 Brokers.  Purchaser and the Company are not responsible for any fee of a broker, finder, investment banker, financial advisor or other advisor engaged by Seller in connection with this Agreement or any of the transactions contemplated hereby.

Section 4.8 Seller SEC Filings.  Seller has filed or furnished, as applicable, all reports, forms, definitive proxy statements, schedules and documents required to be filed or furnished by it under the Exchange Act, from and after March 31, 2008 (collectively, the “Seller SEC Filings”).  Each Seller SEC Filing, as amended or supplemented if applicable, did not, at the time it was filed (or became effective in the case of registration statements), or, if subsequently amended or supplemented, as of the date of the most recent amendment or supplement thereto, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Section 4.9 Intentionally Omitted.

Section 4.10 Vote Required.  The affirmative vote of the holders of a majority in voting power of the outstanding shares of Seller Common Stock (the “Required Seller Stockholders”) is sufficient to authorize the transfer of the Interests from Seller to Purchaser pursuant to this Agreement.  The affirmative vote of three quarters of the votes cast at a meeting of the Seller Noteholders, or a written consent resolution in lieu thereof, is sufficient to waive any potential breach of the Indenture arising as a result of the consummation of the transactions contemplated by this Agreement, including, without limitation, the sale of the Interests and the Seller Loans by Seller to Purchaser hereunder.  Except for the Seller Noteholders’ Approval, the affirmative vote of the Required Seller Stockholders (the “Seller Stockholders’ Approval”) is the only vote of the holders of any class or series of capital stock or other equity interests of Seller necessary to consummate the transactions contemplated hereby.

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Section 4.11 Board Approval.  On or prior to the date of this Agreement, the Seller Board has adopted resolutions by a unanimous vote of the disinterested directors upon the unanimous recommendation of the Independent Oversight Committee of the Seller Board, (a) approving this Agreement, (b) directing that the transactions contemplated by this Agreement be submitted to Seller’s stockholders for their approval, and (c) recommending to the holders of Seller Common Stock that they vote in favor of the transactions contemplated by this Agreement (the “Seller Recommendation”), which resolutions, subject to Section 8.16, have not been subsequently withdrawn or modified in a manner adverse to Purchaser.

Section 4.12 Fairness Opinion.   UBS Securities LLC has delivered to the Independent Oversight Committee of the Seller Board its written opinion (or an oral opinion to be confirmed in writing), dated as of the date of this Agreement, that, as of such date, the Initial Purchase Price to be received by Seller are, in the aggregate, fair, from a financial point of view, to Seller.  Such opinion has not been amended or rescinded.

ARTICLE 5

INTENTIONALLY OMITTED

ARTICLE 6

REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

Except as set forth in the applicable Sections or Subsections of the Company Disclosure Schedule (it being understood and agreed that only the representations or warranties specifically referenced in the Company Disclosure Schedule by the Sections or Subsections of this Article 6 shall be qualified by the referenced disclosure, provided that the disclosure of any item in the Company Disclosure Schedule shall be deemed to have been disclosed with respect to other representations or warranties in this Article 6 if the relevance of such disclosure to such other representations or warranties in this Article 6 is readily apparent on its face), Seller hereby represents and warrants to Purchaser, as of the date of this Agreement and as of the Closing Date, as follows:

Section 6.1 Organization and Good Standing.  The Company is an entity duly organized, validly existing and in good standing under the Laws of the Republic of Kazakhstan and has the requisite power and authority to carry on its business as presently conducted, to own, lease and operate its properties, to execute and deliver each Transaction Document to which it is a party and to perform its obligations thereunder.  The Company is duly qualified to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification and good standing necessary, except where the failure to be so qualified and in good standing has not had a Material Adverse Effect.  The Company has made available to Purchaser correct and complete copies of the Company’s Governing Documents as well as its certificate of state re-registration, VAT registration certificate and tax registration certificate.  The Company is not in default under or in violation of any provision of its Governing Documents.

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Section 6.2 Authority.  The Company has the requisite power and authority to execute and deliver the Transaction Documents to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby.  The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company.  Each of the Transaction Documents to which the Company is a party has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Remedies Exception.

Section 6.3 No Conflicts.  Except for (a) any Consent of the Competition Agency as may be required under the Competition Act, and (b) any Consent under the Subsoil Use Law, neither the execution or delivery of any Transaction Document by the Company, nor the consummation by the Company of the transactions contemplated thereby will: (a) conflict with, contravene or constitute a violation of (whether after the giving of notice, lapse of time or both) the Governing Documents of the Company; (b) contravene, conflict with or constitute a material violation of (whether after the giving of notice, lapse of time or both), or require any Consent under, any Material Contract; or (c) conflict with or constitute a violation of (whether after the giving of notice, lapse of time or both) any Law or Order to which the Company is subject in any material respect.

Section 6.4 Consents.  Except for (a) any Consent of the Competition Agency as may be required under the Competition Act, and (b) any Consent under the Subsoil Use Law, no material Consent, notification or filing of, with or to any Governmental Authority or other Person is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement or any Transaction Document or in connection with the consummation of the transactions contemplated hereby and thereby.

Section 6.5 Capitalization.

(a) All of the Interests have been duly authorized and validly issued.  The charter capital of the Company is full-paid and non-assessable.  Immediately after the Closing, Purchaser shall own all of the outstanding Interests, free and clear of any Liens (other than restrictions on transfer arising under applicable U.S. securities Laws).  There are no outstanding (i) participation or other membership interests of the Company; (ii) securities of the Company convertible into or exchangeable for participation or other membership interests of the Company; or (iii) options, warrants, calls, subscriptions or other rights to acquire from the Company or other obligations of the Company to issue, any participation or other membership interests or securities convertible into or exchangeable for participation or other membership interests of the Company.  There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire or retire for value any securities of the Company.  There are no statutory or contractual equityholder preemptive or similar rights,

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 rights of first refusal or registration rights with respect to the securities of the Company.  There are no agreements with respect to the voting or transfer of the securities of the Company.  The Company has not violated any applicable securities Laws or any preemptive or similar rights created by statute, organizational document or agreement in connection with the offer, sale or issuance of any of the securities of the Company.  There is no Liability for, or obligation with respect to, the payment of distributions or similar participation interests declared or accumulated but unpaid with respect to any participation or other membership interests or any other equity interests of the Company, and there are no restrictions of any kind which prevent the payment of the foregoing by the Company.  No former member of the Company has any claim or right against the Company that remains unresolved or to which the Company has or may have (now or in the future) any Liability.

(b) Without limiting the generality of any other provision hereof, the Company has not at any time granted or issued, whether pursuant to an equity plan, individual agreement or otherwise, any compensatory option to purchase membership interests, restricted membership interests, membership interest appreciation rights, membership interest units, phantom membership interests, deferred membership interests or other compensatory equity or equity-linked award.

Section 6.6 No Subsidiaries.  The Company does not have any Subsidiaries.

Section 6.7 Financial Statements; No Undisclosed Liabilities; Internal Controls; Books and Records.

(a) Annexed to Section 6.7 of the Company Disclosure Schedule are correct and complete copies of the unaudited management accounts of the Company, including unaudited statements of profit and loss and cash flows and an unaudited balance sheet of the Company, as of and for the fiscal years ended March 31, 2008, 2009 and 2010 and the nine months ended December 31, 2010 (collectively, the “Financial Statements”).  The unaudited balance sheet of the Company as of December 31, 2010 is referred to as the “Balance Sheet”.

(b) The Financial Statements (i) fairly present, in all material respects, the financial position, results of operations and cash flows of the Company at the respective dates set forth therein and for the respective periods covered thereby and (ii) have been prepared in accordance with GAAP, applied on a consistent basis throughout the dates set forth therein and for the respective periods covered thereby.

(c) The Company does not have any material Liabilities other than (i) Liabilities reflected on the Balance Sheet, (ii) accounts payable which have arisen since the Balance Sheet Date in an amount not exceeding $11,000,000, in the aggregate, and (iii) Liabilities arising in the ordinary course of business, which, for the avoidance of doubt, does not include any non-compliance, breach or violation of a Contract or applicable Law by Seller or the Company.

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(d) The Company’s disclosure controls and procedures are sufficient to provide reasonable assurance that information required to be disclosed by Seller in the reports it files or submits pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC rules and forms, and that such information is accumulated and communicated to the management of the Company to allow timely decisions regarding required financial disclosures.  The Company’s internal control over financial reporting has been designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.  To Seller’s Knowledge, there is no fraud, suspected fraud or allegation of fraud related to the Company by management of the Company, employees of the Company who have significant roles in the Company’s internal control over financial reporting or employees of the Company whose fraud could have a material effect on the Financial Statements.

(e) The accounts and books and records of the Company are correct and complete in all material respects (and have been kept in all material respects in accordance with all legal requirements) and reflect, in reasonable detail, the transactions, assets and Liabilities of the Company.  The minute books of the Company, all of which have been made available to Purchaser, contain, in all material respects, correct and complete records of all meetings held of, and actions taken by Seller, as the sole member of the Company, and no meeting of any such members has been held for which minutes have not been prepared or are not contained in such minute books.

Section 6.8 Petroleum Contracts.

(a) The Company owns a one hundred percent (100%) undivided interest in each Petroleum Contract.  The Company’s interest in each Petroleum Contract is free and clear of any Liens, other than those arising in favor of the Competent Body or the State pursuant to such Petroleum Contract and the Subsoil Use Law.

(b) Each Petroleum Contract was executed, delivered and registered in accordance with and pursuant to all applicable Laws.

(c) Seller has provided Purchaser with true and correct copies of all of the Petroleum Contracts and all amendments, modifications or supplements thereto, including all approved project documents.  The definition of Existing Exploration Contract in this Agreement is correct and complete.

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(d) The Company is in material compliance with all of the terms and conditions of each Petroleum Contract and the related project documents.  Each Petroleum Contract is in full force and effect.  The Company has not done any act or committed any default whereby any Petroleum Contract or the Company’s interest therein would reasonably be expected to be cancelled, terminated, encumbered, suspended, expropriated or seized or the Company would reasonably be expected to be subject to any fines or penalties, and to Seller’s Knowledge, there have been no such acts or defaults of third Persons.

(e) All operations of the Company under the Petroleum Contracts have been conducted, in all material respects, in accordance with applicable Laws and the terms of such Petroleum Contracts.

(f) Except as contemplated by the Petroleum Contracts or the project documents approved under the Petroleum Contracts, there are no outstanding Contracts, commitments or agreements to make capital or other expenditures that are binding on the Company’s interest in any Petroleum Contract.

(g) All accrued work obligations under the Petroleum Contracts have been fulfilled.

(h) Intentionally omitted.

(i) The Company has obtained and is maintaining all Consents of Governmental Authorities that are necessary or required for the ownership of its interests in each Petroleum Contract.  Seller has provided Purchaser with copies of all such Consents held or received by the Company.  The operations under each Petroleum Contract have been conducted in accordance with the conditions and provisions of all applicable Consents and in compliance with all obligations thereunder or imposed thereby.  The Company has no bonds, letters of credit or guarantees posted with any Governmental Authority with respect to any Petroleum Contract.

(j) The Company does not currently have any decommissioning, plugging, abandonment or reclamation obligations under the Petroleum Contracts.

(k) The Company owns a one hundred percent (100%) undivided interest in all of the Equipment owned by it, and has a valid leasehold interest in all of the Equipment rented or leased by it.   The Equipment is in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and is adequate to maintain normal operations under the Petroleum Contracts (including the performance of future drilling programs) in the manner currently used by the Company.

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Section 6.9 Petroleum Production.

(a) The Company does not share or jointly own any production, gathering, storage, processing, plant or transportation facilities with any other Person, and owns a one hundred percent (100%) undivided interest in and to all wells that have been drilled under the Petroleum Contracts and any Petroleum production therefrom.

(b) All proceeds from the sale of Petroleum attributable to the Contract Areas are currently being paid in full at the times that such amounts are required to be paid, and no portion of such proceeds is currently being held in suspense by the purchaser thereof.  The Company is not obligated by virtue of a take or pay payment, advance payment, or other similar payment, to deliver Petroleum, or proceeds from the sale thereof, attributable to the Company’s interest in any Petroleum Contract at some future time without receiving full payment therefor at or after the time of delivery.

(c) No Person has any call upon, option to purchase or similar right to obtain production from or attributable to the Company’s interest in any Petroleum Contract.

(d) None of the Material Contracts consists of, nor is the Company’s interest in any Petroleum Contract subject to, any hedge contracts, futures contracts, swap contracts, option contracts or similar derivatives contracts.

Section 6.10 Financial Commitments.  Except for operating costs incurred in the ordinary course of business, there are no outstanding approved budget items or authorizations for expenditure or other financial commitments with respect to the Company’s interest in any Petroleum Contract which have become due, or to which the Company has committed.

Section 6.11 Indemnities and Guarantees.  The Company has not guaranteed, endorsed, assumed or indemnified, contingently or otherwise, the obligations or Indebtedness of any other Person.

Section 6.12 Material Contracts.

(a) Section 6.12 of the Company Disclosure Schedule sets forth a correct and complete list (including all amendments, modifications and supplements) of the following Contracts to which the Company is bound (the “Material Contracts”):

(i) all contracts that are material to the use, ownership or operation of the Company or to perform operations under the Petroleum Contracts, including all operating agreements, unitization, pooling and communization agreements, joint venture agreements, farming and farmout agreements, exchange agreements, assignments, transportation agreements, processing agreements, lifting agreements, agreements for the sale and purchase of Petroleum, construction contracts, installation contracts, pipeline operating agreements and leases of machinery, equipment or other personal property;

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(ii) indentures, credit agreements, security agreements, mortgages, guarantees, promissory notes and Contracts relating to or evidencing Indebtedness of the Company;

(iii) each Contract with a Governmental Authority, including, without limitation, any surface use agreement, subsurface use agreement, Existing Exploration Contract or Production Contract;

(iv) each Contract under which the Company is obligated to sell or lease real or personal property;

(v) each Contract involving or expected to involve payments of more than $50,000, in the aggregate, in any calendar year to or by the Company (other than ordinary course purchase and supply Contracts);

(vi) each Contract that contains a covenant not to compete that restricts the business activities of the Company;

(vii) each collective bargaining or similar agreement;

(viii) each noncompetition, nonsolicitation or similar agreement that limits the permissible activities of any employees, consultants or directors of the Company;

(ix) (A) each employment agreement, written or otherwise, providing for payments equal to or exceeding $50,000 per year; and (B) each consulting, change-in-control, retention, incentive, severance or other executive compensation agreement, written or otherwise (other than an employment agreement);

(x) any Contract with an Affiliate of the Company;

(xi) all partnership agreements, limited liability company agreements and joint venture agreements relating to the Company;

(xii) each Contract granting a Lien upon any material asset of the Company, other than Permitted Liens;

(xiii) each Contract relating to the acquisition or sale of a business (or any material portion thereof), whether or not consummated;

(xiv) each Contract relating to the development, ownership, licensing or use of any Intellectual Property, or covenant not to sue with respect thereto, other than agreements for software commercially available on reasonable terms to the public generally with annual license, maintenance, support and other fees of less than $1,000 per copy, seat, CPU, or named user, or aggregate fees of less than $5,000;

(xv) each Contract involving the settlement of any Proceeding or threatened Proceeding;

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(xvi) each contract or agreement between the Company and Shugyla-1 and;

(xvii) the Gas Supply Contract (unnumbered) dated May 1, 2010 entered into in the City of Aktau between the Company as supplier and Aktau Gas Processing Plant LLP as purchaser (as amended) and each other gas supply contract between Aktau Gas Processing Plant LLP and the Company; and

(xviii) each Contract under which the Company agrees to enter into any of the foregoing transactions or agreements.

(b) Each Material Contract set forth in or required to be set forth in Section 6.12 of the Company Disclosure Schedule is a valid and binding agreement of the Company, and is enforceable in accordance with its terms by and against the Company, subject to the Remedies Exception.  Neither the Company nor, to Seller’s Knowledge, any other party to any Material Contract has materially violated or breached, or committed any material default (including any payment default) under, any Material Contract.  The Company has not received any written notice of violation, breach, default or termination under any Material Contract, except for violations, breaches, defaults or terminations that would not, individually or in the aggregate, reasonably be expected to be material.  Correct and complete copies of the Material Contracts have previously been made available to Purchaser.

(c) None of the Material Contracts (i) restricts or affects the Company’s ability to compete with any Person or in any geographic area or engage in any line of business or acquire rights and interests in any geographic area, (ii) includes farmout agreements or similar agreements in effect between the Company and third Persons which grant any such Persons the right to drill wells on any portion of the Contract Areas, (iii) includes any preferential rights to purchase or similar rights of other Persons, or (iv) includes any area of mutual interest agreements to which the Petroleum Contracts or the lands covered thereby are subject.

(d) No operations under the Petroleum Contracts are being conducted for which the Company or any other Person has elected to be a non-consenting or non-participating party under the Material Contracts.

(e) To Seller’s Knowledge, there is no event, condition or circumstance currently ongoing or present, or reasonably expected, with respect to performance of rights or obligations that constitutes a force majeure event under any Material Contract.

(f) The Company has not failed to carry out any of its obligations under the annual budget or work program under any Petroleum Contract.

Section 6.13 Title to Assets; No Liens.  The Company has good and marketable title to, or a valid leasehold interest in, a one hundred percent (100%) undivided interest in and to the personal property used in the conduct of the Company’s business, located on its premises or, if applicable, reflected on the Balance Sheet or acquired since the date thereof, free and

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clear of all Liens (other than Permitted Liens), except assets disposed of in the ordinary course of business consistent with past practice since the date of the Balance Sheet and none of which is material to the business of the Company.

Section 6.14 Real Property.

(a) Section 6.14(a) of the Company Disclosure Schedule sets forth a correct and complete description of all real property owned in fee by the Company (the “Owned Real Property”).  Except for such Owned Real Property, the Company does not own, and has never owned, any real property.  The Company has insurable fee title in a one hundred percent (100%) interest in and to such Owned Real Property free and clear of all Liens, except Permitted Liens.

(b) Section 6.14(b) of the Company Disclosure Schedule sets forth a correct and complete list of all leases of real property (such real property, the “Leased Real Property” and, together with the Owned Real Property, the “Real Property”) to which the Company is currently a party or by which it is currently bound (each a “Lease”).  A true, complete and correct copy of each written Lease (including all amendments, modifications and supplements) has been made available to Purchaser prior to the date hereof.  The Company is not a party to any oral leases or other leases that are not set forth on Section 6.14(b) of the Company Disclosure Schedule.  Section 6.14(b) of the Company Disclosure Schedule sets forth a correct and complete summary of the material terms of each oral Lease (including all amendments, modifications and supplements).  The Real Property collectively constitutes all real property held or used by the Company to conduct, operate or manage its business as currently conducted.  The Company does not hold or use any real property to which it does not have good and valid leasehold or fee title.  The Company has good and valid leasehold title to all Leased Real Property, in each case free and clear of any Liens except Permitted Liens.  Except for the Leased Real Property disclosed in Section 6.14(b) of the Company Disclosure Schedule, the Company does not lease any real property.

(c) Each Lease is valid and binding on the Company and, to Seller’s Knowledge, on the other parties thereto, is in full force and effect in accordance with its terms (subject to the Remedies Exception), and is the entire agreement between the Company and the applicable landlord.

(d) The Company has paid all rent and other amounts owed under each Lease (including any utility charges, common area maintenance charges, real property taxes or assessments payable by the Company under each Lease), and the Company has performed in all material respects all other obligations required to be performed by it under each Lease.

(e) No security deposit under any Lease has been applied in respect of a breach or default under such Lease that has not been re-deposited in full.

(f) The Company does not owe any brokerage commissions or finder’s fees with respect to any Lease.

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(g) The Company has not subleased, licensed or otherwise granted any Person the right to use or occupy the Leased Real Property.

(h) To Seller’s Knowledge, no party is, or is presently alleged to be, in default under any Lease, no event exists that is, or with notice or lapse of time would constitute, a default under any Lease, and no landlord under a Lease has given notice of any repairs, upgrades or remodeling that the Company must perform as tenant.

(i) The Company is not a party to any agreement, Contract or understanding, materially affecting any Leased Real Property.

(j) The Company has delivered to Purchaser correct and complete copies of all surveys of the Leased Real Property in the Company’s possession or reasonably available to the Company, and the Company is not aware of any material change in the facts each such survey depicts.

(k) No portion of the Real Property is subject to any pending or, to Seller’s Knowledge, threatened condemnation or similar proceeding by any public or quasi-public authority, and, to Seller’s Knowledge, there is no threatened condemnation or similar proceeding with respect thereto.

(l) No material legal or administrative proceeding relating to any Real Property is pending or, to Seller’s Knowledge, threatened.

(m) The physical condition of the Real Property is sufficient to permit the continued conduct of the business of the Company as presently conducted subject to the provision of usual and customary maintenance and repair performed in the ordinary course of business with respect to similar properties of like age and construction.  Each parcel of Real Property is adequately served by electrical, gas, storm sewer, sanitary sewer, water, internet, telecommunications and other utilities as necessary or appropriate to operate the Company’s business as presently conducted.  All such utilities are fully paid for and connected.

(n) There are no parties in possession of the Real Property other than the Company.

(o) The use, occupancy, operation and maintenance of the Real Property by the Company is in compliance in all material respects with all applicable Laws (including those relating to zoning, land division, building, fire, health and safety), does not violate in any material respect any restrictive covenant or any provision of any Law, is not subject to “permitted nonconforming” use or structure classifications, and is not a use that is the subject of a condition use permit or zoning variance, and to Seller’s Knowledge, there are no pending or contemplated changes in the zoning of the Real Property.

(p) All buildings, structures, fixtures and improvements located on the Real Property are in compliance in all material respects with Laws (including those pertaining to zoning, building, the disabled, fire, health and safety) and requirements under the applicable Lease(s), and such buildings, structures, fixtures and improvements are in good repair and in good conditions, ordinary wear and tear excepted, and, to Seller’s Knowledge, and free of material defects.

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Section 6.15 Intellectual Property.  The Company owns or possesses valid rights to use all Intellectual Property necessary to conduct its business as currently conducted.  During the past two years, the Company has not received any written complaint, demand or notice alleging that the Company has infringed upon or misappropriated any Intellectual Property right of any third party in connection with the operation of its business.  To Seller’s Knowledge, no third party is currently infringing or misappropriating Intellectual Property owned by the Company.

Section 6.16 Litigation.  There is no suit, litigation, arbitration, mediation, claim, action, proceeding or investigation (each, a “Proceeding”) pending, or to Seller’s Knowledge, threatened in writing against the Company or involving its business or assets by or before any Governmental Authority.  Neither the Company, nor its business or assets, is subject to any outstanding Order by a Governmental Authority.  Without limiting the foregoing, there are no unsatisfied judgments, actions, suits, consent decrees or injunctions or other legal proceedings subsisting or, to Seller’s Knowledge, pending or threatened against the Company which would reasonably be expected to result in impairment or loss of the interest of the Company in any Petroleum Contract or which would otherwise reasonably be expected to adversely affect any Petroleum Contract, the Company or the transactions contemplated hereby.

Section 6.17 Compliance with Laws and Regulations; Permits.

(a) The business and operations of the Company are, and have been during the past three (3) years, operated in compliance in all material respects with all Laws applicable to such business and operations.  In the last three (3) years, the Company has not received any notice, Order or other communication from any Governmental Authority or other Person alleging, and there are no facts or circumstances that would reasonably be expected to give rise to, any actual or potential material Liability or violation of or material failure to comply with any applicable Laws.  Without limiting the foregoing, there is no uncured violation by the Company or, to Seller’s Knowledge, any other Person with respect to the Petroleum Contracts of any applicable Laws or judgments of any Governmental Authority.

(b) The Company holds, and is operating in compliance in all material respects with, all material Permits necessary for the lawful conduct of its business and operations as presently conducted (including all Permits necessary to perform and carry out operations under the Petroleum Contracts in the manner in which they are presently conducted).  Section 6.17(b) of the Company Disclosure Schedule contains a correct and complete list of all Permits of the Company.  Each Permit held by the Company is in full force and effect without any material default or violation thereunder in any respect by the Company.  No Proceeding is pending or, to Seller’s Knowledge, threatened by any Governmental Authority to revoke or deny the renewal of any material Permit of the Company.

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(c) Notwithstanding anything to the contrary in this Section 6.17, the representations and warranties of Seller set forth in Sections 6.26, 6.27 and 6.28 shall be the sole and exclusive representations and warranties of Seller with respect to the subject matter covered thereby.  For the avoidance of doubt, this Section 6.17 shall not be deemed to cover or be applicable to, or be considered to be a representation or warranty in respect of, any matters related to the FCPA (Section 6.26), Money Laundering Laws (Section 6.27) or OFAC (Section 6.28).

Section 6.18 Environmental Matters.

(a) The Company is now, and has been since June 5, 2003, in material compliance with all Environmental Laws.

(b) The Company holds and is in material compliance with all Environmental Permits for the operation of its business as presently conducted.

(c) The Company has not received any written notice of any violation of, or Liability under, any Environmental Laws, including any such written notice of any environmental investigatory, corrective or remedial obligation, nor is the Company aware of any basis for such notice.

(d) The Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any Hazardous Materials in violation of any applicable Environmental Laws, or has incurred any Liability thereby.

(e) There are not now, nor to Seller’s Knowledge, have there ever been, underground tanks on any real property currently owned or leased by the Company.

(f) There are no Environmental Claims pending or, to Seller’s Knowledge, threatened against the Company, nor has the Company brought or threatened to bring Environmental Claims against any Person.

(g) The Company has neither released nor indemnified any Person for Environmental Claims.

(h) The Company has not entered into any consent decree, agreement or Order or become subject to any Order imposing any material Liability or requirement to investigate or clean up any Hazardous Materials under any applicable Environmental Law.

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(i) There have been no Releases of any Hazardous Materials at any Real Property or, to Seller’s Knowledge, at any other location, that would reasonably be expected to form the basis of any Environmental Claim against or affecting the Company.

(j) All reports, non-privileged memoranda and other similar documents concerning environmental assessments, studies, compliance audits, or other environmental reviews, which contain material information relating to the Company and are in the possession or control of Seller or the Company, have been provided to Purchaser.

Section 6.19 Employee Matters.

(a) The Company is not a party to any collective bargaining agreement or similar agreement, and there are no labor unions or other organizations representing, purporting to represent or, to Seller’s Knowledge, attempting to represent, any employee of the Company.  The Company has not, with respect to any employees of the Company, experienced any strike, slowdown, picketing, lockouts or other organized work interruption during the past three years, nor, to Seller’s Knowledge, are any such strikes, slowdowns, picketings, lockouts or other organized work interruptions threatened.

(b) The Company has been in material compliance with applicable Law regarding the terms and conditions of employment of employees, former employees or prospective employees or other labor related matters, including, without limitation any Laws, Orders, judgments or awards relating to wrongful discharge, discrimination, personal rights, wages, hours, collective bargaining, fair labor standards, or occupational safety and health.  The Company does not engage or retain any independent contractors, consultants, agents or agency employees.

(c) (i) The Company has paid in full to all of its employees or adequately accrued in accordance with GAAP for all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (ii) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any persons currently or formerly employed by the Company; and (iii) the Company is not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices.

(d) There are no material Liabilities of the Company relating to workers’ compensation benefits that are not fully insured against by a bona fide third-party insurance carrier.  With respect to each Benefit Plan and with respect to each workers’ compensation arrangement that is funded wholly or partially through an insurance policy or public or private fund, all premiums required to have been paid to date under such insurance policy or fund have been paid.

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Section 6.20 Benefit Plans.

(a) Except as set forth on Section 6.20 of the Company Disclosure Schedule, no Benefit Plans exist or have existed.  The Company has made no offer or proposal to its employees regarding any Benefit Plans.  The Company has made available to Purchaser true and complete copies of (i) each written Benefit Plan (including any amendments thereto) and descriptions of all material terms of any such plan that is not in writing; and (ii) copies of each contract, filing, report, communication and other document relating to any Benefit Plan.  The Company has not made any plan or commitment to create any additional Benefit Plan or modify or change any existing Benefit Plan.

(b) The Company does not maintain, sponsor, contribute to, participate in, or have any Liability (actual or contingent) with respect to any plan, program or arrangement providing compensation or benefits to employees or service providers in the Republic of Kazakhstan or the United States or which is subject to ERISA or the Code or the Laws of the United States or Kazakhstan Laws.  Neither Seller nor any ERISA Affiliate of Seller (other than the Company) has incurred any obligation or Liability with respect to or under any employee benefit plan, program or arrangement (including any agreement, program, policy or other arrangement under which any current or former employee, director or consultant has any present or future right to benefits) which has created or will create any obligation with respect to, or has resulted in or will result in any Liability to, Purchaser, except to the extent that Purchaser expressly assumes such obligation or Liability pursuant to this Agreement.

(c) Seller has made available to Purchaser a correct and complete list of all current employees of the Company which sets forth the following information with respect to each such individual: name, position, date of hire, years of credited service, annual base compensation, annual bonus opportunity and severance payments arising under Kazakhstan Laws and the applicable employment contract in the event of such employee’s termination in 2011.

(d) With respect to each Benefit Plan: (i) such Benefit Plan has been operated and administered in compliance with its terms and all applicable Law; (ii) there are no pending or threatened claims against, by or on behalf of any Benefit Plan or the assets, fiduciaries or administrators thereof (other than routine claims for benefits); and (iii) all contributions, premiums and expenses to or in respect of such Benefit Plan have been timely paid in full or, to the extent not yet due, have been adequately accrued on the Balance Sheet.

(e) With respect to the Benefit Plans, no event has occurred and, to Seller’s Knowledge, there exists no condition or set of circumstances in connection with which the Company would be subject to any material liability (other than for routine benefit liabilities) under the terms of, or with respect to, any such Benefit Plan or any Law.

(f) None of (i) the Company, with respect to any Benefit Plan, (ii) any Benefit Plan or (iii) any fiduciary of any Benefit Plan, in any case, is the subject of an audit or investigation by any Governmental Authority, nor is any such audit or investigation pending or, to the knowledge of the Company, threatened.

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(g) Section 6.20(g) of the Company Disclosure Schedule sets forth any and all Indebtedness owed by any current or former employee, consultant or director of the Company to the Company.

(h) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, either alone or in combination with another event (whether contingent or otherwise) will (i) entitle any current or former employee, consultant or director of Seller or the Company to any payment; (ii) increase the amount of compensation or benefits due to any such employee, consultant or director; (iii) accelerate the vesting, funding or time of payment of any compensation, equity award or other benefit, or (iv) create or require the creation of any Benefit Plan.

(i) Each individual providing services to the Company has been properly classified by such entity as an employee or a non-employee service provider and as exempt or non-exempt with respect to each such entity for all purposes under applicable Law and the Benefit Plans.

Section 6.21 Sufficiency of Assets.  The buildings, plants, offices, structures, Equipment and other assets of the Company are sufficient for the continued conduct of the Company’s business after the Closing in the same manner as conducted prior to the Closing, and include those buildings, plants, offices, structures, Equipment and other assets that are necessary for the performance of operations under the Petroleum Contracts and the disposition of Petroleum from the Contract Areas in a manner consistent with the Company’s past practices.  Seller’s Representative Office in Almaty, Kazakhstan does not have any material assets or liabilities and conducts no commercial activities in Kazakhstan.

Section 6.22 Affiliate Transactions.  Neither Seller nor any officer, director, employee or Affiliate of the Company, or any individual related by blood, marriage or adoption to any such Person, (a) is a party to any Contract or transaction with the Company (except compensation paid to officers, directors and employees of the Company in the ordinary course of business) or has any interest in any property or asset used by the Company or related to its business, or (b) owns, directly or indirectly, any interest (except passive holdings for investment purposes of not more than five percent (5%) of the securities of any publicly held and traded company) in, or is an officer, director, manager, employee, or consultant of any Person that is a lessor, lessee, customer or supplier of the Company or is otherwise engaged in the same or substantially similar business as the Company as of the date hereof.

Section 6.23 Insurance.  Section 6.23 of the Company Disclosure Schedule contains a correct and complete list of each material insurance policy owned by, or maintained for the benefit of, the Company.  The Company is not in material default under any such insurance policy.  All premiums due have been paid on such insurance policies, and the Company has not

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received any written notice of cancellation of any such insurance policy or written notice with respect to any refusal of coverage thereunder.  The Company has no self-insurance or co-insurance program.  All such policies provide adequate coverage with reputable insurers for all normal risks incident to the Company’s assets, properties and business operations and are in character and amount at least equivalent to that carried by Persons engaged in a business subject to the same or similar risks, perils or hazards and in the same industry.  The Company currently has, and at all time has had, the benefit of insurance coverage that was required by applicable Laws or the Petroleum Contracts.

Section 6.24 Taxes.

(a) The Company has duly and timely filed or caused to be timely filed with the appropriate Tax Authority all Tax Returns required to be filed by, or with respect to, it.  All such Tax Returns are correct and complete in all material respects.  All Taxes due and owing by the Company (whether or not shown as due on any Tax Return) have been timely paid.  The Company is not currently the beneficiary of any extension of time within which to file any Tax Return, nor has any such extension been requested.  No claim has ever been made by a Tax Authority in a jurisdiction where the Company does not file a Tax Return that the Company is or may be subject to taxation by that. The Company has never had any nexus with any jurisdiction where the Company does not file a Tax Return which nexus could reasonably be expected to subject it to Tax in such jurisdiction.  The Company has prepared and kept complete, accurate and up-to-date records in relation to Tax as required by any Tax Law or any other applicable Law and to enable it to deliver correct and complete Tax Returns (together with all attachments thereto as required by any Tax Law) and to calculate any present or, so far as possible, future Tax Liability of the Company or the entitlement of the Company to claim any relief from Tax Liabilities.

(b) The unpaid Taxes of the Company did not, as of the date of the Balance Sheet, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Balance Sheet (rather than in any notes thereto).  Since the date of the Balance Sheet, the Company has not incurred any liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice.

(c) No deficiencies for Taxes with respect to the Company have been claimed, proposed or assessed by any Tax Authority.  There are no pending or threatened audits, assessments or other actions for or relating to any liability in respect of Taxes of the Company.  There are no matters under discussion with any Tax Authority, or known to the Company, with respect to Taxes that are likely to result in an additional liability for Taxes of the Company.  No issues relating to Taxes of the Company were raised by the relevant Tax Authority in any completed audit or examination that would reasonably be expected to result in a material amount of Taxes in a later taxable period.

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(d) The Company (or any predecessor of the Company) has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, nor has any request been made in writing for any such extension or waiver.  No power of attorney with respect to any Taxes of the Company has been executed or filed with any Tax Authority.

(e) There are no Liens for Taxes upon any property or asset of the Company (other than Permitted Liens).

(f) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholders of the Company or other Person.   The Company has properly classified all individuals providing services to it as employees or non-employees for all relevant purposes.

(g) The Company has delivered or made available to Purchaser complete and accurate copies of all Tax Returns of the Company (and any predecessor of the Company) for all taxable years from and after 2008, including, promptly upon their availability, for the most recent taxable year, and complete and accurate copies of all audit or examination reports and statements of deficiencies assessed against or agreed to by the Company (or any predecessors of the Company) from and after 2008.

(h) The Company is not, and has never been, a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar arrangement or Contract and, after the Closing Date, the Company shall not be bound by any such agreement, arrangement or Contract or have any liability thereunder.

(i) The Company has not engaged in a trade or business, had a permanent establishment (within the meaning of an applicable Tax treaty), owned any property in, or otherwise become subject to Tax jurisdiction in a country other than the country of its formation.  No entity classification election pursuant to United States Treasury Regulations Section 301.7701-3 has ever been filed with respect to the Company.

(j) The Company has no liability for any Taxes of any other Person.  The Company has never been a member of any consolidated, combined, affiliated, aggregate or unitary group of persons for any Tax purpose.

(k) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any installment sale or other transaction on or prior to the Closing Date, any accounting method change or agreement with any Taxing Authority, any prepaid amount received on or prior to the Closing or for any other reason.

Section 6.25 Absence of Certain Developments.  Since the Balance Sheet Date, the Company has conducted its business in all material respects in the ordinary course of business consistent with past practice and there has not been any Material Adverse Effect.  Since such date, neither Seller nor the Company has, with respect to the Company:

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(a) made any material change in any method of accounting or accounting practice, policy or procedure other than as required by a concurrent change in GAAP;

(b) amended the Company’s Governing Documents;

(c) (i) issued, delivered, sold, pledged, transferred, conveyed, disposed of, encumbered, amended or modified any participation or other membership interests, or any class of securities exercisable for, convertible into or exchangeable for participation or other membership interests; (ii) declared, set aside, made or paid any distribution or payments (whether in cash, stock or property or any combination thereof) in respect of any of participation or other membership interests or (iii) redeemed or otherwise acquired any participation or other membership interests or granted any Person any right or option to acquire any participation or other membership interests, except for cash distributions to Seller in an amount not to exceed $5,000,000 in the aggregate made prior to the end of the month reflected in the Latest Financial Statements delivered pursuant to Section 2.4(a);

(d) incurred any Liability required to be reflected on a balance sheet prepared in accordance with GAAP outside the ordinary course of business;

(e) incurred any Indebtedness;

(f) incurred any Liability not required to be reflected on a balance sheet prepared in accordance with GAAP;

(g) entered into a scheme of arrangement, merged or consolidated with any business or any corporation, partnership, limited liability company, association or other business organization or division thereof, acquired a material amount of assets from any Person outside the ordinary course of business or made any loans, advances or capital contributions to, or any investments in, any Persons;

(h) sold, leased, licensed or otherwise transferred any material assets (tangible or intangible), securities, properties or interests, other than in the ordinary course of business consistent with past practice;

(i) entered into any material joint venture, partnership or other similar arrangement;

(j) adopted a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization or other reorganization or taken any action for the appointment of a receiver, administrator, trustee or similar officer;

(k) instituted, compromised or settled any litigation for more than $20,000 in the aggregate or waived any claims or rights of value of greater than $20,000;

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(l) modified, amended, terminated or permitted the lapse of, in any material manner, any lease of, operating agreement or other Contract relating to any real property material to the business of the Company;

(m) entered into, materially amended or terminated a Material Contract other than in order to comply with applicable Law;

(n) entered into any agreement containing any provision or covenant limiting in any respect the ability to (i) sell or buy any products or services to or from any other Person, (ii) engage in any line of business, or (iii) compete with any Person;

(o) permitted any material assets to become subjected to any Liens, other than Permitted Liens;

(p) (i) paid, announced, promised, granted, made or agreed to make, whether orally or in writing, any increase in or establishment of (as applicable) any wages, base pay, fees, incentive pay, bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, fringe benefit, option, participation or other membership interest purchase, Benefit Plan, or any other form of compensation (except as required by applicable Law or, with respect to base salary or wage rates payable to non-executive employees only, in the ordinary course of business consistent with past practice), (ii) hired, engaged or terminated any employee, consultant, director or service provider (except for non-executive employees with aggregate annual compensation below $50,000 hired in the ordinary course of business consistent with past practice) or (iii) otherwise entered into, adopted, amended or terminated any Benefit Plan;

(q) authorized, or made any commitment with respect to, any capital expenditure;

(r) made a new Tax election or changed or revoked any Tax election; entered into a settlement or compromise of any claim, notice, audit report or assessment in respect of Taxes; made a change in any annual Tax accounting period or an adoption or change in any method of Tax accounting; filed any material amendment to a Tax Return; entered into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any Tax; surrendered any right to claim a Tax refund; or consented to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment; or

(s) except in the ordinary course of business consistent with past practice, sold, transferred, assigned, licensed, pledged, encumbered, abandoned, dedicated to the public, permitted to lapse, failed to maintain or otherwise disposed of any Intellectual Property.

Section 6.26 Foreign Corrupt Practices Act.  Neither the Company nor any Affiliate, director, officer, employee or, to Seller’s Knowledge, any agent or other Person acting on behalf of the Company and included on Section 6.26 of the Company Disclosure Schedule (the “Covered Affiliates”) has made any payment or offered anything of to any foreign governmental official in any manner that would violate the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).

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Section 6.27 Money Laundering.  The operations of the Company are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements under applicable Law. All operations have been compliant with Laws that prevent the transfer of illicit earnings or funds that are the product of illegal activities (the “Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Authority involving the Company with respect to the Money Laundering Laws is pending or, to Seller’s Knowledge, threatened.

Section 6.28 Office of Foreign Assets Control and European Union Sanctions Restrictions.  Neither the Company nor, to Seller’s Knowledge, any of its Covered Affiliates is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).  The Company has not directly or indirectly loaned, contributed or otherwise made available any funds or entered any transaction that would violate any OFAC Sanction or similar sanctions enforced by the European Union.

Section 6.29 Acquisition Proposals.  Except as permitted under Section 8.16, neither Seller, the Company nor their respective Affiliates are party to or bound by any agreement with respect to any Acquisition Proposal (other than this Agreement) and Seller, the Company and their respective Affiliates have terminated all discussions with any third party (other than Purchaser), if any, regarding any Acquisition Proposal.

Section 6.30 Bank Accounts.  Section 6.30 of the Company Disclosure Schedule sets forth an accurate list of each bank, trust company, savings institution or other financial institution with which the Company has an account or safe deposit box and the names and identification of all Persons authorized to draw thereon or to have access thereto.

Section 6.31 Brokers.  No Person is or will be entitled to a broker’s, finder’s, investment banker’s, financial advisor’s or similar fee from the Company (or for which Purchaser would be responsible) in connection with this Agreement or any of the transactions contemplated hereby.

Section 6.32 Indebtedness.  Section 6.32 of the Company Disclosure Schedule sets forth a correct and complete list of each Seller Loan or other Indebtedness of the Company and the amount thereof as of the date of this Agreement.

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Section 6.33 Titan Oil; Shugyla-1.  The Company has not received any notice (whether in writing or otherwise) from Titan Oil Trading GmbH (formerly Euro-Asian Oil AG) (“Titan Oil”) or “Shugyla-1” Limited Liability Partnership (“Shugyla-1”) that it intends to terminate, materially reduce, or not renew, its relationship with the Company and, to Seller’s Knowledge, neither Titan Oil nor Shugyla-1 intends to materially reduce, cancel, or otherwise terminate its relationship with the Company.

Section 6.34 Material Misstatements or Omissions. No (i) representations or warranties by Seller in this Agreement, the Transaction Documents and any written document provided by Seller to Purchaser or its Affiliates in connection with the Transaction Documents, including, without limitation, the Company Disclosure Schedule or (ii) written document provided by Seller, the Company or their respective Affiliates, employees, officers or directors in connection with the due diligence investigation of Seller and the Company by Purchaser and its Affiliates, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statement contained therein not misleading.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller, as of the date of this Agreement and as of the Closing Date, as follows:

Section 7.1 Organization.  Purchaser is a company duly organized and validly existing under the Laws of the Netherlands and has the requisite power and authority to execute and deliver this Agreement and each Transaction Document to which it is a party and to perform its obligations hereunder and thereunder.

Section 7.2 Authority. Assuming the Listco Stockholders’ Approval is received in connection with the transactions contemplated hereby, (a) Purchaser has the requisite power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby; (b) the execution, delivery and performance by Purchaser of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary organizational action on the part of Purchaser; and (c) each of this Agreement and the Transaction Documents to which Purchaser is a party has been, or will be as of the Closing, duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by the other parties hereto or thereto, constitutes or will constitute a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to the Remedies Exception.

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Section 7.3 Non-contravention.  Assuming the Listco Stockholders’ Approval, the Consent of the Competition Agency under the Competition Act, the Consent of the Ministry of Oil and Gas under the Subsoil Use Law, the Consent of the State and the waiver of its right to purchase the Interests and the approval of the HKSE (including the receipt of any waivers required in connection with this Agreement and the other transactions contemplated hereby) are received in connection with the transactions contemplated hereby, neither the execution or delivery of this Agreement nor any Transaction Document by Purchaser, nor the consummation by Purchaser of the transactions contemplated hereby and thereby will: (a) conflict with, contravene or constitute a violation of (whether after the giving of notice, lapse of time or both) the Governing Documents of Purchaser; (b) contravene, conflict with or constitute a violation of (whether after the giving of notice, lapse of time or both) in any material respect, or require any Consent under, any material contract to which Purchaser is a party; or (c) contravene, conflict with or constitute a violation of (whether after the giving of notice, lapse of time or both) any Law or Order to which Purchaser is subject, respectively, in any material respect.

Section 7.4 Consents.  No material Consent, notification or filing of, with or to any Governmental Authority is required to be obtained or made by Purchaser in connection with the execution and delivery of this Agreement or any Transaction Document or in connection with the consummation of the transactions contemplated hereby and thereby, except any consent of the Competition Agency as may be required under the Competition Act.

Section 7.5 Vote Required.  The majority vote of the stockholders of Listco (the “Listco Stockholders’ Approval”) is necessary to authorize the transfer of the Interests from Seller to Purchaser.  The Listco Stockholders’ Approval is the only vote of the holders of any class or series of capital stock or other equity interests of Purchaser or any of its Affiliates necessary to consummate the transactions contemplated hereby.

Section 7.6 Investment.  Purchaser is not acquiring the Interests with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

Section 7.7 Brokers.  No Person is or will be entitled to a broker’s, finder’s, investment banker’s, financial advisor’s or similar fee from Purchaser for which Seller or the Company could be responsible in connection with this Agreement or any of the transactions contemplated hereby.

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ARTICLE 8

COVENANTS AND AGREEMENTS

Section 8.1 Conduct of Business by the Company.

(a) From and after the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with Article 10, the Company shall, and Seller shall cause the Company to, except (i) as otherwise expressly provided herein, (ii) as otherwise required by applicable Law, or (iii) as consented to by Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned), conduct its business in the ordinary course of business consistent with past practice (and any Tax Returns shall be prepared by treating items on such Tax Returns in a manner consistent with the past practices of the Company with respect to such items), maintain in full force and effect, and comply with any and all obligations under, the Petroleum Contracts and all Permits and use commercially reasonable efforts to preserve intact its business organization and to preserve the present commercial relationships with key Persons with whom it does business, manage its working capital (including the timing and collection of accounts receivable and of the payment of accounts payable), and not take or omit to be taken any action which would reasonably be expected to have a Material Adverse Effect.

(b) Without limiting the generality of Section 8.1(a), from the date hereof and continuing until the earlier of the Closing or the termination of this Agreement in accordance with Article 10, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned), Seller shall not, and shall cause the Company not to, with respect to the Company:

(i) except as contemplated pursuant to Section 9.2(e) hereof, make any material change in any method of accounting or accounting practice, policy or procedure other than as required by a concurrent change in GAAP, as applicable;

(ii) amend the Company’s Governing Documents;

(iii) (A) issue, deliver, sell, pledge, transfer, convey, dispose of, encumber, amend or modify any participation or other membership interests, or any class of securities exercisable for, convertible into or exchangeable for participation or other membership interests; (B) declare, set aside, make or pay any distribution or payments (whether in cash, stock or property or any combination thereof) in respect of any participation or other membership interests or otherwise or (C) redeem or otherwise acquire any participation or other membership interests or grant any Person any right or option to acquire any participation or other membership interests, except for cash distributions to Seller in an amount not to exceed $5,000,000 in the aggregate made prior to the end of the month reflected in the Latest Financial Statements delivered pursuant to Section 2.4(a);

(iv) incur any Liability required to be reflected on a balance sheet prepared in accordance with GAAP outside the ordinary course of business;

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(v) incur any Indebtedness, other than accrued interest on the Seller Loans;

(vi) incur any Liability outside the ordinary course of business not required to be reflected on a balance sheet prepared in accordance with GAAP;

(vii) enter into a scheme of arrangement, merge or consolidate with any business or any Person, acquire a material amount of assets from any Person outside the ordinary course of business and inconsistent with past practice or make any loans, advances or capital contributions to, or any investments in, any Persons;

(viii) sell, lease, license or otherwise transfer any material assets (tangible or intangible), securities, properties or interests, other than in the ordinary course of business consistent with past practice;

(ix) enter into any material joint venture, partnership or other similar arrangement;

(x) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization or other reorganization or take any action for the appointment of a receiver, administrator, trustee or similar officer;

(xi) institute, compromise or settle any litigation or waive any claims or rights of value of greater than $20,000 (other than in the ordinary course of business consistent with past practice);

(xii) enter into, materially amend or terminate a Material Contract or any annual budget or work program under the Petroleum Contracts other than in order to comply with applicable Law;

(xiii) enter into any agreement containing any provision or covenant limiting in any respect the ability to (A) sell or buy any products or services to or from any other Person, (B) engage in any line of business or (C) compete with any Person;

(xiv) permit any material assets to become subjected to any Liens, other than Permitted Liens;

(xv) (A) except to the extent required to comply with any applicable Laws, materially increase any compensation or benefit of, or enter into or amend in any material respect any employment or severance agreement with (or pay any amounts under any Benefit Plan not otherwise due to or earned by) any employee, consultant or director, (B) adopt any new Benefit Plan (including any participation or other membership interest option or purchase plan) or amend or modify any existing Benefit Plan in any material respect, or accelerate the vesting of any compensation for the benefit of any employee, consultant or director or grant or amend in any material respect any award under any Benefit Plan, (C)

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 provide any funding for any rabbi trust or similar arrangement, or take any other action to fund or secure the payment of any compensation or benefit except as otherwise required by the terms of the Benefit Plan, (D) grant to any employee, consultant or director any right to receive any severance, change in control, retention, termination or similar compensation or benefits or increases therein, (E) subject to Section 8.7(a), hire, terminate, promote or change the position, title or primary work location of any officer or senior manager of the Company or (F) subject to Section 8.7(a), hire, terminate, promote or change the position, title or primary work location of any other employee or consultant outside the ordinary course of business;

(xvi) make or agree to make any payment to any officer, director or employee or any family member of an officer, director or employee, or pay or agree to pay any employee or any family member of an employee any bonus or success fee or make any other arrangement to compensate any employee or any family member of an employee in connection with the sale of the Interests or from the proceeds of the sale of the Interests;

(xvii) (A) prior to the approval of the Approved Budget, authorize, or make any commitment with respect to, any capital expenditures exceeding $1,000,000 in the aggregate for the period from the date of this Agreement through March 31, 2011 or during any quarterly period thereafter, except with respect to the completion of the work in progress on the Dolinnoe-6 and Kariman 11 wells and (B) following the approval of the Approved Budget, authorize, or make any commitment with respect to, any capital expenditure not provided for in the Approved Budget;

(xviii) make, change or revoke any Tax election; settle or compromise any claim, notice, audit report or assessment in respect of Taxes; change any annual Tax accounting period; adopt or change any method of Tax accounting; file any amended material Tax Return; enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any Tax; surrender any right to claim a Tax refund; or consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment;

(xix) adopt any material budget other than the Approved Budget;

(xx) submit any materials related to transition to commercial production (including technical schemes, work programs, reserve reports and financial obligations) or any Annual Working Program to the Ministry of Oil and Gas;

(xxi) terminate, materially amend or waive any rights under any Petroleum Contract or any Permit;

(xxii) relinquish any portion of the Contract Areas owned by Seller or the Company;

(xxiii) grant or create any preferential right to purchase, right of first opportunity or other transfer restriction or requirement with respect to any Petroleum Contract or any other assets;

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(xxiv) fail to carry out in any material respect any of the obligations under the annual budget or work program under any Petroleum Contract; or

(xxv) agree to or make any commitment to take any actions prohibited by this Section 8.1.

(c) Prior to entering into and duly registering a Production Contract with the Competent Authority for production of Petroleum at each of Kariman, Dolinnoe and Askaz, Seller shall, and shall cause the Company to, obtain the prior written approval of Purchaser, which shall not be unreasonably withheld, conditioned or delayed, with respect to (i) all materials that are to be submitted in connection with the application for, and negotiation of, each such Production Contract, and (ii) the terms and conditions of each such Production Contract.

(d) Seller shall not terminate, amend, supplement or waive any rights under the Indenture (except pursuant to the Contemplated Indenture Amendment) without the prior written approval of Purchaser, which shall not be unreasonably withheld, conditioned or delayed.

Section 8.2 Access to Information; Confidentiality.

(a) Prior to the Closing Date, or, if earlier, the date this Agreement is terminated pursuant to Article 10, Purchaser may make or cause to be made such investigation of the Company and of its financial and legal condition as Purchaser deems necessary or advisable.  Seller shall, and shall cause the Company to, permit Purchaser and its Representatives to have reasonable access to the properties, personnel, books and records, deeds, accounts, Contracts and other information of the Company during normal working hours upon reasonable advance notice to the Company; provided, however, that the Company may withhold such access to the extent it would result in the waiver of any applicable attorney-client privilege or breach a confidentiality obligation owed to a third party, but only so long as Seller has taken reasonable steps to permit inspection of, or to disclose, the applicable information.  Subject to the foregoing proviso, Seller shall, and shall cause the Company to, also permit Purchaser to make copies of any books and records, deeds, accounts, Contracts and other information relating to the Company as Purchaser deems appropriate upon consultation with Seller and the Company.  Without limiting the foregoing, Seller shall furnish to Purchaser and its Representatives all financial, operating and other data and information relating to the Company or its business as Purchaser may reasonably request, including, without limitation, unaudited monthly financial statements and any associated management reports prepared on a basis consistent with past practice of the Company as such financial statements and reports become available for each completed month falling within the period between the date of this Agreement and the earlier of the Closing Date and the termination of this Agreement in accordance with Article 10 (but in no event later than twenty (20) days after the end of such completed month).  Seller shall, and shall cause the Company to, also provide Purchaser with any technical data relating to the Contract Areas it reasonably requests, including, without limitation, daily production data reports, daily operation reports, contractual or commercial information and other legal documents, which are in Seller’s or the Company’s possession.  Seller shall, and shall cause the Company to, provide Purchaser

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 with copies of all correspondence between the Company and Governmental Authorities in Kazakhstan promptly following delivery or receipt thereof. In the event that this Agreement is terminated pursuant to Article 10, Purchaser shall promptly thereafter, and in any event within ten (10) Business Days, return to Seller or the Company or destroy all information that it obtains or copies in furtherance of its investigation of the Company as contemplated herein; provided, however, that Purchaser shall be required to deliver a certification of its principal executive officer as to compliance with this obligation within such ten (10) Business Day period if it elects destruction.

(b) The parties acknowledge that Seller and an Affiliate of Purchaser have previously executed a Letter Agreement, dated December 21, 2010 (the “Confidentiality Agreement”), which Confidentiality Agreement shall continue to be in full force and effect in accordance with its terms.  Each of Seller and Purchaser, on its behalf and on behalf of its Affiliate party to the Confidentiality Agreement, hereby agrees and consents to the termination of the Confidentiality Agreement effective as of the Closing.

Section 8.3 Efforts; Further Assurances.

(a) Subject to the terms and conditions herein provided, each of Purchaser and Seller shall use reasonable best efforts (except where a different efforts standard is specifically contemplated by this Agreement, in which case such different standard shall apply) to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement and the Transaction Documents.  Each of Seller and Purchaser shall use reasonable best efforts to obtain the Consents or waivers, as applicable, of all Governmental Authorities, including, without limitation, the Consents and waivers contemplated by Section 9.1(c) and (d) in connection with the transactions contemplated by this Agreement and the Transaction Documents.  Seller shall, and shall cause the Company to, use reasonable best efforts to obtain the Consents or waivers, as applicable, of other third parties, necessary to the consummation of the transactions contemplated by this Agreement and the Transaction Documents.  All costs incurred in connection with obtaining such Consents and waivers shall be borne by the party incurring them.  Without limiting the generality of the foregoing, as promptly as practicable after the date of this Agreement, Purchaser shall make an appropriate filing, if necessary, pursuant to the Competition Act with respect to the transactions contemplated by this Agreement, and Seller shall make an appropriate filing pursuant to the Subsoil Use Law.  Each of Purchaser and Seller shall supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the Competition Act or the Subsoil Use Law.  Without limiting the foregoing, Seller and Purchaser (i) shall reasonably cooperate and consult with each other in connection with the making of all filings, notifications and any other material actions pursuant to this Section 8.3, including, subject to applicable Law and the parties’ reasonable understanding of Competition Agency and Ministry of Oil and Gas policy with regard thereto, by permitting counsel for the other party a reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any filings or submissions to any Governmental Authority and by providing counsel for the

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 other party with copies of all filings and submissions made by such party and all correspondence between such party (and its advisors) with any Governmental Authority and any other information supplied by such party and such party’s Subsidiaries to a Governmental Authority or received from such a Governmental Authority in connection with the transactions contemplated by this Agreement, (ii) shall furnish to the other party such information and assistance as such other party reasonably may request in connection with the preparation of any submissions to, or agency proceedings by, any Governmental Authority in connection with the transactions contemplated by this Agreement, (iii) shall promptly inform the other party of any communications with, and written inquiries or requests for information from, such Governmental Authorities in connection with the transactions contemplated by the Agreement and (iv) shall consult with the other party in advance of any meeting or conference, whether in person or by telephone, with any such Governmental Authority or, in connection with any proceeding by a private party, with any other Person.  Purchaser shall cause the Company to notify the Competent Authority of the Closing within five (5) days after the Closing occurs.  Notwithstanding anything to the contrary in this Agreement, Purchaser and its Affiliates may enter into or complete any transactions (including any merger or acquisition) during or after the period from the date of this Agreement through the earlier of the Closing Date and the termination of this Agreement.

(b) In the event any claim, action, suit, investigation or other proceeding by any Governmental Authority or other Person is commenced which raises questions about the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, Purchaser and Seller agree to cooperate reasonably and use reasonable best efforts to defend against such claim, action, suit, investigation or other proceeding; provided that Purchaser shall have the sole right to direct and control the defense of such claim, action, suit, investigation or other proceeding with counsel of its own choosing, and Seller may, at its own expense, participate therein with counsel of its own choosing.  Purchaser and Seller agree to use their reasonable best efforts to take or agree to take all such other actions or non-actions as may be required to obtain any and all necessary governmental, judicial or regulatory actions or non-actions, Orders, Consents, clearances and extensions, including pursuant to the Competition Act and Subsoil Use Law, and, if an injunction or other Order, decree, pronouncement or other action restraining or impairing the consummation of the transactions contemplated by this Agreement is issued in any such action, suit or other proceeding, to use reasonable best efforts to have such injunction or other Order or action lifted or removed, and to cooperate reasonably in all efforts to eliminate or remove any other impediment to the consummation of the transactions contemplated hereby.  Notwithstanding anything to the contrary in this Agreement, Purchaser shall not be required to consent to any divestitures or licenses of assets, supply or exchange agreements, hold separate agreements, asset maintenance agreements or otherwise be required to commit to take any actions that would limit its or its Affiliates’ freedom of action with respect to, or their ability to retain, one or more businesses, product lines or assets.

(c) Each of Purchaser and Seller shall give prompt written notice to the other of (i) the occurrence, or failure to occur, of any event which occurrence or failure would cause any representation or warranty of Seller or Purchaser, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing or that will result in the failure to satisfy any of the conditions specified in Article 9 and such written notice shall specify the representation or warranty that has become untrue or inaccurate, and (ii) any failure of Seller or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or the documents contemplated hereby.

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Section 8.4 Public Announcements.  No press release or other public announcement concerning the transactions contemplated by this Agreement or the Transaction Documents shall be issued by Seller or Purchaser, without the prior consent of the other, as the case may be (which consent shall not be unreasonably withheld or conditioned), except as such release or announcement may be required by Law or the rules or regulations of the HKSE or any other United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

Section 8.5 Transfer Taxes.  All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement (“Transfer Taxes”) shall be borne by Seller.  Seller shall prepare and file all Tax Returns relating to such Taxes, fees and charges, and shall provide Purchaser with evidence satisfactory to Purchaser that such Transfer Taxes have been paid by Seller.

Section 8.6 Tax Matters.

(a) Tax Indemnification.

(i) Seller shall pay or cause to be paid, shall be liable for, and shall indemnify, defend and hold each Indemnified Party harmless from and against any Losses related to (A) Taxes imposed on or payable by the Company for, or attributable to, any Pre-Closing Tax Period (or for any Straddle Period, to the extent allocable (as determined pursuant to the last sentence of this Section 8.6(a)(i)) to the portion of such period ending on the Closing Date), except to the extent such Taxes (x) have been paid on or prior to the date of the Balance Sheet or are reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Balance Sheet (rather than any notes thereto), (y) are taken into account in the calculation of the Adjustment Amount, or (z) arose after the date of the Balance Sheet in the ordinary course of business consistent with past practice of the Company and either (i) have been paid on or prior to the Closing or (ii) are reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet (rather than any notes thereto), (B) Taxes, including capital gains Taxes, of Seller or any of its Affiliates (other than the Company) for any Tax period, (C) the unpaid Taxes of any Person (other than the Company) as a transferee or successor, by contract, or otherwise, and (D) any and all Losses incurred by an Indemnified Party to the extent arising out of or resulting from the breach of an agreement or covenant made in Sections 8.1(b)(xviii) or 8.6 by Seller.  For purposes of the preceding sentence, in the case of any Taxes that are imposed on a periodic basis and are

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 payable for a Straddle Period, the portion of such Tax that relates to the portion of such Tax period ending on the Closing Date shall (i) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period, and (ii) in the case of any Tax based upon or related to income or receipts, be deemed equal to the amount which would by payable if the relevant Tax period ended on the Closing Date.

(ii) Payment in full of any amount due from Seller under this Section 8.6(a) shall be made by Seller to the affected party in immediately available funds at least two (2) Business Days before the date payment of the Taxes to which such payment relates is due, or, if no Tax is payable, within fifteen (15) days after written demand is made for such payment.

(b) Filing of Pre-Closing Tax Returns Before the Closing Date.  The Company shall prepare and timely file, or shall cause to be prepared and timely filed, all Tax Returns in respect of the Company that are required to be filed (taking into account any extension) on or before the Closing Date. Seller shall pay all Taxes of the Company due on or before the Closing Date, except to the extent such Taxes (i) have been paid on or prior to the date of the Balance Sheet or are reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Balance Sheet (rather than any notes thereto), (ii) are taken into account in the calculation of the Adjustment Amount, or (iii) arose after the date of the Balance Sheet in the ordinary course of business consistent with past practice of the Company and either (A) have been paid on or prior to the Closing or (B) are reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet (rather than any notes thereto).  Such Tax Returns shall be prepared by treating items on such Tax Returns in a manner consistent with the past practices of the Company with respect to such items, except as required by applicable Law.  At least ten (10) days prior to filing any such Tax Return, Seller shall submit a copy of such Tax Returns to Purchaser for Purchaser’s review and approval, which approval shall not be unreasonably withheld.

(c) Cooperation.  Seller and Purchaser shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes.

(d) No Additional Tax Liability. Any payment made in respect of a claim under this Section 8.6 shall include any amount necessary to ensure that, after any Tax of the payment incurred by Purchaser or the Company, and including but not limited to any deductions or withholding from the payment to be made by Seller required by Law, Purchaser or the Company is left with the same amount it would have had if the payment was not subject to Tax. If Purchaser or the Company would, but for the availability of a Relief, incur a Tax liability mentioned in this clause, it shall be deemed to have incurred and paid that liability.

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(e) In the event of any conflict or overlap between the provisions of this Section 8.6 and Article 11, the provisions of this Section 8.6 shall govern.

(f) Any amounts payable under this Section 8.6 or Article 11 shall be treated by the parties as an adjustment to the Final Interests Purchase Price, unless otherwise required by Law.

Section 8.7 Employee Matters.

(a) Seller shall terminate the employment (and any applicable employment agreement with Seller) of those employees of Seller designated by Purchaser that Purchaser would like to retain for the Company, and Seller shall take all necessary action to cause the employment of such employees to be transferred to or reside solely with the Company, in each case effective not later than the Closing (the “Transferred Employees”).  Seller shall, and shall cause the Company to, cooperate with and use reasonable best efforts to make reasonably accessible to Purchaser any and all employees to whom Purchaser wishes to make offers of employment and to assist Purchaser in its efforts to secure satisfactory employment arrangements with those employees.  Each Transferred Employee and each other employee of the Company who continues employment with Purchaser or its Affiliates (including the Company) after the Closing shall be referred to herein as a “Continuing Employee”.

(b) Except as otherwise specifically provided in this Agreement and other than Benefit Plans maintained solely by the Company solely for the benefit of its employees, Seller shall be solely responsible for all Benefit Plans and all obligations and liabilities thereunder, and neither Purchaser nor any of its Affiliates shall have or assume any obligations under or liabilities with respect to, and it shall not receive any right or interest in the assets of, any Benefit Plans.  Prior to the Closing, Seller shall, and shall cause the Company to, take all actions (including, without limitation, plan amendments) necessary or appropriate to provide that, effective no later than immediately prior to the Closing, Seller shall cause the Company to cease being a “participating employer” and shall cease any sponsorship and participation in each Benefit Plan and to cause all Continuing Employees to cease any active participation in, and any benefit accrual under, all Benefit Plans, in each case, other than Benefit Plans maintained solely by the Company solely for the benefit of its employees.  Without limiting the generality of the foregoing, Seller shall be solely responsible for all severance, change of control and similar obligations under any Benefit Plan or otherwise that becomes payable as a result of the consummation of the transactions contemplated by this Agreement or the termination of employment of any employee of Seller or the Company in connection with the transactions contemplated by this Agreement (including the Transferred Employees).

(c) Following the date of this Agreement, Seller will reasonably cooperate in all matters necessary to effect the transactions contemplated by this Section 8.7 and ensure a smooth transition of Continuing Employees to Purchaser, including but not limited to (i) providing information regarding the employment terms and conditions of the Company’s employees that is reasonably requested by Purchaser, (ii) providing data relating to workers compensation, employee benefits and employee benefit plan coverage (except to the extent prohibited by applicable Law), and (iii) providing such other information with respect to employees, Benefit Plans and employment matters as is reasonably requested by Purchaser.

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(d) Notwithstanding anything else contained herein, this Agreement shall not be interpreted as an amendment or modification of any employee benefit plan, program, policy, agreement or arrangement, and nothing in this Agreement shall, or shall be construed so as to: (i) prevent or restrict in any way the right of Purchaser to terminate, reassign, promote or demote any employee or other service provider of the Company (or to cause any of the foregoing actions) at any time, or to change (or cause the change of) the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such employees or other service providers; (ii) create any third-party rights in any current or former employee or other service provider of the Company (or any beneficiaries or dependents thereof); (iii) interfere with or limit Purchaser’s right to amend or terminate any plan, program, policy or arrangement of Purchaser or the Company; or (iv) obligate Purchaser or its Subsidiaries to adopt or maintain any compensatory or benefits arrangement at any time.

Section 8.8 Confidential Information.  After the Closing Date, Seller shall keep secret and retain in strictest confidence, and shall not use for the benefit of itself or others, all confidential or proprietary information relating to the Company or its business (the “Confidential Information”), including, without limitation, “know-how,” trade secrets, pricing policies, marketing plans or strategies, business plans, designs and design projects, inventions and research projects relating to the Company’s business or its assets and shall not disclose such Confidential Information to anyone other than Purchaser except with Purchaser’s express written consent.  Notwithstanding the foregoing, the term “Confidential Information” shall not include any of the following: (a) such information that becomes or is already known to the public generally through no fault of Seller or its Affiliates, (b) information that is required by Law to be disclosed; provided that prior to disclosing any information pursuant to this clause (b) Seller shall, if possible, give prior written notice thereof to Purchaser and provide Purchaser with the reasonable opportunity to contest or seek a protective order with respect to such disclosure and (c) such information as is necessary to prepare Tax Returns or filings with any Governmental Authority for the period ending on or including the Closing Date.

Section 8.9 Employee Non-Solicitation.  For a period of one (1) year after the Closing Date, neither Seller nor its Affiliates shall take any action, directly or indirectly, to solicit for employment any person who is a director, officer or senior manager of the Company; provided, however, that the foregoing provisions shall not prevent the solicitation of any such director, officer or senior manager who (a) responds to a general advertisement offering employment, or (b) has received the prior written consent of the Company or its Affiliates for such solicitation.

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Section 8.10 Affiliate Agreements.  Except as set forth on Section 8.10 of the Company Disclosure Schedule, Seller shall terminate without penalty and will cause its Affiliates to terminate without penalty each Contract between or among the Company, on the one hand, and Seller or such Affiliates.

Section 8.11 Transition Services Agreement.  Seller and its Affiliates shall negotiate in good faith with Purchaser and its advisors to agree on the form of the Transition Services Agreement as promptly as practicable following the date hereof.  Seller acknowledges the intent of the Transition Services Agreement is to ensure a smooth transition of the ownership and operation of the Company from Seller to Purchaser.  Subject to applicable Law, during the period from the date of this Agreement to the earlier of the Closing Date and the termination of this Agreement in accordance with Article 10, Purchaser shall have the right to dispatch personnel (which may include third-party consultants) to work with the Company and Seller in connection with the transactions contemplated by this Agreement.  Seller shall, and shall cause the Company to, provide reasonable support to Purchaser in connection with applying for visas in Kazakhstan.

Section 8.12 Updates.  During the period from the date of this Agreement to the earlier of the Closing Date and the termination of this Agreement in accordance with Article 10, Seller shall, and shall cause the Company to, (a) update Purchaser on a timely basis regarding any discussions Seller, the Company or their respective Representatives have had with the Ministry of Oil and Gas regarding the terms and conditions of any Production Contract; (b) keep Purchaser timely updated with respect to any material notices or new regulations from the State with respect to the Company’s operations and/or any of its activities under the Existing Exploration Contract; and (c) provide all reasonable assistance and support as requested by Purchaser.

Section 8.13 Assistance with Production Contracts and Leases.   Seller shall use its best efforts to assist Purchaser (a) within six (6) months after Closing, to apply for and obtain a Production Contract from the Competent Authority for the production of hydrocarbons at Emir; (b) within three (3) months after Closing, to extend the Land Lease Agreements or Acts of Land Ownership relating to the land on which the Company’s electricity lines, gas pipeline, oil pipeline, gas processing facilities and other Equipment and subsurface use infrastructure are located in Kariman, Dolinnoe and Askaz, on terms and conditions acceptable to Purchaser, for the entire period of the Company’s Production Contracts for Kariman, Dolinnoe and Askaz, respectively; and (c) within three (3) months after the Company enters into the Production Contract for Emir, to extend the Land Lease Agreement or Acts of Land Ownership relating to the land on which the Company’s electricity lines, gas pipeline, oil pipeline, gas processing facilities and other Equipment and subsurface use infrastructure are located in Emir, for the entire period of the Company’s Production Contract for Emir.

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Section 8.14 Seller Stockholder Proxy Statement.

(a)   As promptly as practicable after the execution of this Agreement, Seller shall prepare the Seller Stockholder Proxy Statement.  Seller shall cause the Seller Stockholder Proxy Statement to be filed with the SEC as soon as practicable on or after the date of this Agreement.  Seller shall use its reasonable best efforts to have the Seller Stockholder Proxy Statement cleared by the SEC as promptly as practicable and to prepare and file with the SEC any Other Seller Filings as and when required or requested by the SEC.  Seller shall, after consultation with Purchaser, use its reasonable best efforts to respond as promptly as practicable to any comments made by the SEC with respect to the Seller Stockholder Proxy Statement and any Other Seller Filings.  Purchaser shall provide to Seller for inclusion in the Seller Stockholder Proxy Statement any information pertaining to Purchaser which is required under applicable Law and which is reasonably requested by Seller.  As promptly as reasonably practicable after clearance (which shall include upon expiration of the ten (10) day period after filing in the event the SEC does not review the Seller Stockholder Proxy Statement) of the Seller Stockholder Proxy Statement by the SEC, and in any event no later than the tenth (10th) Business Day thereafter, Seller shall mail the Seller Stockholder Proxy Statement to its stockholders.  Subject to and without limiting the rights of the Seller Board pursuant to Section 8.16, the Seller Stockholder Proxy Statement shall include the Seller Recommendation.  Prior to filing or mailing the Seller Stockholder Proxy Statement or any Other Seller Filing, Seller shall provide Purchaser with an opportunity to review and comment on such document and shall include in such document comments reasonably proposed by Purchaser.

(b) No amendment or supplement to the Seller Stockholder Proxy Statement or any Other Seller Filings, nor any response to any comments or inquiry from the SEC, will be made by Seller without the approval of Purchaser, which approval shall not be unreasonably withheld or conditioned; provided that Seller, in connection with a Seller Adverse Recommendation Change, may file an amendment or supplement to the Seller Stockholder Proxy Statement pursuant to a Qualifying Amendment to effect such change, in which case this right of approval shall apply only with respect to any information contained therein relating to Purchaser.  A “Qualifying Amendment” means an amendment or supplement to the Seller Stockholder Proxy Statement to the extent that it contains just (i) a Seller Adverse Recommendation Change, (ii) a statement of the reasons of the Seller Board for making such change, and (iii) additional information that is reasonably related thereto.  Seller will advise Purchaser promptly (and in any event within twenty-four (24) hours) after it receives notice of any request by the SEC for amendment of the Seller Stockholder Proxy Statement or any Other Seller Filings or comments thereon and responses thereto or requests by the SEC for additional information and shall supply Purchaser with copies of all correspondence between Seller or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Seller Stockholder Proxy Statement or any Other Seller Filing.

(c) Purchaser shall promptly inform Seller if, at any time prior to the Closing Date, any event or circumstance relating to Purchaser, or any of its officers or directors, should be discovered by Purchaser which should be set forth in an amendment or a supplement to the Seller Stockholder Proxy Statement or any Other Seller Filing.  Seller shall promptly inform Purchaser if, at any time prior to the Closing Date, any event or circumstance relating to Seller or the Company, or any of their respective officers or directors, should be

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 discovered by Seller or the Company which should be set forth in an amendment or a supplement to the Seller Stockholder Proxy Statement or any Other Seller Filing.  All documents that Seller is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and other applicable U.S. securities Laws.

Section 8.15 Seller Stockholders’ Meeting.

(a) Unless this Agreement is terminated in accordance with Article 10, Seller shall establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournments thereof, the “Seller Stockholders’ Meeting”) as promptly as reasonably practicable after the date on which the Seller Stockholder Proxy Statement is cleared by the SEC (which shall include upon expiration of the ten (10) day period after filing in the event the SEC does not review the Seller Stockholder Proxy Statement) for the purpose of obtaining the Seller Stockholders’ Approval; provided that, without the prior written consent of Purchaser, (i) the Seller Stockholders’ Meeting shall not be held later than sixty (60) calendar days after the date on which the Seller Stockholder Proxy Statement is mailed to Seller’s stockholders and (ii) Seller may not adjourn or postpone the Seller Stockholders’ Meeting; provided, further, that, notwithstanding the foregoing, Seller will adjourn or postpone the Seller Stockholders’ Meeting up to three (3) times at the request of Purchaser in order to solicit additional votes for approval of this Agreement and the transactions contemplated hereby.

(b) Subject to Section 8.16, (i) at the Seller Stockholders’ Meeting, Seller shall, through the Seller Board, make the Seller Recommendation and (ii) unless there has been a Seller Adverse Recommendation Change, Seller shall (A) take all reasonable lawful action to solicit (or cause to be solicited) from its stockholders proxies in favor of the transactions contemplated by this Agreement (such that the Seller Stockholders’ Approval shall be obtained), (B) take all other reasonable action necessary to secure Seller Stockholders’ Approval, (C) cooperate and consult with Purchaser with respect to each of the foregoing matters and (D) publicly reaffirm the Seller Recommendation within two (2) Business Days after any request by Purchaser.  Seller shall, upon the reasonable request of Purchaser, keep Purchaser updated as to the aggregate tally of the proxies received by Seller with respect to the Seller Stockholders’ Approval.  Without the prior written consent of Purchaser, which shall not be unreasonably withheld, delayed or conditioned, or except as otherwise required by applicable Law, the approval of the transactions contemplated hereby, the approval of the Contemplated Indenture Amendment as it relates to the conversion provisions thereof, the election of directors and the ratification of auditors shall be the only matters (other than procedural matters) that Seller shall propose to be acted on by the stockholders of Seller at the Seller Stockholders’ Meeting.

Section 8.16 Acquisition Proposals.

(a) Except as expressly permitted by this Section 8.16, Seller shall, and shall cause each of its Representatives to, immediately cease and cause to be terminated any discussions or negotiations with any third parties that may be ongoing as of the date of this Agreement with respect to an Acquisition Proposal and shall request that such third parties promptly return or destroy all non-public information concerning Seller or the Company.  Except as expressly permitted by this Section 8.16, from the date of this Agreement until the Closing Date or, if earlier, the termination of this Agreement in accordance with Article 10, Seller shall not, and shall cause each of its Representatives not to, directly or indirectly, (i) solicit, initiate, or encourage (including by way of providing information) or facilitate any inquiry with respect to, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into any letter of intent, agreement or agreement in principle with respect to an Acquisition Proposal or an offer or proposal that would reasonably be expected to lead to an Acquisition Proposal (any such agreement, an “Alternative Acquisition Agreement”), (iii) engage or participate in any

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 negotiations or discussions regarding any Acquisition Proposal, or furnish or disclose to any third party any non-public information or provide access to the properties, personnel, books and records of Seller or the Company to any Person that has made or would reasonably be expected to make an Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal, (v) exempt any person from any restrictions contained in any state takeover or similar Laws, or (vi) resolve, propose or agree to do any of the foregoing.  From the date of this Agreement until the Closing Date or, if earlier, the termination of this Agreement in accordance with Article 10, Seller (A) shall not waive, amend or modify any term of any confidentiality agreement entered into with potential purchasers of Seller or the Company, (B) shall provide Purchaser with a copy of each Acceptable Confidentiality Agreement entered into after the date hereof, and (C) shall not waive, amend or modify, and use its reasonable best efforts to enforce all provisions of, any standstill or confidentiality agreement entered into with any person whether prior to, on or after the date of this Agreement.

(b) Prior to the receipt of Seller Stockholders’ Approval, notwithstanding anything contained in Section 8.16(a), but subject to compliance by Seller with its other obligations under this Section 8.16, if Seller receives a bona fide written Acquisition Proposal that was not solicited in violation of this Section 8.16 and if the Seller Board determines in good faith (i) after consultation with its outside legal counsel and financial advisors constitutes, or would reasonably be expected to lead to, a Superior Proposal, and (ii) after consultation with its outside legal counsel, that failure to take such action would reasonably be expected to constitute a breach of the fiduciary duties of the Seller Board to the holders of Seller Common Stock under applicable Law, Seller may (A) provide access to its properties, contracts, personnel, books and records and furnish non-public information with respect to Seller and the Company to the person making such Acquisition Proposal (and its Representatives and financing sources and their Representatives), but only so long as Seller (x) has first received from such person an executed confidentiality agreement containing provisions that are no less favorable to Seller in all substantive respects than those contained in the Confidentiality Agreement (an “Acceptable Confidentiality Agreement”); and (y) concurrently discloses the same non-public information to Purchaser if such information has not previously been disclosed to Purchaser, and (B) participate in discussions or negotiations with the person making such Acquisition Proposal and its Representatives with respect to such Acquisition Proposal.

(c) Other than in accordance with this Section 8.16(c), the Seller Board shall not (i) withdraw (or not continue to make), or change, modify or amend in any manner adverse to Purchaser, or publicly propose to withdraw (or not continue to make), or change, modify or amend in any manner adverse to Purchaser, the Seller Recommendation, (ii) approve, recommend or adopt, or publicly propose to approve, recommend or adopt, any Acquisition Proposal, (iii) fail to publicly reaffirm the Seller Recommendation or fail to

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 recommend against any Acquisition Proposal, in each case within two (2) Business Days after any request by Purchaser to do so, (iv) exempt any person (other than Purchaser or an Affiliate of Purchaser) from any restrictions contained in any state takeover or similar Laws (any action described in the foregoing clauses, a “Seller Adverse Recommendation Change”), and/or (v) enter into or permit the Company to enter into an Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement); provided, however, that if, prior to the receipt of Seller Stockholders’ Approval, Seller receives a bona fide written Acquisition Proposal after the date of this Agreement that was not solicited in violation of this Section 8.16 and that the Seller Board determines in good faith after consultation with its outside legal counsel and financial advisors constitutes a Superior Proposal, then the Seller Board may (A) effect a Seller Adverse Recommendation Change with respect to such Superior Proposal, or (B) terminate this Agreement in order to immediately enter into an Alternative Acquisition Agreement with respect to such Superior Proposal if and only if (w) the Seller Board has determined in good faith (after consultation with its outside legal counsel and financial advisors) that the failure to take such action is inconsistent with the fiduciary duties of the members of the Seller Board to Seller’s stockholders under applicable Law, (x) (1) Seller has given Purchaser five (5) Business Days’ prior written notice of its intention to take such action (the “Notice Period”), which notice shall specify the basis for taking such action, including the identity of the party making the Superior Proposal, the material terms thereof and copies of all documentation relating thereto, and (2) the Seller Board and Seller’s Representatives shall have negotiated in good faith with Purchaser and Purchaser’s Representatives (to the extent Purchaser desires to negotiate) during the Notice Period and shall have considered in good faith (after consultation with its outside legal counsel and financial advisors) any changes or revisions to this Agreement proposed in writing by Purchaser during the Notice Period, and shall not have determined that the Superior Proposal would no longer constitute a Superior Proposal if such changes were to be given effect, (y)  Seller has complied with its obligations under this Section 8.16, and (z) in the case of a termination described in clause (B) above, Seller shall have first both terminated this Agreement in accordance with the provisions of Section 10.1(h) hereof and paid Purchaser the Termination Fee and the Expenses in accordance with Section 10.2(b)(i).  The parties agree and acknowledge that, in the event of any material revision to the Acquisition Proposal (including any change in the purchase price of such Acquisition Proposal) that the Seller Board has determined constitutes a Superior Proposal, Seller shall be required to deliver a new written notice to Purchaser and to comply with the requirements of this Section 8.16(c) with respect to such new written notice.

(d) From and after the date of this Agreement, Seller agrees that it will promptly (and in any event within twenty-four (24) hours) notify Purchaser if any Acquisition Proposals, or proposals or offers are received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, Seller or any of Seller’s Representatives indicating, in connection with such notice, the identity of the Person making such offer or proposal, the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements or other correspondence, or, if no such written materials are

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 available, a written description of such request, proposal or offer), and thereafter shall keep Purchaser reasonably informed, on a prompt basis (and in any event within twenty-four (24) hours), of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations, including any change in Seller’s intentions as previously notified.

(e) Notwithstanding anything to the contrary contained herein, nothing in this Section 8.16 shall prohibit or restrict Seller or the Seller Board from (i) taking and/or disclosing to the stockholders of Seller a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act, or (ii) making any disclosure to the stockholders of Seller if, in the good faith judgment of the Seller Board, such disclosure would be reasonably necessary under applicable Law (including Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act); provided, however, that any such disclosure (other than a “stop, look and listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed to be a Seller Adverse Recommendation Change unless the Seller Board expressly publicly reaffirms the Seller Recommendation within two (2) Business Days following any request by Purchaser.

(f) None of Seller, the Seller Board or any of their respective Representatives will enter into any agreement with any person that would limit or prohibit that ability of Seller to comply with its obligations under this Section 8.16.

(g) No Seller Adverse Recommendation Change, termination of this Agreement or any similar action shall in any event change, or be deemed to otherwise eliminate, the approval of the Seller Board for purposes of causing any state takeover or similar Laws to become applicable to Purchaser or any of its Affiliates.

(h) Seller agrees that, without limiting any of the foregoing, any violations of the restrictions or obligations set forth in this Section 8.16 by any of its Representatives shall be deemed to be a breach of this Section 8.16 by Seller.

Section 8.17 Seller Noteholder Approval.

(a)  As promptly as practicable after the execution of this Agreement, Seller shall prepare the Seller Noteholder Notice.  Purchaser shall furnish Seller all information concerning itself required to be included in the Seller Noteholder Notice.  As promptly as reasonably practicable after the date of this Agreement, and in any event no later than twenty (20) Business Days thereafter, Seller shall arrange for the delivery of the Seller Noteholder Notice to the Seller Noteholders.  Prior to the delivery of the Seller Noteholder Notice, Seller shall provide Purchaser with an opportunity to review and comment on such document and shall include in such document comments reasonably proposed by Purchaser. No amendment or supplement to the Seller Noteholder Notice will be made by Seller without the approval of Purchaser, which approval shall not be unreasonably withheld or conditioned. Purchaser shall promptly inform Seller if, at any time prior to the Closing Date, any event or circumstance relating to Purchaser, or any of its officers or directors, should be

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 discovered by Purchaser which should be set forth in an amendment or a supplement to the Seller Noteholder Notice.  Seller shall promptly inform Purchaser if, at any time prior to the Closing Date, any event or circumstance relating to Seller or the Company, or any of their respective officers or directors, should be discovered by Seller or the Company, which should be set forth in an amendment or a supplement to the Seller Noteholder Notice.

(b) Unless this Agreement is terminated in accordance with Article 10, Seller shall as promptly as reasonably practicable after the date of this Agreement, obtain the Seller Noteholders’ Approval.

Section 8.18 Listco Stockholders’ Approval.  Purchaser shall procure the Listco Stockholders’ Approval in accordance with the Hong Kong Listing Rules and the Governing Documents of Listco.

Section 8.19 Lease Agreements.  As promptly as practicable following the date hereof, Seller shall use its reasonable best efforts to cause the Lessor Related Party and his applicable Affiliates to negotiate in good faith with Purchaser and its advisors and to agree on the Lease Agreements with the Company with respect to the office space, oil storage facilities, fuel tanks, warehouses and fuel trucks currently provided by Term Oil LLC or other Affiliates of the Lessor Related Party to the Company.  Unless Purchaser agrees in its reasonable discretion otherwise, Seller shall use its reasonable best efforts to cause the Lessor Related Party and his applicable Affiliates to include in the Lease Agreement the following provisions:

(a) Each Lease Agreement shall have a term of four (4) years, but shall permit the Company to terminate the Lease Agreement for any reason without penalty with twelve (12) months prior written notice to the applicable lessor.  Each Lease Agreement shall be registered in accordance with Kazakhstan Law and shall not permit the lessor to terminate the Lease Agreement prior to its stated expiration date.

(b) Each Lease Agreement shall include the fixed pricing terms equal to the prices currently provided by the Lessor Related Party or his Affiliates for the applicable facilities or transportation used by the Company.

(c) The Lease Agreement for the oil storage facilities shall permit the Company to request an increase in the capacity thereunder upon six (6) months prior written notice to the applicable lessor.  If the Company makes such a request, the Lessor Related Party and his applicable Affiliates shall use reasonable efforts to assist the Company secure such increased capacity on the same pricing and other terms as provided under the Lease Agreement.

(d) The Lease Agreement for the fuel trucks shall permit the Company to request additional trucking services thereunder upon six (6) months prior written notice to the applicable lessor.  If the Company makes such a request, the Lessor Related Party and his applicable Affiliates shall use reasonable efforts to fulfill the request promptly on the same pricing and other terms as provided under the Lease Agreement.

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(e) Each of the Lease Agreements for the oil storage facilities and fuel trucks shall provide that, three (3) months prior to the end of each year under such Lease Agreement, the parties shall review and discuss the Company’s needs for the such year under the Lease Agreement.  The parties will work to agree upon any adjustments to the Lease Agreements resulting from review and discussion no later than one (1) month prior to such year.

Section 8.20 Disclosure Documents.

(a) The Seller Stockholder Proxy Statement and any Other Seller Filings, and any amendments or supplements thereto, that Seller is responsible for filing at (i) the time the Seller Stockholder Proxy Statement or such Other Seller Filing (or any amendment thereof or supplement thereto) is first made publicly available to the stockholders of Seller, and (ii) the time of the Seller Stockholders’ Meeting, as applicable, will comply as to form in all material respects with the applicable requirements of the Exchange Act.

(b) The Seller Stockholder Proxy Statement, any Other Seller Filing and any amendments or supplements thereto that Seller is responsible for filing, insofar as it reflects information supplied by Seller for use in the Seller Stockholder Proxy Statement or such Other Seller Filing, at (i) the time the Seller Stockholder Proxy Statement or such Other Seller Filing (or any amendment thereof or supplement thereto), as applicable, is first mailed to the stockholders of Seller, and (ii) the time of the Seller Stockholders’ Meeting, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(c) The information supplied or to be supplied by Purchaser in writing for inclusion or incorporation by reference in the Seller Stockholder Proxy Statement (i) the time the Seller Stockholder Proxy Statement or such Other Seller Filing (or any amendment thereof or supplement thereto), as applicable, is first mailed to the stockholders of Seller, and (ii) the time of the Seller Stockholders’ Meeting, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Section 8.21 Guarantee.

(a) Subject to Section 10.2(d), Listco hereby fully and unconditionally guarantees to Seller, as primary obligor and not merely as a surety, the prompt and full discharge of all of the obligations of Purchaser under this Agreement (the “Purchaser Obligations”).  Listco waives any and all notice of the creation, renewal, extension or accrual of any of the Purchaser Obligations and notice of or proof of reliance by Seller upon this guaranty or acceptance of this guaranty.  Listco waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Purchaser with respect to the Purchaser Obligations.  This guaranty shall be construed as a continuing, absolute and unconditional guarantee of performance or payment, as applicable, without regard to (A) any defense, set-off or counterclaim (other than a defense of payment or performance or release as a result of the termination of this guaranty in accordance with its terms) which may at any time be available to or be asserted by Purchaser against Seller; or (B) any equitable or legal discharge of

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 Purchaser for the Purchaser Obligations, or of Listco under this guaranty, in bankruptcy or in any other instance.  When pursuing its rights and remedies under this Agreement against Listco, Seller may, but shall be under no obligation to, pursue such rights and remedies as it may have against Purchaser or any other person or against any collateral security or guaranty for the Purchaser Obligations or any rights of offset with respect thereto.  This guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Listco and its successors and assigns, and shall inure to the benefit of Seller, and its successors and assigns, until all the Purchaser Obligations shall have been performed or satisfied by payment in full, as applicable.

(b) Listco is a company, duly organized, validly existing and in good standing under the Laws of the Cayman Islands and has the requisite power and authority to execute and deliver this Agreement and to perform its obligations under Section 8.21(a).  The execution and delivery by Listco of this Agreement and performance by Listco of its obligations under Section 8.21(a) have been duly authorized by all necessary organizational action on the part of Listco.  This Agreement has been duly executed and delivered by Listco and, assuming the due authorization, execution and delivery by the other parties hereto or thereto, Section 8.21(a) constitutes a legal, valid and binding obligation of Listco, enforceable against Listco in accordance with its terms, subject to the Remedies Exception.  The execution and delivery of this Agreement by Listco does not (i) conflict with, contravene or constitute a violation of (whether after the giving of notice, lapse of time or both) the Governing Documents of Listco, (ii) contravene, conflict with or constitute a violation of (whether after the giving of notice, lapse of time or both), in any material respect, or require any Consent under, any material contract to which Listco is a party, or (iii) contravene, conflict with or constitute a violation of (whether after the giving of notice, lapse of time or both) any Law or Order to which Listco is subject, respectively, in any material respect.

Section 8.22 Purchase of Notes.

(a) In the event that the Closing does not occur on or before the End Date or the Extended End Date, as applicable, and at the time of the End Date or the Extended End Date, as applicable, the condition to Closing set forth in Section 9.2(l) has been fully satisfied by Seller (and Seller is not in material breach of its representations, warranties, covenants or agreements under this Agreement that would then entitle Purchaser to terminate the Agreement under Section 10.1(c) hereof), Seller shall have the right to require Listco to purchase up to an aggregate principal amount of Convertible Senior Notes (the “Purchase Notes”) equal to $5,000,000 in accordance with this Section 8.22 (the “Purchase”).  If Seller elects to exercise this right, it shall do so by sending a written notice of such election to Listco (the “Purchase Notice”), specifying the aggregate principal amount of Purchase Notes to

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 be purchased by Listco (up to the maximum referenced in the preceding sentence).  Upon receipt of such Purchase Notice, Listco shall be obligated to purchase the aggregate principal amount of Purchase Notes set forth in the Purchase Notice at a purchase price equal to par value.  The Purchase Notes shall rank pari passu with the Notes and shall include substantially the same terms and conditions as those contained in the Indenture and the Notes (with such changes as may be mutually agreed to by Listco and Seller).

(b) If Seller provides a Purchase Notice to Listco pursuant to Section 8.22(a), the closing of the Purchase shall be held within thirty (30) days of the date that the Purchase Notice is delivered to Listco (the “Purchase Closing”).  The Purchase Closing shall take place at the principal offices of Listco or at such other location as may be agreed upon by Seller and Listco.  At the Purchase Closing, (i) Seller shall issue the Purchase Notes to Listco free and clear of all Liens; (ii) each of Listco and Seller shall provide to each other representations, warranties and indemnities customary for transactions of this type; and (iii) Listco shall deliver to Seller the purchase price for the Purchase Notes as calculated according to the second to last sentence of Section 8.22(a).

ARTICLE 9

CONDITIONS TO CLOSING

Section 9.1 Mutual Conditions.  The respective obligations of Purchaser and Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver at or prior to the Closing of each of the following conditions, any and all of which may be waived, in whole or in part, by Purchaser or Seller (solely on its own behalf) to the extent permitted by applicable Law:

(a) No Injunction.  No temporary restraining order, preliminary or permanent injunction or other Order or decree issued by a court of competent jurisdiction that prohibits the consummation of the transactions contemplated hereby shall have been issued and remain in effect, and no Law shall have been enacted, issued, enforced, entered, or promulgated in any such jurisdiction after the date of the Agreement that prohibits or makes illegal the consummation of any of the transactions contemplated by this Agreement.

(b) No Proceedings.  No Proceedings shall be pending by any Governmental Authority (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby, or (ii) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other Transaction Documents.

(c) Competition Agency Consent.  The parties shall have received the Consent of the Competition Agency for the consummation of the transactions contemplated by this Agreement.

(d) Competent Authority Consent and Waiver.  The parties shall have received (i) the Consent of the Ministry of Oil and Gas on behalf of the Republic of Kazakhstan (the “Competent Authority”) to the transfer of the Interests by Seller to Purchaser under this Agreement; and (ii) the waiver of the State’s priority right to purchase the Interests in accordance with Articles 12 and 36 of the Subsoil Use Law.

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(e) Seller Stockholders’ Approval.  The Seller Stockholders’ Approval shall have been obtained.

(f) Listco Stockholders’ Approval.  The Listco Stockholders’ Approval shall have been obtained.

(g) HKSE Approval.  This Agreement and the other transactions contemplated hereby shall have been approved by the HKSE in accordance with the Hong Kong Listing Rules (including the grant by the HKSE of any waivers required in connection with this Agreement and the other transactions contemplated hereby).

Section 9.2 Conditions to the Obligations of Purchaser.  The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment prior to or at Closing of each of the following conditions, any and all of which may be waived, in whole or in part, by Purchaser to the extent permitted by applicable Law:

(a) Representations and Warranties of Seller.  The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects (except that (i) the representations and warranties qualified by materiality or Material Adverse Effect shall be true and correct in all respects and (ii) the representations and warranties contained in Section 4.2 (Authority), Section 4.3 (Title to Interests) and Section 6.5 (Capitalization) shall be true and correct in all respects other than de minimis inaccuracies that would not reasonably be expected to have an adverse effect on Purchaser or the consummation of the transactions contemplated hereby), as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case of as such earlier date).

(b) Performance of Covenants.  Seller shall have duly performed or complied with, in all material respects, all of the covenants, to be performed or complied with by it under the terms of this Agreement prior to or at Closing.

(c) Receipt of Closing Deliverables.  Purchaser shall have received the agreements, instruments and documents described in Section 3.1.

(d) No Material Adverse Effect; No Disruptions.  Since the date of this Agreement, there shall have been no circumstance, change, development, condition or event that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.  Since the date of this Agreement, there shall have been no material adverse change or disruption in political conditions in Kazakhstan or in the global financial markets (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date of this Agreement).

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(e) Compliance with HKSE Requirements. Seller shall have provided to Purchaser information regarding the Company reasonably requested by Purchaser to assist Listco in complying with Listco’s reporting and other obligations under the applicable standards of the HKSE and the Hong Kong Listing Rules applicable to the transactions contemplated hereby, including, without limitation, by delivering to Purchaser (i) by no later than March 31, 2011, a report, addressed to Listco, on the resources and/or reserves and valuation of the Company prepared by an expert or experts who meet the requirements of the HKSE, in compliance with the applicable Hong Kong Listing Rules and the applicable reporting standards required by the HKSE, in form and substance acceptable to Purchaser, and rendering or procuring assistance from such expert or experts to address any comments from the HKSE with respect to such report, and procuring the consent from such expert or experts to such report being included in the circular to be dispatched by Listco to its shareholders in connection with the transactions contemplated by this Agreement, (ii) by no later than March 31, 2011, audited financial statements of the Company (including an accountants’ report addressed to Listco by an accounting firm reasonably acceptable to Purchaser and approved by Seller, it being acknowledged that Baker Tilly Hong Kong is reasonably acceptable to Purchaser) as of and for the fiscal years ended March 31, 2008, 2009 and 2010 and the nine-month period ended December 31, 2010 and comparable unaudited financial statements of the Company as of and for the nine-month period ended December 31, 2009, prepared in accordance with IFRS and according to mutually acceptable accounting policies (the financial statements referenced in this clause (ii), the “IFRS Financial Statements”), and procuring the consent from Baker Tilly Hong Kong to such accountants’ report being included in the circular to be dispatched by Listco to its shareholders in connection with the transactions contemplated by this Agreement; and (iii) concurrently with the delivery of the IFRS Financial Statements, a working capital forecast for the Company for the 12-month period immediately following the date of delivery of the IFRS Financial Statements.

(f) Absence of Certain Conditions. There shall be no circumstances, acts or omissions that have resulted in, or could reasonably be expected to result in, the cancellation, forfeiture or suspension of the Existing Exploration Contract or any of the Company’s Production Contracts.

(g) SUA Obligations.  Purchaser shall have received documentary evidence satisfactory to it that (i) the Company’s Kazakhstan LKU for 2010 has been submitted to Zapkaznedra, (ii) the Company’s 2010 annual report as required under clause 21 of Article 76 of the Law on Subsoil and Subsoil Use dated June 24, 2010, has been submitted to, and receipt of such report has been acknowledged by, the Competent Body; (iii) the most recent quarterly reports of the Company prior to the Closing Date have been submitted to, and receipt of such reports have been acknowledged by, the Competent Body under clauses 19 and 20 of Article 76 of the Law on Subsoil and Subsoil Use dated June 24, 2010, as required

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 pursuant to Article 7.1 of the Existing Exploration Contract; (iv) the Company has fulfilled its social obligations under Kazakhstan Law, as required pursuant to Article 7.1 of the Existing Exploration Contract, with respect to 2010; (v) the Company has obtained insurance for the transportation and storage of cargo, as required pursuant to Article 14.2.1 of the Existing Exploration Contract; (vi) the Company has obtained property insurance, as required pursuant to Article 14.2.2 of the Existing Exploration Contract; (vii) the Company has obtained an environmental permit for the current year, as required pursuant to Article 17.4 of the Existing Exploration Contract; and (viii) the Company has complied with the subsoil use monitoring program in accordance with Minutes No. 317/2008 dated December 24, 2008 of the meeting of the Technical Board MTD of Zapkaznedra and has received an approved copy of such monitoring program from Zapkaznedra.

(h) Preemptive Right Waiver.  The Company shall have delivered to Purchaser a written waiver of its preemptive right under applicable Kazakhstan law with respect to the sale of the Interests from Seller to Purchaser under this Agreement.

(i) Amended Governing Documents.  Purchaser and Seller shall have executed, delivered and notarized the Act of Transfer and all other necessary transfer documents required under Kazakhstan Law, and Purchaser shall have approved (which approval shall not be unreasonably withheld, delayed or conditioned), executed and notarized the Charter, and Seller shall have caused the Act of Transfer, Charter and all other required documents necessary for the transfer of the ownership of the Interests to Purchaser to have been submitted to and, in the case of the Charter, registered with the applicable office of the Ministry of Justice.

(j) Work Permit.  Purchaser shall have received a valid work permit from the Ministry of Labor and Social Protection of the Republic of Kazakhstan for the appointment of a designee of Purchaser as the new General Manager of the Company effective as of the Closing.

(k) Registration of Assignment of Seller Loans. Seller shall have registered with the National Bank of the Republic of Kazakhstan the assignment of the Seller Loans from Seller to Purchaser or an Affiliate of Purchaser pursuant to the Assignment, Release and Waiver Agreement.

(l) Production Contracts.  The Company shall have entered into and duly registered a Production Contract with the Competent Authority for production of Petroleum at each of Kariman, Dolinnoe and Askaz in compliance with the Section 8.1(c).

(m) Equity Issuances Approval.  Seller shall have received the approval from the Competent Authority (i) for any equity issuances or equity-linked offerings by Seller or other transactions involving Seller’s equity or equity-linked securities from October 16, 2005 to February 17, 2007, including, without limitation, any private placements, employee stock options, restricted share units and convertible notes and for any transactions in shares of capital stock of Seller other than those explicitly approved by the Competent Authority as of February 17, 2007; and (ii) for the trading of the shares of capital stock of Seller on XETRA since October 16, 2005.

(n) Legal Opinions.  Purchaser shall have received (i) an opinion of Holland & Hart LLP, U.S. counsel to Seller, in form and substance reasonably acceptable to counsel to Purchaser, including the opinion paragraphs set forth on Exhibit C hereto and (ii) an opinion of GRATA Law Firm, Kazakhstan counsel to Seller, in form and substance reasonably acceptable to counsel to Purchaser, including the opinion paragraphs set forth on Exhibit D hereto, each dated as of the Closing Date.

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(o) Consents, Notifications and Filings.  Seller and the Company shall have obtained all Consents (or waivers thereof) and made all notifications and filings required to be obtained or made by Seller or the Company, as applicable, in connection with the execution and delivery of this Agreement or any Transaction Document or in connection with the consummation of the transactions contemplated hereby and thereby.

(p) Evidence of Property Interests. Purchaser shall have received documentary evidence satisfactory to it of the Company’s ownership of the assets described in Section 11.2(a)(vii).

(q) Barter Agreement. Purchaser shall have received evidence of cancellation of the Barter Agreement in form and substance satisfactory to Purchaser.

(r) Seller Noteholders’ Approval.  The Seller Noteholders’ Approval shall have been obtained.

Section 9.3 Conditions to the Obligations of Seller.  The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of each of the following conditions, any and all of which may be waived in whole or in part by Seller to the extent permitted by applicable Law:

(a) Representations and Warranties.  The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects (except that the representations and warranties qualified by materiality shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case of as such earlier date).

(b) Performance of Obligations.  Purchaser shall have duly performed or complied with, in all material respects, all of the covenants, obligations and conditions to be performed or complied with by it under the terms of this Agreement prior to or at the Closing.

(c) Receipt of Closing Deliverables.  Seller shall have received the agreements and the amount described in Section 3.2(a) (except for the Transition Services Agreement, which shall not be a condition to Seller’s obligation to consummate the transactions contemplated by this Agreement).

Section 9.4 Frustration of Closing Conditions.  Notwithstanding the foregoing, neither of Purchaser or Seller may rely on the failure of any condition set forth in this Article 9 to be satisfied if such failure was caused by such party’s failure to act or to use its reasonable best efforts to cause the Closing to occur, as required pursuant to Section 8.3.

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ARTICLE 10

TERMINATION

Section 10.1 Termination.  This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing:

(a) by mutual written consent of Seller and Purchaser;

(b) by either Seller or Purchaser, if the Closing shall not have been consummated on or before August 15, 2011 (the “End Date”); provided, however, that such date may be extended by either such party, by written notice to the other party, to November 14, 2011 (the “Extended End Date”) in the event that all conditions to Closing in Article 9 (other than the conditions set forth in Section 9.1(a), (b), (c), or (d) (the “Regulatory Conditions”)) have been or are reasonably capable of being satisfied on or prior to the Extended End Date; provided that the right to terminate this Agreement under this paragraph shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or prior to the Extended End Date;

(c) by Purchaser if (i) Seller or the Company relinquishes any portion of the Contract Areas in violation of Section 8.1(b)(xxii), (ii) there is a breach of or inaccuracy in any representation or warranty set forth in Article 4 or Article 6 which, if such breach or inaccuracy existed on the date of this Agreement or the Closing Date, would result in the failure of the condition set forth in Section 9.2(a), (iii) any failure to perform any covenant or agreement to be complied with or performed by Seller pursuant to the terms of this Agreement which would result in the failure of the condition set forth in Section 9.2(b) or (iv) the failure of any other condition set forth in Section 9.2 (excluding Section 9.2(s)) to be satisfied on or prior to the End Date or Extended End Date, as applicable, or the occurrence of any event which results or would result in the failure of any other condition set forth in Section 9.2 (excluding Section 9.2(s)) to be satisfied on or prior to the End Date or Extended End Date, as applicable, in the case of each of clauses (ii), (iii) and (iv), if such breach, inaccuracy or failure cannot be cured or has not been cured within thirty (30) calendar days following the receipt by Seller of written notice from Purchaser of such breach, inaccuracy or failure and such breach, inaccuracy or failure has not been waived in writing by Purchaser;

(d) by Seller if (i) there is a breach of or inaccuracy in any representation or warranty set forth in Article 7 which, if such breach or inaccuracy existed on the date of this Agreement or the Closing Date, would result in the failure of the condition set forth in Section 9.3(a), (ii) any failure to perform any covenant or agreement to be complied with or performed by Purchaser pursuant to the terms of this Agreement which would result in the failure of the condition set forth in Section 9.3(b) or (iii) the failure of any other condition set

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 forth in Section 9.3 to be satisfied on or prior to the End Date or Extended End Date, as applicable, or the occurrence of any event which results or would result in the failure of any other condition set forth in Section 9.3 to be satisfied on or prior to the End Date or Extended End Date, as applicable, in the case of each of clauses (i), (ii) or (iii), if such breach, inaccuracy or failure cannot be cured or has not been cured within thirty (30) calendar days following the receipt by Purchaser of written notice from Seller of such breach, inaccuracy or failure and such breach, inaccuracy or failure has not been waived in writing by Purchaser;

(e) by either Purchaser or Seller, if any Governmental Authority shall have issued an Order or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such Order or other action shall have become final and non-appealable;

(f) by either Purchaser or Seller if the Seller Stockholders’ Approval shall not have been obtained at the Seller Stockholders’ Meeting or any adjournment or postponement thereof at which a vote on the transactions contemplated by this Agreement is taken;

(g) by Purchaser if (i) a Seller Adverse Recommendation Change has occurred, (ii) Seller shall have breached in any material respect any of its obligations under Section 8.14, Section 8.15 or Section 8.16 (including, for the avoidance of doubt, failing to include the Seller Recommendation in the Seller Stockholder Proxy Statement mailed to Seller’s stockholders), or (iii) the Seller Board (or any committee thereof) authorizes or publicly proposes any of the foregoing;

(h) by Seller in accordance with Section 8.16(c); provided that prior to or concurrent with such termination, Seller pays the Termination Fee and the Expenses to Purchaser in accordance with Section 10.2(b)(i), and any failure to pay the Termination Fee and the Expenses shall render the purported termination hereunder null and void;

(i) by either Purchaser or Seller if the Listco Stockholders’ Approval shall not have been obtained;

(j) by Purchaser if Seller shall have breached in any material respect any of its obligations under Section 8.17; or

(k) by Purchaser if the Seller Noteholders’ Approval shall not have been obtained.

Section 10.2 Effect of Termination.

(a) Limitation on Liability.  If this Agreement is terminated pursuant to Section 10.1, all rights and obligations of the parties hereunder shall terminate and no party shall have any Liability to the other party, except for obligations of the parties hereto in Section 8.2(b), Section 8.4, Section 10.2, Article 12, and the Confidentiality Agreement, which

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 shall survive the termination of this Agreement in accordance with their terms.  Notwithstanding anything to the contrary contained in this Agreement, termination of this Agreement pursuant to Section 10.1 shall not release any party from any Liability for any willful breach by such party of the terms and provisions of this Agreement (including the failure to pay any amounts due pursuant to this Section 10.2).

(b) Termination Fee; Expenses.

(i) In the event that this Agreement is terminated by Seller pursuant to Section 10.1(h), then Seller shall pay Purchaser (or Purchaser’s designee) prior to or concurrent with such termination the Termination Fee and the Expenses.

(ii) In the event that this Agreement is terminated by Purchaser pursuant to Section 10.1(g), then Seller shall pay Purchaser (or Purchaser’s designee), within two (2) Business Days after the date of such termination, the Termination Fee.

(iii) In the event that this Agreement is terminated by either Purchaser or Seller pursuant to (A) Section 10.1(b) under circumstances in which the Regulatory Conditions set forth in Section 9.1(c) or (d)(ii) have not been satisfied or (B) Section 10.1(e) as a result of the failure of the applicable Governmental Authority to provide the Consent or waiver contemplated by the Regulatory Conditions set forth in Section 9.1(c) or (d)(ii), respectively, then Seller shall pay Purchaser (or Purchaser’s designee), within two (2) Business Days of the date of such termination, the Expenses.

(iv) In the event that (A) this Agreement is terminated by either Purchaser or Seller pursuant to Section 10.1(b) or Section 10.1(f), and (B) an Acquisition Proposal was publicly announced (including any disclosure of an intention to make an Acquisition Proposal) or was otherwise communicated to the Seller Board or directly to Seller’s stockholders after the date of this Agreement and prior to the date of the Seller Stockholders’ Meeting or any adjournment or postponement thereof and such Acquisition Proposal was not, in an unequivocal manner, publicly retracted or withdrawn prior to the date of such Seller Stockholders’ Meeting or any adjournment or postponement thereof, then Seller shall pay Purchaser (or Purchaser’s designee), within two (2) Business Days of the date of such termination, the Expenses.

(v) In the event that (A) this Agreement is terminated by either Purchaser or Seller pursuant to Section 10.1(b) or Section 10.1(f) or by Purchaser pursuant to Section 10.1(c), (B) an Acquisition Proposal was publicly announced (including any disclosure of an intention to make an Acquisition Proposal) or was otherwise communicated to the Seller Board after the date of this Agreement and prior to the date of the Seller Stockholders’ Meeting or any adjournment or postponement thereof and such Acquisition Proposal was not, in an unequivocal manner, publicly retracted or withdrawn prior to the date of such Seller Stockholders’ Meeting or any adjournment or postponement thereof, and (C) within 12 months of such termination Seller enters into an Alternative Acquisition Agreement or consummates any Acquisition Proposal, then Seller shall pay Purchaser (or Purchaser’s designee), immediately upon the earlier of entering into such Alternative Acquisition Agreement or the consummation of such Acquisition Proposal, the Termination Fee.  For purposes of this Section 10.2(b)(v), each reference in the definition of Acquisition Proposal to “15%” will be deemed to be references to “50%”.

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(vi) In the event that this Agreement is terminated by Purchaser pursuant to Section 10.1(j), then Seller shall pay Purchaser (or Purchaser’s designee), within two (2) Business Days after the date of such termination, the Expenses.

(c) All Payments.  All payments under Section 10.2 shall be made by wire transfer of immediately available funds to an account designated by Purchaser (or Purchaser’s designee) on the date of termination of this Agreement or the date of any other event triggering payment under Section 10.2 hereof.  Seller acknowledges that the agreements contained in this Section 10.2 are an integral part of the transactions contemplated hereby, that damages resulting from termination of this Agreement under circumstances where a Termination Fee is payable are uncertain and incapable of accurate calculation and that the amounts payable pursuant to this Section 10.2 are not a penalty but rather constitute liquidated damages in a reasonable amount that will compensate Purchaser in the circumstances in which such Termination Fee is payable for the efforts expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, and that, without these agreements, Purchaser would not enter into this Agreement.  Accordingly, Seller agrees that if it fails to promptly pay the Termination Fee and/or Expenses and, in order to obtain such payments, Purchaser commences a suit which results in a judgment against Seller for the Termination Fee, Seller shall pay Purchaser’s costs and expenses (including reasonable attorneys’ fees) in connection with such suit.

(d) Purchaser Liability Cap.  Except with respect to the payment obligations of Purchaser in Article 2 hereof at the Closing (and only if the Closing actually occurs), notwithstanding anything else herein to the contrary, the maximum aggregate liability of Purchaser or any of its former, current or future directors, officers, employees, agents, stockholders, Affiliates (including Listco) or assignees or any former, current or future directors, officers, employees, agents, stockholders, Affiliates or assignees of any of the foregoing (the “Purchaser Group”) for damages or otherwise shall be limited to $10,000,000; provided, however, that, in the event the Purchase Closing has occurred, then such amount shall be reduced, effective upon the Purchase Closing, by the amount of the purchase price for the Purchase Notes as calculated according to the second to last sentence of Section 8.22(a) (in either case, the “Purchaser Liability Cap”).  In no event will Seller or its Affiliates seek or permit to be sought on behalf of Seller any damages or any other recovery or judgment of any kind, including consequential, indirect or punitive damages, from any member of the Purchaser Group other than Purchaser or Listco in connection with this Agreement or the transactions contemplated hereby.  Purchaser and Listco shall not be liable for consequential, indirect or punitive damages hereunder.  Seller acknowledges and agrees that it has no right of recovery against, and no personal liability shall attach to, in each case with respect to damages, any member of the Purchaser Group (other than Purchaser and Listco to the extent provided in this Agreement), through Purchaser or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of Purchaser

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 against any member of the Purchaser Group, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any applicable Law or otherwise.  Except for claims based on fraud or criminal misconduct or enforcement of Seller’s rights against Listco pursuant to Section 8.21(a), notwithstanding anything herein to the contrary, the remedies set forth this Section 10.2(d) shall be the sole and exclusive remedy of Seller and its Affiliates against Purchaser and any other member of the Purchaser Group in respect of any Liabilities or obligations arising under or in connection with this Agreement or the transactions contemplated hereby.

ARTICLE 11

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

Section 11.1 Survival of Terms.  The representations, warranties, covenants and agreements of Seller and Purchaser in this Agreement shall survive the Closing and shall terminate on the date that is twelve (12) months following the Closing Date; provided, however, that (a) in the event of fraud or criminal misconduct by Seller in connection with a representation, warranty, covenant or agreement made by it hereunder, such representation, warranty, covenant or agreement shall continue in full force and effect without limitation and (b) if a good faith written claim for indemnification with respect to a Loss prior to the end of the applicable survival period, the applicable representation, warranty, covenant or agreement shall survive with respect to such claim until such claim is resolved.  The right to indemnification or other remedy based on the representations, warranties, covenants and agreements contained herein will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement.

Section 11.2 Indemnification by Seller.

(a) Effective as of the Closing Date, Seller agrees to indemnify and hold Purchaser and its Affiliates (including, after the Closing, the Company) and each of their respective officers, directors, employees and agents (each such Person, an “Indemnified Party”) harmless from and against:

(i) any and all Losses based upon or arising from any breach of any representation or warranty made by Seller pursuant to Article 4 or Article 6;

(ii) any and all Losses based upon or arising from any failure by Seller to perform any of its covenants or agreements contained herein;

(iii) any and all Losses based upon or arising from the matter described in Section 11.2(a)(iii) of the Company Disclosure Schedule (the “Open Matter”);

(iv) Intentionally omitted.

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(v) any and all Losses arising from or related to (A) any invalidity of the Existing Exploration Contract, or any revocation or early termination of the Existing Exploration Contract or any portion thereof by the Ministry of Oil and Gas or other Competent Authority, arising from or related to any non-compliance with the Existing Exploration Contract or applicable Law prior to the Closing Date; or (B) any non-compliance by the Company with any of the terms of the Existing Exploration Contract prior to the Closing Date (including, without limitation, any failure by the Company to fully perform its current or historical obligations pursuant to the Annual Working Programs or the Minimum Working Program thereunder) or applicable Law in relation to the Company’s performance of the Existing Exploration Contract;

(vi) any and all Losses arising from or related to the past transfer of the Designated Payables;

(vii) any and all Losses arising from or related to any defect in the Company’s ownership of (i) gas utilization facilities on the Dolinnoe and Aksaz oilfields, (ii) electricity lines on the Kariman, Dolinnoe, Emir and Aksaz fields, (iii) gas pipelines from the Dolinnoe gas facility to the Aksaz gas facility and from the Aksaz gas facility to the Aktau-karyer 5 gas pipeline; or (iv) the Company’s three oil pipeline lines (i.e., the two lines from Kariman to the Dolinnoe oilfields and the line from the Dolinnoe to the Aksaz oilfields);

(viii) any and all Losses arising from or related to (A) the presence, handling or Release of any Hazardous Materials in, on, to, from or under any real property or facility (including any offsite disposal facility) owned, leased or used by the Company prior to the Closing Date, (B) any Liability of the Company under any Environmental Law arising during the period from June 5, 2003 through the Closing Date or (C) any Liability of the Company under any Environmental Law arising prior to June 5, 2003 which, to Seller’s Knowledge, existed on or prior to the Closing Date; and

(b) In the event that an Indemnified Party is entitled to indemnification under more than one clause of Section 11.2(a), it may obtain indemnification under any of such clauses or combination of such clauses.

Section 11.3 Additional Provisions Regarding Indemnification Obligations.  Notwithstanding Section 11.2, the rights to indemnification pursuant to the provisions of Section 11.2 are subject to the following limitations:

(a) Except as set forth in Section 11.1 and Section 11.3(f), Seller shall not be liable for Losses incurred by any Indemnified Party pursuant to Section 11.2 after the first anniversary of the Closing Date.

(b) The maximum aggregate Liability of Seller to the Indemnified Parties taken together for Losses for any claims for indemnification pursuant to Section 11.2(a), shall be limited to an amount equal to $39,000,000 (the “Cap Amount”).

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(c) Seller shall not be liable for Losses for any claims for indemnification pursuant to Section 11.2(a)(i) (other than as a result of a breach of a Specified Representation) unless the total of all Losses for claims for indemnification against Seller pursuant to Section 11.2(a)(i) exceeds $750,000 in the aggregate (the “Threshold”), and then Seller shall be liable for the aggregate amount of such losses regardless of the Threshold.  Liability of Seller for Losses based upon or arising from a breach of a Specified Representation shall not be subject to the Threshold.

(d) Seller shall not be liable to an Indemnified Party hereunder for any punitive or exemplary damages, except where such damages are recovered by a third party from an Indemnified Party in connection with Losses indemnified hereunder.

(e) Notwithstanding the foregoing, the limitations set forth in this Section 11.3 shall not apply with respect to Losses arising out of fraud or criminal misconduct.

(f) Seller shall not be liable for Losses for any claims for indemnification pursuant to Section 11.2(a)(iii) after the earliest of (i) ninety (90) days after the date the Open Matter is finally resolved and not subject to judicial process or appeal in any respect; (ii) the effective date of a final binding agreement entered into with respect to the Open Matter in form and substance reasonably acceptable to Purchaser; and (iii) the expiration of any applicable statute of limitations with respect to the Open Matter (as applicable, the “Termination Date”); provided, however, that Seller shall remain liable for any such Losses incurred by any Indemnified Party prior to the Termination Date.

(g) Purchaser shall have the right to manage any cleanup, remediation or compliance efforts related to any environmental matters subject to indemnification pursuant to Section 11.2(a)(viii) and shall be indemnified by Seller pursuant to Section 11.2(a)(viii) for all costs and expenses reasonably incurred in connection therewith.

Section 11.4 Indemnification Procedures; Third Party Claims.

(a) An Indemnified Party shall give Seller prompt written notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement (other than a Third Party Claim), within fifteen (15) Business Days of such determination (an “Indemnity Notice”); provided, however, that the failure to give an Indemnity Notice shall not waive an Indemnified Party’s right to indemnification, unless Seller can show that it was materially prejudiced by the Indemnified Party’s failure to give notice.

(b) If any claim, action, suit, proceeding or demand is brought by a Person who is not a party to this Agreement or an Affiliate thereof (a “Third Party Claim”) against an Indemnified Party, and if such Indemnified Party intends to seek indemnification with respect thereto pursuant to this Article 11, such Indemnified Party shall promptly, but in any event within fifteen (15) Business Days after the Indemnified Party learns of the existence of the Third Party Claim, notify Seller in writing of the Third Party Claim; provided, however,

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that no delay on the part of the Indemnified Party in notifying Seller will relieve Seller from any obligation hereunder unless Seller can show that it was materially prejudiced by the Indemnified Party’s failure to give notice.  The Indemnified Party will deliver to Seller, promptly after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) relating to the Third Party Claim received by the Indemnified Party from the Person that instituted the Third Party Claim.

(c) Seller will have the right to participate in or assume the defense of the Third Party Claim (in either case at the expense of Seller) with counsel of its choice reasonably satisfactory to the Indemnified Party; provided, however, that Seller may assume the defense of the Third Party Claim, subject to Section 11.4(d), only so long as (i) Seller delivers written notice to the Indemnified Party of its election to assume the defense of the Third Party Claim within twenty (20) Business Days of receipt of written notice of such Third Party Claim from the Indemnified Party; (ii) Seller acknowledges in writing to the Indemnified Party that Seller is obligated to indemnify the Indemnified Party in full for such Third Party Claim hereunder; (iii) the Third Party Claim involves solely monetary damages (and does not seek an injunction or other equitable relief or involve criminal allegations) and (iv) if successful, the Third Party Claim would not restrict or adversely affect the Indemnified Party or the conduct of its or its Affiliates’ businesses or operations in a material manner.  Should Seller so elect to assume the defense of a Third Party Claim, Seller shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided that Seller shall pay for one additional counsel (plus any required local counsel) for all Indemnified Parties if there is a conflict of interest or substantially different defenses that make it inappropriate to have common counsel for Seller and the Indemnified Party.  If Seller is conducting the defense of the Third Party Claim in accordance with the provisions above, the Indemnified Party, at its sole cost and expense, may retain separate counsel, and participate in the defense of the Third Party Claim, it being understood that Seller will control such defense, subject to Section 11.4(d).  If Seller has not assumed the defense of such Third Party Claim within twenty (20) Business Days of receipt of written notice of such Third Party Claim, the Indemnified Party will (upon delivering written notice to such effect to Seller) have the right to undertake, at Seller’s sole cost and expense, the defense of such Third Party Claim.  Each party shall reasonably cooperate with the other party in such defense and make available to the party undertaking the defense of the Third Party Claim, on a mutually convenient basis, witnesses, pertinent records, materials and information in such party’s possession or under such party’s control relating to such Third Party Claim as may be reasonably requested by the party undertaking the defense of the Third Party Claim.

(d) Notwithstanding anything in this Section 11.4 to the contrary, neither Seller nor the Indemnified Party shall, without the written consent of the other party (which consent shall not be unreasonably withheld or conditioned), settle, compromise or discharge any Third Party Claim or admit any Liability or permit a default or consent to entry of any judgment with respect to any Third Party Claim; provided that, if Seller assumes the defense of any Third Party Claim, the Indemnified Party shall not be required to agree to any settlement, compromise or discharge of such Third Party Claim which Seller may recommend unless (i) by its terms it obligates Seller to pay the full amount of Losses in connection with

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 such Third Party Claim and unconditionally release the Indemnified Party completely from all Liability in connection with such Third Party Claim, (ii) it does not restrict or adversely affect the Indemnified Party or the conduct of its or its Affiliates’ businesses or operations in a material manner, (iii) it does not include an admission of wrongdoing or misconduct by the Indemnified Party, and (iv) it does not impose any injunctive or other equitable relief against the Indemnified Party.

Section 11.5 Exclusive Remedy.  Subject to Section 12.10 and except for claims based on fraud or criminal misconduct, notwithstanding anything to the contrary contained in this Agreement, the remedies set forth in this Article 11 shall be the sole and exclusive remedy for Purchaser for any breach of any representation, warranty, covenant or other provision contained in this Agreement by Seller.  Except for claims based on fraud or criminal misconduct, in the event Seller is required to make a payment to an Indemnified Party pursuant to the terms of Section 11.2, such payment shall be satisfied first by the Escrow Amount and in the event that such Escrow Amount is exhausted, Seller shall not be responsible for any additional payments in excess of $3,000,000.

ARTICLE 12

MISCELLANEOUS

Section 12.1 Entire Agreement; Assignment.  This Agreement, together with the Company Disclosure Schedule, Transaction Documents and the Confidentiality Agreement, contain the entire agreement of the parties with respect to the subject matter hereof and supersede all other prior agreements between the parties and their respective Affiliates, representatives and agents in respect of such subject matter.  This Agreement shall not be assigned by any party hereto without the prior written consent of the other parties hereto; provided, however, that: (a) Purchaser may assign its rights and obligations under this Agreement in whole or in part to any of its Affiliates without the prior written consent of Seller (provided that Purchaser shall remain liable hereunder following any such assignment); (b) Purchaser may assign its rights and obligations under this Agreement in whole or in part in connection with (i) a merger, consolidation or scheme or arrangement involving Purchaser or any of its Subsidiaries, (ii) a sale of stock or assets of Purchaser or any of its Subsidiaries or (iii) dispositions of the business of the Company and any of its future Subsidiaries or any part thereof (provided that Purchaser shall remain liable hereunder following any such assignment).  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives.

Section 12.2 Notices.  All notices, Consents, requests, instructions, approvals and other communications provided for in this Agreement shall be in writing and shall be deemed validly given upon personal delivery or one (1) Business Day after being sent by nationally recognized overnight courier service or on the date of transmission if sent by facsimile (so long as for notices or other communications sent by facsimile, the transmitting facsimile machine records electronic conformation of the due transmission of the notice), at the following address or facsimile number, or at such other address or facsimile number as a party may designate to the other parties:

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If to Purchaser or Listco:

Palaeontol B.V.
c/o MIE Holdings Corporation
Suite 406, Block C, Grand Place
5 Hui Zhong Road, Chaoyang District
Beijing 100101
Facsimile:  86.10.5123.8866
Attn:Chief Financial Officer
General Counsel

with a copy to (which shall not constitute notice):

Latham & Watkins
41st Floor, One Exchange Square
8 Connaught Place, Central
Hong Kong
Facsimile:  852.2522.7006
Attn:David T. Zhang, Esq.
Timothy M. Gardner, Esq.

If to Seller: BMB Munai, Inc. 324 South 400 West, Suite 255 Salt Lake City, Utah 84101 Facsimile: 801.355.2227 Attn:Adam Cook

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with a copy to (which shall not constitute notice):

Poulton & Yordan
324 South 400 West, Suite 250
Salt Lake City, Utah 84101
Facsimile:  801.355.2990
Attn:           Ronald Poulton

Holland & Hart llp
222 South Main Street, Suite 2200
Salt Lake City, UT 84101-2001
United States of America
Facsimile: 877.665.1695
Attn:           David G. Angerbauer, Esq.

or to such other address as the Person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

Section 12.3 Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

Section 12.4 Construction; Interpretation.  The name assigned to this Agreement and the article and section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter.  All references to Articles and Sections refer to articles and sections of this Agreement. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision will be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any Affiliate of such Person.  Unless the context otherwise requires: (a) a reference to a document includes all amendments, modifications or supplements to, or replacements or novations of, that document; (b) the use of the term “including” means “including, without limitation”; (c) the word “or” shall be disjunctive but not exclusive; (d) unless expressly provided otherwise, the measure of a period of one (1) month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date; provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date (for example, one

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(1) month following February 18 is March 18, and one (1) month following March 31 is May 1); (e) a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, whether passed by the same or another Governmental Authority with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under the statute; (f) a reference to an entity includes any successor entity, whether by way of merger, amalgamation, consolidation, scheme of arrangement or other business combination; (g) a reference to “$” or “dollars” shall be deemed a reference to United States dollars; and (h) reference to a word defined hereunder shall apply equally to both the singular and plural forms of the terms defined.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto.

Section 12.5 Company Disclosure Schedule.  Each Section of the Company Disclosure Schedule shall specifically reference by Section and subsection any representation or warranty that is being qualified (it being understood and agreed that only the representations or warranties specifically referenced in the Company Disclosure Schedule by the Sections or Subsections of Article 4 and Article 6 shall be qualified by the referenced disclosure, provided that the disclosure of any item in the Company Disclosure Schedule shall be deemed to have been disclosed with respect to other representations or warranties in Article 4 and Article 6 if the relevance of such disclosure to such other representations or warranties in Article 4 and Article 6 is readily apparent on its face).  Neither the specification of any dollar amount in the representations or warranties contained in this Agreement nor the inclusion of any specific item in the Company Disclosure Schedule hereto is intended to imply that such amounts, or higher or lower amounts of the items so included or other items, are or are not material or that such fact or matter would with any other fact or matter, individually or in the aggregate, have a Material Adverse Effect.

Section 12.6 Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as provided in Article 11, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 12.7 Severability and Precedence.  If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.  The parties hereto acknowledge and agree that the Act of Transfer is being entered into in order to facilitate the transfer of the Interests and registration pursuant to Kazakhstan Law.  In the event of a conflict between the Act of Transfer and this Agreement, the provisions of this Agreement as between the parties hereto shall prevail.

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Section 12.8 Counterparts; Facsimile Signatures.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 12.9 Arbitration.

(a) It is understood and agreed among the parties hereto that any and all claims, grievances, demands, controversies, causes of action or disputes of any nature whatsoever (including but not limited to tort and contract claims, and claims upon any Law, statute, Order, or regulation) (collectively, “Claims”), arising out of, in connection with, or in relation to (i) the interpretation, performance or breach of this Agreement (including any Claims relating to any party’s right to indemnification pursuant to Article 11) or (ii) the arbitrability of any Claims under this Agreement, shall be resolved by final and binding arbitration before a retired judge from the JAMS/Endispute panel.  Such dispute resolution process shall be confidential and the arbitration portion shall be conducted in accordance with the Federal Rules of Evidence.

(b) The parties agree to submit all remaining Claims to final and binding arbitration administered by the New York offices of JAMS/Endispute in accordance with the then-existing JAMS/Endispute Arbitration Rules, except to the extent such rules conflict with the procedures set forth in this Section 12.9, in which case these procedures shall govern.  The parties shall select a mutually acceptable neutral arbitrator from the panel of arbitrators serving with any of JAMS/Endispute’s offices, but in the event the parties cannot agree on an arbitrator, the Administrator of JAMS/Endispute shall appoint an arbitrator from such panel (the arbitrator so selected or appointed, the “Arbitrator”).  The parties expressly agree that the Arbitrator may provide all appropriate remedies (at law and equity) or judgments that could be awarded by a court of law in New York, and that, upon good cause shown, the Arbitrator shall afford the parties adequate discovery, including deposition discovery.  Neither a party nor the Arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties.  Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all Claims pursuant to this Section 12.9.  The Arbitrator shall be bound by and shall strictly enforce the terms of this Section 12.9 and may not limit, expand or otherwise modify its terms.  The Arbitrator shall make a good faith effort to apply the substantive Law (and the Law of remedies, if applicable) of the State of New York, or federal Law, or both, as applicable, without reference to its conflicts of laws provisions.  The Arbitrator is without jurisdiction to apply any different substantive Law.  The Arbitrator shall be bound to honor claims of privilege or work-product doctrine recognized at Law, but the Arbitrator shall have the discretion to determine whether any such claim of privilege or work product doctrine applies.  The Arbitrator

82

shall render an award and a written, reasoned opinion in support thereof.  The Arbitrator shall have power and authority to award any appropriate remedy (in law or equity) or judgment that could be awarded by a court of law in New York, which may include reasonable attorneys’ fees to the prevailing party.  The award rendered by arbitration shall be final and binding upon the parties, and judgment upon the award may be entered in any court having jurisdiction thereof.

(c) Adherence to this dispute resolution process shall not limit the parties’ right to obtain any provisional remedy, including, without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their rights and interests.  Notwithstanding the foregoing sentence, this dispute resolution procedure is intended to be the exclusive method of resolving any Claims arising out of or relating to this Agreement.

(d) Subject to the Arbitrator’s award, each party shall bear its own fees and expenses with respect to this dispute resolution process and any Claim related thereto and the parties shall share equally the fees and expenses of the mediator, JAMS/Endispute and the Arbitrator.

Section 12.10 Remedies.  Subject to Section 10.2(d), the parties hereto agree that irreparable damage could occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled, without posting a bond or similar indemnity, to seek an injunction to prevent breaches of this Agreement or specific performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.  All rights and remedies of any party hereto are cumulative of each other, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

Section 12.11 Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, each party hereto shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and such transactions.

Section 12.12 Failure or Indulgence not Waiver.  No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or any other right.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 12.13 Amendments.  This Agreement may not be amended, supplemented or otherwise modified except in a written instrument executed by the parties hereto.

83

Section 12.14 Fees and Expenses.  Except as otherwise expressly provided in this Agreement, all fees, charges and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, charges or expenses.

*  *  *  *  *  *  *

84

LA\2214097.6

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BMB MUNAI, INC.

By:	/s/ Askar Tashtitov
Name:	Askar Tashtitov
Title:	President

PALAEONTOL B.V.

By:	/s/ Zhang Ruilin
Name:	Zhang Ruilin
Title:	Authorized Representative of the Corporate Managing Director

MIE HOLDINGS CORPORATION

By:	/s/ Zhang Ruilin
Name:	Zhang Ruilin
Title:	Chairman

85

LA\2214097.6

Appendix C
Annual Report on Form 10-K for the Year Ended March 31, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 10-K

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended March 31, 2010

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from ________ to _________

Commission File Number 001-33034

BMB MUNAI, INC.
(Exact name of registrant as specified in its charter)

Nevada	30-0233726
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

202 Dostyk Ave, 4th Floor
Almaty, Kazakhstan	050051
(Address of principal executive offices)	(Zip Code)

+7 (727) 237-51-25
(Registrant’s telephone number, including area code)

Securities registered under Section 12(b) of the Exchange Act:

Title of Each Class	Name of Exchange on Which Registered

Common - $0.001	NYSE Amex

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.	Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act.	Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.	Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files.)	Yes ☐ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§229.405 of this chapter)  is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.
☐

Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act.	Yes ☐ No ☒

The aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was last sold as of the last business day of the registrant’s most recently completed second fiscal quarter was $36,237,666.

As of June 2, 2010, the registrant had 51,865,015 shares of common stock, par value $0.001, issued and outstanding.

Documents Incorporated by Reference: None

Forward Looking Information

This Annual Report on Form 10-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are based on management’s beliefs and assumptions and on information currently available to our management.  For this purpose any statement contained in this report that is not a statement of historical fact may be deemed to be forward-looking, including, but not limited to, statements about our results of operations, cash flows, capital resources and liquidity, drilling plans and future exploration, production and well operations, reserves, licensing, commodity price environment, actions, intentions, plans, strategies and objectives.  Without limiting the foregoing, words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “budget,” “plan,” “forecast,” “predict,” “may,” “should,” “could,” “will” or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties and actual results may differ materially depending on a variety of factors, many of which are not within our control.  These factors include, but are not limited to, market factors, market prices (including regional basis differentials) of natural gas and oil, results for future drilling and marketing activity, future production and costs, economic conditions, competition, legislative requirements and changes and the effect of such on our business, sufficiency of future working capital, borrowings, capital resources and liquidity and other factors detailed herein and in our other Securities and Exchange Commission filings.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

Forward-looking statements are predictions and not guarantees of future performance or events.  The forward-looking statements are based on current industry, financial and economic information, which we have assessed but which by their nature are dynamic and subject to rapid and possibly abrupt changes.  Our actual results could differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with our business.  We hereby qualify all our forward-looking statements by these cautionary statements.

These forward-looking statements speak only as of their dates and should not be unduly relied upon.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Throughout this report, unless otherwise indicated by the context, references herein to the “Company”, “BMB”, “we”, our” or “us” means BMB Munai, Inc, a Nevada corporation, and its corporate subsidiaries and predecessors.  Throughout this report all references to dollar amounts ($) refers to U.S. dollars unless otherwise indicated.

The following discussion should be read in conjunction with our financial statements and the related notes contained elsewhere in this report and in out our other filings with the Securities and Exchange Commission.

PART I

Item 1.   Business

Overview

BMB Munai, Inc., is a Nevada corporation, that originally incorporated in the State of Utah in 1981.  Our business activities focus on oil and natural gas exploration and production in the Republic of Kazakhstan (also referred to herein as the “ROK” or “Kazakhstan”). We hold an exploration contract that allows us to conduct exploration drilling and oil production in the Mangistau Province in the southwestern region of Kazakhstan.   Since the date of execution of the original exploration contract, we have successfully negotiated several amendments to the contract that have extended the term of our contract to January 2013.  The exploration territory of our contract area is approximately 850 square kilometers.

Our original contract area comprised the ADE Block.   As a result of our drilling and exploration activities this block now contains our Aksaz, Dolinnoe and Emir oil and gas fields.    During our 2005 fiscal year we were granted an area extension which we designated as the Southeast Block, which now includes our Kariman oil and gas field and our unexplored Borly and Yessen structures.  During our 2009 fiscal year we successfully negotiated a second area extension, which we have designated the Northwest Block.  All of our exploration territory is contiguous.  The ADE Block, the Southeast Block and the Northwest Block are collectively referred to herein as “our properties.”  For additional information regarding our contract and license to our properties please see Item 2. Properties below.

Our Strategy

Since 2004 we have been actively drilling wells in each field on the ADE Block and since 2005 we have been drilling in the Southeast Block in the Kariman field.  Our activities have been funded through private placements of equity and debt securities as well as income generated from sales of our exploration stage oil production.

Our drilling activities have consisted of drilling an array of exploratory wells to delineate reservoir structures and developmental wells intended to provide income to the Company.  Our operational focus during the last fiscal year has been to work on improving and stabilizing production from our existing wellstock, while temporarily postponing our drilling activities.  Throughout the year we have completed a number of workover activities on existing wells.  In addition to the workover activities completed this year, we have continued to research various production enhancement methods and technologies to increase production from existing wells. Currently, we have 1,230 gross (1,230 net) proved developed producing acres, plus 180 gross (180 net) acres of proved undeveloped reserves. We also hold approximately 112,260 gross (112,260 net) unproved, undeveloped acres.

During the year we have reduced capital expenditures to a minimum amount and managed to successfully fulfill working program requirements set forth in our contract with the government of Kazakhstan through the negotiating of a “roll forward” of previously drilled wells whereby we were allowed to count previously drilled wells as fulfillment of our drilling obligations under our minimum work program for fiscal year 2010.  Such actions allowed us to achieve significant progress in remedying working capital problems we faced during fiscal year 2009.  All free cash flow was diverted to reduction of accounts payable, which coupled with our other efforts allowed us to reduce accounts payable from $21.8 million at March 31, 2009, to $3.9 million at March 31, 2010.

Our strategy for the current year is to establish a sound financial basis to support our development of a long-term and profitable oil and gas exploration and production business. We intend to do this by focusing our attention in the next fiscal year on the following objectives:

Complete elimination of current accounts payable. We will continue efforts to eliminate current accounts payables barring those arising in the normal course of business.

Conduct field operations focused on stabilization and enhancement of production from existing wells.  We will continue our efforts in researching and applying modern methods and technologies for maintaining and increasing production from existing wells.  Such efforts may entail substituting the electric submersible pumps used on the Kariman field for more powerful and productive ones and finding the right methodology to enhance production from the Aksaz and Dolinnoe wells.

Conduct directional/horizontal drilling on existing wells. If we have sufficient funds, we plan to apply directional/horizontal drilling on the existing wells in the Kariman field during fiscal year 2011.  We have plans for drilling two directional sidetracks on the Kariman existing wells.  We plan to apply such technology with focus on significant production increases while keeping capital expenditures under control as such sidetracks cost significantly less than drilling of a vertical well.  We also believe drilling two directional wells will contribute to the minimum working program requirements set for the current year.

Complete geological study of the ADE Block and Kariman field.  Our existing wells are sufficient in number to allow us to integrate our geological and geophysical reports, seismic data, drilling logs and testing and production logs to create a complete profile of the ADE Block and Kariman field.  Similar to most oil production in Kazakhstan, our oil is produced mainly from carbonate rocks of limestone and dolomite.   These formations can present challenges when attempting to understand oil field structure, designate well locations and determine the number of wells required to develop a field.  A full understanding of these issues is critical, as they can have a substantial impact on a field’s commercial viability and the expected return on investment.  We plan to retain experts from the United States that have experience working in Kazakhstan to complete the geological study during fiscal year 2011.

Commence investigation of the Northwest Block.  Our contract territory nearly doubled during the last fiscal year due to our successful negotiation of an amendment to our exploration contract to acquire rights to the Northwest Block.   The Northwest Block did have limited Soviet-period exploration and drilling conducted on it, but needs further study if we are to start developing it. We commenced 3D seismic shooting during the year ended March 31, 2010.  We anticipate that the seismic shooting, interpretation and subsequent resource potential evaluation report by Chapman Petroleum Engineering Ltd. will be complete during the summer of 2010.

Our strategy and plans for the 2011 fiscal year are contingent on our ability to renegotiate the terms of our 5.0% Convertible Senior Notes due 2012, as discussed in detail in the Liquidity and Capital Resources section of Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations beginning on page 47 of this report, and our having adequate funds to undertake such activities.

Oil and Natural Gas Reserves

Please see Item 2. Properties of this report for a complete description of our oil and gas reserves and related information.

Industry and Economic Factors

Our business is subject to many factors beyond our control.  One such factor is the fluctuation of oil and gas prices.  Historically, oil and gas markets have been cyclical and volatile.  During fiscal year 2010 we experienced wide fluctuation in the world price for oil.  We expect prices to continue to be difficult to predict.

While our revenues are a function of both production and prices, wide swings in commodity prices will likely continue to have a significant impact on our results of operations. We have not elected to engage in hedging transactions because we do not have the necessary infrastructure or the required flexibility in our rights to conduct export transactions.

Our operations entail significant complexities due to the depth and geological makeup of the structures we are entering.  Advanced technologies requiring highly trained personnel are utilized in both exploration and development.  Even when the technology is properly used we still may not know conclusively whether hydrocarbons will be present or the rate at which they may be produced when wells are completed.  Despite our best efforts to limit our risks, exploration drilling is a high-risk activity that may not yield commercial production or reserves.

Marketing and Sales to Major Customers

There are a variety of factors which affect the market for oil and natural gas, including the extent of domestic production and imports, the availability, proximity and capacity of pipelines and other transportation facilities, demand, the marketing of competitive fuels and the effects of state and federal regulations on oil and natural gas production and sales.

In the exploration, development and production business, production is normally sold to relatively few customers.  We are now exporting nearly all of our test production for sale in the world market.  Currently, 95% of our production is being sold to one client, Titan Oil (formerly Euro-Asian Oil AG).  Revenue from oil sold to Titan Oil made up 98% of our total revenue.  The loss of Titan Oil may have a material adverse effect on our operations in the short-term.  Based on current demand for crude oil and the fact that alternate purchasers are readily available, we believe the loss of Titan Oil would not materially adversely affect our operations long-term.

Distribution Method

Our crude oil exports are transported via the Aktau sea port to world markets. Pursuant to our agreement with Titan Oil, delivery is FCA (Incoterms 2000) at the railway station in Mangishlak.  The oil is shipped via railway cars provided by Titan Oil.  The volume and sales price are determined on a monthly basis, with all payments being covered by an irrevocable standby letter of credit opened through a first-class international bank.  Sales prices is based on the average quoted Brent crude oil price from Platt's Crude Oil Marketwire for the three days following the bill of lading date less a discount for transportation expenses, freight charges and other expenses.  The quality of crude oil supplied must meet minimum quality specifications.

Competition

Competition in Kazakhstan and Central Asia includes other junior hydrocarbons exploration companies, mid-size producers and major exploration and production companies.  We compete for additional exploration and production properties with these companies who in many cases have greater financial resources and larger technical staffs than we do.

We face significant competition for capital from other exploration and production companies and industry sectors.  At times, other industry sectors may be more in favor with investors, limiting our ability to obtain necessary capital.

We believe we have a competitive advantage in Kazakhstan in that our management team is comprised of Kazakh nationals who have developed trusted relationships with many of the departments and ministries within the government of Kazakhstan.

Government Regulation

Our operations are subject to various levels of government controls and regulations in both the United States and Kazakhstan.  We focus on compliance with all legal requirements in the conduct of our operations and employ business practices that we consider to be prudent under the circumstances in which we operate.  It is not possible for us to separately calculate the costs of compliance with environmental and other governmental regulations as such costs are an integral part of our operations.

In Kazakhstan, legislation affecting the oil and gas industry is under constant review for amendment or expansion.  Pursuant to such legislation, various governmental departments and agencies have issued extensive rules and regulations which affect the oil and gas industry, some of which carry substantial penalties for failure to comply.  These laws and regulations can have a significant impact that can adversely affect our profitability by increasing the cost of doing business and by imposition of new taxes, tax rates and tax schemes.  Inasmuch as new legislation affecting the industry is commonplace and existing laws and regulations are frequently amended or reinterpreted, we are unable to predict the future cost or impact of complying with such laws and regulations.

Environmental Matters

Oil and gas operations are subject to numerous laws and regulations controlling the generation, use, storage and discharge of materials into the environment or otherwise relating to the protection of the environment.  These laws and regulations may:

•	require the acquisition of a permit or other authorization before construction or drilling commences;

•	restrict the types, quantities and concentrations of various substances that can be released into the environment in connection with drilling, production, and natural gas processing activities;

•
suspend, limit or prohibit construction, drilling and other activities in certain lands lying within wilderness, wetlands, areas inhabited by threatened or endangered species and other protected areas;

•	require remedial measures to mitigate pollution from historical and on-going operations such as the use of pits and plugging of abandoned wells;

•	restrict injection of liquids into subsurface strata that may contaminate groundwater; and

•	impose substantial liabilities for pollution resulting from our operations.

    Environmental permits that the operators of properties are required to possess may be subject to revocation, modification, and renewal by issuing authorities. Governmental authorities have the power to enforce compliance with their regulations and permits, and violations are subject to injunction, civil fines, and even criminal penalties. Our management believes that we are in substantial compliance with current environmental laws and regulations, and that we will not be required to make material capital expenditures to comply with existing laws. Nevertheless, changes in existing environmental laws and regulations or interpretations thereof could have a significant impact on our operations as well as the oil and gas industry in general, and thus we are unable to predict the ultimate cost and effects of future changes in environmental laws and regulations.

We are not currently involved in any administrative, judicial or legal proceedings arising under environmental protection laws and regulations, which would have a material adverse effect on our respective financial positions or results of operations. We do not maintain insurance against the costs of clean-up operations and we are not fully insured against all such risks. A serious incident of pollution may result in the suspension or cessation of operations in the affected area.

Employees

We have approximately 390 full-time employees.  None of our employees are covered by collective bargaining agreements.  From time to time we utilize the services of independent consultants and contractors to perform various professional services.  Field and on-site production operation services, such as pumping, maintenance, dispatching, inspection and testing are generally provided by independent contractors.

Reports to Security Holders

We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other items with the Securities and Exchange Commission (“SEC”).  We provide free access to all of these SEC filings, as soon as reasonably practicable after filing, on our Internet web site located at www.bmbmunai.com.  In addition, the public may read and copy any documents we file with the SEC at the SEC's Public Reference Room at 100 F Street N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains its Internet site www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers like BMB Munai.

Item 1A. Risk Factors

We do not currently have the funds, or the ability to raise the funds, necessary to repurchase the Notes.

In 2007 we raised $60,000,000 in connection with the issuance of 5.0% Convertible Senior Notes due 2012 (the “Notes”).  The terms of the original indenture governing the Notes (the “Original Indenture”) provided for three put dates that allowed the holders of the Notes to redeem the Notes prior to their 2012 maturity date.  The first two put dates passed unexercised.  The third put date is July 13, 2010.  In connection with ongoing negotiations with the holders of the Notes to restructure the Notes, we entered into a Supplemental Indenture which grants the Noteholders a fourth put date that commences on June 13, 2010 and expires on September 13, 2010.  In exchange for the granting of the fourth put date, the Noteholders separately agreed they will not exercise their put option for the third put date and they will not exercise their put option for the fourth put date prior to September 1, 2010; provided, however, the Noteholders may exercise such put options at any time upon the occurrence of any of the following: (i) an default  occurs under the Indenture, excluding certain defaults that occurred prior to June 7, 2010, (ii) failure by us or Emir to timely pay any Indebtedness (as defined in the Indenture) or any guarantee of any Indebtedness that exceeds U.S. $1,000,000, or any Indebtedness becomes due and payable prior to its stated maturity other than at our or Emir’s option, or (iii) the Noteholders holding a majority in outstanding principal amount of the Notes provide notice to us that negotiations with respect to restructuring the Notes have terminated.  Therefore, it is possible the Noteholders could exercise a put option with respect to the Notes prior to September 1, 2010 if any of the foregoing events occur.

Prior to entering into the Supplemental Indenture, we were in default under certain covenants contained in Article 9 of the Indenture requiring us to maintain a minimum net debt to equity ratio and to comply with certain notice, delivery and other provisions.  The Noteholders separately agreed to waive these defaults until the earlier of: (i) September 1, 2010 or (ii) the fourth put date, with the understanding that such waiver will not constitute a waiver of any default under the Indenture that remains ongoing as of September 1, 2010 or that occurs after June 8, 2010.  We currently believe we will not be able to remedy the default of the net debt to equity ratio covenant by September 1, 2010 and, therefore, we anticipate we will be in default under the Indenture at September 1, 2010 unless a future waiver is obtained from the Noteholders.  There is no assurance the Noteholders will provide any future waiver or any further extension of their redemption put rights under the Indenture.  Moreover, there is no assurance that we will be successful in renegotiating the terms and conditions of the Notes.

If we are unable to extend the waiver of default beyond September 1, 2010, or at any time we are in default under the Indenture, the Noteholders have the right to accelerate the Notes and require us to make immediate payment of all unpaid interest and principal.  As of March 31, 2010, the outstanding balance of unpaid principal and interest under the Notes was $62,819,786.  If the Noteholders were to accelerate the Notes, we would have insufficient funds to pay the Notes.  We do not anticipate obtaining sufficient funds to retire the Notes in the near future.  If we default on the Notes, the Noteholders could seek any legal remedies available to them to obtain repayment of the Notes, including forcing us into bankruptcy, which would likely also result in Emir Oil being forced into bankruptcy.  Pursuant to Kazakhstan law and the terms of our exploration license, the government of the Republic of Kazakhstan has the right to cancel our licenses to the ADE Block, the Southeast Block and the Northwest Block in the event Emir Oil becomes insolvent or enters into bankruptcy proceedings.  If such were to happen, we would be left with limited assets, no operations and ability to generate revenue or otherwise repay the Notes.

Our ability to obtain additional financing or use our operating cash flow to fund operations may be adversely affected by our level of indebtedness.

Our level of indebtedness could have negative consequences, which include, but are not limited to, the following:

•	Our ability to obtain additional financing to fund capital expenditures, acquisitions, working capital, repay debts or for other purposes may be impaired;
•	Our ability to use operating cash flow in other areas of our business may be limited because we must dedicate a substantial portion of these funds to repay debt obligations;
•	We may be unable to compete with others who may not be as highly leveraged; and
•	Our debt may limit our flexibility to adjust to changing market conditions, changes in our industry and economic downturns.

The financial crisis and economic conditions have and may continue to have a material adverse impact on our business and financial condition that we cannot predict.

The global economic conditions have deteriorated during the past two fiscal years and continue to remain unstable.  The global financial markets have experienced a period of unprecedented turmoil and upheaval characterized by extreme volatility and declines in prices of securities, diminished liquidity and credit availability, inability to access capital, bankruptcy, failure, collapse or sale of financial institutions and an unprecedented level of intervention from the U.S. federal government and other governments.  In particular, the cost of raising money in the debt and equity capital markets has increased substantially while the availability of funds from those markets generally has diminished significantly.  As a result of the concerns about the stability of financial markets generally and the solvency of existing debtors specifically, the cost of obtaining money from credit markets has increased.  Many lenders and institutional investors have increased interest rates, enacted tighter lending standards, refused to refinance existing debt at maturity and have either reduced or, in many cases, ceased to provide any new funding.

 Although we cannot predict the impacts on us of the deteriorating economic conditions, they could materially adversely affect our business in the following ways:

•
our ability to obtain credit and access the capital markets may continue to be restricted adversely affecting our financial position and our ability to continuing exploration and drilling activities on our territory;

•	the values we are able to realize in transactions we engage in to raise capital may be reduced, thus making these transactions more difficult to consummate and more dilutive to our shareholders; and
•	the demand for oil and natural gas may decline due to weak international economic conditions.

We may not be able to replace our reserves or generate cash flows if we are unable to raise capital.

In order to increase our asset base, we will need to make substantial capital expenditures for the exploration, development, production and acquisition of oil and gas reserves and the construction of additional facilities. These maintenance capital expenditures may include capital expenditures associated with drilling and completion of additional wells to offset the production decline from our producing properties or additions to our inventory of unproved properties or our proved reserves to the extent such additions maintain our asset base.  These expenditures could increase as a result of:

•	changes in our reserves;
•	changes in oil and gas prices;
•	changes in labor and drilling costs;
•	our ability to acquire, locate and produce reserves;
•	changes in license acquisition costs; and
•	government regulations relating to safety and the environment.

Our cash flow from operations and access to capital is subject to a number of variables, including:

•	our proved reserves;
•	the success or our drilling efforts;
•	the level of oil and gas we are able to produce from existing wells;
•	the prices at which our oil and gas is sold; and
•	our ability to acquire, locate and produce new reserves.

Historically, we have financed these expenditures primarily with cash raised through the sale of our equity and debt securities and revenue generated by operations.   If our revenues or borrowing base decreases, which is expected, as a result of lower oil and natural gas prices, operating difficulties or declines in reserves, we may have limited ability to expend the capital necessary to undertake or complete future drilling programs. Additional debt or equity financing or cash generated by operations may not be available to meet these requirements.  Due to the current low prices for oil and gas and the restrictions in the capital markets largely caused by the global financial crisis, we anticipate that we will not have enough capital available during the upcoming fiscal year to make substantial capital expenditures.

Oil and gas prices are characteristically volatile, and if they remain low for a prolonged period, our revenues, profitability and cash flows will decline.  A sustained period of low oil and natural gas prices would adversely affect our business operations, our asset values and our financial condition and ability to meet our financial commitments.

The global financial crises and economic downturn has resulted in a significant decline in oil and natural gas prices from their highs of 2008. The prices we receive for our oil and natural gas production heavily influence our revenue, profitability, access to capital and future rate of growth. The prices we receive for our production, and the levels of our production, depend on a variety of additional factors that are beyond our control, such as:

•	the domestic and foreign supply of and demand for oil and natural gas;
•	the price and level of foreign imports of oil and natural gas;
•	the level of consumer product demand;
•	weather conditions;
•	overall domestic and global economic conditions;
•
political and economic conditions in oil and gas producing countries, including embargoes and continued hostilities in the Middle East and other sustained military campaigns, acts of terrorism or sabotage;

•	actions of the Organization of Petroleum Exporting Countries and other state-controlled oil companies relating to oil price and production controls;
•	the impact of the U.S. dollar exchange rates on oil and gas prices;
•	technological advances affecting energy consumption;
•	domestic and foreign governmental regulations and taxation;
•	the impact of energy conservation efforts;
•	the costs, proximity and capacity of gas pipelines and other transportation facilities; and
•	the price and availability of alternative fuels.

Our revenue, profitability and cash flow depend upon the prices and demand for oil and gas, and a drop in prices can significantly affect our financial results and impede our growth. In particular, price declines or sustained low prices for oil and gas will:

•	negatively impact the value of our reserves because declines in oil and natural gas prices would reduce the amount of oil and natural gas we can produce economically;
•	reduce the amount of cash flow available for capital expenditures; and
•	limit our ability to borrow money or raise additional capital.

Future price declines may result in a write-down of our asset carrying values.

Lower oil and natural gas prices may not only decrease our revenues, profitability and cash flows, but also reduce the amount of oil and gas that we can produce economically.  This may result in downward adjustments to our estimated proved reserves.  Substantial decreases in oil and gas prices could render our future planned exploration and development projects uneconomical.  If this occurs, or if our estimates of development costs increase, production data factors change or drilling results deteriorate, accounting rules may require us to write down, as a non-cash charge to earnings, the carrying value of our properties for impairments.  We are required to perform impairment tests on our assets periodically and whenever events or changes in circumstances warrant a review of our assets.  To the extent such tests indicate a reduction of the estimated useful life or estimated future cash flows of our assets, the carrying value may not be recoverable and may, therefore, require a write-down of such carrying value.  We may incur impairment charges in the future, which could have a material adverse effect on our results of operations in the period incurred and on our ability to borrow funds under our credit agreements.

Unless we replace our oil and natural gas reserves, our reserves and future production will decline, which would adversely affect our cash flows and income.

Unless we conduct successful development, exploration and exploitation activities, our proved reserves will decline as those reserves are produced.  Producing oil and natural gas reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors.  Our future oil and natural gas reserves and production, and, therefore our cash flow and income, are highly dependent upon our success in efficiently developing and exploiting our current reserves and economically finding or acquiring additional recoverable reserves.  If we are unable to develop, exploit, find or acquire additional reserves to replace our current and future production, our cash flow and income will decline as production declines, until our existing properties would be incapable of sustaining commercial production.

Drilling for and producing oil and gas is a costly and high-risk activity with many uncertainties that could adversely affect our financial condition or results of operations.

Our drilling activities are subject to many risks, including the risk that we will not discover commercially productive reservoirs.  The cost of drilling, completing and operating a well is often uncertain, and cost factors, as well as the market price of oil and natural gas, can adversely affect the economics of a well.  Furthermore, our drilling and producing operations may be curtailed, delayed or canceled as a result of other factors, including:

•	high costs, shortages or delivery delays of drilling rigs, equipment, labor or other services;
•	adverse weather conditions;
•	equipment failures or accidents;
•	pipe or cement failures or casing collapses;
•	compliance with environmental and other governmental requirements;
•	environmental hazards, such as gas leaks, oil spills, pipeline ruptures and discharges of toxic gases;

•	lost or damaged oilfield drilling and service tools;
•	loss of drilling fluid circulation;
•	unexpected operational events and drilling conditions;
•	unusual or unexpected or difficult geological formations;
•	natural disasters, such as fires;
•	blowouts, surface cratering and explosions; and
•	uncontrollable flows of oil, gas or well fluids.

A productive well may become uneconomical in the event deleterious substances are encountered which impair or prevent the production of oil or gas from the well.  In addition, production from any well may be unmarketable if it is contaminated with water or other deleterious substances.  We may drill wells that are unproductive or, although productive, do not produce oil or gas in economic quantities.  Unsuccessful drilling activities could result in higher costs without any corresponding revenues.  Furthermore, the successful completion of a well does not ensure a profitable return on the investment.

Reserve estimates depend on many assumptions that may turn out to be inaccurate. Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the size and present value of our reserves.

The process of estimating oil and natural gas reserves is complex.  It requires interpretations of available technical data and many assumptions, including assumptions relating to economic factors.  Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and present value of reserves shown in this report.

In order to prepare estimates, we must project production rates and timing of development expenditures.  We must also analyze available geological, geophysical, production and engineering data.  The extent, quality and reliability of this data can vary.  The process also requires economic assumptions about matters such as oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds.  Therefore, estimates of oil and natural gas reserves are inherently imprecise.

Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves most likely will vary from our estimates.  Any significant variance could materially affect the estimated quantities and present value of reserves shown in this report.  In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development, prevailing oil and natural gas prices and other factors, many of which are beyond our control.

You should not assume that the present value of future net revenues from our proved reserves referred to in this report is the current market value of our estimated oil and natural gas reserves.  In accordance with SEC requirements, we generally base the estimated discounted future net cash flows from our proved reserves on prices and costs on the date of the estimate.  Actual future prices and costs may differ materially from those used in the present value estimate.  If future values decline or costs increase, it could have a negative impact on our ability to finance operations; individual properties could cease being commercially viable; affecting our decision to continue operations on producing properties or to attempt to develop properties.  All of these factors would have a negative impact on earnings and net income, and most likely the trading price of our securities.

We will be unable to produce up to 76% of our proved reserves if we are not able to obtain a commercial production contract or extend our current exploration contract, which would likely require us to terminate our operations.

Under our exploration contract on our properties we have the rights to produce oil and gas only until January 2013, yet 76% of our proved reserves are scheduled to be produced after January 2013. We have the exclusive right to negotiate a commercial production contract as per the terms of our exploration contract.  The Ministry of Oil and Gas of the Republic of Kazakhstan (the “MOG”) does not make public its determinations on the granting of commercial production rights.  Based on discussions with the MOG, we have learned that the primary factors used by the MOG in determining whether to grant commercial production rights are whether the contract holder has fulfilled its minimum work program commitments, proof of commercial discovery and submission of an approved development plan by a third-party petroleum institute in Kazakhstan to exploit the established commercial reserves.  Typically, if commercial production rights are not granted it is because the contract holder has failed to make a commercial discovery within their contract territory and had decided to abandon the contract territory or the contract holder has insufficient funds to complete its minimum work program requirement and was unable to complete the necessary work to substantiate the presence of commercially producible reserves to the MOG.  Our efforts are focused toward meeting our minimum work program requirements and making and substantiating commercial discoveries in as many of the identified structures as possible to support our application for commercial production rights.  If we are not granted commercial production rights prior to the expiration of our exploration contract, we may lose our right to produce the reserves on our current properties.  If we are unable to produce those reserves, we will be unable to realize revenues and earnings and to fund operations and we would most likely be unable to continue as a going concern.

Prospective properties that we decide to drill may not yield oil or natural gas in commercially viable quantities or quantities sufficient to meet our targeted rate of return.

The structures we have located on our territory are typically at a depth of 3,100 to 3,800 meters and some structures may be deeper in the Northwest Block.  The rock is generally carbonates of limestone and dolomite, which can inhibit oil flow and well drainage and thereby results in higher risk drilling, reduced well drainage areas, lower production rates and higher than expected well decline rates.   These factors in turn adversely affect the valuation of our reserve base.  We attempt to address these challenges through careful selection of drilling sites and we are now in process of developing models of our oil fields that will guide our well locations, drilling activities and technology deployment.

A “prospect” is a property which, based on available seismic and geological data, we believe shows potential oil or natural gas.  Our prospects are in various stages of evaluation and interpretation.  There is no way to accurately predict in advance of incurring drilling and completion costs whether a prospect will be economically viable.  Even with seismic data and other technologies and the study of producing fields in the same area, we cannot know conclusively prior to drilling whether oil or natural gas will be present or, if present, will be present in commercial quantities.  The analysis that we perform using data from other wells, more fully explored prospects and producing fields may not be useful in predicting the characteristics and potential reserves associated with our drilling prospects. When we drill unsuccessful wells, our drilling success rate declines and we may not achieve our targeted rate of return.

We may incur substantial losses and be subject to substantial liability claims as a result of our operations.

We are not insured against all risks.  Losses and liabilities arising from uninsured and underinsured events could materially and adversely affect our business, financial condition or results of operations. Our oil and natural gas exploration and production activities are subject to all of the operating risks associated with drilling for and producing oil and natural gas, including the possibility of:

•	environmental hazards, such as uncontrollable flows of oil, natural gas, brine, well fluids, toxic gas or other pollution into the environment, including groundwater contamination;
•	abnormally pressured formations;
•	mechanical difficulties, such as stuck oil field drilling and service tools and casing collapse;
•	fires and explosions;
•	personal injuries and death; and
•	natural disasters.

Any of these risks could adversely affect our ability to conduct operations or result in substantial losses.  In instances when we believe that the cost of available insurance is excessive relative to the risks presented we may elect not to obtain insurance.  In addition, pollution and environmental risks generally are not fully insurable.  If a significant accident or other event occurs that is not fully covered by insurance, it could adversely affect us.

We are subject to complex laws that can affect the cost, manner or feasibility of doing business.

Exploration, development, production and sale of oil and natural gas are subject to extensive governmental regulation.  We may be required to make large expenditures to comply with these regulations.  Matters subject to regulation include:

•	discharge permits for drilling operations;
•	reports concerning operations;
•	the spacing of wells;
•	unitization and pooling of properties; and
•	taxation.

Under these laws, we could be liable for personal injuries, property damage and other damages.  Failure to comply with these laws may also result in the suspension or termination of our licenses or operations and could subject us to administrative, civil and criminal penalties.  Moreover, these laws could change in ways that substantially increase our costs.  Any such liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect our financial condition and results of operations.  We believe that there is political and legal risk doing business in Kazakhstan, as the country has existed for less than two decades and is still in process of developing stable and predictable laws required to underpin a free market economy and foster private enterprise.

We may incur substantial liabilities to comply with environmental laws and regulations.

Our oil and natural gas operations are subject to governmental laws and regulations relating to the release or disposal of materials into the environment or otherwise relating to environmental protection.  These laws and regulations may require the acquisition of permits before drilling commences, restrict the types, quantities and concentration of substances that can be released into the environment in connection with drilling and production activities and impose substantial liabilities for pollution resulting from our operations.  Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, imposition of investigatory or remedial obligations or even injunctive relief.  Changes in environmental laws and regulations occur frequently.  Any changes that result in more stringent or costly waste handling, storage, transport, disposal or cleanup requirements could require us to make significant expenditures to maintain compliance, and may otherwise have a material adverse effect on our results of operations, competitive position or financial condition as well as on the industry in general.  Under these environmental laws and regulations, we could be held strictly liable for the removal or remediation of previously released materials or property contamination regardless of whether we were responsible for the release or whether our operations were standard in the industry at the time they were performed.

Because of our lack of asset and geographic diversification, adverse developments in our operating area would adversely affect our results of operations.

Substantially all of our assets are currently located in southwestern Kazakhstan.  As a result, our business is disproportionately exposed to adverse developments affecting this region.  These potential adverse developments could result from, among other things, changes in governmental regulation, capacity constraints with respect to storage facilities, transportation systems and pipelines, curtailment of production, natural disasters or adverse weather conditions in or affecting these regions.  Due to our lack of diversification in asset type and location, an adverse development in our business or the area in which we operate would have a significantly greater impact on our financial condition and results of operations than if we maintained more diverse assets and operating areas.

The unavailability or high price of transportation systems could adversely affect our ability to deliver our oil on terms that would allow us to operate profitably, or at all.

Because of the location of our properties, the crude oil we produce must be transported by truck or by rail.  In the future it will likely also be transported by pipelines.  These railways and pipelines are operated by state-owned entities or other third-parties, and there can be no assurance that these transportation systems will always be functioning and available, or that the transportation costs will not become cost prohibitive.  In addition, any increase in the cost of transportation or reduction in its availability to us could have a material adverse effect on our results of operations.  There is no assurance that we will be able to procure sufficient transportation capacity on economical terms, if at all.

We depend on one customer for sales of crude oil.  A reduction by this customer in the volumes of oil it purchases could result in a substantial decline in our revenues and net income.

During the year ended March 31, 2010, we sold approximately 95% of our crude oil production to Titan Oil.  Revenue from oil sold to Titan Oil made up 98% of our revenue during the year ended March 31, 2010.  The loss of Titan Oil may have a material adverse effect on our operations in the short-term.  Based on current demand for crude oil and the fact that alternate purchasers are readily available, we believe the loss of Titan Oil would not materially adversely affect our operations long-term.

If you purchase shares of our stock, your investment will be subject to the same risks inherent in international operations, including, but not limited to, adverse governmental actions, political risks, and expropriation of assets, loss of revenues and the risk of civil unrest or war.

While we have significant experience working in Kazakhstan, and feel we have good relationships with government agencies at many levels, we  remain subject to all the risks inherent in international operations, including adverse governmental actions, uncertain legal and political systems, and expropriation of assets, loss of revenues and the risk of civil unrest or war.  Our primary oil and gas properties are located in Kazakhstan, which until 1990 was part of the Soviet Union.  Kazakhstan retains many of the laws and customs of the former Soviet Union, but has and is continuing to develop its own legal, regulatory and financial systems.  As the political and regulatory environment changes, we may face uncertainty about the interpretation of our agreements; in the event of dispute, we may have limited recourse within the legal and political system.

Prior to the expiration of our exploration rights, we plan to make application for commercial production rights to the extent we have established commercially producible reserves on our properties.  We have the exclusive right to negotiate a commercial production contract for the ADE Block, the Southeast Block and the Northwest Block and the government is required to conduct these negotiations under the “Law of Petroleum” in Kazakhstan.  The terms of the commercial production contract will establish the Mineral Extraction Tax, Rent Export Tax and other payments due to the government in connection with commercial production.  At the time the commercial production contract is issued, we will be required to begin repaying the government its historical investment costs of exploration and development of the ADE Block, the Southeast Block and the Northwest Block, as well as a Commercial Discovery Bonus.  The historical investment costs associated with the ADE Block, the Southeast Block and the Northwest Block are approximately $6 million, $5.3 million and $5.4 million respectively.  We currently do not know the amount of any required Commercial Discovery Bonus, but anticipate it could be as high as $3.2 million. If satisfactory terms for commercial production rights cannot be negotiated, it could have a material adverse effect on our financial position.

Risks Relating to Our Common Stock

Our stock price may be volatile.

The following factors could affect our stock price:

•	our operating performance and future prospects;
•	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;
•	actual or anticipated variations in our reserve estimates and quarterly operating results;
•	fluctuations in oil and natural gas prices;
•	speculation in the press or investment community;
•	sales of our common stock by large block stockholders;
•	short-selling of our common stock by investors;
•	the outcome of current litigation;
•	issuance of a significant number of shares to raise additional capital to fund our operations;
•	changes in applicable laws or regulations;
•	changes in market valuations of similar companies;
•	additions or departures of key management personnel;
•	actions by our creditors; and
•	international economic, legal and regulatory factors unrelated to our performance.

It is unlikely that we will be able to pay dividends on our common stock.

We have never paid dividends on our common stock.  We cannot predict with certainty that our operations will result in sufficient revenues to enable us to operate profitably and with sufficient positive cash flow so as to enable us to pay dividends to the holders of common stock.

The percentage ownership evidenced by the common stock is subject to dilution.

We are authorized to issue up to 500,000,000 shares of common stock and are not prohibited from issuing additional shares of such common stock.  Moreover, to the extent that we issue any additional common stock, a holder of the common stock is not necessarily entitled to purchase any part of such issuance of stock.  The holders of the common stock do not have statutory “preemptive rights” and therefore are not entitled to maintain a proportionate share of ownership by buying additional shares of any new issuance of common stock before others are given the opportunity to purchase the same. Accordingly, you must be willing to assume the risk that your percentage ownership, as a holder of the common stock, is subject to change as a result of the sale of any additional common stock, or other equity interests in the Company.

Our common stock is an unsecured equity interest.

Just like any equity interest, our common stock will not be secured by any of our assets.  Therefore, in the event of our liquidation, the holders of our common stock will receive distributions only after all of our secured and unsecured creditors have been paid in full. There can be no assurance that we will have sufficient assets after paying its secured and unsecured creditors to make any distribution to the holders of our common stock.

Provisions in Nevada law could delay or prevent a change in control, even if that change would be beneficial to our stockholders.

Certain provisions of Nevada law may delay, discourage, prevent or render more difficult an attempt to obtain control of us, whether through a tender offer, business combination, proxy contest or otherwise.  The provisions of Nevada law are designed to discourage coercive takeover practices and inadequate takeover bids.  These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Item 1B. Unresolved Staff Comments

None.

Item 2.  Properties

Our properties comprise an 850 contiguous square kilometer area in the Mangistau Region of southwestern Kazakhstan.

Exploratory and Developmental Acreage

The following table summarizes our gross and net developed and undeveloped mineral acreage by block at March 31, 2010.

	Developed		Undeveloped		Total
	Gross	Net	Gross	Net	Gross	Net
ADE Block	950	950	46,805	46,805	47,755	47,755
Southeast Block	670	670	65,245	65,245	65,915	65,915
Northwest Block	-	-	96,370	96,370	96,370	96,370

Development of Oil and Gas Properties in Kazakhstan

Under the statutory scheme in the Republic of Kazakhstan prospective oil fields are developed in two stages.  The first stage is an exploration and appraisal stage during which a private contractor is given a license to explore for oil and gas on a territory for a set term of years.  During this stage the primary focus is on the search for a commercial discovery, i.e., a discovery of a sufficient quantity of oil and gas to make it commercially feasible to pursue execution of, or transition to, a commercial production contract with the government.   Under the terms of an exploration contract the contract holder has the right to sell all oil and natural gas produced during the term of the exploration contract.

We currently own a 100% interest in both a license to use subsurface mineral resources and a hydrocarbon exploration contract issued by the ROK in 1999 and 2000, respectively (collectively referred to herein as the “license” or the “exploration contract”).   When initially granted, the exploration and development stage of our exploration contract had a five year term, with provision for two extensions for a period of two years each.  On June 24, 2008 the MEMR (the predecessor to the MOG) agreed to extend the exploration stage of our exploration contract until January 2013.

Initially, the exploration contract granted us the right to engage in exploration and development activities in an area of approximately 200 square kilometers referred to herein as the “ADE Block.”  The ADE Block is comprised of three fields, the Aksaz, Dolinnoe and Emir fields.  During our 2006 fiscal year our exploration contract was expanded to include an additional 260 square kilometers of land adjacent to the ADE Block, which we refer to herein as the “Southeast Block”, which includes the Kariman oil and gas field and the Borly and Yessen structures.  In October 2008 the MEMR granted a further extension of the territory covered under our exploration contract to include an additional 390 square kilometer area, bringing our total contract area to 850 square kilometers (approximately 210,000 acres). The additional territory is located to the north and west of our current exploration territory, extending the exploration territory toward the Caspian Sea and is referred to herein as the “Northwest Block.”  The Southeast Block and the Northwest Block are governed by the terms of our exploration contract.

In order to be assured that adequate exploration activities are undertaken during exploration stage, the MOG establishes an annual mandatory minimum work program to be accomplished in each year of the exploration contract.  Under the minimum work program the contractor is required to invest a minimum dollar amount in exploration activities within the contract territory, which may include geophysical studies, construction of field infrastructure or drilling activities.  During the exploration stage, the contractor is also required to drill sufficient wells in each field to establish the existence of commercially producible reserves in any field for which it seeks a commercial production license.  Failure to complete the minimum work program requirements for any particular field during the term of the exploration contract could preclude the contractor from receiving a longer-term production contract for such field, regardless the success of the contractor in proving commercial reserves during the partial fulfillment of the minimum work program.

The contract we hold follows the above format.  The contract sets the minimum dollar amount we must expend during each year of our work program.  Through July 2009, our work program year ended on July 9 each year.  As a result of certain changes to our exploration license, our work program year end has now changed to January 9 of each year through January 9, 2013.  Therefore our work program year does not coincide with our fiscal year.  As a result of these timing differences, the amounts reflected in the table below as “Actually Made” may differ from amounts disclosed elsewhere in Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations or the consolidated financial statements included in this report, which present figures based on our fiscal year rather than our work program year.

Amount of Expenditure	Mandated by Contract	Actually Made
Prior to July 2007	$40,200,000	$104,750,000
July 2007 to July 2008	$8,480,000	$115,040,000
July 2008 to July 2009	$1,845,000	$44,900,000
July 2009 to January 2010	$8,565,000	$15,970,000
January 2010 to January 2011	$21,520,000	$8,727,000*
January 2011 to January 2012	$27,300,000	$ -
January 2012 to January 2013	$14,880,000	$ -
Total	$122,790,000	$289,387,000

* Investment as of March 31, 2010

Under the rules of the MOG there is a process whereby expenditures above the minimum requirements in one period may be carried over to meet minimum obligations in future periods. As the above chart shows we have significantly exceeded the minimum expenditure requirement in each period of the contract and have more than doubled the total minimum capital expenditure requirement during the exploration stage.

In addition to mandatory minimum capital expenditures in each year, exploration contracts typically require the contract holder to drill a certain number of wells in each structure for which it plans to seek commercial production rights.

In Kazakhstan, typically, one exploratory well and two appraisal wells are sufficient to support a claim of commercially producible reserves in a particular field, although in some cases, commercial reserves have been demonstrated with fewer wells.  The total number of wells the MOG requires during exploration stage is generally determined by the number of fields or structures identified by the seismic studies done on a territory.  3D seismic studies completed on the ADE Block and the Southeast Block, have identified six potential fields or structures.  We plan to perform 3D seismic studies on the Northwest Block to identify potential structures in that Block.

To date, we have drilled a total of 24 wells as set forth in more detail below:

Structures	Aksaz	Dolinnoe	Emir	Kariman	Borly	Yessen	Northwest Block
Exploratory Wells	1	1	1	1	1	1	3(1)
Appraisal Wells	2	2	2	2	2	2	*

Existing Wells	5	6	3	10	0	0	0
Wells in Progress	0	0	0	0	0	0	0
Remaining Wells to Drill by 2013	0	0	0	0	3	3	*

(1)
 Addendum No. 6 to our exploratory contract requires the drilling of three exploratory wells.  Depending upon the results of 3D seismic studies of the Northwest Block we may need to drill additional exploratory and appraisal wells in the Northwest Block.

*	Unknown at this time.

Pursuant to the terms of the extensions of our exploration contract, we will be required to drill not less than nine new wells by January 9, 2013.  If we discover structures in the Northwest Block, we will need to drill additional wells to determine and establish the existence of commercially producible reserves within the various structures in our license territory.

The bottom half of the above chart shows current progress on drilling of exploratory and appraisal wells.

To date we have been conservative in our approach to exploration.  It has been our practice to drill our first few wells serially.  Our first well was the Dolinnoe-2 well drilled in 2004.  This was followed by the Dolinnoe-3 well, and then the Aksaz-4 and Kariman-1 wells.  While we have verified the presence of oil and gas in all our wells thus far, not all our wells produce oil at commercial levels.  We have expended substantial time and money to study our wells.

The purpose of the exploration stage is to study the geology and geophysical characteristics of each field and individual well, with a view to qualifying for a longer-term production contract.  Once drilling of a well is completed, our emphasis focuses on an extended period of testing a well’s production characteristics and capacities to determine the best method for producing oil from that well and to gain insight into the further development of the entire field.  During exploration, oil production is subject to wide fluctuations caused by varying pressures commonly experienced in new wells and by significant periods of well closure to accommodate mandatory testing.  Maximizing oil production only becomes the central focus during the post-exploration phase when exploiting the commercial discovery commences under a production contract.

Under our exploration contract, we have the exclusive right to apply for and negotiate a commercial production contract.  The government is required to negotiate the terms of these rights in good faith in accordance with the Law of Petroleum of Kazakhstan.  Based on discussions with the MOG, the primary factors used by the MOG in determining whether to grant commercial production rights are whether the contract holder has fulfilled the minimum work program commitments, proved the existence of a commercial discovery and submitted and received approval of a development plan prepared by a third-party petroleum institute in Kazakhstan for the exploitation of the established commercial reserves.  All our efforts during exploration stage have and will continue to focus on meeting these criteria.

The terms of our commercial production rights will be negotiated at the time we apply to transition to commercial production.  We became subject to a new tax code on January 1, 2009.  Under the new tax code, the royalty we previously paid was replaced by a mineral extraction tax.  The rate of the mineral extraction tax depends on annual production output.  The new code currently provides for a 5% mineral extraction tax rate (6% starting from 2013 and 7% starting from 2014) on production sold to the export market, and a 2.5% tax rate (3% in 2013 and 3.5% starting from 2014) on production sold to the domestic market.  The mineral extraction tax expense is reported as part of oil and gas operating expense.  In January 2009 we also became subject for a rent export tax, which is calculated based on the export sales price.  This tax ranges from as low as 0% if the price is less than $40 per barrel to as high as 32% if the price per barrel exceeds $190.

Drilling Operations

Over the past financial year we have concentrated our operational efforts on stabilizing and maintaining production through continuous work with the existing wellstock.  No new wells were drilled due to the difficult financial situation we have experienced over the past fiscal year when most of our financial resources were diverted to alleviating working capital problem.

We have also continued our preparatory work for eventual transition of a portion of existing assets to commercial production. We have retained the services of a third-party independent consulting company to prepare a geological model of the Kariman, Aksaz and Dolinnoe fields.  This work is ongoing and is expected to be completed prior to the end of fiscal year 2011.  This step, in conjunction with cooperation with the Kazakhstani design institute, should prepare us for eventual transition to commercial production.

During fiscal year 2010 we signed a contract for the shooting of 3D seismic and interpretation over a portion of the Northwest Block with GeoSeismic LLP, a company affiliated with Mr. Toleush Tolmakov, General Director of Emir Oil LLP, and a Company shareholder.  The total value of the contract is $3.8 million with GeoSeismic LLP agreeing to accept payment in BMB common stock in lieu of cash payment at the rate of $2.00 per share, at our option. We expect 3D seismic interpretation results to be completed in the first quarter of fiscal year 2011.  Once the results are interpreted, we will furnish them to our independent petroleum engineers, Chapman Petroleum Engineering Ltd., and retain their services for assessing resource potential of the Northwest Block.  We expect this project to be fully completed by the end of our second fiscal quarter 2011.

We are continuing the process of researching various available options for using different design pumps at the Dolinnoe and Aksaz fields, both of which have higher natural gas content making it impossible to utilize the type of electronic submersible pumps currently used on the Kariman field.

We expect to continue working with the existing wellstock for the remainder of the 2011 fiscal year with the intent of increasing and sustaining production rates from existing wells.

Well Performance and Production

The following table sets forth our gross and net working interests in exploratory and development wells drilled during the three years ended March 31, 2010:

	2008		2009		2010
	Gross	Net	Gross	Net	Gross	Net
Exploratory
Productive
Oil	18	18	24	24	24	24
Gas	-	-	-	-	-	-
Dry wells	-	-	-	-	-	-
Total	18	18	24	24	24	24
Development
Productive
Oil	-	-	-	-	-	-
Gas	-	-	-	-	-	-
Dry wells	-	-	-	-	-	-
Total	-	-	-	-	-	-

As of the fiscal year ended March 31, 2010, each of the 24 wells identified above was in test production, testing or under or awaiting workover.  Each of the above listed wells is Company operated.

According to the laws of the Republic of Kazakhstan, we are required to test every prospective target on our properties separately; this includes the completion of well surveys on different modes with various choke sizes on each horizon.

In the course of well testing, when the transfer from target to target occurs, the well must be shut in; oil production ceases for the period of mobilization/demobilization of the workover rig, pull out of the hole, run in the hole, perforation, packer installation time, etc.  This has the effect of artificially diminishing production rates averaged over a set period of time.

During our fourth fiscal quarter 2010, our average daily crude oil production was 2,940 barrels per day.  Following is a brief description of the production rates of each of our 24 wells during the fiscal year ended March 31, 2010.

Well	Single Interval Production Rate for the year ended March 31, 2010	Average Daily Production Rate for the quarter ended March 31, 2010	Diameter Choke Size

Aksaz -1	31 - 57 bpd	31 - 38 bpd	4 mm
Aksaz -2	0 - 13 bpd(1)	6 bpd(1)	3 mm
Aksaz-3	0 - 377 bpd(1)	226 - 296 bpd(1)	7 mm
Aksaz -4	50 - 57 bpd	50 bpd	4 mm
Aksaz -6	25 - 63 bpd	25 bpd	5 mm
Dolinnoe -1	0 - 157 bpd	63 bpd	5 mm
Dolinnoe -2	0 - 189 bpd(2)	25 – 69 bpd(2)	6 mm
Dolinnoe -3	0 - 176 bpd	0 - 176 bpd	14 mm
Dolinnoe -5	0 bpd	0 bpd	0 mm
Dolinnoe -6	0 - 94 bpd(2)	0 - 19 bpd(2)	0 mm
Dolinnoe -7	0 - 371 bpd(2)	0 - 371 bpd(2)	4 mm
Emir -1	0 bpd	0 bpd(3)	0 mm
Emir - 2	0 - 38 bpd	0 bpd(3)	0 mm
Emir -6	0 - 94 bpd	0 bpd(3)	0 mm
Kariman -1	0 - 63 bpd(4)	0 - 63 bpd(4)	0 mm
Kariman -2	0 - 660 bpd(4)	0 - 660 bpd(4)	14 mm
Kariman -3	0 - 50 bpd(5)	0 - 38 bpd(5)	0 mm
Kariman -4	170 - 403 bpd(4)	170 - 315 bpd(4)	10 mm
Kariman -5	0 - 132 bpd(5)	0 - 75 bpd(5)	0 mm
Kariman -6	0 - 409 bpd(4)	0 - 302 bpd(4)	9 mm
Kariman -7	0 - 415 bpd(4)	0 - 415 bpd(4)	12 mm
Kariman -8	0 - 434 bpd(4)	201 - 384 bpd(4)	12 mm
Kariman -10	0 - 321 bpd(4)	0 - 189 bpd(4)	10 mm
Kariman-11	0 - 346 bpd(4)	126 - 239 bpd(4)	12 mm

(1)	We have performed acid treatment at these wells.
(2)	We have performed workover at these wells and moved to new horizons.
(3)	Emir wells are on temporary abandonment as the Company is planning for submission of an application for pilot development project for this field.
(4)
 We have installed centrifugal submersible pumps at these wells.  After a brief period of testing and fine tuning, production from this well stabilized.  Stabilized production rates are included in the table above.

(5)
We have installed beam pumpcentrifugal submersible pumps at these wells.  After a brief period of testing and fine tuning, production from this well stabilized.  Stabilized production rates are included in the table above.

We plan to continue working with the existing wellstock in the next fiscal year and are reviewing various alternatives for increasing production.  We will have researched and, funds permitting, plan to employ directional/horizontal drilling on the existing wells on the Kariman field.  We plan to complete directional drilling on one or two existing Kariman fields during fiscal year 2011.

Proved Reserves Disclosures

Recent SEC Rule-Making Activity. In December 2008, the SEC announced that it had approved revisions to modernize the oil and gas reserve reporting disclosures. The new disclosure requirements include provisions that:

·
Introduce a new definition of oil and gas producing activities. This new definition allows companies to include in their reserve base volumes from unconventional resources. Such unconventional resources include bitumen extracted from oil sands and oil and gas extracted from coal beds and shale formations.

·	Report oil and gas reserves using an unweighted average price using the prior 12-month period, based on the closing prices on the first day of each month, rather than year-end prices.

·
Permit companies to disclose their probable and possible reserves on a voluntary basis. In the past, proved reserves were the only reserves allowed in the disclosures.  We have chosen not to make disclosure under these categories.

·	Requires companies to provide additional disclosure regarding the aging of proved undeveloped reserves.

·	Permit the use of reliable technologies to determine proved reserves if those technologies have been demonstrated empirically to lead to reliable conclusions about reserves volumes.

·	Replace the existing “certainty” test for areas beyond one offsetting drilling unit from a productive well with a “reasonable certainty” test.

·
Require additional disclosures regarding the qualifications of the chief technical person who oversees the company’s overall reserve estimation process. Additionally, disclosures regarding internal controls over reserve estimation, as well as a report addressing the independence and qualifications of its reserves preparer or auditor will be mandatory.

We adopted the rules effective March 31, 2010.

The new rule does not allow for prior-year reserve information to be restated, so all information related to periods prior to 2010 is presented consistent with prior SEC rules for the estimation of proved reserves.

Oil and Natural Gas Reserves

The following table sets forth our estimated net proved oil and natural gas reserves and the standardized measure of discounted future net cash flows related to such reserves as of March 31, 2010.  The standardized measure of discounted future net cash flows is not intended to represent the current market value of our estimated oil and natural gas reserves.  The oil and natural gas reserve data included in, or incorporated by reference in this document, are only estimates and may prove to be inaccurate.

	Proved reserves to be recovered by January 9, 2013(1)		Proved reserves to be recovered after January 9, 2013(1)
	Developed(2)	Undeveloped(3)	Developed(2)	Undeveloped(3)	Total
Oil and condensate (MBbls)(4)	5,195	307	14,960	2,264	22,726
Natural gas (MMcf)	-	-	-	-	-
Total BOE (MBbls)	5,195	307	14,960	2,264	22,726

Standardized Measure of discounted future net cash flows(5) (in thousands of U.S. Dollars)					$ 268,322

(1)
Under our exploration contract we have the right to sell the oil and natural gas we produce while we undertake exploration stage activities within our licensed territory.   As discussed in more detail in “Risk Factors” and “Properties” we have the right to engage in exploration stage activities until January 9, 2013.  To retain our rights to produce and sell oil and natural gas after that date, we must apply for and be granted commercial production rights by no later than January 2013 or obtain a further extension of our exploration contract.  If we are not granted commercial production rights or another extension by that time, we would expect to lose our rights to the licensed territory and would expect to be unable to produce reserves after January 2013.

(2)	Proved developed reserves are proved reserves that are expected to be recovered from existing wells with existing equipment and operating methods.
(3)
Proved undeveloped reserves are proved reserves which are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion.

(4)	Includes natural gas liquids.
(5)	The standardized measure of discounted future net cash flows represents the present value of future net cash flow net of all taxes.

As of March 31, 2010 our estimated proved reserves had a pre-tax PV10 value of approximately $422.1 million and a standardized measure of discounted future cash flows of approximately $268.3 million.

The following table summarizes our total net proved reserves, pre-tax PV10 value and Standardized Measure of Discounted Future Net Cash Flows as of March 31, 2010.

	Oil (Bbl)	Pre-Tax PV10 Value	Standardized Measure of Discounted Future Net Cash Flows
Oil and condensate (MBbls)(4)	22,726	$ 422,121	$ 268,322
Natural gas (MMcf)	-	-	-
Total BOE (MBbls)	22,726	$ 422,121	$ 268,322

Proved Undeveloped Reserves

 Our reserve estimates as of March 31, 2010 and 2009 include 2.6 million BOE as proved undeveloped reserves, respectively. There were no changes in proved undeveloped reserves during the year ended March 31, 2010. We did not incur capital expenditures for conversion of proved undeveloped reserves to proved developed reserves as of year ended March 31, 2010.

Internal Controls Over Reserves Estimates.

We engaged Chapman Petroleum Engineering, Ltd. (“Chapman”), to estimate our net proved reserves, projected future production and the standardized measure of discounted future net cash flows as of March 31, 2010.  Chapman’s estimates are based upon a review of production histories and other geologic, economic, ownership and engineering data provided by us.  Chapman has independently evaluated our reserves for the past several years.  In estimating the reserve quantities that are economically recoverable, Chapman used oil and natural gas prices in effect as of March 31, 2010 without giving effect to hedging activities.  In accordance with requirements of the Securities and Exchange Commission (the “SEC”) regulations, no price or cost escalation or reduction was considered by Chapman.  Our reserves estimates are reviewed and approved by our Chief Executive Officer and our President.  Our Chief Financial Officer reviews the reserves estimates to assure compliance with SEC reporting requirements.  A letter which identifies the professional qualifications of the individual who was responsible for overseeing the preparation of our reserve estimates as of March 31, 2010 has been filed as Exhibit 99.1 to this report.

Cost Information

Estimated Costs Related to Conversion of Proved Undeveloped Reserves to Proved Developed Reserves

The following table indicates projected reserves that we currently estimate will be converted from proved undeveloped or proved developed non-producing to proved developed, as well as the estimated costs per year involved in such development.

Year	Total BOE	Estimated Development Costs
2011	3,074,000	1,170,000
2012	1,175,000	600,000
2013	6,868,000	1,720,000
2014	-	-
2015	-	-

Our average daily production for the month of March 31, 2010, was 2,685 Boe per day.

The reserve data set forth herein represents estimates only.  Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner.  The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment.  As a result, estimates made by different engineers often vary.  In addition, results of drilling, testing and production subsequent to the date of an estimate may justify revision of such estimates, and such revisions may be material.  Accordingly, reserve estimates are generally different from the quantities of oil and natural gas that are ultimately recovered.  Furthermore, the estimated future net revenue from proved reserves and the present value thereof are based upon certain assumptions, including current prices, production levels and costs that may vary from what is actually incurred or realized.

No estimates of proved reserves comparable to those included herein have been included in reports to any federal agency other than the SEC.

In accordance with SEC regulations, the Chapman Report used oil and natural gas average prices in effect during the year ended March 31, 2010.  The prices used in calculating the standardized measure of discounted future net cash flows attributable to proved reserves do not necessarily reflect market prices for oil and natural gas production subsequent to March 31, 2010.  There can be no assurance that all of the proved reserves will be produced and sold within the periods indicated, that the assumed prices will actually be realized for such production or that existing contracts will be honored or judicially enforced.

Capitalized Costs

Capitalized costs and accumulated depletion, depreciation and amortization relating to our oil and natural gas producing activities, all of which are conducted in the Republic of Kazakhstan, are summarized below:

	As of March 31, 2010	As of March 31, 2009

Developed oil and natural gas properties	$ 246,979,803	$ 221,374,856
Unevaluated oil and natural gas properties	25,924,087	40,580,015
Accumulated depletion, depreciation and amortization	(34,302,048)	(23,226,458)
Net capitalized cost	$ 238,601,842	$ 238,728,413

Exploration, Development and Acquisition Capital Expenditures

The following table sets forth certain information regarding the total costs incurred associated with exploration, development and acquisition activities.

	For the year ended March 31, 2010	For the year ended March 31, 2009	For the year ended March 31, 2008

Acquisition costs:
Unproved properties	$ -	$ -	$ -
Proved properties	-	-	-
Exploration costs	-	2,275,021	3,024,386
Development costs	10,949,019	63,727,311	83,950,096
Subtotal	10,949,019	66,002,332	86,974,482
Asset retirement costs	-	86,438	1,300,576
Total costs incurred	$ 10,949,019	$ 66,088,770	$ 88,275,058

Oil and Natural Gas Volumes, Prices and Operating Expense

The following table sets forth certain information regarding production volumes, average sales price and average operating expense associated with our sale of oil and natural gas for the periods indicated.

	For the Year Ended March 31, 2010	For the Year Ended March 31, 2009	For the Year Ended March 31, 2008
Production:
Oil and condensate (Bbls)	1,016,221	1,080,895	907,823
Natural gas liquids (Bbls)	-	-	-
Natural gas (Mcf)	-	-	-
Barrels of oil equivalent (BOE)	1,016,221	1,080,895	907,823

Sales(1)(3):
Oil and condensate (Bbls)	1,036,070	1,073,754	896,256
Natural gas liquids (Bbls)	-	-	-
Natural gas (Mcf)	-	-	-
Barrels of oil equivalent (BOE)	1,036,070	1,073,754	896,256

Average Sales Price(1):
Oil and condensate ($ per Bbl)	$ 55.28	$ 64.84	$ 67.16
Natural gas liquids ($ per Bbl)	$ -	$ -	$ -
Natural gas ($ per Mcf)	$ -	$ -	$ -
Barrels of Oil equivalent ($ per BOE)	$ 55.28	$ 64.84	$ 67.16

Average oil and natural gas operating expenses including production and ad valorem taxes ($ per BOE)(2)(3)	$ 8.27	$ 7.01	$ 6.15

(1)	During the years ended March 31, 2010, 2009 and 2008, the Company has not engaged in any hedging activities, including derivatives.
(2)	Includes transportation cost, production cost and ad valorem taxes (except for rent export tax).
(3)
We use sales volume rather than production volume for calculation of per unit cost because not all volume produced is sold during the period.  The related production costs were expensed only for the units sold, not produced based on a matching principle of accounting.  Therefore, oil and gas operating expense per BOE was calculated by dividing oil and gas operating expenses for the year by the volume of oil sold during the year.

Office Facilities

Our principal executive and corporate offices are located in an office building located at 202 Dostyk Avenue, in Almaty, Kazakhstan.  We lease this space and believe it is sufficient to meet our needs for the foreseeable future.

We also maintain an administrative office in Salt Lake City, Utah. The address is 324 South 400 West, Suite 225, Salt Lake City, Utah 84101, USA.

Item 3.   Legal Proceedings

See Note 23 “Commitments and Contingencies” to the notes to the consolidated financial statements under Part II – Item 8 of this report.

Item 4.  [Removed and Reserved]

PART II

Item 5.   Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Our common stock is traded on the NYSE Amex under the symbol “KAZ.” Our shares are also traded on XETRA , the Deutsche Borse electronic trading system under SE code DL-,001 DMW US09656A1051.

The following table presents the high and low sales price for the fiscal year ended March 31, 2010 and March 31, 2009, as reported by the NYSE Amex.

Fiscal year ended March 31, 2010	High	Low

Fourth quarter	$ 1.45	$ 0.94
Third quarter	$ 1.31	$ 0.88
Second quarter	$ 1.14	$ 0.78
First quarter	$ 1.79	$ 0.56

Fiscal year ended March 31, 2009

Fourth quarter	$ 1.90	$ 0.36
Third quarter	$ 3.54	$ 0.80
Second quarter	$ 6.00	$ 2.96
First quarter	$ 7.88	$ 5.26

Holders

As of June 2, 2010, we had approximately 366 shareholders of record holding 51,865,015 shares of our common stock.  The number of record holders was determined from the records of our stock transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

Dividends

We have not declared or paid a cash dividend on our common stock during the past two fiscal years.  Our ability to pay dividends is subject to limitations imposed by Nevada law.  Under Nevada law, dividends may be paid to the extent that a corporation’s assets exceed it liabilities and it is able to pay its debts as they become due in the usual course of business. At the present time, our board of directors does not anticipate paying any dividends in the foreseeable future; rather, the board of directors intends to retain earnings that could be distributed, if any, to fund operations and develop our business.

Performance Graph

We are a smaller reporting company, as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, and accordingly are not required to provide this information.

Recent Sales of Unregistered Securities

On January 1, 2010, we granted, subject to certain vesting requirements, restricted stock awards to certain executive officers, directors, employees and outside consultants of the Company pursuant to the BMB Munai, Inc. 2004 Stock Incentive Plan (the “2004 Plan.”)  The total number of shares granted was 1,500,000.  The restricted stock grants were valued at $1.14 per share, the closing price of our common stock on the date of grant.

Grants were made to 15 people, 13 of whom are non-U.S. persons.  The restricted stock grants were made without registration pursuant to Regulation S of the Securities Act Rules and/or Section 4(2) under the Securities Act of 1933. Among the parties receiving restricted stock grants were the following:

Name	Position with Company	Restricted Stock Granted

Boris Cherdabayev	Chairman of the Board of Directors	280,000
Gamal Kulumbetov	Chief Executive Officer	80,000
Askar Tashtitov	President	230,000
Toleush Tolmakov	Director Emir Oil LLP	215,000
Evgeny Ler	Chief Financial Officer	110,000
Anuarbek Baimoldin	Chief Operating Officer	20,000

All of the restricted stock grants were awarded on the same terms and subject to the same vesting requirements.  The restricted stock grants will vest to the grantees at such time as either of the following events occurs (the “Vesting Events”): i) the one-year anniversary of the grant date; or ii) the occurrence of an Extraordinary Event.  An “Extraordinary Event” is defined in the restricted stock agreement as any consolidation or merger of the Company or any of its subsidiaries with another person, or any acquisition of the Company or any of its subsidiaries by any person or group of persons, acting in concert, equal to fifty percent (50%) or more of the outstanding stock of the Employer or any of its subsidiaries, or the sale of forty percent (40%) or more of the assets of the Employer or any of its subsidiaries, or one (1) person or more than one person acting as a group, acquires fifty percent (50%) or more of the total voting power of the stock of the Employer.  In the event of an Extraordinary Event, the grants shall be deemed full vested one day prior to the effective date of the Extraordinary Event.  The Board of Directors shall determine conclusively whether or not an Extraordinary Event has occurred and the grantees have agreed to be bound by the determination of the Board of Directors.

Issuer Purchases of Equity Securities

We did not repurchase any equity securities of the Company during the quarter ended March 31, 2010.

Item 6. Selected Financial Data

The selected consolidated financial information set forth below is derived from our consolidated balance sheets and statements of operations as of and for the years ended March 31, 2010, 2009, 2008, 2007 and 2006. The data set forth below should be read in conjunction with Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and the consolidated financial statements and related notes thereto included in this report.

	For the year ended March 31,
	2010	2009	2008	2007	2006
Consolidated Statements of Operations Data:

Revenues	$ 57,274,526	$ 69,616,875	$ 60,196,626	$ 15,785,784	$ 5,956,731
Oil and gas operating expenses	8,568,453	7,530,653	5,515,403	2,272,251	875,319
General and administrative expenses	14,042,577	22,262,248	14,747,754	10,757,727	9,724,597
Depletion	11,075,590	10,403,328	9,419,655	2,006,834	1,167,235
Income/(loss) from operations	7,888,299	11,595,582	30,020,087	404,843	(5,949,170)
Net income/(loss)	8,993,473	17,157,558	31,310,564	2,188,100	(6,192,943)
Basic income/(loss) per common share	$ 0.18	$ 0.37	$ 0.70	$ 0.05	$ (0.18)
Diluted income/(loss) per common share	$ 0.18	$ 0.37	$ 0.70	$ 0.05	$ (0.18)

	As of March 31,
	2010	2009	2008	2007	2006
Balance Sheet Data:

Current assets	$ 16,947,713	$ 12,891,196	$ 26,519,810	$ 18,276,626	$ 57,336,327
Oil and gas properties, full cost method, net	238,601,842	238,728,413	183,042,971	104,187,568	67,497,230
Total assets	291,880,018	288,346,061	254,838,093	144,796,045	127,396,589
Total current liabilities	9,392,879	24,109,901	23,225,460	9,120,299	4,623,975
Total long term liabilities	72,224,647	72,111,959	71,808,702	9,814,127	8,992,420
Total Shareholders' equity	$ 210,262,492	$ 192,124,201	$ 159,803,931	$ 125,861,619	$ 113,780,194

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

This discussion summarizes the significant factors affecting our consolidated operating results, financial condition, liquidity and capital resources during the fiscal years ended March 31, 2010, 2009 and 2008.  This discussion should be read in conjunction with the consolidated financial statements and footnotes to the consolidated financial statements included in this report.

Results of Operations

This section includes a discussion of our results of operations for the fiscal years ended March 31, 2010, 2009 and 2008.  The following table sets forth selected operating data for the fiscal years indicated:

	For the year ended March 31, 2010	For the year ended March 31, 2009	For the year ended March 31, 2008
Revenues:
Oil and gas sales	$ 57,274,526	$ 69,616,875	$ 60,196,626

Expenses:
Rent export tax	10,032,857	467,359	-
Export duty	-	6,783,278	-
Oil and gas operating(1)	8,568,453	7,530,653	5,515,403
Depletion	11,075,590	10,403,328	9,419,655
Interest expense	4,604,446	1,138,874	-
Depreciation and amortization	613,953	324,028	239,155
Accretion	448,351	449,025	254,572
General and administrative	14,042,577	22,262,248	14,747,754

Net Production Data:
Oil (Bbls)	1,016,221	1,080,895	907,823
Natural gas (Mcf)	-	-	-
Barrels of Oil equivalent (BOE)	1,016,221	1,080,895	907,823

Net Sales Data(3):
Oil (per Bbl)	1,036,070	1,073,754	896,256
Natural gas (Mcf)	-	-	-
Barrels of Oil equivalent	1,036,070	1,073,754	896,256

Average Sales Price:
Oil (per Bbl)	55.28	64.84	67.16
Natural gas (per Mcf)	-	-	-
Equivalent price (per BOE)	55.28	64.84	67.16

Expenses ($ per BOE) (3):
Oil and gas operating(1)	8.27	7.01	6.15
Depreciation, depletion and
amortization(2)	10.69	9.69	10.51

(1)	Includes transportation cost, production cost and ad valorem taxes (excluding rent export tax).
(2)	Represents depletion of oil and gas properties only.
(3)
We use sales volume rather than production volume for calculation of per unit cost because not all volume produced is sold during the period.  The related production costs are expensed only for the units sold, not produced, based on a matching principle of accounting.  Oil and gas operating expense per BOE is calculated by dividing oil and gas operating expenses for the year by the volume of oil sold during the year.

Year ended March 31, 2010 compared to the year ended March 31, 2009.

Revenue and Production

The following table summarizes production volumes, average sales prices and operating revenue for our oil and natural gas operations for the year ended March 31, 2010 and the year ended March 31, 2009.

			Year ended March 31, 2010 to the year ended March 31, 2009
	For the year	For the year	$	%
	Ended	ended	Increase	Increase
	March 31, 2010	March 31, 2009	(Decrease)	(Decrease)

Production volumes:
Natural gas (Mcf)	-	-	-	-
Natural gas liquids (Bbls)	-	-	-	-
Oil and condensate (Bbls)	1,016,221	1,080,895	(64,674)	(6%)
Barrels of Oil equivalent (BOE)	1,016,221	1,080,895	(64,674)	(6%)

Sales volumes:
Natural gas (Mcf)	-	-	-	-
Natural gas liquids (Bbls)	-	-	-	-
Oil and condensate (Bbls)	1,036,070	1,073,754	(37,684)	(4%)
Barrels of Oil equivalent (BOE)	1,036,070	1,073,754	(37,684)	(4%)

Average Sales Price (1)
Natural gas ($ per Mcf)	-	-	-	-
Natural gas liquids ($ per Bbl)	-	-	-	-
Oil and condensate ($ per Bbl)	$ 55.28	$ 64.84	$ (9.56)	(15%)
Barrels of Oil equivalent ($ per BOE)	$ 55.28	$ 64.84	$ (9.56)	(15%)

Operating Revenue:
Natural gas	-	-	-	-
Natural gas liquids	-	-	-	-
Oil and condensate	$ 57,274,526	$ 69,616,875	$ (12,342,349)	(18%)
Gain on hedging and derivatives(2)	-	-	-	-

(1)	At times, we may produce more barrels than we sell in a given period. The average sales price is calculated based on the average sales price per barrel sold, not per barrel produced.
(2)	We did not engage in hedging transactions, including derivatives, during the year ended March 31, 2010 or the year ended March 31, 2009.

Revenue. We generate revenue under our exploration contract from the sale of oil recovered during test production. During the year ended March 31, 2010 our oil production decreased 6% compared to the year ended March 31, 2009.

During the year ended March 31, 2010 we realized revenue from oil sales of $57,274,526 compared to $69,616,875 during the year ended March 31, 2009.   The largest contributing factor to the 18% decrease in revenue was a 15% decrease in the price per barrel we received for oil sales during the year ended March 31, 2010 compared to the fiscal year ended March 31, 2009. During the fiscal years ended March 31, 2010 and 2009 we exported 95% and 81% of our oil, respectively, to the world markets and realized the world market price for those sales.  Revenue from oil sold to the world markets made up 98% and 94% of total revenue, respectively, during the years ended March 31, 2010 and 2009. Revenue also decreased as a result of a 6% decrease in production during the 2010 fiscal year.

    As discussed above, our revenue is sensitive to changes in prices received for our oil.  Political instability, the economy, changes in legislation and taxation, reductions in the amount of oil we are allowed to export to the world markets, weather and other factors outside our control may also have an impact on both supply and demand and on revenue.

Costs and Operating Expenses

The following table presents details of our expenses for the years ended March 31, 2010 and 2009:

	For the year ended March 31, 2010	For the year ended March 31, 2009
Expenses:
Rent export tax	$ 10,032,857	$ 467,359
Export duty	-	6,783,278
Oil and gas operating(1)	8,568,453	7,530,653
General and administrative	14,042,577	22,262,248
Depletion	11,075,590	10,403,328
Interest expense	4,604,446	1,138,874
Accretion expenses	448,351	449,025
Amortization and depreciation	613,953	324,028
Consulting expenses	-	8,662,500
Total	$ 49,386,227	$ 58,021,293
Expenses ($ per BOE):
Oil and gas operating(1)	$ 8.27	$ 7.01
Depletion (2)	$ 10.69	$ 9.69

(1)	Includes transportation cost, production cost and ad valorem taxes (excluding rent export tax).
(2)	Represents depletion of oil and gas properties only.

Rent export tax. Rent export tax is calculated based on the export sales price and ranges from as low as 0% if the export sales price is less than $40 per barrel to as high as 32% if the price per barrel exceeds $190. During the year ended March 31, 2010 rent export tax paid to the government amounted to $10,032,857 compared to $467,359 for the year ended March 31, 2009.  This increase was due to increased realized price for oil during the fiscal year ended 2010, and the fact that we were not subject to rent export tax during the first three fiscal quarters of the year ended March 31, 2009.

Export Duty.  On April 18, 2008 the government of the Republic of Kazakhstan introduced an export duty on several products (including crude oil).  We became subject to the duty in June 2008.  In December 2008 the government of the Republic of Kazakhstan repealed the export duty effective January 26, 2009.  We are now subject to a new tax code that went into effect on January 1, 2009, as discussed in more detail below.  As a result of the export duty being repealed, we paid no export duty during the year ended March 31, 2010 compared to $6,783,278 during year ended March 31, 2009.  Export duty was not recorded as part of oil and gas operating expense and was not included in oil and gas operating expense per BOE calculation.

Oil and Gas Operating Expenses.  During the year ended March 31, 2010 we incurred $8,568,453 in oil and gas operating expenses compared to $7,530,653 during the year ended March 31, 2009. This increase is primarily the result of increased production and transportation expense.

Oil and gas operating expenses for the year ended March 31, 2010 and 2009 consist of the following expenses:

	For the year ended March 31,
	2010		2009
	Total	Per BOE	Total	Per BOE
Oil and Gas Operating Expenses:
Production	$ 1,635,039	$ 1.58	$ 808,663	$ 0.75
Transportation	3,423,803	3.30	4,462,883	4.16
Royalty	-	-	1,744,075	1.62
Mineral extraction tax	3,509,611	3.39	515,032	0.48
Total	$ 8,568,453	$ 8.27	$ 7,530,653	$ 7.01

The 102% increase in production expense during the year ended March 31, 2010 was due to the purchase of light crude oil for blending purposes from a third party in the amount of $877,603.

Transportation expenses decreased $1,039,080 or 23% as a result of the decreased volume of oil we produced and transported, as well as the consequences of a cost-cutting policy implemented by the Company.  We anticipate transportation expenses will continue to fluctuate in proportion to production volume.

The mineral extraction tax replaced the royalty we were paying under prior tax code. The rate of this tax depends on annual production output. The new code currently provides for a 5% mineral extraction tax rate (6% starting from 2013 and 7% starting from 2014) on production sold to the export market, and a 2.5% tax rate (3% in 2013 and 3.5% starting from 2014) on production sold to the domestic market. The mineral extraction tax expense is reported as part of oil and gas operating expense.

During the year ended March 31, 2010 mineral extraction tax paid to the government amounted to $3,509,611, which presents increase of 581% compared to $515,032 paid during the fiscal year ended March 31, 2009.  The increase was due to the fact that we were not subject to the mineral extraction tax during the first three fiscal quarters of the year ended March 31, 2009.

We calculate oil and gas operating expense per BOE based on the volume of oil actually sold rather than production volume because not all volume produced during the period is sold during the period.  The related production costs are expensed only for the units sold, not produced.  Expense per BOE is a function of total expense divided by the number of barrels of oil we sell.  During the year ended March 31, 2009 we sold 1,073,754 barrels of oil, during the year ended March 31, 2010 we sold 1,036,070 barrels of oil. The 4% decrease in sales volume coupled with the 14% increase in oil and gas operating expenses resulted in a $1.26, or 18%, increase in oil and gas operating expense per BOE.

General and Administrative Expenses.  General and administrative expenses during the year ended March 31, 2010 were $14,042,577 compared to $22,262,248 during the year ended March 31, 2009.  This represents a 37% decrease.  This decrease in general and administrative expenses was the result of:

•	a 57% decrease in non-cash compensation expense as the price for our stock declined and the non-cash compensation expense we incurred decreased significantly;
•
a 53% decrease in professional services resulting from decreased legal fees incurred in our ongoing litigation as we changed the legal firm providing those services and decreased audit consulting expenses;

•	a 27% decrease in business trip and related transportation expenses;
•	an 11% decrease in payroll expenses;
•
a 68% decrease in environmental payments for flaring of unused natural gas resulting from production, such decrease in the amount of environmental payments totaling $208,087 and $652,026 during the year ended March 31, 2010 and 2009, respectively; and

•	a 27% decrease in rent expenses.

During the year ended March 31, 2010 we recognized non-cash compensation expense in the amount of $3,171,633 resulting from restricted stock grants previously made to executive officers, directors, employees and outside consultants of the Company. By comparison, during the year ended March 31, 2009 we recognized non-cash compensation expense in the amount of $7,450,211 for restricted stock grants previously made to employees and outside consultants.

            Depletion.  Depletion expense for the year ended March 31, 2010 increased by $672,262 compared to the year ended March 31, 2009. The increase in depletion expense was attributable to the fact that we continued workover on existing wells and developed additional infrastructure during fiscal year 2010.

Amortization and Depreciation.  Amortization and depreciation expense for the year ended March 31, 2010 increased 89% compared to the year ended March 31, 2009.  The increase resulted from purchases of fixed assets during the 2010 fiscal year.

Interest Expense.  During the year ended March 31, 2010 we incurred interest expense of $4,604,446 compared to interest expense of $1,138,874 during the same period of 2009.  We have not drilled any new wells since the end of the 2009 calendar year; therefore, all interest expense incurred in connection with our convertible notes since that time has been expensed.

Income from Operations.  During the year ended March 31, 2010 we realized income from operations of $7,888,299 compared to income from operations of $11,595,582 during the year ended March 31, 2009.  This decrease in income from operations during fiscal 2010 is primarily the result of the 18% decrease in revenue recognized during fiscal 2010, which was only partially offset by the 15% decrease in our total costs and operating expenses.

Other Expense.  During the fiscal year ended March 31, 2010 we incurred total other expense of $446,888 compared to total other income of $4,533,704 during the fiscal year ended March 31, 2009.  This change from income to expense is largely attributable to:

•
a $353,401 foreign exchange loss resulting from the strengthening of the Kazakh Tenge against the U.S. Dollar during the year ended March 31, 2010 compared with the foreign exchange gain in the amount $2,592,341 realized in year ended March 31, 2009;

•
the receipt of a one-time payment for disgorgement of funds received of $1,650,293 during the 2009 fiscal year, earned in violation of the short-swing profit rules of Section 16(b) of the Securities Exchange Act of 1934;

•	a $116,087 decrease in interest income; and
•	a $268,470 increase in other expense during the fiscal year ended March 31, 2010 compared the fiscal year ended March 31, 2009.

Net Income.  For the foregoing reasons, during the year ended March 31, 2010 we realized net income of $8,993,473 or $0.18 per share compared to net income of $17,157,558 or $0.37 basic and diluted income per share for the fiscal year ended March 31, 2009.

Year ended March 31, 2009 compared to the year ended March 31, 2008.

Revenue and Production

The following table summarizes production volumes, average sales prices and operating revenue for our oil and natural gas operations for the year ended March 31, 2009 and the year ended March 31, 2008.

			Year ended March 31, 2009 to the year ended March 31, 2008
	For the year	For the year	$	%
	Ended	ended	Increase	Increase
	March 31, 2009	March 31, 2008	(Decrease)	(Decrease)

Production volumes:
Natural gas (Mcf)	-	-	-	-
Natural gas liquids (Bbls)	-	-	-	-
Oil and condensate (Bbls)	1,080,895	907,823	173,072	19%
Barrels of Oil equivalent (BOE)	1,080,895	907,823	173,072	19%

Sales volumes:
Natural gas (Mcf)	-	-	-	-
Natural gas liquids (Bbls)	-	-	-	-
Oil and condensate (Bbls)	1,073,754	896,256	177,498	20%
Barrels of Oil equivalent (BOE)	1,073,754	896,256	177,498	20%

Average Sales Price (1)
Natural gas ($ per Mcf)	-	-	-	-
Natural gas liquids ($ per Bbl)	-	-	-	-
Oil and condensate ($ per Bbl)	$ 64.84	$ 67.16	$ (2.32)	(3%)
Barrels of Oil equivalent ($ per BOE)	$ 64.84	$ 67.16	$ (2.32)	(3%)

Operating Revenue:
Natural gas	-	-	-	-
Natural gas liquids	-	-	-	-
Oil and condensate	$ 69,616,875	$ 60,196,626	$ 9,420,249	16%
Gain on hedging and derivatives(2)	-	-	-	-

(1)	At times, we may produce more barrels than we sell in a given period. The average sales price is calculated based on the average sales price per barrel sold, not per barrel produced.
(2)	We did not engage in hedging transactions, including derivatives, during the year ended March 31, 2009 or the year ended March 31, 2008.

Revenue. We generate revenue under our exploration contract from the sale of oil recovered during test production. During the year ended March 31, 2009 our oil production increased 19% compared to the year ended March 31, 2008.  This increase in production is primarily attributable to the fact that we had twenty four wells in testing or test production during all or some portion of the year ended March 31, 2009 compared to sixteen wells during all or some portion of the year ended March 31, 2008.

During the year ended March 31, 2009 we realized revenue from oil sales of $69,616,875 compared to $60,196,626 during the year ended March 31, 2008.   The largest contributing factor to the 16% increase in revenue was a 20% increase in sales volume, which was partially offset by 3% decrease in the price per barrel we received for oil sales during the year ended March 31, 2009 compared to the fiscal year ended March 31, 2008. During the fiscal years ended March 31, 2009 and 2008 we exported 81% and 91% of our oil, respectively, to the world markets and realized the world market price for those sales.  Revenue from oil sold to the world markets made up 94% and 96% of total revenue, respectively, during the years ended March 31, 2009 and 2008.  We anticipate production to remain fairly constant and currently anticipate revenues will be flat in upcoming quarters.

As discussed above, our revenue is sensitive to changes in prices received for our oil.  Most of our production is currently being sold at the prevailing world market price, which fluctuates in response to many factors that are outside our control.  Imbalances in the supply and demand for oil can have a dramatic effect on the price we receive for our production.  Similarly, if we were denied an export quota, our export quota were reduced or we were otherwise forced to sell all, or a significant portion, of our production to the domestic market in Kazakhstan.  Historically the price per barrel of oil we receive for oil sold in Kazakhstan has been significantly lower than the price we realize for oil we export.  For a period during the year, as a result of the material decline in world oil prices and the export duty enacted by the government, we realized greater returns by selling to the local market.  As a result of the material drop in world oil prices our revenue decreased significantly during the year.  Political instability, the economy, changes in legislation and taxation, weather and other factors outside our control may also have an impact on both supply and demand.

Historically, sales to the domestic market in Kazakhstan would have resulted in a significant reduction in revenue and income from operations because the domestic market price has been markedly lower than world oil prices. As the gap between world oil prices and domestic prices shrank and as a result of the export duty, we found it more financially attractive to sell our oil to the domestic market for the period from November 2008 through January 2009.

Costs and Operating Expenses

The following table presents details of our expenses for the years ended March 31, 2009 and 2008:

	For the year ended March 31, 2009	For the year ended March 31, 2008
Expenses:
Rent export tax	$ 467,359	$ -
Export duty	6,783,278	-
Oil and gas operating(1)	7,530,653	5,515,403
General and administrative	22,262,248	14,747,754
Depletion	10,403,328	9,419,655
Interest expense	1,138,874	-
Accretion expenses	449,025	254,572
Amortization and depreciation	324,028	239,155
Consulting expenses	8,662,500	-
Total	$ 58,021,293	$ 30,176,539
Expenses ($ per BOE):
Oil and gas operating(1)	7.01	6.15
Depletion (2)	9.69	10.51

(1)	Includes transportation cost, production cost and ad valorem taxes (excluding rent export tax).
(2)	Represents depletion of oil and gas properties only.

Rent Export Tax. This tax is calculated based on the export sales price and ranges from as low as 0% if the export sales price is less than $40 per barrel to as high as 32% if the price per barrel exceeds $190. During the year ended March 31, 2009 rent export tax paid to the government amounted to $467,369.  We were not subject to the rent export tax during the year ended March 31, 2008 or during the first three fiscal quarters of the year ended March 31, 2009.

Export Duty.  On April 18, 2008 the government of the Republic of Kazakhstan introduced an export duty on several products (including crude oil). We became subject to the duty in June 2008. The export duty for year ended March 31, 2009 amounted to $6,783,278. The formula for determining the amount of the crude oil export duty was based on a sliding scale that was tied to the world market price for oil. The amount of the export duty changed with fluctuations in world oil prices. Fluctuations in the export duty, however, lagged behind fluctuations in world oil prices by about 90 days.  In December 2008 the government of the Republic of Kazakhstan repealed the export duty effective January 26, 2009.  We are now subject to the new tax code that went into effect on January 1, 2009, as discussed in more detail below.

Oil and Gas Operating Expenses. During the year ended March 31, 2009 we incurred $7,530,653 in oil and gas operating expenses compared to $5,515,403 during the year ended March 31, 2008. This increase is primarily the result of several factors, including increased production volumes, royalty payments, salary and transportation expenses and increased repair costs.

During the year ended March 31, 2009 royalty paid to the government increased by $186,688 or 12% compared to the year ended March 31, 2008. While royalty expenses increased, as a percentage of total revenue, royalty expense remained nearly unchanged.  Royalties were replaced by a mineral extraction tax when we became subject to the new tax code effective January 1, 2009.

Mineral Extraction Tax. This tax replaced the royalty we were paying previously.  The rate of this tax depends upon annual production output.  At current production rates, we are subject to a 5% mineral extraction tax rate on production sold to the export market and a 2.5% tax rate on production sold to domestic market. The mineral extraction tax expense is reported as part of oil and gas operating expense. During the year ended March 31, 2009 mineral extraction tax paid to the government amounted to $515,032.  As noted above, we were not subject to the mineral extraction tax during the year ended March 31, 2008 or during the first three fiscal quarters of year ended March 31, 2009.

During the year ended March 31, 2009 payroll and related payments to production personnel increased $158,816 or 24% compared to the year ended March 31, 2008.  As production volume increased we retained additional production personnel during the year ended March 31, 2009.

Transportation expenses increased $1,154,715 or 35% as a result of the increased volume of oil we produced and transported.  We anticipate transportation expenses will continue to fluctuate in proportion to production volume.

We calculate oil and gas operating expense per BOE based on the volume of oil actually sold rather than production volume because not all volume produced during the period is sold during the period.  The related production costs are expensed only for the units sold, not produced.

While oil and gas operating expenses increased 37% during the year ended March 31, 2009 compared to the year ended March 31, 2008, expense per BOE increased only 14% from $6.15 per BOE during the year ended March 31, 2008 to $7.01 during the year ended March 31, 2009. During the year ended March 31, 2008 we sold 896,256 barrels of oil, during the year ended March 31, 2009 we sold 1,073,754 barrels of oil.  As expense per BOE is a function of total expense divided by the number of barrels of oil sold, the 20% increase in sales volume more than offset the 45% increase in expenses resulting in the 14% increase in oil and gas operating expense per BOE.

General and Administrative Expenses.  General and administrative expenses during the year ended March 31, 2009 were $22,262,248 compared to $14,747,754 during the year ended March 31, 2008.  This represents a 51% increase in general and administrative expenses.  This increase in general and administrative expenses was the result of several factors such as increases in non-cash compensation expense, payroll and related costs, rent expense and professional services.  This increase was partially offset by a $332,516, or 34%, reduction in environmental payments for flaring of unused natural gas.

During the year ended March 31, 2009 we recognized non-cash compensation expense of $7,450,211 resulting from restricted stock grants made previously to employees. By comparison, during the year ended March 31, 2008 we recognized non-cash compensation expense in the amount of $2,303,078 for restricted stock grants issued to employees and outside consultants.

The increase in general and administrative expense during the 2009 year was also attributable to:

•	a 35% increase in rent expense from renting special equipment, apartments and additional vehicles;
•	a 32% increase in payroll and related costs as we hired additional administrative personnel to fulfill business needs, increased employee pay rates for existing employees;
•	a 30% increase in professional services resulting from legal fees incurred in our ongoing litigation.

Depletion.  Depletion expense for the year ended March 31, 2009 increased by $983,673 compared to the year ended March 31, 2008.  The major reason for this increase in depletion expense was a 20% increase in sales volume in fiscal 2009 compared to fiscal 2008.  The increase in depletion expense was also attributable to the fact that we drilled additional wells, continued workover on existing wells and developed additional infrastructure during fiscal year 2009.

Depreciation and Amortization.  Depreciation and amortization expense for the year ended March 31, 2009 increased 35% compared to the year ended March 31, 2008.  The increase resulted from purchases of fixed assets during the year.

Consulting Expense.   In November 2007 we retained a consultant to assist us in negotiating an extension of the exploration period of our contract and with potential acquisitions.  On June 24, 2008, we were granted an extension of our existing exploration contract from July 2009 to January 2013.  Compensation expense for consulting services was recorded in the amount of $11,727,500, which included $1,000,000 paid upon the execution of consulting agreement and non-cash share-based compensation in the amount of $10,727,500 as the success fee for the extension of time period for exploration. The share-based compensation represents 1,750,000 (500,000 shares for each additional year of the extension of exploration status) valued at $6.13 per share which was the closing market price of our common shares on June 24, 2008.

On September 16, 2008 this consulting agreement was revised and the parties agreed to decrease the number of shares issued for services provided by 500,000 shares. The non-cash compensation expenses for consulting services were reversed in the amount of $3,065,000 (500,000 shares valued at $6.13 per share which was the closing market price of our common shares on June 24, 2008) for the year ended March 31, 2009.

Income from Operations.  During the year ended March 31, 2009 we realized income from operations of $11,595,582 compared to income from operations of $30,020,087 during the year ended March 31, 2008.  This decrease in income from operations during fiscal 2009 is the result of the 92% increase in total expenses during fiscal 2009, which increase was only partially offset by a 16% increase in revenue.

Other Income.  During the fiscal year ended March 31, 2009 we realized total other income of $4,533,704 compared to $1,186,895 during the fiscal year ended March 31, 2008.  This 282% increase is largely attributable to a $2,592,341 foreign exchange gain resulting mainly from the revaluation of accounts payable denominated in Kazakhstani tenge and $1,650,293 we received from a shareholder of the Company as disgorgement of profits earned in violation of the short-swing profit rules of Section 16(b) of the Securities Exchange Act of 1934.

Net Income.  For all of the foregoing reasons, during the year ended March 31, 2009 we realized net income of $17,157,558 or $0.37 basic and diluted income per share compared to a net income of $31,310,564 or $0.70 basic and diluted income per share for the year ended March 31, 2008.

Liquidity and Capital Resources

For the period from inception on May 6, 2003 through March 31, 2010, we have incurred capital expenditures of $289,387,000 for exploration, development and acquisition activities.  Funding for our activities has historically been provided by funds raised through the sale of our common stock and debt securities and revenue from oil sales.  From inception to March 31, 2010 we raised approximately $94.6 million through the sale of our common stock.  Additionally, during the quarter ended December 31, 2007 we completed the placement of $60 million in principal amount of 5.0% Convertible Senior Notes due in 2012.  The net proceeds from the Note issuance of approximately $56.2 million were used to pursue our drilling program.  For additional detail regarding the Notes, including adjustments to the initial conversion price and the registration right of the Noteholders, see Note 11 to the notes to the consolidated financial statements, March 31, 2010, included in this report..

Problems in the credit markets, the significant declines in worldwide oil prices and volatility and downward trends in the stock markets have caused many junior exploration and production companies, including us, to seek additional capital in order to stay in business.  Some companies have been acquired by larger companies and others have failed.

At March 31, 2010, our current assets exceeded current liabilities by $7,554,834.

In 2007 we raised $60,000,000 in connection with the issuance of 5.0% Convertible Senior Notes due 2012 (the “Notes”).  The terms of the original indenture governing the Notes (the “Original Indenture”) provided for three put dates that allowed the holders of the Notes to redeem the Notes prior to their 2012 maturity date.  The first two put dates passed unexercised.  The third put date is July 13, 2010.  In connection with ongoing negotiations with the holders of the Notes to restructure the Notes, we entered into a Supplemental Indenture which grants the Noteholders a fourth put date that commences on June 13, 2010 and expires on September 13, 2010.  In exchange for the granting of the fourth put date, the Noteholders separately agreed they will not exercise their put option for the third put date and they will not exercise their put option for the fourth put date prior to September 1, 2010; provided, however, the Noteholders may exercise such put options at any time upon the occurrence of any of the following: (i) a default  occurs under the Indenture, excluding certain defaults that occurred prior to June 7, 2010, (ii) failure by us or Emir to timely pay any Indebtedness (as defined in the Indenture) or any guarantee of any Indebtedness that exceeds U.S. $1,000,000, or any Indebtedness becomes due and payable prior to its stated maturity other than at our or Emir’s option, or (iii) the Noteholders holding a majority in outstanding principal amount of the Notes provide notice to us that negotiations with respect to restructuring the Notes have terminated.  Therefore, it is possible the Noteholders could exercise a put option with respect to the Notes prior to September 1, 2010 if any of the foregoing events occur.

Prior to entering into the Supplemental Indenture, we were in default under certain covenants contained in Article 9 of the Indenture requiring us to maintain a minimum net debt to equity ratio and to comply with certain notice, delivery and other provisions.  The Noteholders separately agreed to waive these defaults until the earlier of: (i) September 1, 2010 or (ii) the fourth put date, with the understanding that such waiver will not constitute a waiver of any default under the Indenture that remains ongoing as of September 1, 2010 or that occurs after June 8, 2010.  We currently believe we will not be able to remedy the default of the net debt to equity ratio covenant by September 1, 2010 and, therefore, we anticipate we will be in default under the Indenture at September 1, 2010 unless a future waiver is obtained from the Noteholders.  There is no assurance the Noteholders will provide any future waiver or any further extension of their redemption put rights under the Indenture.  Moreover, there is no assurance that we will be successful in renegotiating the terms and conditions of the Notes.

If we are unable to extend the waiver of default beyond September 1, 2010, or at any time we are in default under the Indenture, the Noteholders have the right to accelerate the Notes and require us to make immediate payment of all unpaid interest and principal.  As of March 31, 2010, the outstanding balance of unpaid principal and interest under the Notes was $62,819,786.  If the Noteholders were to accelerate the Notes, we would have insufficient funds to pay the Notes.  We do not anticipate obtaining sufficient funds to retire the Notes in the near future.  If we default on the Notes, the Noteholders could seek any legal remedies available to them to obtain repayment of the Notes, including forcing us into bankruptcy, which would likely also result in Emir Oil being forced into bankruptcy.  Pursuant to Kazakhstan law and the terms of our exploration license, the government of the Republic of Kazakhstan has the right to cancel our licenses to the ADE Block, the Southeast Block and the Northwest Block in the event Emir Oil becomes insolvent or enters into bankruptcy.  If such were to happen, we would be left with limited assets, no operations and ability to generate revenue or otherwise repay the Notes.

Cash Flows

During the year ended March 31, 2010 cash was primarily used to fund exploration expenditures.  See below for additional discussion and analysis of cash flow.

	Year ended	Year ended	Year ended
	March 31,	March 31,	March 31,
	2010	2009	2008

Net cash provided by operating activities	$ 14,094,980	$ 53,383,138	$ 49,981,194
Net cash used in investing activities	$ (11,410,131)	$ (63,916,431)	$ (101,454,730)
Net cash (used in)/provided by financing activities	$ (3,000,000)	$ 50,001	$ 56,539,433

NET CHANGE IN CASH AND CASH EQUIVALENTS	$ (315,151)	$ (10,483,292)	$ 5,065,897

Our principal source of liquidity during the year ended March 31, 2010 was cash and cash equivalents.  At March 31, 2009 cash and cash equivalents totaled approximately $6.8 million. At March 31, 2010 cash and cash equivalents had decreased to approximately $6.4 million. During the year ended March 31, 2010 we spent approximately $11.4 million to fund our exploration and development activities.

Certain operating cash flows are denominated in local currency and are translated into U.S. dollars at the exchange rate in effect at the time of the transaction. Because of the potential for civil unrest, war and asset expropriation, some or all of these matters, which impact operating cash flow, may affect our ability to meet our short-term cash needs.

Contractual Obligations and Contingencies

The following table lists our significant commitments at March 31, 2010, excluding current liabilities as listed on our consolidated balance sheet:

	Payments Due By Period
Contractual obligations	Total	Less than 1 year	2-3 years	4-5 years	After 5 years
Capital Expenditure Commitment(1)	$ 54,973,000	$ 19,618,000	$ 35,355,000	$ -	$ -
Due to the Government of the Republic of Kazakhstan(2)	17,141,956	250,000	592,924	3,343,391	12,955,641
Liquidation Fund	4,712,345	-	4,712,345	-	-
Convertible Notes with Interest(3)	71,823,785	3,000,000	68,823,785	-	-
Total	$ 148,651,086	$ 22,868,000	$ 109,484,054	$ 3,343,391	$ 12,955,641

(1)
Under the terms of our subsurface exploration contract we are required to spend a total of $55 million in exploration activities on our properties, including a minimum of $12.8 million by January 2011, $27.3 million by January 2012 and $14.9 million by January 2013.  The rules of the MOG provide a process whereby capital expenditures in excess of the minimum required expenditure in any period may be carried forward to meet the minimum obligations of future periods.  Our capital expenditures in prior periods have exceeded our minimum required expenditures by more than $200 million.

(2)
In connection with our acquisition of the oil and gas contract covering the ADE Block, the Southeast Block and the Northwest Block, we are required to repay the ROK for historical costs incurred by it in undertaking geological and geophysical studies and infrastructure improvements.  Our repayment obligation for the ADE Block is $5,994,200, for the Southeast Block is $5,350,680 and our repayment obligation for the Northwest Block is $5,372,076.  The terms of repayment of these obligations, however, will not be determined until such time as we apply for and are granted commercial production rights by the ROK.  Should we decide not to pursue commercial production rights, we can relinquish the ADE Block, the Southeast Block and/or the Northwest Block to the ROK in satisfaction of their associated obligations. The recent addenda to our exploration contract which granted us with the extension of exploration period and the rights to the Northwest Block also require us to:

•	make additional payments to the liquidation fund, stipulated by the Contract;
•	make a one-time payment in the amount of $200,000 to the Astana Fund by the end of 2010; and
•	make annual payments to social projects of the Mangistau Oblast in the amount of $100,000 from 2010 to 2012.
(3)
On July 16, 2007 the Company completed the private placement of $60 million in principal amount of 5.0% convertible senior notes due 2012 (“Notes”). The Notes carry a 5% coupon and have a yield to maturity of 6.25%.  Interest will be paid at a rate of 5.0% per annum on the principal amount, payable semiannually.  The Notes are callable and subject to early redemption in July 2010.  Unless previously redeemed, converted or purchased and cancelled, the Notes will be redeemed by the Company at a price equal to 107.2% of the principal amount thereof on July 13, 2012. The Notes constitute direct, unsubordinated and unsecured, interest bearing obligations of the Company.  For additional details regarding the terms of the Notes, see Note 11 – Convertible Notes Payable to the notes to our consolidated financial statements.

Off-Balance Sheet Financing Arrangements

As of March 31, 2010, we had no off-balance sheet financing arrangements.

Critical Accounting Policies

We have identified the accounting policies below as critical to our business operations and an understanding of our financial statements.  The impact of these policies and associated risks are discussed throughout Management’s Discussion and Analysis where such policies affect our reported and expected financial results.  A complete discussion of our accounting policies is included in Note 2 of the notes to consolidated financial statements.

Foreign Exchange Transactions

Transactions denominated in foreign currencies are reported at the rates of exchange prevailing at the date of the transaction.  Monetary assets and liabilities denominated in foreign currencies are translated to United States Dollars at the rates of exchange prevailing at the balance sheet dates.  Any gains or losses arising from a change in exchange rates subsequent to the date of the transaction are included as an exchange gain or loss in the Consolidated Statements of Operations.

Share-Based Compensation

We  account for options granted to non-employees at their fair value in accordance with FASC Topic 718.  Under FASC Topic 718, share-based compensation is determined as the fair value of the equity instruments issued.  The measurement date for these issuances is the earlier of the date at which a commitment for performance by the recipient to earn the equity instruments is reached or the date at which the recipient’s performance is complete.  Stock options granted to the “selling agents” in private equity placement transactions have been offset against the proceeds as a cost of capital.  Stock options and stock granted to other non-employees is recognized in the Consolidated Statements of Operations.

We have stock option plans as described in Note 15.  Compensation expense for options and stock granted to employees is determined based on their fair value at the time of grant, the cost of which is recognized in the Consolidated Statements of Operations over the vesting periods of the respective options.

Share-based compensation incurred for the years ended March 31, 2010, 2009 and 2008 was $3,171,633, $7,450,211 and $2,303,078, respectively.

Full Cost Method of Accounting

We follow the full cost method of accounting for oil and gas properties.  Under this method, all costs associated with acquisition, exploration and development of oil and gas properties are capitalized.  Costs capitalized include acquisition costs, geological and geophysical expenditures and costs of drilling and equipping productive and non-productive wells.  Drilling costs include directly related overhead costs.  These costs do not include any costs related to production, general corporate overhead or similar activities.  Under this method of accounting, the cost of both successful and unsuccessful exploration and development activities are capitalized as property and equipment.  Proceeds from the sale or disposition of oil and gas properties are accounted for as a reduction to capitalized costs unless a significant portion of our proved reserves are sold (greater than 25 percent), in which case a gain or loss is recognized.

Capitalized costs less accumulated depletion and related deferred income taxes shall not exceed an amount (the full cost ceiling) equal to the sum of:

a)
the present value of estimated future net revenues computed by applying current prices of oil and gas reserves to estimated future production of proved oil and gas reserves, less estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves computed using a discount factor of ten percent and assuming continuation of existing economic conditions;

b)	plus the cost of properties not being amortized;
c)	plus the lower of cost or estimated fair value of unproven properties included in the costs being amortized;
d)	less income tax effects related to differences between the book and tax basis of the properties.

Given the volatility of oil and gas prices, it is reasonably possible that the estimate of discounted future net cash flows from proved oil and gas reserves could change.  If oil and gas prices decline, even if only for a short period of time, it is possible that impairment of our oil and gas properties could occur.  In addition, it is reasonably possible that impairments could occur if costs are incurred in excess of any increases in the cost ceiling, revisions to proved oil and gas reserves occur or if properties are sold for proceeds less than the discounted present value of the related proved oil and gas reserves.

All geological and geophysical studies, with respect to the licensed territory, have been capitalized as part of the oil and gas properties.

Our oil and gas properties primarily include the value of the license and other capitalized costs.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves and estimated future costs to plug and abandon wells and costs of site restoration, less the estimated salvage value of equipment associated with the oil and gas properties, are amortized on the unit-of-production method using estimates of proved reserves as determined by independent engineers.

Ceiling test

Capitalized oil and gas properties are subject to a “ceiling test.”  The full cost ceiling test is an impairment test prescribed by Rule 4-10 of SEC Regulation S-X.  The test determines a limit, or ceiling, on the book value of oil and gas properties.  That limit is basically the after tax present value of the future net cash flows from proved crude oil and natural gas reserves.  This ceiling is compared to the net book value of the oil and gas properties reduced by any related deferred income tax liability.  If the net book value reduced by the related deferred income taxes exceeds the ceiling, impairment or non-cash write down is required.  Ceiling test impairment can cause a significant loss for a particular period; however, future depletion expense would be reduced.

Recent Accounting Pronouncements

For details of applicable new accounting standards, please, refer to Recent accounting pronouncements in Note 2 of our consolidated financial statements.

Effects of Inflation and Pricing

The oil and natural gas industry is very cyclical and the demand for goods and services of oil field companies, suppliers and others associated with the industry puts extreme pressure on the economic stability and pricing structure within the industry.  Typically, as prices for oil and natural gas increase, so do all associated costs.  Material changes in prices have an impact on revenue, estimates of future reserves, borrowing base calculations of bank loans and the value of properties in purchase and sale transactions.  Material changes in prices can impact the value of oil and natural gas companies and their ability to raise capital, borrow money and retain personnel.

Item 7A. Qualitative and Quantitative Disclosures about Market Risk

Our primary market risks are fluctuations in commodity prices and foreign currency exchange rates.  We do not currently use derivative commodity instruments or similar financial instruments to attempt to hedge commodity price risks associated with future crude oil production.

Commodity Price Risk

Our revenues, profitability and future growth depend substantially on prevailing prices for crude oil.  Prices also affect the amount of cash flow available for capital expenditures and our ability to either borrow or raise additional capital.  Price affects our ability to produce crude oil economically and to transport and market our production either through export to international markets or within Kazakhstan.  Our fiscal year 2010 crude oil sales in the international export market were based on prevailing market prices at the time of sale less applicable discounts due to transportation.

Historically, crude oil prices have been subject to significant volatility in response to changes in supply, market uncertainty and a variety of other factors beyond our control.  Crude oil prices are likely to continue to be volatile and this volatility makes it difficult to predict future oil price movements with any certainty.  Any declines in oil prices would reduce our revenues, and could also reduce the amount of oil that we can produce economically.  As a result, this could have a material adverse effect on our business, financial condition and results of operations.

During the fiscal year ended March 31, 2010, we sold 1,036,070 barrels of oil and condensate.  We realized an average sales price per barrel of $55.281. For purposes of illustration, assuming the same sales volume but decreasing the average sales price we receive from oil sales by $5.00 and $10.00 respectively would change total revenue from oil sales as follows:

	Average Price Per Barrel	Barrels of Oil Sold	Approximate Revenue from Oil Sold (in thousands)	Reduction in Revenue (in thousands)
Actual sales for the year ended March 31, 2010	$55.281	1,036,070	$57,275
Assuming a $5.00 per barrel reduction in average price per barrel	$50.281	1,036,070	$52,094	$ 5,181
Assuming a $10.00 per barrel reduction in average price per barrel	$45.281	1,036,070	$46,914	$10,361

Foreign Currency Risk

Our functional currency is the U.S. Dollar.  Emir Oil, LLP, our Kazakhstani subsidiary, also uses the U.S. dollar as its functional currency.  To the extent that business transactions in Kazakhstan are denominated in the Kazakh Tenge we are exposed to transaction gains and losses that could result from fluctuations in the U.S. Dollar—Kazakh Tenge exchange rate.  We do not engage in hedging transactions to protect us from such risk.

Our foreign-denominated monetary assets and liabilities are revalued on a monthly basis with gains and losses on revaluation reflected in net income.  A hypothetical 10% favorable or unfavorable change in foreign currency exchange rate at March 31, 2010 would have affected our net income by less than $1 million.

Item 8.  Financial Statements and Supplementary Data

The consolidated financial statements and supplementary data required by this item are included at page F-1 herein.

Item 9.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

During the fiscal year ended March 31, 2010 there were no changes in and disagreements with our independent registered public accounting firm on accounting and financial disclosure.

Item 9A.  Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Our management, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) or 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as of March 31, 2010. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that as of March 31, 2010, our disclosure controls and procedures were effective in (1) recording, processing, summarizing and reporting, on a timely basis, information required to be disclosed by us in the reports that we file or submit under the Exchange Act and (2) ensuring that information disclosed by us in such reports is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

Management's Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rule 13a-15(f) or 15d-15(f) promulgated under the Exchange Act as a process designed by, or under the supervision of, the company’s principal executive officer and principal financial officer and effected by the company’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company;
•
provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and

•
provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Our management assessed the effectiveness of the Company’s internal control over financial reporting as of March 31, 2010. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control - Integrated Framework. Based on this assessment, our management concluded that as of March 31, 2010, our internal control over financial reporting is effective based on those criteria.

Hansen, Barnett & Maxwell, P.C. the independent registered public accounting firm that audited the consolidated financial statements included in this Annual Report on Form 10-K, has also audited management’s assessment of our internal control over financial reporting and the effectiveness of our internal control over financial reporting as of March 31, 2010, as stated in their report which is included herein.

Changes in Internal Control over Financial Reporting

There were no changes in our internal controls over financial reporting during the quarter ended March 31, 2010 that materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

HANSEN, BARNETT & MAXWELL, P.C.
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200
Fax: (801) 532-7944
www.hbmcpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of BMB Munai, Inc.

We have audited BMB Munai, Inc. and subsidiary’s internal control over financial reporting as of March 31, 2010, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). BMB Munai Inc.’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, BMB Munai, Inc. and subsidiary maintained, in all material respects, effective internal control over financial reporting as of March 31, 2010, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the balance sheets and the related statements of income, stockholders’ equity and comprehensive income, and cash flows of BMB Munai, Inc. and subsidiaries, and our report dated June 23, 2010 expressed an unqualified opinion.

/s/ Hansen, Barnett & Maxwell, P.C.
HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
June 23, 2010

Item 9B.  Other Information

None.

PART III

Item 10. Directors, Executive Officers and Corporate Governance

The following table sets forth as of June 2, 2010 our directors and executive officers, promoters and control persons, their ages, and all offices and positions held.  Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the stockholders and qualified.  Officers and other employees serve at the will of the board of directors.

Name of Director or Executive Officer	Age	Positions with the Company	Director Since	Officer Since

Gamal Kulumbetov	34	Chief Executive Officer		August 2007

Askar Tashtitov	31	President and Director	May 2008	May 2006

Evgeniy Ler	27	Chief Financial Officer		April 2009

Anuarbek Baimoldin	32	Chief Operating Officer		April 2009

Boris Cherdabayev	56	Chairman of the Board of Directors	November 2003

Jason Kerr	39	Independent Director	May 2008

Troy Nilson	44	Independent Director	December 2004

Daymon Smith	32	Independent Director	September 2009

Leonard Stillman	67	Independent Director	October 2006

Valery Tolkachev	44	Independent Director	December 2003

A brief description of the background and business experience of each of the above listed individuals follows.

Gamal Kulumbetov.  Mr. Kulumbetov graduated from the Kazakh National Technical University, Department of Oil and Gas Geology located in Almaty, Kazakhstan in 1997 where he was awarded a Bachelors degree in Geology.  Mr. Kulumbetov is now in the process of completing a Ph.D. from the same university.  Since graduating in 1997 Mr. Kulumbetov has completed various oil and gas and geological trainings from Japan National Oil Corporation, MI Drilling Fluids LLC of Germany, Chevron Texaco of Houston, Petroleum Industry Training Center of Almaty, Kazakhstan, and Ernst & Young Company of Almaty, Kazakhstan.  In 2000 Mr. Kulumbetov was employed by Halliburton as a Surface Data Logging Engineer.  From 2001 through April 2005 Mr. Kulumbetov was employed by LLP TengizChevroil (“TCO”) as the Deputy Manager of the TCO Fields Development Project.  From April 2005 to December 2005 Mr. Kulumbetov was employed at Big Sky Energy Corporation as Chief Geologist.  Mr. Kulumbetov joined BMB Munai, Inc. as a Vice President of Operations in December of 2005 and has served as CEO since August 2007.

Askar Tashtitov.  Mr. Tashtitov has been with the Company since 2004 and has served as President since 2006 and as a director since May 2008.  Prior to joining the Company, from 2002 to 2004, Mr. Tashtitov was employed by PA Government Services, Inc.  Mr. Tashtitov worked as a management consultant specializing in oil and gas projects.  In May 2002, Mr. Tashtitov earned a Bachelor of Arts degree from Yale University majoring in Economics and History.  Mr. Tashtitov passed the AICPA Uniform CPA Examination in August, 2006. Mr. Tashtitov is not, nor has he in the past five years been, a director or nominee of any other SEC registrant.

Evgeniy Ler. Mr. Ler has been with the Company since 2006. Prior to being appointed as CFO Mr. Ler served in other capacities for the Company including Finance Manager and Reporting Manager. Prior to joining the Company, from 2002 to 2006, Mr. Ler was employed by Deloitte & Touche where he held the position of Senior Auditor in Financial Services & Industries Group, Audit. In that position he led large engagements for banks, financial institutions and oil and gas companies. In 2003 Mr. Ler was awarded a Bachelors degree in Financial Management from the Kazakh-American University located in Almaty, Kazakhstan. In 2008 Mr. Ler passed the AICPA Uniform CPA Examination. Mr. Ler has also completed trainings in London on oil and gas financial reporting in accordance with IFRS and US GAAP and internal Deloitte trainings on audit, financial reporting and due diligence.

Anuarbek Baimoldin. Mr. Baimoldin has been with the Company since October 2007. Prior to being appointed COO, Mr. Baimoldin served as the Company’s Facilities Manager. Prior to joining the Company, from March 2006 to November 2007, Mr. Baimoldin was the Managing Director of JSC National Innovation Fund where his responsibilities included researching potential innovation projects and performing project feasibility studies. From June 2005 through March 2006 Mr. Baimoldin served as the President of Caspiy Corporation LLP where he was responsible for general company management, financial and operational planning and coordination of the company’s departments. From August 2002 through June 2005 Mr. Baimoldin was employed by TengizChevroil LLP. From January 2003 to June 2005 he served as the Coordinator for the Field Development Project.  His responsibilities included preparation and obtaining approval for the Second Generation Project, Gas Reinjection Project, Exploration and Development Program and compliance of operations and licensing with Kazakhstani authorities. From August 2002 through January 2003 Mr. Baimoldin served as Senior Specialist for Kazakhstani Companies Development Department and worked to replace foreign contractors with local contractors and assisted local contractors to enhance product and service quality. In 1999 Mr. Baimoldin received an Associate of Science in Management from Mount Ida College of Business located in Mount Ida, Massachusetts and in 2002 was awarded a Bachelors of Arts in International Economics from Boston University located in Boston, Massachusetts. In 2005 Mr. Baimoldin was awarded a Bachelors of Science in Exploration of Oil and Gas Fields from Atyrau Oil and Gas Institute located in Atyrau, Kazakhstan. Mr. Baimoldin has also received extensive trainings from the Ernst & Young Business Academy located in Almaty, Kazakhstan.

Boris Cherdabayev.  Mr. Cherdabayev joined the Company’s board of directors and was appointed Chairman of the board of directors in November 2003.  From May 2000 to May 2003, Mr. Cherdabayev served as Director at TengizChevroil LLP multi-national oil and gas company owned by Chevron, ExxonMobil, KazMunayGas and LukOil.  From 1998 to May 2000, Mr. Cherdabayev served as a member of the Board of Directors, Vice-President of Exploration and Production and Executive Director on Services Projects Development for NOC “Kazakhoil”, an oil and gas exploration and production company.  From 1983 to 1988 and from 1994 to 1998 he served as a people’s representative at Novouzen City Council (Kazakhstan); he served as a people’s representative at Mangistau Oblast Maslikhat (regional level legislative structure) and a Chairman of the Committee on Law and Order.  For his achievements Mr. Cherdabayev has been awarded with a national “Kurmet” order.  Mr. Cherdabayev earned an engineering degree from the Ufa Oil & Gas Institute, with a specialization in “machinery and equipment of oil and gas fields” in 1976.  Mr. Cherdabayev also earned an engineering degree from Kazakh Polytechnic Institute, with a specialization in “mining engineer on oil and gas fields’ development.”  During his career he also completed an English language program in the USA, the СНАМР Program (Chevron Advanced Management Program) at Chevron Corporation offices in San-Francisco, CA, USA, and the CSEP Program (Columbia Senior Executive Program) at Columbia University, New York, NY USA.  Mr. Cherdabayev is not currently, nor has he in the past five years been, a director or nominee of any other SEC registrant.

Jason M. Kerr.  Mr. Kerr graduated from the University of Utah in 1995 with a Bachelors of Science degree in Economics and in 1998 with a Juris Doctorate from the same university where he was named the William H. Leary Scholar. Since 2006 Mr. Kerr has been the associate general counsel of Basic Research, LLC, concentrating in intellectual property litigation. Prior to joining Basic Research, Mr. Kerr was a partner with the law firm of Plant, Christensen & Kanell in Salt Lake City, Utah. Mr. Kerr was employed with Plant, Christensen & Kanell from 1996 through 2001 and from 2004 to 2006. From 2001 through 2004 Mr. Kerr was employed as a commercial litigator with the Las Vegas office of Lewis and Roca.  Mr. Kerr became a Company director in May 2008.  Mr. Kerr is not currently, nor has he in the past five years been, a nominee or director of any other SEC registrant.

Troy F. Nilson, CPA.  Since February 2001, Mr. Nilson has served as an Audit Partner with Chisholm, Bierwolf Nilson & Morrill, Certified Public Accountants, in Bountiful, Utah.  From December 2000 to February 2001, he served as an Audit Manager for Crouch, Bierwolf & Associates, Certified Public Accountants, in Salt Lake City, Utah.  Prior to that time, Mr. Nilson served as the Senior Auditor for Intermountain Power Agency in Salt Lake City, Utah from March 1995 to December 2000.  In the past five years, Mr. Nilson has had extensive public and private company audit, audit review and Securities and Exchange Commission disclosure and reporting experience.  Mr. Nilson received licensure as a Certified Public Accountant in 1997.  Mr. Nilson earned a Masters of Science Degree in Business Information Systems from Utah State University in December 1992, and a Bachelor of Science in Accounting from Utah State University in August 1990.  Mr. Nilson became a Company director in December 2004.  Mr. Nilson is not currently, nor has he in the past five years been, a director or nominee of any other SEC registrant.

Daymon M. Smith. Dr. Smith is currently engaged in independent research and writing projects.  From August 2007 to June 2009 Dr. Smith was a Visiting Assistant Professor at the University of Alabama-Birmingham, where he was a lecturer and researcher.  He has also taught at Weber State University and at Utah Valley University, and has received numerous research grants and academic awards.  From 2001 to 2007 Dr. Smith was a William Penn Fellow at the University of Pennsylvania.  As a Fellow, Dr. Smith was responsible for conducting course instruction and evaluation, student assessments and ethnographic research.  From 2006 to 2007 Dr. Smith was employed with the Corporation of the Presiding Bishop as an International Media Scientist.  Here Dr. Smith served as lead analyst for the Audiovisual Department.  He also served from 2005 to 2006 as a cultural materials consultant to SynTech Energy, an oil-shale extraction company, providing support in its dealings with major U.S. airlines and with Jordanian firms.  Dr. Smith earned a Bachelors of Science degree in Anthropology from the University of Utah in 2001, and a PhD in Anthropology from the University of Pennsylvania in 2007.  Dr. Smith is not currently, nor has he in the past five years been, a director or nominee of any other SEC registrant.

Leonard M. Stillman, Jr. Mr. Stillman received his Bachelor of Science degree in mathematics from Brigham Young University and Master of Business Administration from the University of Utah.  He began his career in 1963 with Sperry UNIVAC as a programmer developing trajectory analysis software for the Sergeant Missile system. Mr. Stillman spent many years as a designer and teacher of computer language classes at Brigham Young University, where he developed applications for the Administrative Department including the school’s first automated teacher evaluation system. During that time, he was also a Vice-President of Research and Development for Automated Industrial Data Systems, Inc and the Owner of World Data Systems Company, which provided computerized payroll services for companies such as Boise Cascade.  Mr. Stillman has over 35 years of extensive business expertise including strategic planning, venture capital financing, budgeting, manufacturing planning, cost controls, personnel management, quality planning and management, and the development of standards, policies and procedures.  He has extensive skills in the design and development of computer software systems and computer evaluation. Mr. Stillman helped found Stillman George, Inc. in 1993.  He has been employed with Stillman George, Inc., since that time.  Mr. Stillman’s primary responsibilities include managing information, technical development and financial analysis projects and development as well as involved in general company management and consulting activities.  Stillman George consolidates a broad variety of skills from a growing group of business professionals to provide needed support in finance, marketing, management, sales, planning, product development and more to businesses worldwide.  Mr. Stillman is not currently, nor has he in the past five years been, a director or nominee of any other SEC registrant.

Valery Tolkachev.  Since August 2009, Mr. Tolkachev has served as Advisor to the CEO at Moscow-based MaxWellBank.  Mr. Tolkachev also serves on the board of directors at MaxWellBank and is waiting a pending appointment as CEO.  From August 2008 to March 2009, Mr. Tolkachev was employed with Slavyansky Bank in Moscow, Russia, where he served as the Deputy Chairman. From 1991 to 2008, Mr. Tolkachev served in various positions with various employers including UniCreditAton, MDM Bank, InkomBank, InkomCapital and others.  Mr. Tolkachev graduated with Honors from the High Military School in Kiev, USSR in 1989.  In 2005 he completed his studies at the Academy of National Economy, as a qualified lawyer.  Mr. Tolkachev serves on the Compensation Committee and the Corporate Governance and Nominating Committee of the Company.  Mr. Tolkachev became a Company director in December 2003.  Mr. Tolkachev also serves as a director of Caspian Services, Inc., and Bekem Metals, Inc.  Both are SEC registrants.  Other than as disclosed herein, Mr. Tolkachev is not currently, nor has he in the past five years been, a director or nominee of any other SEC reporting issuer.

When determining whether it is appropriate for a director to serve on the board of directors, the Company focuses primarily on the information provided in each of the director’s individual biographies set forth above and its knowledge of the character and strengths of the sitting directors. With regard to Mr. Cherdabayev, the Company considered his extensive experience in the oil and gas industry in the Republic of Kazakhstan.  The Company considered Mr. Kerr’s educational background in economics and his professional experience as an attorney.  Mr. Nilson’s experience as a U.S. Certified Public Accountant auditing SEC reporting issuers was taken into account in his appointment to the board.  With regard to Mr. Smith the Company considered his background in anthropology and media messaging.  Mr. Stillman’s training in business management, strategic planning, corporate finance and information management was considered a significant factor in his serving on the board.  The board considered Mr. Tashtitov’s detailed understanding of the Company’s operations and strategic goals in connection with his appointment to the board.  With regard to Mr. Tolkachev, the Company considered his extensive investment experience and his related finance and banking background.

Procedures for Security Holders to Nominate Candidates to the Board of Directors

There have been no material changes to the procedures set forth in our proxy statement filed with the SEC on November 18, 2009, by which security holders may recommend nominees to our board of directors.

Leadership Structure

We have separate individuals serving as Chairman of the Board as Chief Executive Officer and as President. The President and CEO are responsible for setting the strategic direction of the Company and managing the day-to-day leadership and performance of the Company, while the Chairman provides guidance to the CEO and the President, sets the agenda for meetings of the Board and presides over meetings of the full Board. The Company believes this structure strengthens the role of the board in fulfilling its oversight responsibility and fiduciary duties to the Company’s shareholders while recognizing the day-to-day management direction of the Company by its CEO Gamal Kulumbetov and its President Askar Tashtitov.

Oversight of Risk Management

Board-level risk oversight is primarily performed by our full Board, although the Audit Committee oversees our internal controls and regularly assesses financial and accounting processes and risks. Our risk oversight process includes an ongoing dialogue between management and the Board and the Audit Committee, intended to identify and analyze risks that face the Company. Through these discussions with management and their own business experience and knowledge, our directors are able to identify material risks for which a full analysis and risk mitigation plan are necessary. The Board (or the Audit Committee, with respect to risks related to internal controls, financial and accounting matters) monitors risk mitigation action plans developed by management, in order to ensure such plans are implemented and are effective in reducing the targeted risk.

Family Relationships

Our Chief Operating Officer, Anuarbek Baimoldin, is the nephew of Boris Cherdabayev, a Company director and Chairman of the board of directors. There are no other family relationships among our directors, executive officers and/or nominees.

Involvement in Certain Legal Proceedings

During the past ten years none of our executive officers, directors, promoters or control persons has been involved in any of the following events that could be material to an evaluation of his ability or integrity, including:

(1) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

(2) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting the following activities:

(i)  Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity poll operator, floor broker, leverage transaction merchant, and other person regulated by the Commodity Futures Trading Commission (“CFTC”), or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliate person, director or employee of any investment company, bank savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) Engaging in any type of business practice; or
(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws.

 (4)  Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the rights of such person to engage in any activity described in (3)(i) above, or to be associated with persons engaged in any such activity.

(5)  Being found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not be subsequently reversed, suspended or vacated.

(6)  Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated.

(7)  Being the subject of, or a party to any Federal or State judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i) Any Federal or State securities or commodities law or regulations; or
(ii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)  Being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

BOARD COMMITTEES

The board has standing audit, compensation, and corporate governance and nominating committees.  The board has adopted written charters for each of these committees.  These charters are available on the Company’s website at www.bmbmunai.com.

Audit Committee

Our board of directors has adopted an audit committee charter and established an audit committee, whose principal functions are to:

●	assist the board in the selection, review and oversight of our independent registered public accounting firm;
●	approve all audit, review and attest services provided by the independent registered public accounting firm;
●	assess the integrity of our reporting practices and evaluate of our internal controls and accounting procedures; and
●	resolve disagreements between management and the independent registered public accountants regarding financial reporting.

The audit committee has the sole authority to retain and terminate our independent registered public accounting firm and to approve the compensation paid to our independent registered public accounting firm.  The audit committee is responsible for the pre-approval of all non-audit services provided by our independent registered public accounting firm.  Non-audit services are only provided by our independent registered public accounting firm to the extent permitted by law.  The audit committee is comprised of three independent directors, Troy Nilson, Daymon Smith and Jason Kerr.  Mr. Nilson has and will continue to act as chairman of the committee.  Our board of directors has determined that Mr. Nilson qualifies as an “audit committee financial expert” under the rules of the SEC adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002.  As discussed above, our board of directors has also determined that Mr. Nilson, Mr. Smith and Mr. Kerr each qualifies as “independent” in accordance with the applicable regulations adopted by the SEC and NYSE Amex.

Our board may establish other committees from time to time to facilitate our management.

CODE OF ETHICS

We have adopted a Code of Ethics that applies to our principal executive, financial and accounting officers and persons performing similar duties.  The Code is designed to deter wrong-doing and promote honest and ethical behavior, full, fair, timely, accurate and understandable disclosure and compliance with applicable governmental laws, rules and regulations.  It is also designed to encourage prompt internal reporting of violations of the Code to an appropriate person and provides for accountability for adherence to the Code.  A copy of our Code of Ethics has been posted on our website and may be viewed at http://www.bmbmunai.com.  A copy of the Code of Ethics will be provided to any person without charge upon written request to our Corporate Secretary at our U.S. offices, 324 South 400 West, Suite 225, Salt Lake City, Utah 84101.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Directors, executive officers and holders of more than 10% of our outstanding common stock are required to comply with Section 16(a) of the Securities Exchange Act of 1934, which requires generally that such persons file reports regarding ownership of and transactions in securities of the Company on Forms 3, 4, and 5.  Based solely on management’s review of these reports during the year ended March 31, 2010, it appears that Daymon Smith filed a Form 3 in September 2009 disclosing his beneficial ownership of shares of our common stock on day late.  It also appears that Askar Tashtitov filed a late Form 4 in July 2009 disclosing the acquisition of 10,000 shares in December 2007 pursuant to a restricted stock grant.

Item 11.  Executive Compensation

We have a compensation committee of three independent directors.  That committee has been delegated authority from our board of directors and its activities are governed by a compensation committee charter.  One of the roles of the compensation committee under its charter is to review and approve annually all compensation decisions relating to our executive officers.  Our compensation committee utilizes external analyses to inform its executive compensation decisions and processes.

Objectives and Philosophy of Our Executive Compensation Program

The primary objectives of our executive compensation program are to:

●	attract, retain and motivate skilled and knowledgeable executive talent;
●	ensure that executive compensation is aligned with our corporate strategies and business objectives;
●
promote the achievement of key strategic and financial performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

●	align executives’ incentives with the creation of stockholder value.

In setting executive compensation our compensation committee has historically relied on compensation comparisons to energy industry companies with revenues between $25 million and $99.9 million.  From time to time, the compensation committee has also considered a peer group of a few similarly sized oil and gas exploration companies in Kazakhstan to assist in establishing the compensation packages of its executive officers.  Although the compensation committee did not consider the peer group during the 2010 fiscal year because of difficulty obtaining accurate compensation information of the compensation packages of the peer group companies during the year.

The compensation committee has historically tried to maintain total executive compensation within a range between the 25th percentile and the general industry average.  To accomplish this objective, while at the same time recognizing the Company’s need for cash, the compensation committee has historically targeted total cash compensation within the 25th percentile of the general industry comparison.  The committee has historically relied on setting long-term incentive compensation, in the form of restricted stock grants, above the industry average to provide a total compensation package in a range between the 25th percentile and the industry average.

While the compensation committee engages in compensation comparisons, it is not the sole, or even the principal factor they consider in setting executive compensation.  The committee also takes into account a number of other factors, including key strategic, financial and operational goals set by our board of directors, such as satisfying our annual minimum work program or special achievements attained by executive management.

As discussed above, the compensation committee has historically provided a portion of executive compensation in the form of equity awards that vest over time.  We believe this will help to retain our named executive officers and align their interests with those of our stockholders by allowing the executives to participate in our longer term success as reflected in asset growth and stock price appreciation.

Components of our Executive Compensation Program

At this time, the primary elements of our executive compensation program are:

●	base salaries;
●	nonequity incentive compensation;
●	bonuses;
●	equity incentive awards; and
●	benefits and other compensation.

We do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation.  Instead, we determine subjectively on a case-by-case basis the appropriate level and mix of the various compensation components.

Base salaries

Base salaries are used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers.  Base salaries for our named executive officers typically have been set in our offer letter to the individual at the outset of employment.  We rely on several factors to determine the base salaries of our executive officers.  As noted above, our compensation committee considers various factors, including salaries paid by the energy industry comparison companies.  The committee has historically attempted to maintain base salaries within the 25th percentile of the general industry average.  While the committee relies upon compensation comparisons in determining base salaries, it is not the sole, or necessarily the principal factor determining base salaries.  The principal factor in determining base salaries is the negotiation process between the Company and the named executive officer.  While we have has historically stayed within the compensation levels discussed above, there may be instances when, based on an individual’s performance, experience or expertise, need, or local market or labor conditions the compensation committee may award base salaries that exceed the compensation it has historically relied on in order to retain current or attract new executive talent.

Under the terms of our employment agreements, consistent with our executive compensation program objectives, base salaries for our executives, together with other components of compensation, may be evaluated by our compensation committee for adjustment based on an assessment of an executive’s performance and compensation trends in our industry.

During the fiscal year ended March 31, 2010, the compensation committee awarded no base salary increases to any of the named executive officers except Evgeny Ler and Anuarbek Baimoldin, who were awarded base salary increases in connection with their promotions to CFO and COO, respectively.

Nonequity incentive compensation

From time to time we may make cash awards to our employees, including the named executive officers. Such awards may be designed to incentivize employees over a specified period of time pursuant to pre-established, performance-based criteria, the accomplishment of which is substantially uncertain at the time the criteria are established.  In the event this type of cash award was made, it would be reflected in the “Summary Compensation Table” under a separate column entitled “Nonequity Incentive Plan Compensation.”  We may use nonequity incentive compensation to incentivize our employees.  The criteria for earning such nonequity incentive bonuses may be based on corporate financial performance measures that would be developed by our compensation committee at the time such nonequity incentive plan is established.  Our compensation committee has discretion to determine the applicable performance measures and the appropriate weighting of such measures at the time it establishes any nonequity incentive plan.  The compensation committee did not establish a nonequity incentive compensation plan during the fiscal year ended March 31, 2010 and no nonequity incentive compensation was awarded during the year.

Bonuses

We may also make cash awards to employees that are not part of any pre-established, performance-based criteria.  Awards of this type are completely discretionary and subjectively determined by the compensation committee at the time they are awarded.  Such awards are reported in the “Summary Compensation Table” in the column entitled “Bonus.”  In 2008 and 2009 the compensation committee, of its own discretion, determined to award to each of the named executive officers a bonus equal to one month of the executive officer’s salary.  The bonuses were not awarded pursuant to any pre-established, performance-based criteria set by the compensation committee, but in recognition of the growth in the Company’s production, revenue and net income during the year.  The Company was under no obligation to award the cash bonuses.  The compensation committee awarded no bonuses to any named executive officer during the fiscal year ended March 31, 2010.

Equity incentive awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives.  Our equity awards to executives have typically been made in the form of restricted stock grants and stock options.  Although we do not have any equity ownership guidelines for our executives, we believe that equity grants provide our executives with a direct link to our long-term performance, create an ownership culture and align the interests of our executives and our stockholders.  In addition, the vesting feature of our equity grants should further our objective of executive retention because this feature provides an incentive to our executives to remain in our employ during the vesting period.

In determining the size of equity grants to our executives, our compensation committee and board of directors consider comparative share ownership of executives in our energy industry comparison companies, the Company’s performance, the applicable executive’s performance, the amount of equity previously awarded to the executive, the vesting of such awards and the recommendations of management.

Grants of equity awards, including those to named executive officers, are all approved by our compensation committee and the board of directors and are granted based on the fair market value of our common stock.  Vesting of equity awards has varied from immediate vesting to vesting of periods ranging from one to five years depending on the purpose of the award.  When we have made equity awards that vested immediately, they were typically in recognition of services already rendered or goals already accomplished.

Generally, our compensation committee meets annually to review our executive compensation program objectives and make recommendations to our board of directors regarding equity awards and incentives to retain employees.  We do not have a program, plan or practice of selecting grant dates for equity compensation to our executive officers in coordination with the release of material non-public information.  Equity award grants are made from time to time in the discretion of our compensation committee consistent with our executive compensation program objectives.  In January 2010, our board of directors, at the recommendation of the compensation committee, awarded restricted stock grants to certain executive officers, directors, employees and outside consultants of the Company in recognition of services rendered to the Company.  The aggregate number of restricted common shares granted was 1,500,000.  The total number of grant recipients was 15, including our named executive officers.

Benefits and other compensation

Under the terms of their employment contracts, our named executive officers are permitted to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical and other employee benefit plans as may be in effect from time to time to the extent the executive is eligible under the terms of such plans.

Under the employment agreements with our named executive officers, we agree to pay all taxes and dues under applicable laws of Kazakhstan for our named executive officers including income and social taxes and government pension fund payments.

Income tax

As is the custom in Kazakhstan, we pay the income taxes of our employees, including the named executive officers.  The income tax rate for individuals in Kazakhstan is currently 10%.

Social tax

We make payments of mandatory social tax in an amount 11% of employee wages. These costs are recorded in the period when they are incurred and presented as salary related tax expense in the income statement.

Pension fund payment

In accordance with the legislative requirements of the Republic of Kazakhstan we were required to pay into an employee pension fund an amount equivalent to 10% of each employee’s wages, up to a maximum of $700 per month.  Pension fund payments are withheld from employees’ salaries and included with other salary costs in the income statement.  We do not have any other liabilities related to any supplementary pensions, post retirement health care, insurance benefits or retirement indemnities.

Summary Compensation Table

The table below summarizes compensation paid to or earned by our Chief Executive Officer, our Chief Financial Officer and our other most highly compensated officers, who we refer to collectively as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(4) ($)	All Other Compen- sation ($)	Total ($)

Boris Cherdabayev	2010	192,000	-0-	319,200	59,309	570,509
Chairman	2009	228,000	20,000	1,659,000	67,054	1,974,054
	2008	263,184	20,000	-0-	73,123	356,307

Gamal Kulumbetov	2010	96,873	-0-	91,200	31,448	219,521
CEO	2009	147,581	13,000	553,000	48,705	762,286
	2008	148,066	10,000	-0-	48,162	206,228

Evgeny Ler	2010	89,309	-0-	125,400	29,927	244,636
CFO(1)	2009	73,117	5,000	442,400	30,762	551,279
	2008	59,773	5,000	-0-	28,145	92,918

Leonard Stillman	2010	4,500	-0-	-0-	38,351	42,851
Former Interim	2009	138,290	-0-	-0-	9,547	147,837
CFO(2)	2008	-0-	-0-	-0-	-0-	-0-

Askar Tashtitov	2010	115,200	-0-	262,200	37,417	414,817
President	2009	130,255	10,000	774,200	44,570	959,025
	2008	138,153	10,000	-0-	44,292	192,445

Toleush Tolmakov	2010	108,473	-0-	245,100	27,608	381,181
General Director of	2009	127,841	-0-	829,500	32,550	989,891
Emir Oil LLP	2008	137,508	-0-	-0-	27,580	165,088

Anuarbek Baimoldin	2010	84,731	-0-	22,800	29,869	137,400
COO(3)	2009	60,000	5,000	-0-	21,081	86,081
	2008	27,273	5,000	-0-	10,519	42,792

(1)	In April 2009 Mr. Ler was appointed CFO of the Company.
(2)
Mr. Stillman served as the Company’s interim CFO from June 17, 2008 to April 13, 2009.  Mr. Stillman’s compensation for the 2009 fiscal year presented in the chart above is for the period from June 17, 2008 to March 31, 2009.

(3)	In April 2009 Mr. Baimoldin was appointed COO of the Company.
(4)	For details regarding the assumptions made in the valuation of stock award, please see “Valuation of Stock Awards” below.
(5)	For details regarding the assumptions made in the valuation of option awards, please see “Valuation of Option Awards” below.

Valuation of Stock Awards

On July 18, 2005, we awarded restricted stock grants to three officers of the under our 2004 Stock Incentive Plan (the “2004 Plan”). The total number of restricted stock grants was 90,000.  The grants vested in three equal installments of 10,000 shares per year to each officer.  The restricted stock grants were valued at $4.75 per share, the closing price of our common stock on the date of grant.  Compensation expense for vested stock grants in the amount of $31,523 and $124,477 was recognized in the Consolidated Statements of Operations and Consolidated Balance Sheets for the years ended March 31, 2008 and 2007, respectively.

On June 20, 2006, we granted common stock to officers, directors and certain employees and consultants of the Company under the Plan. The total number of restricted common shares granted was 495,000. The restricted stock grants were valued at $7.00 per share, the closing price of our common stock on the date of grant.  $3,465,000 was recognized in the Consolidated Statements of Operations and Consolidated Balance Sheet for the year ended March 31, 2007.

On March 30, 2007, we granted common stock to officers, employees and outside consultants of the Company under the 2004 Plan. The total number of restricted common shares granted was 950,000. The restricted stock grants were valued at $5.38 per share, the closing price of our common stock on the date of grant. The restricted stock grants will vest on the earlier of July 9, 2009 and the occurrence of an Extraordinary Event (as it is defined in the 2004 Plan).

Non-cash compensation expense related to the vesting of share-based compensation in the amount of $567,889, $2,271,556 and $2,303,078 was recognized in the Consolidated Statement of Operations and Consolidated Balance Sheet for the years ended March 31, 2010, 2009 and 2008, respectively.

On July 17, 2008, we granted, subject to certain vesting requirements, restricted stock awards to certain executive officers, directors, employees and outside consultants of the Company pursuant to the 2004 Plan.  The total number of shares granted was 1,330,000.  The restricted stock grants were valued at $5.53 per share, the closing price of our common stock on the date of Grant.

Non-cash compensation expense in the amount of $2,176,244 and $5,178,655 was recognized in the Consolidated Statement of Operations and Consolidated Balance Sheet for the years ended March 31, 2010 and 2009.

On January 1, 2010, we granted, subject to certain vesting requirements, restricted stock awards to certain executive officers, directors, employees and outside consultants of the Company pursuant to the 2004 Plan.  The total number of shares granted was 1,500,000.  The restricted stock grants were valued at $1.14 per share, the closing price of our common stock on the date of Grant.

As of March 31, 2010, there was $1,282,500 of total unrecognized non-cash compensation expense related to non-vested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 0.75 years.

All Other Compensation

The table below provides additional information regarding “all other compensation” awarded to the named executive officers as disclosed in the “All Other Compensation” column of the “Summary Compensation Table” above.

Name	Year	Income Tax	Social Tax	Health Insurance	Pension Fund	Fitness Club Membership	Non-Employee Director Fees

Boris Cherdabayev	2010	$27,119	$23,885	$912	$7,393	$-0-	$-0-
	2009	35,093	22,834	466	8,661	-0-	-0-
	2008	38,900	26,024	-0-	7,457	742	-0-

Gamal Kulumbetov	2010	$11,254	$12,066	$735	$7,393	$-0-	$-0-
	2009	22,898	14,612	375	8,661	2,159	-0-
	2008	22,861	15,161	283	7,457	2,400	-0-

Evgeny Ler	2010	$10,530	$11,269	$735	$7,393	$-0-	$-0-
	2009	11,765	7,802	375	8,661	2,159	-0-
	2008	9,967	8,038	283	7,457	2,400	-0-

Len Stillman	2010	$-0-	$-0-	$-0-	$-0-	$-0-	$38,351
	2009	-0-	-0-	-0-	-0-	-0-	9,547(1)

Askar Tashtitov	2010	$14,776	$14,513	$735	$7,393	$-0-	$-0-
	2009	20,380	12,995	375	8,661	2,159	-0-
	2008	19,931	14,221	283	7,457	2,400	-0-

Toleush Tolmakov	2010	$9,881	$9,197	$-0-	$8,530	$-0-	$-0-
	2009	14,112	9,777	-0-	8,661	-0-	-0-
	2008	10,267	9,181	-0-	8,132	-0-	-0-

Anuarbek Baimoldin	2010	$10,616	$11,125	$735	$7,393	$-0-	$-0-
	2009	7,682	5,687	333	7,379	-0-	-0-
	2008	3,595	3,677	126	3,121	-0-	-0-

(1)
Mr. Stillman served as the Company’s interim CFO from June 17, 2008 to April 13, 2009.  Prior to June 17, 2008, Mr. Stillman served as a non-employee member of our board of directors and received non-employee director fees for his services.

Employment Agreements

We have employment agreements with each of our named executive officers.

On December 31, 2009, the Company entered into new employment agreements with the following executive officers of the Company, Gamal Kulumbetov, Askar Tashtitov, Evgeniy Ler and Anuarbek Baimoldin.

Except for annual salary, and as otherwise specifically addressed herein, the terms and conditions of the employment agreement of each of the executive and non-executive level officers are the same in all material respects. The employment agreements provide for an initial term of one year with three consecutive one-year renewals unless terminated by either party prior to the beginning of the renewal term. A form of the Employment Agreement was filed as an exhibit to the current report on Form 8-K we filed on January 6, 2010.

Under the agreements, salary is reviewable no less frequently than annually and may be adjusted up or down by the compensation committee in its sole discretion, but may not be adjusted below the initial annual salary amount listed in the agreement.  The agreements provide that each of the officers is entitled to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical and other employee benefit plans of the Company that may be in effect from time to time, to the extent the individual is eligible under the terms of those plans.  The agreements provide that each officer is eligible at the discretion of the compensation committee and the board of directors to receive performance bonuses.  Each officer is entitled to 28 days vacation in accordance with the vacation policies of the Company, as well as paid holidays and other paid leave set forth in the Company’s policies.  There is no accrual of vacation days and holidays.

The agreements and all obligations thereunder may be terminated upon the occurrence of the following events: i) death, ii) disability; iii) for cause immediately upon notice from the Company or at such time as indicated by the Company in said notice; iv) for good reason upon not less than 30 days notice from an officer to the Company; v) an extraordinary event, unless otherwise agreed in writing.

Under the agreements the named executive officer may be deemed disabled if for physical or mental reasons he is unable to perform his duties for 120 consecutive days or 180 days during any 12 month period. Such disability will be determined by a jointly agreed upon medical doctor.

The agreements provide that any of the following will constitute “cause”: i) breach of the employment agreement; ii) failure to adhere to the written policies of the Company; iii) appropriation by the officer of a material business opportunity; iv) misappropriation of funds or property of the Company; v) conviction, indictment or the entering of a guilty plea or a plea of no contest to a felony.

“Good reason” under the agreements may mean any of the following: i) a material breach of the employment agreement; ii) assignment of the officer without his consent to a position of lesser status or degree of responsibility.; iii) relocation of the Company’s principal executive offices outside the Republic of Kazakhstan; iv) if the Company requires the officer to be based somewhere other than principal executive offices of the Company without the officer’s consent.

Each of the employment agreements, provides that an “extraordinary event” is defined as any consolidation or merger of the Company or any of its subsidiaries with another person, or any acquisition of the Company or any of its subsidiaries by any person or group of persons, acting in concert, equal to fifty percent (50%) or more of the outstanding stock of the Company or any of its subsidiaries, or the sale of forty percent (40%) or more of the assets of the Company or any of its subsidiaries, or if one or more persons, acting alone or as a group, acquires fifty percent (50%) or more of the total voting power of the Company. In addition to these provisions, the employment agreement of Mr. Tashtitov provides that the following events also constitute an extraordinary event: i) that a disposition by the Chairman of the Company’s board of directors or by the General Director of the Company’s subsidiary, of seventy five (75%) or more of the shares either individual currently owns, including stock attributed to either of them by Internal Revenue Code Section 318; or ii) should the Company terminate the registration of any of its securities under Section 12 of the Exchange Act of 1934, voluntarily ceases, or shall terminate its obligation to file reports with United States Securities Commission pursuant to Section 13 of the Exchange Act of 1934.

Potential Payments Upon Termination or Change in Control

The employment agreements of certain of our named executive officers provide for potential payments upon termination or change in control.  The following table shows the cash and equity benefits payable to the named executive officers upon termination of employment for various reasons, including a change in control of the Company.  For purposes of this table, it is assumed that the termination of employment occurred on March 31, 2010.  The Company is not contractually obligated to make payments upon termination or change in control to any named executive officer not included in the table below.

Name	Termination Scenario	Cash Benefit	Equity Awards

Gamal Kulumbetov	For Good Reason(1)	$ 64,502	$ 0
	For Cause(2)	$ 0	$ 0
	Disability(3)	$ 64,502	$ 0
	Death(4)	$ 0	$ 0
	Extraordinary Event(5)	$ 385,722	$ 76,800(6)

Askar Tashtitov	For Good Reason(1)	$ 76,589	$ 0
	For Cause(2)	$ 0	$ 0
	Disability(3)	$ 76,589	$ 0
	Death(4)	$ 0	$ 0
	Extraordinary Event(5)	$ 3,000,000	$ 220,800(6)

Evgeny Ler	For Good Reason(1)	$ 60,722	$ 0
	For Cause(2)	$ 0	$ 0
	Disability(3)	$ 60,722	$ 0
	Death(4)	$ 0	$ 0
	Extraordinary Event(5)	$ 363,118	$ 105,600(6)

Anuarbek Baimoldin	For Good Reason(1)	$ 60,722	$ 0
	For Cause(2)	$ 0	$ 0
	Disability(3)	$ 60,722	$ 0
	Death(4)	$ 0	$ 0
	Extraordinary Event(5)	$ 363,118	$ 19,200(6)

Toleush Tolmakov	Termination for Any Reason	$ 7,000	$ 206,400

(1)
In the event of termination for good reason by the officer, the Company will pay the officer the remainder of his salary for the calendar month in which the termination is effective and for six consecutive calendar months thereafter.  The officer shall also be entitled to any portion of incentive compensation for the year, prorated to the date of termination.  Notwithstanding the foregoing, if the officer obtains other employment prior to the end of the six-month period, salary payments by the Company after he begins employment with a new employer shall be reduced by the amount of the cash compensation received from the new employer.

(2)
If the officer is terminated for cause, he will receive salary only through the date of termination and will not be entitled to any incentive compensation for the year in which his employment is terminated.

(3)
If the termination is the result of a disability, the Company will pay salary for the rest of the month during which termination is effective and for the shorter of six consecutive months thereafter or until disability insurance benefits commence.

(4)
If employment is terminated as a result of the death of the officer, his heirs shall be entitled to salary through the month in which his death occurs and to incentive compensation prorated through the month of his death.

(5)	If the employment is terminated as a result of an extraordinary event, the officer shall be entitled to severance pay as follows:

Completed Years of Employment
Service with the Employer	Severance Amount

Less than one (1) year	10% of Basic Compensation Salary

At least one (1) year but less than two (2) years	150% of Basic Compensation Salary

More than two years	299% of Basic Compensation Salary

As of March 31, 2009, each of the named executive officers had been employed with the Company more than two years.
(6)
This column reflects the dollar value of additional shares (if any) that would vest at such time as the occurrence of an extraordinary event, calculated at $0.96 per share, which was the closing price of the Company’s common stock on March 31, 2010.

All benefits terminate on the date of termination of the employment agreement.  The named executive officer shall be entitled to accrued benefits pursuant to such plans as provided in such plans or grants thereunder.  The named executive officer will not receive any payment or other compensation for vacation, holiday, sick leave, or other leave unused as of the date of the notice of termination.

On December 31, 2009 we entered into a Consulting Agreement with Boris Cherdabayev, the Chairman of the Company’s board of directors.  Pursuant to the Consulting Agreement, in addition to his services as Chairman of the board of directors, Mr. Cherdabayev will provide such consulting and other services as may reasonably be requested by Company management.  The Consulting Agreement became effective on January 1, 2010.  The initial term of the agreement is five years unless earlier terminated as provided in the agreement. The initial term will automatically renew for additional one-year terms unless and until terminated. The agreement may be terminated for Mr. Cherdabayev’s death or disability and by the Company for cause.  The Company may also terminate the agreement other than for cause, but will be required to pay the full fee required under the agreement, which would have been $912,000, if the agreement had been terminated as of March 31, 2010.

Pursuant to the Consulting Agreement, Mr. Cherdabayev will be paid a base compensation fee of $192,000 per year. This base compensation fee will be net of Social Tax and Social Insurance Tax in the Republic of Kazakhstan, which shall be paid by the Company. Mr. Cherdabayev will be responsible for Personal Income Tax and Pension Fund Tax.  The success of projects involving Mr. Cherdabayev shall be reviewed on an annual basis to determine whether the initial base consulting fee should be increased.

The Consulting Agreement provides for an extraordinary event payment equal to the greater of $5,000,000 or the base compensation fee for the remaining initial term of the Consulting Agreement. The Consulting Agreement defines an extraordinary event as any consolidation or merger of the Company or any of its subsidiaries with another person, or any acquisition of the Company or any of its subsidiaries by any person or group of persons, acting in concert, equal to fifty percent (50%) or more of the outstanding stock of the Company or any of its subsidiaries, or the sale of forty percent (40%) or more of the assets of the Company or any of its subsidiaries, or if one or more persons, acting alone or as a group, acquires fifty percent (50%) or more of the total voting power of the Company.

Had a change in control event occurred as of March 31, 2010 an unvested restricted stock grant of 280,000 common shares made to Mr. Cherdabayev as of January 1, 2010 would have immediately vested to Mr. Cherdabayev.  The value of the shares based on the closing market price of the Company’s common stock as of March 31, 2010 was $268,800.

Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares or Units of Stock(#)	Grant Date Fair Value of Stock Awards(1)

Boris Cherdabayev	01/01/2010	280,000	319,200
Gamal Kulumbetov	01/01/2010	80,000	91,200
Askar Tashtitov	01/01/2010	230,000	262,200
Evgeny Ler	01/01/2010	110,000	125,400
Toleush Tolmakov	01/01/2010	215,000	245,100
Anuarbek Baimoldin	01/01/2010	20,000	22,800

(1)	For details regarding the assumptions made in the valuation of stock award, please see “Valuation of Stock Awards” on page 71.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding the outstanding stock options and unvested restricted stock grants held by our named executive officers as of March 31, 2009.

	Option awards			Stock awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option exercise price	Option expiration date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Boris Cherdabayev	410,256 (1)	4.75	07/18/2010	150,000(2)	$ 807,000
Boris Cherdabayev	-0-	-0-	-	280,000(2)	319,200
Gamal Kulumbetov	-0-	-0-	-	80,000(2)	91,200
Askar Tashtitov	-0-	-0-	-	230,000(2)	262,200
Evgeny Ler	-0-	-0-	-	110,000(2)	125,400
Toleush Tolmakov	-0-	-0-	-	215,000(2)	245,100
Anuarbek Baimoldin	-0-	-0-	-	20,000(2)	22,800

(1)	Option awards vested at the date they were granted. The options to acquire 150,000 shares at an exercise price of $7.00 expired unexercised on June 20, 2009.
(2)	The stock grants will vest on January 1, 2011.

Option Exercises and Stock Vested

During the 2010 fiscal year none of the named executive officers exercised options.  The following table sets forth information regarding the restricted shares vested as of March 31, 2010:

Name	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)

Boris Cherdabayev	150,000	127,500(1)
Boris Cherdabayev	300,000	258,000(2)
Gamal Kulumbetov	100,000	85,000(1)
Gamal Kulumbetov	100,000	86,000(2)
Askar Tashtitov	100,000	85,000(1)
Askar Tashtitov	140,000	120,400(2)
Evgeny Ler	80,000	68,800(2)
Toleush Tolmakov	100,000	85,000(1)
Toleush Tolmakov	150,000	129,000(2)

(1)
These shares vested on July 9, 2009.  Value realized on vesting was calculated based on a closing market price of $0.85 per share, which was the closing market price of the Company’s common stock on the date the shares vested.

(2)
These shares vested on July 17, 2009.  Value realized on vesting was calculated based on a closing market price of $0.86 per share, which was the closing market price of the Company’s common stock on the date the shares vested.

Pension Benefits

We do not currently offer pension benefits to any of our employees including the named executive officers.

Nonqualified Deferred Compensation

We offer no defined contribution or other plan that provide for the deferral of compensation on a basis that is not tax-qualified to any of our employees including the named executive officers.

Compensation of Directors

We use a combination of cash and equity-based compensation to attract and retain candidates to serve on our board of directors.  We compensate the non-employee members of our board of directors.

Director Fees

Members of the board of directors who are not also employees of the Company or its subsidiary are paid a $40,000 stipend per year.

Meeting Fees

We also pay the non-employee members of our board of directors $1,000 for each directors meeting or shareholder meeting attended in person, plus airfare and hotel expenses.

Equity Compensation

We do not currently have a fixed plan for the award of equity compensation to our non-employee directors.  Equity compensation of independent directors, if any, is typically recommended by the compensation committee or management and is subject to approval of the full board of directors.  All equity grants to directors are granted at a price equal to the fair market value of our common stock on the date of the grant.

Director Compensation Table

The following table sets forth a summary of the compensation we paid to our non-employee directors for services on our board during our 2010 fiscal year.  We do not compensate our employee directors for their services on our board of directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)

Jason Kerr	40,000	-0-	-0-	-0-	-0-	-0-	40,000
Troy Nilson	40,000	-0-	-0-	-0-	-0-	-0-	40,000
Stephen Smoot(2)	16,739	-0-	-0-	-0-	-0-	-0-	16,739
Leonard Stillman	38,355	-0-	-0-	-0-	-0-	4,500(1)	42,855
Valery Tolkachev	40,000	-0-	-0-	-0-	-0-	-0-	40,000
Daymon Smith(2)	23,261	-0-	-0-	-0-	-0-	-0-	23,261
Boris Cherdabayev(3)	-0-	319,200	-0-	-0-	-0-	251,309	570,509
Askar Tashtitov(3)	-0-	262,200	-0-	-0-	-0-	152,617	414,817

(1)
Mr. Stillman served as interim CFO of the Company from June 2008 to April 2009.  The amount disclosed in this table represents salary paid to Mr. Stillman as interim CFO during our 2010 fiscal year.  For additional information regarding compensation paid to Mr. Stillman during the period he served as interim CFO, please see the “Summary Compensation Table” on page 69.

(2)
Mr. Stephen Smoot resigned as a Company director on August 31, 2009.  On September 3, 2009 Mr. Daymon Smith was appointed to fill the vacancy created on the board of directors by Mr. Smoot’s resignation.

(3)
In addition to serving on the Company’s board of directors, Mr. Cherdabayev and Mr. Tashtitov are also employed by the Company.  All compensation paid to these individual, as reflected in the above table, was paid in connection with their employment with the Company.  For additional information regarding compensation paid to Mr. Cherdabayev and Mr. Tashtitov please see the “Summary Compensation Table” on page 69.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth as of June 2, 2010 the name and the number of shares of our common stock, par value of $0.001 per share, held of record or beneficially by each person who held of record, based on filings with the SEC, or was known by us to own beneficially, more than 5% of the 51,865,015 issued and outstanding shares of our common stock, and the name and shareholdings of each director and of all officers and directors as a group.

Type of Security	Name and Address	Amount & Nature of Beneficial Ownership	% of Class(5)

Common	Anuarbek Baimoldin	20,000(4)	*
202 Dostyk Ave., 4th Floor
Almaty, Kazakhstan 050051

Common	Boris Cherdabayev	6,658,983(1)(4)	12.7%
202 Dostyk Ave, 4th Floor
Almaty, Kazakhstan 050051

Common	JSC Compass Asset Management	4,423,494	8.5%
240 V Furmanov Street
Almaty, Kazakhstan 050059

Common	Jason Kerr	-0-	*
1038 South 750 East
Kaysville, Utah 84037

Common	Gamal Kulumbetov	280,000(4)	*
202 Dostyk Ave, 4th Floor
Almaty, Kazakhstan 050051

Common	Evgeniy Ler	190,000(4)	*
202 Dostyk Ave, 4th Floor
Almaty, Kazakh

Common	Troy Nilson	-0-	*
533 West 2600 South #250
Bountiful, Utah 84010

Common	Daymon M. Smith	-0-	*
352 East 426 North
Alpine, Utah 84004

Common	Leonard M. Stillman	-0-	*
	5794 West Poll
	Mountain Green, Utah 84050

Common	Askar Tashtitov	480,000(4)	*
	202 Dostyk Ave, 4th Floor
	Almaty, Kazakhstan 050051

Common	Valery Tolkachev	150,000(2)	*
	92 Vernadskogo ave., app. 427
	Moscow, Russia 119571

Common	Toleush Tolmakov(3)	6,251,960(4)	12.1%
	Daulet village, oil storage depot
	Aktau, Kazakhstan 466200

Officers, Directors and Nominees		7,778,983(4)	14.9%
as a Group: (10 persons)

Total		18,454,437(4)	34.8%

* Less than 1%

(1)
The shares attributed to Mr. Cherdabayev include 4,128,601 shares held of record by Mr. Cherdabayev, 2,106,126 shares held of record by or for the benefit of Westfall Group Limited, 14,000 shares held of record by Asael T. Sorensen for the benefit of Boris Cherdabayev and immediately exercisable options held by Mr. Cherdabayev to acquire 410,256 shares of our common stock at an exercise price of $4.75.  This option expires on July 18, 2010.  Mr. Cherdabayev is the sole owner of Westfall Group Limited.

(2)	The shares attributed to Mr. Tolkachev include 81,579 shares of common stock held of record by Mr. Tolkachev and immediately exercisable options to acquire 68,421 shares of our common stock at an exercise price of $4.75. This option expires on July 18, 2010.
(3)	The shares attributed to Mr. Tolmakov include 3,265,365 shares held of record by Mr. Tolmakov and 2,986,595 shares held of record by Simage Limited. Simage Limited is a company owned by Mr. Tolmakov. Mr. Tolmakov is the General Director of our wholly-owned subsidiary Emir Oil LLP.
(4)	This includes shares awarded as restricted stock grants on January 1, 2010. Please see the Recent Sales of Unregistered Securities section of Item 5 Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities on page 34 of this report for details regarding the amount, terms and conditions of such grants.
(5)	The percentages reflect the increase in the number of common shares that would be issued in connection with the exercise of outstanding options held by the individual.

Mr. Baimoldin, Mr. Kulumbetov, Mr. Ler and Mr. Tashtitov are executive officers of the Company.   Mr. Cherdabayev, Mr. Kerr, Mr. Nilson, Dr. Smith, Mr. Stillman, Mr. Tashtitov and Mr. Tolkachev comprise the board of directors of the Company.

Change in Control

To the knowledge of the management, there are no present arrangements or pledges of our securities the operation of which may at a subsequent date result in a change in control of the Company.

Securities Authorized for Issuance Under Equity Compensation Plans

As of June 2, 2010, shares of our common stock were subject to issuance upon the exercise of outstanding options or warrants as set forth below.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in columns (a)) (c)
Equity compensation plans approved by security holders	920,783	$5.04	4,025,000
Equity compensation plans not approved by security holders	-0-	n/a	n/a
Total	920,783	$5.04	4,025,000

On July 18, 2005 our Board of Directors approved stock option grants under our 2004 Stock Incentive Plan.  The total number of option grants was 820,783.  The options are exercisable at a price of $4.75, the closing price of our common stock on the OTCBB on July 18, 2005.  The options expire five years from the grant date.  The options vested immediately.  Among the parties receiving stock options were the following executive officers and directors:

Name	Positions with Company	Options Granted

Boris Cherdabayev	Director	410,256
Valery Tolkachev	Director	68,421

In January 2006, we entered into a separation agreement with our former CFO, Anuar Kulmagambetov, to issue Mr. Kulmagambetov an option to purchase up to 100,000 shares of restricted common stock of the Company at $7.40 per share expiring five years from the date of grant.

Item 13. Certain Relationships and Related Transactions and Director Independence

Related Party Transactions

In accordance with the written policy adopted by our board of directors and the NYSE Amex listing standards, our audit committee is charged with monitoring and reviewing issues involving potential conflicts of interests and reviewing and approving all related party transactions.  In general, for purposes of the Company’s written policy, a related party transaction is a transaction, or a material amendment to any such transaction, involving a related party and the Company involving $120,000 or more.  Our policy requires the audit committee to review and approve related party transactions.  In reviewing and approving any related party transaction or material amendment to any such transaction, the audit committee must satisfy itself that it has been fully informed as to the related party’s relationship to the Company and interest in the transaction and as to the material facts of the transaction, and must determine that the related party transaction is fair to the Company.

During our fiscal 2010, 2009 and 2008 we leased land, oil storage facilities and office and warehouse space in Aktau, Kazakhstan from Term Oil LLC. During the fiscal years ended March 31, 2010, 2009 and 2008 we paid Term Oil $96,541, $221,903 and $254,427, respectively for the use of these facilities.  Toleush Tolmakov, a BMB shareholder and the General Director of Emir Oil, is the sole owner of Term Oil.  We expect to continue to lease these facilities during our 2011 fiscal year.

On June 26, 2009 we entered into a Debt Purchase Agreement with Simage Limited, a British Virgin Islands international business corporation (“Simage”). Simage is a company owned by Toleush Tolmakov.  Prior to the date of the Debt Purchase Agreement, Simage had acquired by assignment, certain accounts receivable owed by Emir to third-party creditors of Emir in the amount of $5,973,185 (the “Obligations”). Pursuant to the terms of the Agreement, Simage assigned to the Company all rights, title and interests in and to the Obligations in exchange for the issuance of 2,986,595 shares of common stock of the Company.  The market value of the shares of common stock issued to Simage, at the agreement date, was $3,076,193.  The market value was based on $1.03 per share, which was the closing market price of the Company’s shares on June 26, 2009.

As a result of this Agreement, the Company has effectively been released of accounts payable obligations amounting to $5,973,185. The Company has treated this Agreement as a related party transaction, due to the fact that Simage is owned by a Company shareholder. Therefore, the difference between the settled amount of accounts payable and the value of the common stock issued, which amounts to $2,896,997, has been treated as a capital contribution by the shareholder and recognized as an addition to additional-paid-in-capital rather than a gain on settlement of debt.

On March 31, 2010 Emir Oil entered into an agreement for the Conduction of 3D Seismic Survey with Geo Seismic Service LLP (“Geo Seismic”) to carry out 3D seismic exploration activities of the Begesh, Aday, North Aday and West Aksaz structures, an area of approximately 96 square kilometers within the Company’s Northwest Block.  In exchange for these services, Emir will pay Geo Seismic 570,000,000 Kazakh tenge ($3,800,000 USD).  In lieu of payment in Kazakh tenge, Emir, at its sole election, may deliver restricted shares of BMB common stock at the agreed value of the higher of: (i) the average closing price of BMB Munai, Inc. common shares over the five days prior to final acceptance by Emir of the 3D seismic work; or (ii) $2.00 per share.  The maximum number of shares which may be delivered as payment in full shall not exceed 1,900,000 restricted common shares.  Toleush Tolmakov is a 30% owner of Geo Seismic.

As discussed above in Item 11. Executive Compensation on December 31, 2009, we entered into a Consulting Agreement with Boris Cherdabayev, the Chairman of our board of directors.  Pursuant to the Consulting Agreement, in addition to his services as Chairman of the board of directors, Mr. Cherdabayev will provide such consulting and other services as may reasonably requested by Company management.  The Consulting Agreement is for an initial term of five years and provides for an annual salary, net of Kazakhstani social taxes and social insurance.  We anticipate payments to Mr. Cherdabayev under the Consulting Agreement during our 2011 fiscal year will be at least $192,000.  See Item 11. Executive Compensation beginning on page 64 of this report for additional information regarding the Consulting Agreement and compensation paid to Mr. Cherdabayev.

Director Independence

The board of directors has determined that Boris Cherdabayev the Chairman of our board of directors and Askar Tashtitov, our Company president would not be considered “independent directors” as that term is defined in the listing standards of the NYSE Amex.  The board of directors has determined that Jason Kerr, Troy Nilson, Leonard Stillman, Daymon Smith and Valery Tolkachev are “independent directors” as that term is defined in the listing standards of the NYSE Amex.  Such independence definition includes a series of objective tests, including that the director is not an employee of the company and has not engaged in various types of business dealings with the company.  In addition, as further required by NYSE Amex listing standards, the board of directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Item 14.  Principal Accountant Fees and Services

Hansen, Barnett and Maxwell, P.C. served as the Company’s independent registered public accounting firm for the years ended March 31, 2010 and 2009 and is expected to serve in that capacity for the 2011 fiscal year.  Principal accounting fees for professional services rendered for us by Hansen, Barnett & Maxwell, P.C. for the years ended March 31, 2010 and 2009, are summarized as follows:

	Fiscal 2010	Fiscal 2009

Audit	$ 231,949	$ 164,221
Audit related	37,225	13,585
Tax	34,444	2,777
All other	-	-
Total	$ 303,618	$ 180,583

Audit Fees.  Audit fees were for professional services rendered in connection with the audit of the financial statements included in our Annual Report on Form 10-K and review of the financial statements included in our Quarterly Reports of Form 10-Q and for services normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements and fees for Sarbanes-Oxley 404 audit work.

Tax Fees.  Hansen Barnett & Maxwell, P.C. billed us an aggregate of $34,444 for professional services rendered for tax compliance, tax advice and tax planning within the United States for the fiscal year ended March 31, 2009.

Audit Committee Pre-Approval Policies and Procedures.   The Audit Committee had not, as of the time of filing this Annual Report on Form 10-K with the Securities and Exchange Commission, adopted policies and procedures for pre-approving all audit services and  permitted non-audit services to be performed by our independent auditors. Instead, the Audit Committee has adopted a practice to meet as a whole to pre-approve any such services prior to the time they are performed.  In the future, our Audit Committee may adopt pre-approval policies and procedures to approve the services of our independent registered public accounting, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to our management.

The Audit Committee has determined that the provision of services by Hansen, Barnett & Maxwell, P.C. described above are compatible with maintaining Hansen, Barnett & Maxwell, P.C.’s independence as our independent registered public accounting firm.

Item 15.  Exhibits, Financial Statement Schedules

(a)           The following documents are filed as part of this report:

Financial Statements

Report of Independent Registered Public Accounting Firm – Hansen, Barnett & Maxwell, P.C. dated June 23, 2010

Consolidated Balance Sheets as of March 31, 2010 and 2009

Consolidated Statements of Operations for the years ended March 31, 2010, 2009 and 2008

Consolidated Statements of Shareholders’ Equity for the years ended March 31, 2010, 2009 and 2008

Consolidated Statements of Cash Flows for the years ended March 31, 2010, 2009 and 2008

Notes to the Consolidated Financial Statements

Supplementary Financial Information of Oil and Natural Gas Exploration, Development and Production Activities (unaudited)

Financial Statement Schedules

Schedules are omitted because the required information is either inapplicable or presented in the consolidated financial statements or related notes.

Exhibits

Exhibit No.	Exhibit Description

2.1	Certificate of Merger dated February 15, 1994(1)
2.2	Plan and Agreement of Merger dated February 15, 1994(2)
2.3	Plan and Agreement of Merger(7)
3.1	Certificate of Incorporation of AU ‘N AUG dated February 15, 1994(1)
3.2	Certificate of Amendment to Certificate of Incorporation of AU ‘N AUG dated April 11, 1994(1)
3.3	Certificate of Amendment to Certificate of Incorporation of InterUnion Financial Corporation dated October 17, 1994(1)
3.4	Amended Certificate of Incorporation(8)
3.5	Articles of Incorporation of BMB Munai, Inc.(13)
3.6	Amendment to Articles of Incorporation of BMB Munai, Inc.(16)
3.7	Bylaws of InterUnion Financial Corporation(1)
3.8	Amended By-Laws(11)
3.9	By-Laws of BMB Munai, Inc. (as amended through January 13, 2005)(13)
3.10	By-Laws of BMB Munai, Inc. (as amended through June 23, 2006)(16)
3.11	Certificate of Amendment of By-Laws of BMB Munai, Inc. (as amended through March 26, 2008) (22)
4.1	Instruments Defining the Rights of Security Holders Including Indentures(2)
4.2	BMB Munai, Inc. 2004 Stock Incentive Plan(12)
4.3	Registration Rights Agreement dated December 2005(15)
4.4	Trust Deed Relating to U.S. $60,000,000 5.0 per cent Convertible Notes due 2012(19)
4.5	Registration Rights Agreement dated July 13, 2007(19)
4.6	Paying and Conversion Agency Agreement dated July 13, 2007(19)
4.7	Form of 5.0% Convertible Notes due 2012(19)
4.8	Indenture dated September 19, 2007(20)
4.9	Form of 5.0% Convertible Senior Note due 2012(20)
4.10	BMB Munai, Inc. 2009 Equity Incentive Plan(23)
10.1	ITM Software Development Agreement(2)
10.2	Letter of Understanding dated November 30, 1995(2)
10.3	Investment Management Agreement dated December 20, 1995(3)
10.4	Agreement between Havensight Holdings Ltd. and InterUnion Financial Corporation dated January 19, 1995(3)
10.5	Letter of Understanding dated September 26, 1996(4)
10.6	Letter Agreement dated January 7, 1997(4)
10.7	Amendment to Letter of Understanding dated April 16, 1997(5)
10.8	Services Agreement dated July 5, 2002(6)
10.9	Agency Agreement dated November 26, 2003(7)
10.10	Share Purchase and Sale Agreement dated May 24, 2004(9)
10.11	Addendum No.3 to Emir Oil Contract(14)
10.12	Form Restricted Stock Agreement of BMB Munai, Inc. dated March 30, 2007 (17)
10.13	Form Employment Agreement(18)
10.14	Placement Agreement dated July 13, 2007(19)

10.15	Indenture dated September 19, 2007(20)
10.16	Consulting Agreement dated November 19, 2007(21)
10.17	Addendum No. 5 to Emir Oil Contract(24)
10.18	Form Restricted Stock Agreement of BMB Munai, Inc. dated July 17, 2008 (25)
10.19	Employment Agreement – Leonard Stillman(25)
10.20	Revised Consulting Agreement dated September 16, 2008(26)
10.21	Addendum No. 6 to Emir Oil Contract(27)
10.22	Addendum No. 7 to Emir Oil Contract(28)
10.23	Contract No. EO-EAO/30-12 for the Sales and Purchase of Crude Oil (export) (29)
10.24	Additional Agreement #9A to the Contract No. EO-EAO/30-12(29)
10.25	Enclosure #1 to the Contract No. EO-EAO/30-12(29)
10.26	Additional Agreement #27A to the Contract No. EO-EAO/30-12(29)
10.27	Debt Purchase Agreement, dated June 26, 2009, between BMB Munai, Inc. and Simage Limited(30)
10.28	Form of BMB Munai, Inc. Restricted Stock Agreement dated January 1, 2010(31)
10.29	Form of Employment Agreement dated December 31, 2009(31)
10.30	Consulting Agreement, dated December 31, 2009, between BMB Munai, Inc. and Boris Cherdabayev(31)
10.31	Conduction of 3D Seismic Survey, dated March 31, 2010, between “Geo Seismic Services” LLP and “Emir-Oil” LLP(32)
10.32	Supplemental Indenture No. 1, dated June 1, 2010, between BMB Munai, Inc. and The Bank of New York Mellon, as trustee(33)
12.1	Computation of Earnings to Fixed Charges
14.1	Code of Ethics(10)
21.1	Subsidiaries
23.1	Consent of Chapman Petroleum Engineering Ltd., Independent Petroleum Engineers*
23.2	Consent of Hansen, Barnett & Maxwell, P.C., Independent Registered Public Accounting Firm*
31.1	Certification of Principal Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002*
31.2	Certification of Principal Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002*
32.1	Certification of Principal Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*
32.2	Certification of Principal Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*
99.1	Chapman Petroleum Engineering Ltd. Letter on its estimation of our proved oil and gas reserves at March 31, 2010*

*   Filed herewith.
(1)  Incorporated by reference to the Registration Statement of the Registrant on Form 10-SB filed with the Commission on August 7, 1996.
(2)  Incorporated by reference to the Amended Registration Statement of the Registrant on Form 10-SB/A filed with the Commission on November 14, 1996.
(3)  Incorporated by reference to the Amended Registration Statement of the Registrant on Form 10-SB/A filed with the Commission on March 31, 1997.
(4)  Incorporated by reference to the Amended Registration Statement of the Registrant on Form 10-SB/A filed with the Commission on April 15, 1997.
(5)  Incorporated by reference to Registrant’s Annual Report on Form 10-KSB filed with the Commission on June 20, 1997.
(6)  Incorporated by reference to the Registration Statement of the Registrant on S-8 filed with the Commission on August 30, 2002.
(7)  Incorporated by reference to Registrant’s Current Report on Form 8-K filed with the Commission on December 11, 2003.
(8)  Incorporated by reference to Registrant’s Quarterly Report on Form 10-QSB filed with the Commission on February 20, 2004.
(9)  Incorporated by reference to Registrant’s Current Report on Form 8-K filed with the Commission on May 25, 2004.
(10)  Incorporated by reference to Registrant’s Annual Report on Form 10-KSB filed with the Commission on June 29, 2004.
(11)  Incorporated by reference to Registrant’s Current Report on Form 8-K filed with the Commission on September 3, 2004.
(12)  Incorporated by reference to Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on September 20, 2004.
(13)  Incorporated by reference to Registrant’s Current Report on Form 8-K filed with the Commission on January 18, 2005.
(14)  Incorporated by reference to Registrant’s Quarterly Report on Form 10-QSB filed with the Commission on February 14, 2005.
(15)  Incorporated by reference to Registrant’s Current Report on Form 8-K filed with the Commission on December 29, 2005.
(16)  Incorporated by reference to Registrant’s Current Report on Form 8-K filed with the Commission on June 26, 2006.
(17)  Incorporated by reference to Registrant’s Current Report on Form 8-K filed with the Commission on April 5, 2007.
(18)  Incorporated by reference to Registrant’s Current Report on Form 8-K filed with the Commission on April 12, 2007.
(19)  Incorporated by reference to Registrant’s Current Report on Form 8-K filed with the Commission on July 19, 2007.
(20)  Incorporated by reference to Registrant’s Current Report on Form 8-K filed with the Commission on September 25, 2007.
(21)  Incorporated by reference to Registrant’s Current Report on Form 8-K filed with the Commission on November 21, 2007.
(22)  Incorporated by reference to Registrant’s Current Report on Form 8-K filed with the Commission on April 1, 2008.
(23)  Incorporated by reference to Registrant’s Revised Definitive Proxy Statement on Schedule 14A filed with the Commission on June 23, 2008.
(24)  Incorporated by reference to Registrant’s Current Report on Form 8-K filed with the Commission on June 25, 2008.
(25)  Incorporated by reference to Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 11, 2008.
(26)  Incorporated by reference to Registrant’s Current Report on Form 8-K filed with the Commission on September 16, 2008.
(27)  Incorporated by reference to Registrant’s Current Report on Form 8-K filed with the Commission on October 21, 2008.

(28)  Incorporated by reference to Registrant’s Quarterly Report on Form 10-Q filed with the Commission on February 6, 2009.
(29)  Incorporated by reference to Registrant’s Annual Report on Form 10-K filed with the Commission on June 15, 2009.
(30)  Incorporated by reference to Registrant’s Current Report on Form 8-K filed with the Commission on June 29, 2009.
(31)  Incorporated by reference to Registrant’s Current Report on Form 8-K filed with the Commission on January 6, 2010.
(32)  Incorporated by reference to Registrant’s Current Report on Form 8-K filed with the Commission on April 6, 2010.
(32)  Incorporated by reference to Registrant’s Current Report on Form 8-K filed with the Commission on June 11, 2010.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

BMB MUNAI, INC.

Date: June 23, 2010	By:	/s/ Gamal Kulumbetov
Gamal Kulumbetov
Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dated indicated.

Signatures	Title	Date

/s/ Gamal Kulumbetov	Chief Executive Officer	June 23, 2010
Gamal Kulumbetov

/s/ Evgeny Ler	Chief Financial Officer	June 23, 2010
Evgeny Ler

/s/ Boris Cherdabayev	Chairman of the Board of Directors	June 23, 2010
Boris Cherdabayev

/s/ Jason Kerr	Director	June 23, 2010
Jason Kerr

/s/ Troy Nilson	Director	June 23, 2010
Troy Nilson

/s/ Daymon Smith	Director	June 23, 2010
Daymon Smith

/s/ Leonard Stillman	Director	June 23, 2010
Leonard Stillman

/s/ Askar Tashtitov	Director	June 23, 2010
Askar Tashtitov

/s/ Valery Tolkachev	Director	June 23, 2010
Valery Tolkachev

  CONSOLIDATED FINANCIAL STATEMENTS
  FOR THE YEARS ENDED MARCH 31, 2010, 2009 AND 2008

HANSEN, BARNETT & MAXWELL, P.C.
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200
Fax: (801) 532-7944
www.hbmcpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of BMB Munai, Inc.

We have audited the accompanying consolidated balance sheets of BMB Munai, Inc. and subsidiary as of March 31, 2010 and 2009, and the related consolidated statements of operations, shareholder’s equity, and cash flows for each of the years in the three-year period ended March 31, 2010. BMB Munai, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BMB Munai, Inc. and subsidiary as of March 31, 2010 and 2009, and the results of its operations and its cash flows for each of the years in the three-year period ended March 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), BMB Munai, Inc.’s internal control over financial reporting as of March 31, 2010, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated June 23, 2010 expressed an unqualified opinion.

/s/ Hansen, Barnett & Maxwell, P.C.
HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
June 23, 2010

BMB MUNAI, INC.

CONSOLIDATED BALANCE SHEETS

	Notes	March 31, 2010	March 31, 2009

ASSETS
CURRENT ASSETS
Cash and cash equivalents	3	$ 6,440,394	$ 6,755,545
Trade accounts receivable		6,423,402	3,081,573
Prepaid expenses and other assets, net	4	4,083,917	3,054,078

Total current assets		16,947,713	12,891,196

LONG TERM ASSETS
Oil and gas properties, full cost method, net	5	238,601,842	238,728,413
Gas utilization facility	6	13,569,738	13,470,631
Inventories for oil and gas projects	7	13,717,847	14,002,146
Prepayments for materials used in oil and gas projects		141,312	122,040
Other fixed assets, net	8	3,815,422	3,629,108
Long term VAT recoverable	9	3,113,939	2,423,940
Convertible notes issue cost		1,201,652	2,490,370
Restricted cash	10	770,553	588,217

Total long term assets		274,932,305	275,454,865

TOTAL ASSETS		$ 291,880,018	$ 288,346,061

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable		$ 3,948,851	$ 21,771,137
Accrued coupon payment	11	641,667	641,667
Taxes Payable, Accrued liabilities and other payables		4,802,361	1,697,097

Total current liabilities		9,392,879	24,109,901

LONG TERM LIABILITIES
Convertible notes issued, net	11	62,178,119	61,331,521
Liquidation fund	12	4,712,345	4,263,994
Deferred taxes	13	4,964,382	6,516,444
Capital lease liability	14	369,801	-

Total long term liabilities		72,224,647	72,111,959

COMMITMENTS AND CONTINGENCIES	23	-	-

SHAREHOLDERS’ EQUITY
Preferred stock - $0.001 par value; 20,000,000 shares authorized; no shares issued or outstanding	15	-	-
Common stock - $0.001 par value; 500,000,000 shares authorized, 51,865,015 and 47,378,420 shares outstanding, respectively	15	51,865	47,378
Additional paid in capital	15	160,653,969	151,513,638
Retained earnings		49,556,658	40,563,185

Total shareholders’ equity		210,262,492	192,124,201

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		$ 291,880,018	$ 288,346,061

The accompanying notes are an integral part of these consolidated financial statements.

BMB MUNAI, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Notes	Year ended March 31, 2010	Year ended March 31, 2009	Year ended March 31, 2008

REVENUES	16	$ 57,274,526	$ 69,616,875	$ 60,196,626

COSTS AND OPERATING EXPENSES
Rent export tax	17	10,032,857	467,359	-
Export duty	17	-	6,783,278	-
Oil and gas operating		8,568,453	7,530,653	5,515,403
General and administrative		14,042,577	22,262,248	14,747,754
Consulting expenses	18	-	8,662,500	-
Depletion	5	11,075,590	10,403,328	9,419,655
Interest expense	11	4,604,446	1,138,874	-
Amortization and depreciation		613,953	324,028	239,155
Accretion expense	12	448,351	449,025	254,572

Total costs and operating expenses		49,386,227	58,021,293	30,176,539

INCOME FROM OPERATIONS		7,888,299	11,595,582	30,020,087

OTHER INCOME / (EXPENSE)
Foreign exchange (loss)/gain, net	19	(353,401)	2,592,341	47,362
Disgorgement funds received	20	-	1,650,293	-
Interest income		275,136	391,223	1,257,666
Other expense, net		(368,623)	(100,153)	(118,133)

Total other (expense)/income		(446,888)	4,533,704	1,186,895

INCOME BEFORE INCOME TAXES		7,441,411	16,129,286	31,206,982

INCOME TAX BENEFIT	13	1,552,062	1,028,272	103,582

NET INCOME		$ 8,993,473	$ 17,157,558	$ 31,310,564

BASIC NET INCOME PER COMMON SHARE	21	$ 0.18	$ 0.37	$ 0.70
DILUTED NET INCOME PER COMMON SHARE	21	$ 0.18	$ 0.37	$ 0.70

The accompanying notes are an integral part of these consolidated financial statements.

BMB MUNAI, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

	Notes	Common Stock		Additional paid-in capital	(Accumulated deficit)/ Retained earnings	Total
		Shares	Amount

At March 31, 2007		44,690,657	$ 44,691	$ 133,721,865	$ (7,904,937)	$ 125,861,619

Options and warrants exercised		93,477	93	328,577	-	328,670
Expense related to vesting stock - based compensation		-	-	2,303,078	-	2,303,078
Net income for the year		-	-	-	31,310,564	31,310,564

At March 31, 2008		44,784,134	44,784	136,353,520	23,405,627	159,803,931

Options and warrants exercised		14,286	14	49,987	-	50,001
Expense related to vesting stock-based compensation		-	-	2,271,556	-	2,271,556
Stock grants and stock options issued to employees		1,330,000	1,330	5,177,325	-	5,178,655
Stock grants and stock options issued to non-employees		1,250,000	1,250	7,661,250	-	7,662,500
Net income for the year		-	-	-	17,157,558	17,157,558

At March 31, 2009		47,378,420	47,378	151,513,638	40,563,185	192,124,201

Expense related to vesting stock-based compensation	15	-	-	2,744,133	-	2,744,133
Stock grants issued to employees	15	1,500,000	1,500	426,000	-	427,500
Debt conversion	22	2,986,595	2,987	5,970,198	-	5,973,185
Net income for the year		-	-	-	8,993,473	8,993,473

At March 31, 2010		51,865,015	$ 51,865	$ 160,653,969	$ 49,556,658	$ 210,262,492

The accompanying notes are an integral part of these consolidated financial statements.

BMB MUNAI, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Notes	Year ended March 31, 2010	Year ended March 31, 2009	Year ended March 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income		$ 8,993,473	$ 17,157,558	$ 31,310,564
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion	5	11,075,590	10,403,328	9,419,655
Depreciation and amortization	8	613,953	324,028	239,155
Interest expense	11	4,604,446	1,138,874	-
Accretion expense	12	448,351	449,025	254,572
Stock based compensation expense		3,171,633	7,450,211	2,303,078
Stock issued for services	18	-	7,662,500	-
(Recovery of provision)/provision expense for uncollectible advances and prepayments		-	(121,302)	135,502
Loss on disposal of fixed assets		14,230	113,666	75,883
Income tax benefit	13	(1,552,062)	(1,028,272)	(103,582)
Changes in operating assets and liabilities
(Increase)/decrease in trade accounts receivable		(3,341,829)	2,784,139	(1,871,050)
(Increase)/decrease in prepaid expenses and other assets		(1,029,839)	482,485	(1,490,739)
(Increase)/decrease in VAT recoverable		(689,999)	5,682,457	(3,755,338)
(Decrease)/increase in current liabilities		(8,212,967)	884,441	13,463,494

Net cash provided by operating activities		14,094,980	53,383,138	49,981,194

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase and development of oil and gas properties	5	(7,296,163)	(47,495,078)	(68,331,668)
Purchase of other fixed assets	8	(898,870)	(5,369,509)	(2,110,809)
Cash paid for convertible notes coupon, capitalized as oil and gas properties		-	(3,000,000)	(1,500,000)
Increase in inventories and prepayments for materials used in oil and gas projects		(2,957,762)	(8,086,324)	(26,394,755)
Increase in gas utilization facility/construction in progress	6	(75,000)	-	(2,798,498)
(Increase)/decrease in restricted cash		(182,336)	34,480	(319,000)

Net cash used in investing activities		(11,410,131)	(63,916,431)	(101,454,730)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible debt		-	-	56,210,763
Proceeds from exercise of common stock options and warrants		-	50,001	328,670
Cash paid for convertible notes coupon		(3,000,000)	-	-

Net cash (used in)/provided by financing activities		(3,000,000)	50,001	56,539,433

NET CHANGE IN CASH AND CASH EQUIVALENTS		(315,151)	(10,483,292)	5,065,897
CASH AND CASH EQUIVALENTS at beginning of year		6,755,545	17,238,837	12,172,940
CASH AND CASH EQUIVALENTS at end of year		$ 6,440,394	$ 6,755,545	$ 17,238,837

The accompanying notes are an integral part of these consolidated financial statements.

BMB MUNAI, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

		Year ended March 31, 2010	Year ended March 31, 2009	Year ended March 31, 2008
Non-Cash Investing and Financing Activities
Asset retirement obligation incurred in property development, net of estimate revision		$ -	$ 86,438	$ 1,308,130
Transfers from oil and gas properties, construction in progress and other fixed assets to gas utilization facility	6	24,107	13,470,631	-
Coupon payments on convertible notes, capitalized as part of oil and gas properties	11	-	2,250,000	2,141,667
Accretion of discount on convertible notes, capitalized as part of oil and gas properties		-	596,654	535,455
Amortization of convertible notes issue costs, capitalized as part of oil and gas properties		-	568,386	541,019
Depreciation on other fixed assets capitalized as oil and gas properties	5	454,174	353,545	180,804
Addition of other fixed assets under capital lease contract	8	369,801	-	-
Issuance of common stock for the settlement of liabilities	22	5,973,185	-	-
Transfer of inventory and prepayments for materials used in oil and gas projects to oil and gas properties	5	3,147,789	16,284,487	15,236,315

Supplemental Cash Flow Information
Cash paid for interest		$ 3,000,000	$ 3,000,000	$ 1,500,000

The accompanying notes are an integral part of these consolidated financial statements.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1 - DESCRIPTION OF BUSINESS

The corporation now known as BMB Munai, Inc. (“BMB Munai” or the “Company”), a Nevada corporation, was originally incorporated in Utah in July 1981. On February 7, 1994, the corporation changed its name to InterUnion Financial Corporation (“InterUnion”) and its domicile to Delaware. BMB Holding, Inc. (“BMB Holding”) was incorporated on May 6, 2003 for the purpose of acquiring and developing oil and gas fields in the Republic of Kazakhstan. On November 26, 2003, InterUnion executed an Agreement and Plan of Merger (the “Agreement”) with BMB Holding. As a result of the merger, the shareholders of BMB Holding obtained control of the corporation. BMB Holding was treated as the acquirer for accounting purposes. A new board of directors was elected that was comprised primarily of the former directors of BMB Holding and the name of the corporation was changed to BMB Munai, Inc. BMB Munai changed its domicile from Delaware to Nevada on December 21, 2004.

The Company’s consolidated financial statements presented are a continuation of BMB Holding, and not those of InterUnion Financial Corporation, and the capital structure of the Company is now different from that appearing in the historical financial statements of InterUnion Financial Corporation due to the effects of the recapitalization.

The Company has a representative office in Almaty, Republic of Kazakhstan.

From inception (May 6, 2003) through January 1, 2006 the Company had minimal operations and was considered to be in the development stage. The Company began generating significant revenues in January 2006 and is no longer in the development stage.

Currently the Company has completed twenty-four wells. As discussed in more detail in Note 2, the Company engages in exploration of its licensed territory pursuant to an exploration license and has not yet applied for or been granted a commercial production license.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Business condition

As further discussed in detail in Note 11, in July 2007 the Company issued 5.0% Convertible Senior Notes due 2012 in the amount of $60,000,000.  Among other terms of the Notes, the Noteholders had the right to require the Company redeem all or a portion of the notes on three separate dates, including July 13, 2010.  The first two dates passed without the redemption right being exercised.  The Company and the Noteholders are in the process of negotiating a restructuring of the Notes and on June 7, 2010 entered into Supplemental Indenture No. 1 dated June 1, 2010 that grants a fourth put date that commenced June 13, 2010 and expires September 13, 2010.  The intent of the fourth put date is to allow time to work out a debt restructuring agreeable to all parties.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

If the Company and Noteholders are not able to agree on a debt restructuring, and the Noteholders exercise their redemption right, the Company will need to pursue other financing options and there is no guarantee that they can be obtained.

Prior to entering into the Supplemental Indenture, the Company was in default under certain covenants contained in Article 9 of the Indenture requiring the Company to maintain a minimum net debt to equity ratio and to comply with certain notice, delivery and other provisions.  In the context of the Indenture, the equity portion of the ratio is determined by reference to the market value of the Company’s common stock, not the Company’s book value. The market value of the Company’s stock has declined since the Notes were issued.  The Noteholders have separately agreed to contingently waive these defaults until the earlier of: (i) September 1, 2010 or (ii) the fourth put date (as contained in the Supplemental Indenture), with the understanding that such waiver shall not constitute a waiver of any default under the Indenture that remains ongoing as of September 1, 2010 or occurs after June 8, 2010.  The Company currently believes it will not be able to remedy the net debt to equity ratio covenant by September 1, 2010 and, therefore, anticipates it will be in default under the Indenture at that time unless a future waiver is obtained from the Noteholders.  There is no assurance the Noteholders will provide any future waiver or any further extension of their redemption put rights under the Indenture.

Basis of consolidation

The Company’s consolidated financial statements present the consolidated results of BMB Munai, Inc., and its wholly owned subsidiary, Emir Oil LLP (hereinafter collectively referred to as the “Company”). All significant inter-company balances and transactions have been eliminated from the Consolidated Financial Statements.

Reclassifications

Certain reclassifications have been made in the financial statements for the year ended March 31, 2009 to conform to the March 31, 2010 presentation. The reclassifications had no effect on net income.

Use of estimates

The preparation of Consolidated Financial Statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the Consolidated Financial Statements and revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates and affect the results reported in these Consolidated Financial Statements.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Concentration of credit risk and accounts receivable

Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and accounts receivable. The Company places its cash with high credit quality financial institutions. Substantially all of the Company’s accounts receivable are from purchasers of oil and gas. Oil and gas sales are generally unsecured. The Company has not had any significant credit losses in the past and believes its accounts receivable are fully collectable. Accordingly, no allowance for doubtful accounts has been provided.

Licences and contracts

Emir Oil LLP is the operator of the Company’s oil and gas fields in Western Kazakhstan. The Government of the Republic of Kazakhstan (the “Government”) initially issued the license to Zhanaozen Repair and Mechanical Plant on April 30, 1999 to explore the Aksaz, Dolinnoe and Emir oil and gas fields (the “ADE Block” or the “ADE Fields”). On June 9, 2000, the contract for exploration of the Aksaz, Dolinnoe and Emir oil and gas fields was entered into between the Agency of the Republic of Kazakhstan on Investments and the Zhanaozen Repair and Mechanical Plant. On September 23, 2002, the contract was assigned to Emir Oil LLP. On September 10, 2004, the Government extended the term of the contract for exploration and License from five years to seven years through July 9, 2007. On February 27, 2007, the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan (the “MEMR”) granted a second extension of the Company’s exploration contract. Under the terms of the contract extension, the exploration period was extended to July 2009 over the entire exploration contract territory. On December 7, 2004, the Government assigned to Emir Oil LLP exclusive right to explore an additional 260 square kilometers of land adjacent to the ADE Block, which is referred to as the “Southeast Block.” The Southeast Block includes the Kariman field and the Yessen and Borly structures and is governed by the terms of the Company’s original contract. On June 24, 2008, the MEMR agreed to extend the exploration stage of the Company’s contract from July 2009 to January 2013 in order to permit the Company to conduct additional exploration drilling and testing activities within the ADE Block and the Southeast Block.

On October 15, 2008, the MEMR approved Addendum # 6 to Contract No. 482 with Emir Oil LLP, dated June 09, 2000 extending Emir Oil LLP’s exploration territory from 460 square kilometers to a total of 850 square kilometers (approximately 210,114 acres). The additional territory is located to the north and west of the Company’s current exploration territory, extending the exploration territory toward the Caspian Sea and is referred to herein as the “Northwest Block.”

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

To move from the exploration stage to the commercial production stage, the Company must apply for and be granted a commercial production contract. The Company is legally entitled to apply for a commercial production contract and has an exclusive right to negotiate this contract. The Government is obligated to conduct these negotiations under the Law of Petroleum in Kazakhstan. If the Company does not move from the exploration stage to the commercial production stage, it has the right to produce and sell oil, including export oil, under the Law of Petroleum for the term of its existing contract.

Major customers

During the years ended March 31, 2010, 2009 and 2008, sales to one customer represented 95%, 81% and 91% of total sales, respectively. At March 31, 2010, 2009 and 2008, this customer made up 100%, 100% and 97% of accounts receivable, respectively. While the loss of this foregoing customer could have a material adverse effect on the Company in the short-term, the loss of this customer should not materially adversely affect the Company in the long-term because of the available market for the Company’s crude oil and natural gas production from other purchasers.

Foreign currency translation

Transactions denominated in foreign currencies are reported at the rates of exchange prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated to United States Dollars at the rates of exchange prevailing at the balance sheet dates. Any gains or losses arising from a change in exchange rates subsequent to the date of the transaction are included as an exchange gain or loss in the Consolidated Statements of Operations.

Share-based compensation

The Company accounts for options granted to non-employees at their fair value in accordance with FASC Topic 718 – Stock Compensation. Share-based compensation is determined as the fair value of the equity instruments issued. The measurement date for these issuances is the earlier of the date at which a commitment for performance by the recipient to earn the equity instruments is reached or the date at which the recipient’s performance is complete. Stock options granted to the “selling agents” in the private equity placement transactions have been offset to the proceeds as a cost of capital. Stock options and stocks granted to other non-employees are recognized in the Consolidated Statements of Operations.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company has a stock option plan as described in Note 15. Compensation expense for options and stock granted to employees is determined based on their fair values at the time of grant, the cost of which is recognized in the Consolidated Statements of Operations over the vesting periods of the respective options.

Share-based compensation incurred for the years ended March 31, 2010, 2009 and 2008 was $3,171,633, $7,450,211 and $2,303,078, respectively.

Risks and uncertainties

The ability of the Company to realize the carrying value of its assets is dependent on being able to develop, transport and market oil and gas. Currently exports from the Republic of Kazakhstan are primarily dependent on transport routes either via rail, barge or pipeline, through Russian territory. Domestic markets in the Republic of Kazakhstan historically and currently do not permit world market price to be obtained. Management believes that over the life of the project, transportation options will improve as additional pipelines and rail-related infrastructure are built that will increase transportation capacity to the world markets; however, there is no assurance that this will happen in the near future.

Recognition of revenue and cost

Revenue and associated costs from the sale of oil are charged to the period when persuasive evidence of an arrangement exists, the price to the buyer is fixed or determinable, collectability is reasonably assured, delivery of oil has occurred or when ownership title transfers. Produced but unsold products are recorded as inventory until sold.

During the year ended March 31, 2010, the Company purchased light crude oil from a third party for the purpose of blending the oil with the Company’s own production. The cost of this purchased crude oil is recorded as part of oil and gas operating expenses.

Export duty

The formula for determining the amount of the crude oil export duty is based on a sliding scale that is tied to the world market price for oil. The amount of the export duty can change with fluctuations in world oil prices. The export duty fees are expensed as incurred and are classified as costs and operating expenses.

In December 2008 the Government of the Republic of Kazakhstan issued a resolution that cancelled the export duty effective January 26, 2009 for companies operating under the new tax code.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Mineral extraction tax

The mineral extraction tax replaced the royalty expense the Company had paid. The rate of this tax depends on annual production output. The new code currently provides for a 5% mineral extraction tax rate (6% starting from 2013 and 7% starting from 2014) on production sold to the export market, and a 2.5% tax rate (3% in 2013 and 3.5% starting from 2014) on production sold to the domestic market. The mineral extraction tax expense is reported as part of oil and gas operating expense.

Rent export tax

This tax is calculated based on the export sales price and ranges from as low as 0%, if the price is less than $40 per barrel, to as high as 32%, if the price per barrel exceeds $190. Rent export tax is expensed as incurred and is classified as costs and  operating expenses.

Income taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes. Deferred taxes are provided on differences between the tax bases of assets and liabilities and their reported amounts in the financial statements, and tax carryforwards. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Fair value of financial instruments

The carrying values reported for cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their respective fair values in the accompanying balance sheet due to the short-term maturity of these financial instruments. In addition, the Company has long-term debt with financial institutions. The carrying amount of the long-term debt approximates fair value based on current rates for instruments with similar characteristics.

Cash and cash equivalents

The Company considers all demand deposits, money market accounts and marketable securities purchased with an original maturity of three months or less to be cash and cash equivalents. The fair value of cash and cash equivalents approximates their carrying amounts due to their short-term maturity.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Prepaid expenses and other assets

Prepaid expenses and other assets are stated at their net realizable values after deducting provisions for uncollectible amounts. Such provisions reflect either specific cases or estimates based on evidence of collectability. The fair value of prepaid expense and other asset accounts approximates their carrying amounts due to their short-term maturity.

Prepayments for materials used in oil and gas projects

The Company periodically makes prepayments for materials used in oil and gas projects. These prepayments are presented as long term assets due to their transfer to oil and gas properties after materials are supplied and the prepayments are closed.

Inventories

Inventories of equipment for development activities, tangible drilling materials required for drilling operations, spare parts, diesel fuel, and various materials for use in oil field operations are recorded at the lower of cost and net realizable value. Under the full cost method, inventory is transferred to oil and gas properties when used in exploration, drilling and development operations in oilfields.

Inventories of crude oil are recorded at the lower of cost or net realizable value. Cost comprises direct materials and, where applicable, direct labor costs and overhead, which has been incurred in bringing the inventories to their present location and condition. Cost is calculated using the weighted average method. Net realizable value represents the estimated selling price less all estimated costs to completion and costs to be incurred in marketing, selling and distribution.

The Company periodically assesses its inventories for obsolete or slow moving stock and records an appropriate provision, if there is any. The Company has assessed inventory at March 31, 2010 and no provision for obsolete inventory has been provided.

Oil and gas properties

The Company uses the full cost method of accounting for oil and gas properties. Under this method, all costs associated with acquisition, exploration, and development of oil and gas properties are capitalized. Costs capitalized include acquisition costs, geological and geophysical expenditures, and costs of drilling and equipping productive and non-productive wells. Drilling costs include directly related overhead costs. These costs do not include any costs related to production, general corporate overhead or similar activities. Under this method of accounting, the cost of both successful and unsuccessful exploration and development activities are capitalized as property and equipment. Proceeds from the sale or disposition of oil and gas properties are accounted for as a reduction to capitalized costs unless a significant portion of the Company’s proved reserve are sold (greater than 25 percent), in which case a gain or loss is recognized.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Capitalized costs less accumulated depletion and related deferred income taxes shall not exceed an amount (the full cost ceiling) equal to the sum of:

a) the present value of estimated future net revenues computed by applying current prices of oil and gas reserves to estimated future production of proved oil and gas reserves, less estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves computed using a discount factor of ten percent and assuming continuation of existing economic conditions;
b) plus the cost of properties not being amortized;
c) plus the lower of cost or estimated fair value of unproven properties included in the costs being amortized;
d) less income tax effects related to differences between the book and tax basis of the properties.

Given the volatility of oil and gas prices, it is reasonably possible that the estimate of discounted future net cash flows from proved oil and gas reserves could change. If oil and gas prices decline, even if only for a short period of time, it is possible that impairments of oil and gas properties could occur. In addition, it is reasonably possible that impairments could occur if costs are incurred in excess of any increases in the cost ceiling, revisions to proved oil and gas reserves occur, or if properties are sold for proceeds less than the discounted present value of the related proved oil and gas reserves.

All geological and geophysical studies, with respect to the licensed territory, have been capitalized as part of the oil and gas properties.

The Company’s oil and gas properties primarily include the value of the license and other capitalized costs.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves and estimated future costs to plug and abandon wells and costs of site restoration, less the estimated salvage value of equipment associated with the oil and gas properties, are amortized on the unit-of-production method using estimates of proved reserves as determined by independent engineers.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Liquidation fund

Liquidation fund (site restoration and abandonment liability) is related primarily to the conservation and liquidation of the Company’s wells and similar activities related to its oil and gas properties, including site restoration. Management assessed an obligation related to these costs with sufficient certainty based on internally generated engineering estimates, current statutory requirements and industry practices. The Company recognized the estimated fair value of this liability. These estimated costs were recorded as an increase in the cost of oil and gas assets with a corresponding increase in the liquidation fund which is presented as a long-term liability. The oil and gas assets related to liquidation fund are depreciated on the unit-of-production basis separately for each field. An accretion expense, resulting from the changes in the liability due to passage of time by applying an interest method of allocation to the amount of the liability, is recorded as accretion expenses in the Consolidated Statement of Operations.

The adequacies of the liquidation fund are periodically reviewed in the light of current laws and regulations, and adjustments made as necessary.

Other fixed assets

Other fixed assets are valued at historical cost adjusted for impairment loss less accumulated depreciation. Historical cost includes all direct costs associated with the acquisition of the fixed assets.

Depreciation of other fixed assets is calculated using the straight-line method based upon the following estimated useful lives:

Buildings and improvements	7-10 years
Machinery and equipment	6-10 years
Vehicles	3-5 years
Office equipment	3-5 years
Software	3-4 years
Furniture and fixtures	2-7 years

Maintenance and repairs are charged to expense as incurred. Renewals and betterments are capitalized as leasehold improvements, which are amortized on a straight-line basis over the shorter of their estimated useful lives or the term of the lease.

Other fixed assets of the Company are evaluated annually for impairment. If the sum of expected undiscounted cash flows is less than net book value, unamortized costs of other fixed assets will be reduced to a fair value. Based on the Company’s analysis at March 31, 2010, no impairment of other assets is necessary.

Convertible notes payable issue costs

The Company recognizes convertible notes payable issue costs on the balance sheet as deferred charges, and amortizes the balance over the term of the related debt. The Company classifies cash payments for bond issue costs as a financing activity. The Company capitalized cash payments for bond issue costs as part of oil and gas properties in periods of drilling activities.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Restricted cash

Restricted cash includes funds deposited in a Kazakhstan bank and is restricted to meet possible environmental obligations according to the regulations of the Republic of Kazakhstan.

Functional currency

The Company makes its principal investing and financing transactions in U.S. Dollars and the U.S. Dollar is therefore its functional currency.

            Income per common share

Basic income per common share is computed by dividing net income by the weighted-average number of common shares outstanding during the period. Diluted income per share reflects the potential dilution that could occur if all contracts to issue common stock were converted into common stock, except for those that are anti-dilutive.

New accounting policies

In May 2008, the FASB issued guidance on accounting for convertible debt instruments that may be settled in cash upon conversion. The guidance clarifies that convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement), which is not addressed by prior guidance.  Additionally, the guidance specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. The Company adopted this standard on April 1, 2009.  The adoption of this standard did not have a material impact on consolidated financial position or results of operations.

In June 2008, the FASB issued guidance on determining whether instruments granted in share-based payment transactions are participating securities.  The guidance applies to the calculation of earnings per share for share-based payment awards with rights to dividends or dividend equivalents. It states that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of EPS pursuant to the two-class method. The Company adopted this guidance on April 1, 2009 and has included certain share-based payment awards in its calculation of basic weighted average shares in the EPS calculation.  Accordingly, all prior-period EPS data presented has been adjusted retrospectively to conform to the provisions of this guidance. Management has determined that the adoption of this guidance does not have a material impact on the Company’s financial position and results of operations, although prior-period EPS data is affected.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In June 2009, the FASB established the FASB Accounting Standards Codification (Codification), which officially commenced July 1, 2009, to become the source of authoritative US GAAP recognized by the FASB to be applied by nongovernmental entities.  Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative US GAAP for SEC registrants.  Generally, the Codification is not expected to change US GAAP.  All other accounting literature excluded from the Codification will be considered nonauthoritative.  The Codification is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  The Company adopted the new standards for its quarter ending December 31, 2009.  All references to authoritative accounting literature are now referenced in accordance with the Codification.

In May 2009, the FASB issued new standards which establish the accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. In particular, the new standards set forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements (through the date that the financial statements are issued or are available to be issued). The guidance also sets forth the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The Company adopted the new standards as of June 30, 2009. The adoption of this guidance did not have a material impact on the Company’s financial statements.

In December 2008, the SEC announced that it had approved revisions to modernize the oil and gas reserve reporting disclosures. The new disclosure requirements include provisions that:

•
Introduce a new definition of oil and gas producing activities. This new definition allows companies to include in their reserve base volumes from unconventional resources. Such unconventional resources include bitumen extracted from oil sands and oil and gas extracted from coal beds and shale formations.

•
Report oil and gas reserves using an unweighted average price using the prior 12-month period, based on the closing prices on the first day of each month, rather than year-end prices. The SEC indicated that they will continue to communicate with the FASB staff to align their accounting standards with these rules. The FASB currently requires a single-day, year-end price for accounting purposes.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

•	Permit companies to disclose their probable and possible reserves on a voluntary basis. In the past, proved reserves were the only reserves allowed in the disclosures.
•	Requires companies to provide additional disclosure regarding the aging of proved undeveloped reserves.
•	Permit the use of reliable technologies to determine proved reserves if those technologies have been demonstrated empirically to lead to reliable conclusions about reserves volumes.
•	Replace the existing “certainty” test for areas beyond one offsetting drilling unit from a productive well with a “reasonable certainty” test.
•
Require additional disclosures regarding the qualifications of the chief technical person who oversees the company’s overall reserve estimation process. Additionally, disclosures regarding internal controls over reserve estimation, as well as a report addressing the independence and qualifications of its reserves preparer or auditor will be mandatory.

The Company adopted these disclosure requirements in this Annual Report on Form 10-K for the fiscal year ended of March 31, 2010.

Recent accounting pronouncements

Accounting for Transfers of Financial Assets - In June 2009, the FASB issued accounting guidance which will require more information about transfers of financial assets, including securitization transactions, and where entities have continuing exposure to the risks related to transferred financial assets. It eliminates the concept of a “qualifying special-purpose entity”, changes the requirements for derecognizing financial assets, and requires additional disclosures.  This guidance will be effective at the beginning of the first fiscal year beginning after November 15, 2009. Early application is not permitted.  The Company is currently evaluating the new requirements.

Disclosures about Fair Value Measurements – In January 2010, the FASB issued guidance which requires an entity to disclose the following:

•	Separately disclose the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe reasons for the transfers.

•
Present separately information about purchases, sales, issuances and settlements, on a gross basis, rather than on one net number, in the reconciliation for fair value measurements using significant unobservable inputs (Level 3).

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

•	Provide fair value measurement disclosures for each class of assets and liabilities.

•
Provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements for fair value measurements that fall in either Level 2 or Level 3.

This guidance is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuance and settlement on the forward of activity in Level 3 fair value measurements.  Those disclosures are effective for fiscal years beginning after December 15, 2010. The Company is currently evaluating the new requirements.

NOTE 3 - CASH AND CASH EQUIVALENTS

As of March 31, 2010 and 2009 cash and cash equivalents included:

	March 31, 2010	March 31, 2009

US Dollars	$ 3,476,741	$ 6,030,173
Foreign currency	2,963,653	725,372

	$ 6,440,394	$ 6,755,545

As of March 31, 2010 and 2009, cash and cash equivalents included $1,321,774 and $2,371,558 placed in money market funds having 30 day simple yields of 0.01% and 0.13%, respectively.

NOTE 4 - PREPAID EXPENSES AND OTHER ASSETS

Prepaid expenses and other assets as of March 31, 2010 and 2009, were as follows:

	March 31, 2010	March 31, 2009

Advances for services	$ 2,593,527	$ 2,740,915
Taxes prepaid	920,066	75,216
Other	570,324	237,947

	$ 4,083,917	$ 3,054,078

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - OIL AND GAS PROPERTIES

Oil and gas properties using the full cost method as of March 31, 2010 and 2009, were as follows:

	March 31, 2010	March 31, 2009

Cost of drilling wells	$ 96,562,442	$ 96,203,705
Professional services received in exploration and development activities	62,967,506	55,424,910
Material and fuel used in exploration and development activities	52,221,735	51,273,747
Subsoil use rights	20,788,119	20,788,119
Deferred tax	7,219,219	7,219,219
Geological and geophysical	7,883,856	7,870,516
Capitalized interest, accreted discount and amortised bond issue costs on convertible notes issued	6,633,181	6,633,181
Infrastructure development costs	1,429,526	1,245,298
Other capitalized costs	17,198,306	15,296,176
Accumulated depletion	(34,302,048)	(23,226,458)

	$ 238,601,842	$ 238,728,413

The purchase of Emir Oil LLP was accounted for as a non-taxable business combination. Since goodwill was not recognized in this stock-based subsidiary acquisition involving oil and gas properties, recognition of a deferred tax liability related to the acquisition increases the financial reporting basis of the oil and gas properties.

NOTE 6 – GAS UTILIZATION FACILITY

The Company has entered into an Agreement on Joint Business (the “Agreement”) with Ecotechnic Chemicals AG incorporated in Switzerland, for construction of a facility to utilize the associated gas from the Company’s fields (the “Facility”).

The Facility began operating in test mode on January 1, 2009. All costs associated with the completion of the Facility, which includes amounts previously classified as construction in progress, have been reported as Gas Utilization Facility on the balance sheet.

During the year ended March 31, 2010, the Company made an additional payment to Ecotechnic Chemicals AG in the amount of $75,000, and contributed property totalling $24,107 toward the completion of the Facility.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company continued to operate the Facility in test mode, during the year ended March 31, 2010, as the Facility was expanded in to handle additional capacity and as the Company was negotiating a sales contract with a potential customer.  Therefore, no depreciation expense was recognized for Gas Utilization Facility during the year ended March 31, 2010.  Subsequent to March 31, 2010, the Company entered into a gas sales contract. As a result of this sales contract, the Gas Utilization Facility has been put into operation as of May 1, 2010.

NOTE 7 – INVENTORIES FOR OIL AND GAS PROJECTS

As of March 31, 2010 and 2009 inventories included:

	March 31, 2010	March 31, 2009

Construction material	$ 12,756,417	$ 12,962,397
Spare parts	87,722	84,524
Crude oil produced	2,895	5,029
Other	870,813	950,196

	$ 13,717,847	$ 14,002,146

NOTE 8 - OTHER FIXED ASSETS

	Buildings and improvements	Machinery and equipment	Vehicles	Office equipment	Furniture and fixtures	Software	Total
Cost
at March 31, 2009	$ 2,056,325	$ 728,941	$ 1,418,147	$ 368,690	$ 374,888	$ 150,838	$ 5,097,829
Additions	228,555	102,608	879,492	40,994	16,755	267	1,268,671
Disposals	-	-	64,919	16,098	10,609	1,632	93,258
at March 31, 2010	2,284,880	831,549	2,232,720	393,586	381,034	149,473	6,273,242

Accumulated depreciation
at March 31, 2009	270,651	198,146	518,693	225,521	147,296	108,414	1,468,721
Charge for the period	438,459	204,863	280,420	84,095	30,627	29,663	1,068,127
Disposals	-	16,984	31,468	15,884	11,584	3,108	79,028
at March 31, 2010	709,110	386,025	767,645	293,732	166,339	134,969	2,457,820

Net book value at March 31, 2009	$ 1,785,674	$ 530,795	$ 899,454	$ 143,169	$ 227,592	$ 42,424	$ 3,629,108

Net book value at March 31, 2010	$ 1,575,770	$ 445,524	$ 1,465,075	$ 99,854	$ 214,695	$ 14,504	$ 3,815,422

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In accordance with FASC № 932-360-25, Financial Accounting and Reporting by Oil and Gas Producing Companies, depreciation related to support equipment and facilities used in exploration and development activities in the amount of $454,174 was capitalized to oil and gas properties for the year ended March 31, 2010 and $353,545 for the year ended March 31, 2009.

NOTE 9 - LONG TERM VAT RECOVERABLE

As of March 31, 2010 and 2009 the Company had long term VAT recoverable in the amount of $3,113,939 and $2,423,940, respectively. The VAT recoverable is a Tenge denominated asset due from the Republic of Kazakhstan. The VAT recoverable consists of VAT paid on local expenditures and imported goods. VAT charged to the Company is recoverable in future periods as either cash refunds or offsets against the Company’s fiscal obligations, including future income tax liabilities. Management cannot estimate which part of this asset will be realized in the current year because in order to return funds or offset this tax with other taxes a tax examination must be performed by local Kazakhstan tax authorities. During the year ended March 31, 2010 the Company received refunds of VAT in the amount of $910,057.

NOTE 10 - RESTRICTED CASH

Under the laws of the Republic of Kazakhstan, the Company is obligated to set aside funds for required environmental remediation. As of March 31, 2010 and 2009 the Company had restricted $770,553 and $588,217, respectively, for this purpose.

NOTE 11 - CONVERTIBLE NOTES PAYABLE

On July 16, 2007 the Company completed the private placement of $60 million in principal amount of 5.0% Convertible Senior Notes due 2012 (“Notes”) to non-U.S. persons outside of the United States in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and in compliance with the laws and regulations applicable in each country where the placement took place.

The Notes carry a 5% coupon and have a yield to maturity of 6.25%. Interest is paid at a rate of 5.0% per annum on the principal amount, payable semiannually in arrears on January 13 and July 13 of each year.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Notes are convertible into the Company’s common shares. The initial conversion price was set at $7.2094 per share, subject to customary adjustments in certain circumstances, including but not limited to, changes of control and certain future equity financings. If the conversion price is adjusted pursuant to the conversion provisions, the conversion price shall not be adjusted below $6.95, provided that if the conversion price is adjusted due to (1) the payment of a dividend; (2) a bonus issue; (3) a consolidation or subdivision of the shares; (4) the issuance of shares, share-related securities, rights in respect of shares or rights in respect of share-related securities to all or substantially all of the shareholders as a class; (5) the issuance of other securities to substantially all shareholders as a class; or (6) other arrangements to acquire securities, then the minimum conversion price will be adjusted at the same time by the same proportion.

A change of control event occurs if an offer in respect of the Company’s common shares, for which the consideration is or can be received wholly or substantially in cash, has become or been declared unconditional in all respects and the Company becomes aware that the right to cast more than 50% of the votes which may ordinarily be cast on a poll at a general meeting of the shareholders has or will become unconditionally vested in the offeror and/or any associate(s) of the offeror, or an event occurs which has a like or similar effect. If a change of control event occurs, the conversion price in respect of a conversion date that occurs after the date on which notice of such change in control event is given by the Company, but on or prior to the 60th day following the date of such notice, shall become the product of (1) the conversion price that would otherwise apply on such conversion date in the absence of a change of control event and (2) the percentage determined in accordance with the following:

Conversion Date	Percentage

On or before July 13, 2008	81.6
Thereafter, but on or before July 13, 2009	86.2
Thereafter, but on or before July 13, 2010	90.9
Thereafter, but on or before July 13, 2011	95.5
Thereafter, and until Maturity Date	100.0

If a holder of Notes shall convert its notes following the date on which notice of a change in control event is given by the Company but on or prior to the 60th day following the date of such notice, then the Company shall pay to such holder the following U.S. Dollar amounts per U.S. Dollar of Notes held by the holder that are to be so converted:

Conversion Date	Amount

On or before July 13, 2008	$ 0.12239
Thereafter, but on or before July 13, 2009	$ 0.07246
Thereafter, but on or before July 13, 2010	$ 0.02250
Thereafter, but on or before July 13, 2011	$ -
Thereafter, and until Maturity Date	$ -

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Notes are callable after three years at a price equal to 104% of the principal amount thereof plus any accrued and unpaid interest to the date fixed for redemption, subject to the share price trading at least 30% above the conversion price. Holders of the Notes will have the right to require the Company to redeem all or a portion of their Notes on July 13, 2010 at a price equal to 104% of the principal amount thereof plus any accrued and unpaid interest to the date fixed for redemption. Unless previously redeemed, converted or purchased and cancelled, the Notes will be redeemed by the Company at a price equal to 107.2% of the principal amount thereof on July 13, 2012. The Notes constitute direct, unsubordinated and unsecured, interest bearing obligations of the Company.

The net proceeds from the issuance of the Notes have been used for further exploration of the Company’s oil and gas drilling and production activities in western Kazakhstan.

The Company granted a registration right to the Noteholders. The Company agreed to file, pursue to effectiveness and maintain effective a registration statement in respect of the Notes and the underlying shares of common stock issuable upon the conversion of the Notes (collectively, the “Covered Securities”), until such time as all Covered Securities:

•	have been effectively registered under the Securities Act and disposed of in accordance with the registration statement relating thereto;

•	may be resold without restriction pursuant to Rule 144 under the Securities Act or any successor provision thereto;

•
(A) are not subject to the restrictions imposed by Rule 903(b)(3)(iii) under the Securities Act or any successor provision thereto and (B) may be resold pursuant to Rule 144 under the Securities Act or any successor provision thereto without being subject to the restrictions imposed by paragraphs (e), (f) and (h) of Rule 144 under the Securities Act or any successor provisions thereto; provided that the requirements set forth in paragraph (c) of Rule 144 under the Securities Act or any successor provision thereto are met as of such date; or

•	have been publicly sold pursuant to Rule 144 under the Securities Act or any successor provision thereto.

On October 19, 2007 the Company filed with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-3, as amended on October 25, 2007 and January 23, 2008, (the “Shelf Registration Statement”) registering the Covered Securities for resale. The Shelf Registration Statement was declared effective by the SEC on January 25, 2008.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of March 31, 2010 and March 31, 2009 the convertible notes payable amount is presented as follows:

	March 31, 2010	March 31, 2009

Convertible notes redemption value	$ 64,323,785	$ 64,323,785
Unamortized discount	(2,145,666)	(2,992,264)
	$ 62,178,119	$ 61,331,521

As of March 31, 2010 and March 31, 2009 the Company has accrued interest of $641,667, relating to the convertible notes outstanding. The Company has also amortized the discount on the convertible notes (difference between the redemption amount and the carrying amount as of the date of issue) in the amount of $2,178,119 and $1,331,521 as of March 31, 2010 and March 31, 2009, respectively. The carrying value of convertible notes will be accreted to the redemption value of $64,323,785. During the years ended March 31, 2010 and 2009 the Company recorded interest expense in the amount of $4,604,446 and $1,138,874, respectively. On June 7, 2010, the Company entered into a Supplemental Indenture No. 1, dated as of June 1, 2010, between BMB Munai, Inc. and The Bank of New York Mellon, as trustee (the “Supplemental Indenture.”)  The Supplemental Indenture amends and supplements the indenture dated September 19, 2007, between BMB Munai, Inc. and The Bank of New York Mellon, as trustee (the “Original Indenture”).

The Original Indenture provided for three put dates that allowed the holders of the Notes to redeem the Notes prior to their 2012 maturity date.  The first two put dates passed unexercised.  The third put date is July 13, 2010.  In connection with ongoing negotiations to restructure the Notes, the Company entered into the Supplemental Indenture which grants the Noteholders a fourth put date that commences on June 13, 2010 and expires on September 13, 2010.  In exchange for the granting of the fourth put date in the Supplemental Indenture, the Noteholders separately agreed they will not exercise their put option for the third put date and they will not exercise their put option for the fourth put date prior to September 1, 2010; provided, however, the Noteholders may exercise such put options at any time upon the occurrence of any of the following: (i) any default has occurred under the Indenture, excluding certain defaults that occurred prior to June 7, 2010, (ii) failure by the Company or any of its material subsidiaries to timely pay any Indebtedness (as defined in the Indenture) or any guarantee of any Indebtedness that exceeds U.S. $1,000,000, or any Indebtedness becomes due and payable prior to its stated maturity other than at the option of the Company or any of its material subsidiaries, or (iii) the Noteholders holding a majority in outstanding principal amount of the Notes provide notice to the Company that negotiations with respect to the restructuring have terminated.  Therefore, it is possible the Noteholders could exercise a put option with respect to the Notes prior to September 1, 2010 if any of the foregoing events occur.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Prior to entering into the Supplemental Indenture, the Company was in default under certain covenants contained in Article 9 of the Indenture requiring the Company to maintain a minimum net debt to equity ratio and to comply with certain notice, delivery and other provisions.  The Noteholders separately agreed to waive these defaults until the earlier of: (i) September 1, 2010 or (ii) the fourth put date (as contained in the Supplemental Indenture), with the understanding that such waiver shall not constitute a waiver of any default under the Indenture that remains ongoing as of September 1, 2010 or occurs after June 8, 2010.  At March 31, 2010, the Notes have been classified as a long-term liability on the balance sheet as the defaults have been waived by the Noteholders and the put-option was not in place.  The Company currently believes it will not be able to remedy the net debt to equity ratio covenant by September 1, 2010 and, therefore, anticipates it will be in default under the Indenture at that time unless a future waiver is obtained from the Noteholders.  There is no assurance the Noteholders will provide any future waiver or any further extension of their redemption put rights under the Indenture.  As such, the Company expects to reclassify the Notes as a current liability at September 1, 2010, unless additional waivers are obtained.

NOTE 12 - LIQUIDATION FUND

A reconciliation on the Liquidation Fund (Asset Retirement Obligation) at March 31, 2009 and 2010 is as follows:

Total

At March 31, 2008	$ 3,728,531

Revision of estimate	(757,047)
Accrual of liability	843,485
Accretion expenses	449,025

At March 31, 2009	$ 4,263,994

Accrual of liability	-
Accretion expenses	448,351

At March 31, 2010	$ 4,712,345

Management believes that the liquidation fund should be accrued for future abandonment costs of 24 wells located in the Dolinnoe, Aksaz, Emir and Kariman oil fields. Management believes that these obligations are likely to be settled at the end of the production phase at these oil fields.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At March 31, 2010, undiscounted expected future cash flows that will be required to satisfy the Company’s obligation by 2013 for the Dolinnoe, Aksaz, Emir and Kariman fields, respectively, are $6,204,545. After application of a 10% discount rate, the present value of the Company’s liability at March 31, 2010 and 2009, was $4,712,345 and $4,263,994 respectively.

NOTE 13 - INCOME TAXES

The Company’s consolidated pre-tax income is comprised primarily from operations in the Republic of Kazakhstan. Pre-tax losses from United States operations of $7,275,579, $12,937,563, and $1,827,168, for the years ended March 31, 2010, 2009 and 2008, respectively, are also included in consolidated pre-tax income.

According to the Exploration Contract in the Republic of Kazakhstan, for income tax purposes the Company can capitalize the exploration and development costs and deduct all revenues received during the exploration stage to calculate taxable income. As long as the Company’s capital expenditures exceed generated revenues, the Company will not be subject to Kazakhstan income tax.

As discussed in Note 2, Licenses and contracts, the Company was granted an Exploration contract extension.  According to the terms of the Exploration contract, the Company will continue to operate in the exploration phase until January 2013.

Undistributed earnings of the Company’s foreign subsidiaries since acquisition amounted to approximately $70,751,488 at March 31, 2010. Those earnings are considered to be indefinitely reinvested and, accordingly, no U.S. federal and state income taxes have been provided thereon. Upon distribution of those earnings, in the form of dividends or otherwise, the Company would be subject to both U.S. income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to the Republic of Kazakhstan. Determination of the amount of unrecognized deferred U.S. income tax liability is not practical because of the complexities associated with its hypothetical calculation; however, unrecognized foreign tax credits may be available to reduce a portion of the U.S. tax liability.

During the year ended March 31, 2010 the Company changed the method of tax accounting for the U.S. tax jurisdiction from a cash to accrual basis. The change in method was made because the Company exceeded the gross receipt threshold to be eligible for the cash method.

This change in tax method mainly resulted in the Company recognizing interest income from intercompany loans between the U.S. parent and its wholly owned foreign subsidiary, which amounts were previously deferred for income tax purposes under the cash method of accounting. The Company has calculated a Code Section 481 adjustment, to account for this change in method, in the amount of $25,116,879. The Code Section 481 adjustment primarily provides for all accrued intercompany interest amounts, previously deferred, to be recognized as taxable income, by the U.S. parent, during fiscal years 2010 through 2014.  The yearly amount to be recognized is $6,279,219, which represents 25% of the total Code Section 481 adjustment.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Net operating losses of the Company in its U.S. tax jurisdiction for the year ended March 31, 2010 totalled $7,275,579. This loss has been offset with the recognized portion of the Code Section 481 adjustment of $6,279,219 which resulted in an adjusted net operating loss of $996,359.

Earnings and (losses) before income taxes derived from United States and foreign operations are as follows:

	Year ended March 31, 2010	Year ended March 31, 2009	Year ended March 31, 2008

United States	$ (7,275,579)	$ (12,937,563)	$ (1,827,168)
Kazakhstan	14,716,990	29,066,849	33,034,150

	$ 7,441,411	$ 16,129,286	$ 31,206,982

The income tax benefit in the Consolidated Statements of Operations is comprised of:

	Year ended March 31, 2010	Year ended March 31, 2009	Year ended March 31, 2008 (Restated)

Current tax expense	$ -	$ -	$ -
Deferred tax benefit	(1,552,062)	(1,028,272)	(103,582)

	$ (1,552,062)	$ (1,028,272)	$ (103,582)

The difference between the income tax expense/(benefit) reported and amounts computed by applying the U.S. Federal rate to pretax income consisted of the following:

	Year ended March 31, 2010	Year ended March 31, 2009	Year ended March 31, 2008 (Restated)

Tax at federal statutory rate (34%)	$ 2,530,505	$ 5,483,957	$ 10,610,374
Effect of lower foreign tax rates	(1,852,605)	(1,601,126)	(876,907)
Tax benefit from exploration stage	(3,577,975)	(7,243,413)	(10,301,168)
Effect of change from cash to accrual basis of accounting	1,348,013	-	-
Non-deductible expenses	-	2,332,310	464,119

	$ (1,552,062)	$ (1,028,272)	$ (103,582)

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Effective January 1, 2009, the Republic of Kazakhstan adopted a new tax code, which decreased the corporate income rate for legal entities to 20%.

Non-deductible expenses are comprised of the non-deductible portion of interest expense on intercompany loans accrued by subsidiary.

As of March 31, 2010, the Company had net operating loss carry forwards for income tax purposes of $13,547,692, which if unused, will expire in 2024, 2025, 2026, 2027, 2028, and 2029.

No valuation allowance was recorded against the deferred tax assets resulting from Net Operating Loss because the Company believes it will have sufficient future taxable domestic income to be offset with, primarily from accrued interest income related to loans to subsidiary.

Deferred taxes reflect the estimated tax effect of temporary differences between assets and liabilities for financial reporting purposes and those measured by tax laws and regulations. The components of deferred tax assets and deferred tax liabilities are as follows:

	March 31, 2010	March 31, 2009

Deferred tax assets:
Stock based compensation	$ -	$ 185,418
Liquidation fund	353,088	236,505
Tax losses carried forward	4,606,215	6,867,054
Accrued interest expense	5,905,599	5,093,405
	10,864,902	12,382,382
Deferred tax liabilities:
Oil and gas properties	5,879,053	6,972,564
Accrued interest income	9,950,231	11,926,262
	15,829,284	18,898,826

Net deferred tax liability	$ 4,964,382	$ 6,516,444

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Deferred income taxes for US and Kazakhstan tax jurisdiction are as follows:
	March 31, 2010		March 31, 2009
	US tax jurisdiction	Kazakhstan tax jurisdiction	US tax jurisdiction	Kazakhstan tax jurisdiction

Deferred tax assets:
Stock based compensation	$ -	$ -	$ 185,418	$ -
Liquidation fund		353,088	-	236,505
Tax losses carried forward	4,606,215	-	6,867,054	-
Accrued interest expense	-	5,905,599	-	5,093,405
	4,606,215	6,258,687	7,052,472	5,329,910
Deferred tax liabilities:
Oil and gas properties	6,291,814	(412,761)	6,579,121	393,443
Accrued interest income	9,950,231	-	11,926,262	-
	16,242,045	(412,761)	18,505,383	393,443

Net deferred tax liability/(asset)	$ 11,635,830	$ (6,671,448)	$ 11,452,911	$ (4,936,467)

Accounting for Uncertainty in Income Taxes  - In accordance with generally accepted accounting principles, the Company has analyzed its filing positions in all jurisdictions where it is required to file income tax returns. The Company’s U.S. federal income tax returns for the fiscal years ended March 31, 2006 through 2009 remain subject to examination. The Company currently believes that all significant filing positions are highly certain and that all of its significant income tax filing positions and deductions would be sustained upon an audit. Therefore, the Company has no reserves for uncertain tax positions. No interest or penalties have been levied against the Company and none are anticipated, therefore no interest or penalties have been included in the provision for income taxes.

NOTE 14 – CAPITAL LEASE

In December 2009 the Company entered into a capital lease agreement with a vehicle leasing company for the lease of oil trucks in the amount of $554,820. The agreement is effective upon receiving oil trucks by the Company. The lease schedule is the following:

Year ended March 31,	Total Minimum Payments

2011	$ 185,019
2012	240,149
2013	129,652

Net minimum lease payments	554,820
Less: Amount representing interest	(137,010)
Present value of net minimum lease payments	$ 417,810

Current portion of capital lease liability in amount of $185,019 as of March 31, 2010 was recognized as part of accounts payable. Non-current portion of Capital Lease Liability as of March 31, 2010 totals to $369,801.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - SHARE AND ADDITIONAL PAID IN CAPITAL

Share-Based Compensation

On July 17, 2008 the shareholders of the Company approved the BMB Munai, Inc. 2009 Equity Incentive Plan (“2009 Plan”) to provide a means whereby the Company could attract and retain employees, directors, officers and others upon whom the responsibility for the successful operations of the Company rests through the issuance of equity awards. 5,000,000 common shares are reserved for issuance under the 2009 Plan. Under the terms of the 2009 Plan the board of directors determines the terms of the awards made under the 2009 Plan, within the limits set forth in the 2009 Plan guidelines.

Common Stock Grants

On March 30, 2007, the Company granted common stock to officers, employees and outside consultants of the Company under the Plan. The total number of restricted common shares granted was 950,000. The restricted stock grants were valued at $5.38 per share. The restricted stock grants were awarded on the same terms and subject to the same vesting requirements. Previous vesting conditions stated that the restricted stock grants will vest to the grantees at such time as either of the following events occurs (the "Vesting Events"): i) the Company enters commercial production and is granted a commercial production license from the Republic of Kazakhstan; or ii) the occurrence of an Extraordinary Event. An “Extraordinary Event” is defined in the restricted stock agreement as any consolidation or merger of the Company or any of its subsidiaries with another person, or any acquisition of the Company or any of its subsidiaries by any person or group of persons, acting in concert, equal to thirty percent (30%) or more of the outstanding stock of the Company or any of its subsidiaries, or the sale of all or substantially all of the assets of the Company or any of its subsidiaries. In the event of an Extraordinary Event, the grants shall be deemed full vested one day prior to the effective date of the Extraordinary Event. The board of directors shall determine conclusively whether or not an Extraordinary Event has occurred and the grantees have agreed to be bound by the determination of the board of directors. The grantees have the right to vote the shares, receive dividends and enjoy all other rights of ownership over the entire grant amount from the grant date, except for the right to transfer, assign, pledge, encumber, dispose of or otherwise directly or indirectly profit or share in any profit derived from a transaction in the shares prior to the occurrence of a Vesting Event. Shares will only vest to the grantee if the grantee is employed by the Company at the time a Vesting Event occurs. If a Vesting Event has not occurred at the time a grantee's employment with the Company ceases, for any reason, the entire grant amount shall be forfeited back to the Company. At the time the grants were made, it was anticipated that the grants would vest no later than July 9, 2009, the date the exploration stage of the Company’s exploration contract was scheduled to terminate. At the recommendation of the Compensation Committee, on September 11, 2008, the board of directors of the Company approved a change to the vesting conditions of the stock grants. The grants vested as of July 9, 2009.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Non-cash compensation expense in the amount of $567,889 was recognized in the Consolidated Statement of Operations and Consolidated Balance Sheet for the year ended March 31, 2010.

As of March 31, 2010, there was no unrecognized non-cash compensation expense related to non-vested share-based compensation arrangements granted under the Plan.

On June 24, 2008, the Company was granted an extension of its existing exploration contract from July 2009 to January 2013. In connection therewith, the Company became obligated to issue 1,750,000 common shares to a consultant as the success fee for assisting the Company to obtain the extension. The shares are valued at $6.13 per share, which was the closing market price of Company’s shares on June 24, 2008.

On September 16, 2008 this consulting agreement between the Company and the consultant discussed in the preceding paragraph was revised and parties agreed to decrease number of shares issued for services provided by 500,000 shares. The non-cash compensation expenses for consulting services were reversed in the amount of $3,065,000 (500,000 shares valued at $6.13 per share which was the closing market price of Company’s shares on June 24, 2008) for the three months ended December 31, 2008.

On July 17, 2008 at the recommendation of the compensation committee of the board of directors, the Company’s board of directors approved, subject to certain vesting requirements, restricted stock awards to certain executive officers, directors, employees and outside consultants of the Company pursuant to the BMB Munai, Inc. 2004 Stock Incentive Plan (the “2004 Plan”). The total number of shares granted was 1,330,000. Grants were made to 14 people, 12 of whom are non-U.S. persons. The restricted stock grants were made without registration pursuant to Regulation S of the Securities Act Rules and/or Section 4(2) under the Securities Act of 1933. The restricted stock grants will vest to the grantees at such time as either of the following events occurs (the “Vesting Events”): i) the one-year anniversary of the grant date; or ii) the occurrence of an Extraordinary Event. An “Extraordinary Event” is defined in the restricted stock agreement as any consolidation or merger of the Company or any of its subsidiaries with another person, or any acquisition of the Company or any of its subsidiaries by any person or group of persons, acting in concert, equal to thirty percent (30%) or more of the outstanding stock of the Company or any of its subsidiaries, or the sale of all or substantially all of the assets of the Company or any of its subsidiaries. In the event of an Extraordinary Event, the grants shall be deemed full vested one day prior to the effective date of the Extraordinary Event. The board of directors shall determine conclusively whether or not an Extraordinary Event has occurred and the grantees have agreed to be bound by the determination of the board of directors. The shares representing the restricted stock grants shall be issued as soon as practicable, will be deemed outstanding from the date of grant, and will be held in escrow by the Company subject to the occurrence of a Vesting Event. The grantees will have the right to vote the shares, receive dividends and enjoy all other rights of ownership over the entire grant amount from the grant date, except for the right to transfer, assign, pledge, encumber, dispose of or otherwise directly or indirectly profit or share in any profit derived from a transaction in the shares prior to the occurrence of a Vesting Event. Shares will only vest to the grantee if the grantee is employed by the Company at the time a Vesting Event occurs. If a Vesting Event has not occurred at the time a grantee’s employment with the Company ceases, for any reason, the entire grant amount shall be forfeited back to the Company. The grants vested as of July 17, 2009.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Non-cash compensation expense in the amount of $2,176,244 was recognized in the Consolidated Statement of Operations and Consolidated Balance Sheet for the year ended March 31, 2010.

As of March 31, 2010, there was no unrecognized non-cash compensation expense related to non-vested share-based compensation arrangements granted under the Plan.

On January 1, 2010 the Company entered into Restricted Stock Grant Agreements with certain executive officers, directors, employees and outside consultants of the Company. The stock grants were approved by the Company board of directors and recommended by the compensation committee of the Company’s board of directors. The total number of shares granted was 1,500,000.

All of the restricted stock grants were awarded on the same terms and subject to the same vesting requirements. The restricted stock grants will vest to the grantees at such time as either of the following events occurs (the “Vesting Events”): i) the one-year anniversary of the grant date; or ii) the occurrence of an Extraordinary Event. An “Extraordinary Event” is defined in the restricted stock agreement as any consolidation or merger of the Company or any of its subsidiaries with another person, or any acquisition of the Company or any of its subsidiaries by any person or group of persons, acting in concert, equal to fifty percent (50%) or more of the outstanding stock of the Employer or any of its subsidiaries, or the sale of forty percent (40%) or more of the assets of the Employer or any of its subsidiaries, or one (1) person or more than one person acting as a group, acquires fifty percent (50%) or more of the total voting power of the stock of the Employer. In the event of an Extraordinary Event, the grants shall be deemed fully vested one day prior to the effective date of the Extraordinary Event. The board of directors shall determine conclusively whether or not an Extraordinary Event has occurred and the grantees have agreed to be bound by the determination of the board of directors.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The shares representing the restricted stock grants (the “Restricted Shares”) shall be issued as soon as practicable, will be deemed outstanding from the date of grant, and will be held in escrow by the Company subject to the occurrence of a Vesting Event. The time between the date of grant and the occurrence of a Vesting Event is referred to as the “Restricted Period.” The grantees may not sell, transfer, assign, pledge or otherwise encumber or dispose of the Restricted Shares during the Restricted Period. During the Restricted Period, the grantees will have the right to vote the Restricted Shares, receive dividends paid or made with respect to the Restricted Shares, provided however, that dividends paid on unvested Restricted Shares will be held in the custody of the Company and shall be subject to the same restrictions that apply to the Restricted Shares. The Restricted Shares will only vest to the grantee if the grantee is employed by the Company at the time a Vesting Event occurs. If a Vesting Event has not occurred at the time a grantee’s employment with the Company ceases, for any reason, the entire grant amount shall be forfeited back to the Company.

Non-cash compensation expense in the amount of $427,500 was recognized in the Consolidated Statement of Operations and Consolidated Balance Sheet for the year ended March 31, 2010.

As of March 31, 2010, there was $1,282,500 of total unrecognized non-cash compensation expense related to non-vested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 0.75 years.

Stock Options

On June 20, 2006 the Company granted stock options to directors of the Company under the Plan. The total number of options was 200,000. The options are exercisable at a price of $7.00 per share. All of the options vested immediately upon grant. Compensation expense for options granted is determined based on their fair value at the time of grant, the cost of which in the amount of $545,346 was recognized in the Consolidated Statements of Operations and Consolidated Balance Sheet for the year ended March 31, 2007. These granted stock options expired unexercised on June 20, 2009.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

On November 12, 2004, the Company granted stock options to its former corporate secretary for past services rendered. These options grant the employee the right to purchase up to 60,000 shares of the Company’s common stock at an exercise price of $4.00 per share. The options vested immediately and expire five years from the date of grant. In April 2006, options to acquire 7,200 common shares were exercised. In January 2008, options to acquire 3,000 common shares were exercised. Remaining granted stock options expired unexercised on November 14, 2009.

Stock options outstanding and exercisable as of March 31, 2010, were as follows:

	Number of Shares	Weighted Average Exercise Price

As of March 31, 2007	1,173,583	$ 5.33

Granted	-	-
Exercised	(3,000)	$ 4.00
Expired	-	-

As of March 31, 2008	1,170,583	$ 5.33

Granted	-	-
Exercised	-	-
Expired	-	-

As of March 31, 2009	1,170,583	$ 5.33

Granted	-	-
Exercised	-	-
Expired	(249,800)	$ 6.40

As of March 31, 2010	920,783	$ 5.04

Additional information regarding outstanding options as of March 31, 2010, was as follows:

Options Outstanding				Options Exercisable
Range of Exercise Price	Options	Weighted Average Exercise Price	Weighted Average Contractual Life (years)	Options	Weighted Average Exercise Price

$ 4.75 – $ 7.40	920,783	$ 5.04	5.00	920,783	$ 5.04

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 - REVENUES

The Company exports oil for sale to the world markets via the Aktau sea port. Sales prices at the port locations are based on the average quoted Brent crude oil price from Platt’s Crude Oil Marketwire for the three days following the bill of lading date less discount for transportation expenses, freight charges and other expenses borne by the customer.

The Company recognized revenue from sales as follows:

	Year ended March 31, 2010	Year ended March 31, 2009	Year ended March 31, 2008

Export sales	$ 56,135,006	$ 65,721,241	$ 57,626,429
Domestic sales	1,139,520	3,895,634	2,570,197

	$ 57,274,526	$ 69,616,875	$ 60,196,626

NOTE 17 – RENT EXPORT TAX AND EXPORT DUTY

On April 18, 2008 the government of the Republic of Kazakhstan introduced an export duty on several products (including crude oil). The Company became subject to the duty beginning in June 2008. The formula for determining the amount of the crude oil export duty was based on a sliding scale that is tied to several factors, including the world market price for oil. As discussed in Note 2, in December 2008 the government of the Republic of Kazakhstan issued a resolution that cancelled the export duty effective January 26, 2009 for companies operating under the new tax code. As a result, the export duty for the year ended March 31, 2010 and 2009 was $0 and $6,783,278, respectively.

On January 1, 2009, the Company became subject to the new tax code of the Republic of Kazakhstan.  Under the new tax code, the rent export tax replaced the export duty.  The rent export tax is calculated based on the export sales price and ranges from as low as 0% if the export sales price is less than $40 per barrel to as high as 32% if the price per barrel exceeds $190.  Rent export tax expense for the year ended March 31, 2010 and 2009 was $10,032,857 and $476,359 respectively.

NOTE 18 - CONSULTING EXPENSES

On November 19, 2007 the Company entered into a consulting agreement with Caspian Energy Consulting Ltd (“Consultant”). Upon the execution of the consulting agreement, the Company paid the Consultant $1,000,000. The consulting agreement also provided that in the event the Consultant was successful in negotiating an extension of the term of the Company’s existing exploration contract beyond July 2009, the Company would issue 500,000 common shares for each additional year of exploration status extension granted beyond July 2009.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

On June 24, 2008, the Company was granted an extension of its existing exploration contract from July 2009 to January 2013. The compensation expenses for consulting services were recorded in the amount of $11,727,500, which represents $1,000,000 paid upon the execution of consulting agreement and non-cash share-based compensation in the amount of $10,727,500 as the successful fee for extension of time period for exploration. The share-based compensation represents 1,750,000 (500,000 shares for each additional year of exploration status extension) valued at $6.13 per share which was the closing market price of Company’s shares on June 24, 2008.

On September 16, 2008 this consulting agreement was revised and the parties agreed to decrease the number of shares issued for services provided by 500,000 shares to 1,250,000 shares. Non-cash compensation expenses for consulting services were reversed in the amount of $3,065,000 (500,000 shares valued at $6.13 per share which was the closing market price of Company’s shares on June 24, 2008) for the three months ended September 30, 2008.

The agreement also has a provision for the Consultant to pursue new exploration contracts for new territories, which is described in Note 23.

NOTE 19 – FOREIGN CURRENCY GAIN

On February 3, 2009, the National Bank of Kazakhstan enacted a devaluation of Kazakh Tenge to US Dollar of approximately 25%. As a result of this devaluation, the Company realized a foreign currency gain of $2,592,341 for the year ended March 31, 2009, resulting from the revaluation of assets and liabilities denominated in Kazakh Tenge.

NOTE 20 – DISGORGEMENT FUNDS RECEIVED

In June 2008 the Company received a letter from a shareholder of the Company stating that the shareholder was returning realized profits from their trades of shares of the Company’s common stock during the nine month period preceding May 22, 2008 (the “Timeframe”). The shareholder also stated in the letter that during this Timeframe the shareholder was subject to Section 16 of the United States Security Exchange Act of 1934 (the “Exchange Act”) because it owned more than 10% of the shares of Company common stock. As such, the shareholder decided to voluntarily comply with Section 16(b) of the Exchange Act by returning the realized profits to the Company in the amount of $1,650,293, (the “Disgorgement Amount”) which is net of amounts paid for brokerage commissions on each of the executed trades during the Timeframe. The Company had received the Disgorgement Amount in full before June 30, 2008.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 - EARNINGS PER SHARE INFORMATION

The calculation of the basic and diluted earnings per share is based on the following data:

	Year ended March 31, 2010	Year ended March 31, 2009	Year ended March 31, 2008

Net income	$ 8,993,473	$ 17,157,558	$ 31,310,564

Basic weighted-average common shares outstanding	50,018,895	46,797,351	44,697,364

Effect of dilutive securities
Warrants	-	1,860	55,008
Stock options	-	-	200,559
Non-vesting share grants	-	-	-

Dilutive weighted average common shares outstanding	50,018,895	46,799,211	44,952,931

Basic income per common share	$ 0.18	$ 0.37	$ 0.70

Diluted income per common share	$ 0.18	$ 0.37	$ 0.70

The Company has adopted guidance from FASC Topic 260, relating to determining whether instruments granted in share-based payment transactions are participating securities, on April 1, 2009. Accordingly the Company included certain unvested share grants defined as “participating” in the basic weighted average common shares outstanding for the years ended March 31, 2010 and 2009, respectively. Prior period comparative data has been retrospectively presented to reflect the adoption of this standard.

The diluted weighted average common shares outstanding for the years ended March 31, 2010 and 2009 does not include the effect of potential conversion of certain warrants and stock options as their effects are anti-dilutive.

The dilutive weighted average common shares outstanding for the years ended March 31, 2010 and 2009, respectively, does not include the effect of the potential conversion of the Notes because the average market share price the years ended March 31, 2010 and 2009 was lower than potential conversion price of the convertible notes for this period.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The diluted weighted average common shares outstanding for the year ended March 31, 2008 does not include the effect of the potential conversion of the Notes because conversion of the Notes is not contingent upon any market event. Rather, the Notes are convertible to common stock upon the first to occur of (a) the tenth New York business day following the Shelf Registration Statement Effective Date and (b) 13 July 2008.

NOTE 22 - RELATED PARTY TRANSACTIONS

The Company leases ground fuel tanks and other oil fuel storage facilities and warehouses from Term Oil LLC. The lease expenses for the years ended March 31, 2010, 2009 and 2008, totaled $96,541, $221,903 and $254,427, respectively. Also the Company had advances paid to Term Oil LLC in the amount of $101,048 and $15,006 as of March 31, 2010 and 2009, respectively. Toleush Tolmakov, the General Director of Emir Oil, LLP, a wholly-owned subsidiary of the Company (“Emir”), is an owner of Term Oil LLC.

On June 26, 2009 the Company entered into a Debt Purchase Agreement (the “Agreement”) with Simage Limited, a British Virgin Islands international business corporation (“Simage”). Simage is a company owned by Toleush Tolmakov.

Prior to the date of the Agreement, Simage had acquired by assignment, certain accounts receivable owed by Emir to third-party creditors of Emir in the amount of $5,973,185 (the “Obligations”). Pursuant to the terms of the Agreement, Simage assigned to the Company all rights, title and interests in and to the Obligations in exchange for the issuance of 2,986,595 shares of common stock of the Company.  The market value of the shares of common stock issued to Simage, at the agreement date, was $3,076,193.  The market value was based on $1.03 per share, which was the closing market price of the Company’s shares on June 26, 2009.

As a result of this Agreement, the Company has effectively been released of accounts payable obligations amounting to $5,973,185. The Company has treated this Agreement as a related party transaction, due to the fact that Simage is owned by a Company shareholder. Therefore, the difference between the settled amount of accounts payable and the value of the common stock issued, which amounts to $2,896,997, has been treated as a capital contribution by the shareholder and recognized as an addition to additional-paid-in-capital rather than a gain on settlement of debt.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 23 - COMMITMENTS AND CONTINGENCIES

Consulting Agreement

On October 15, 2008 the MEMR increased Emir Oil LLP’s contract territory from 460 square kilometers to 850 square kilometers. In connection with this extension, and any other territory extensions or acquisitions, the Consultant will be paid a share payment in restricted common stock for resources and reserves associated with any acquisition. The value of any acquisition property will be determined by reference to a 3D seismic study and a resource/reserve report by a qualified independent petroleum engineer acceptable to the Company. The acquisition value (“Acquisition Value”) will be equal to the total barrels of resources and reserves, as defined and determined by the engineering report multiplied by the following values:

Resources at $.50 per barrel;
Probable reserves at $1.00 per barrel; and
Proved reserve at $2.00 per barrel.

The number of shares to be issued to the Consultant shall be the Acquisition Value divided by the higher of $6.50 or the average closing price of the Company’s trading shares for the five trading days prior to the issuance of the reserve/resource report, provided that in no event shall the total number of shares issuable to the Consultant exceed more than a total of 4,000,000 shares.

Historical Investments by the Government of the Republic of Kazakhstan

The Government of the Republic of Kazakhstan made historical investments in the ADE Block, the Southeast Block and the Northwest Block of $5,994,200, $5,350,680 and $5,372,076, respectively. When and if, the Company applies for and, when and if, it is granted commercial production rights for the ADE Block and Southeast Block, the Company will be required to begin repaying these historical investments to the Government. The terms of repayment will be negotiated at the time the Company is granted commercial production rights.

Capital Commitments

Prior to the extension of the exploration period granted to Emir Oil LLP in June 2008, the terms of its subsurface exploration contract required Emir Oil to spend a total of $48.8 million in exploration activities on the ADE Block and Southeast Block through July 2009.

In connection with the extensions granted in June and October 2008, the Company’s capital expenditure requirements have been revised. To retain its rights under the contract, the Company must spend $12.8 million between January 10, 2010 and January 9, 2011, $27.3 million between January 10, 2011 and January 9, 2012 and $14.9 million between January 10, 2012 and January 9, 2013.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Through March 31, 2010 the Company had spent a total of $289.4 million in exploration activity.

In addition to the minimum capital expenditure requirement, the Company must also comply with the other terms of the work program associated with the contract, which includes the drilling of at least ten new wells by January 9, 2013. The failure to meet the minimum capital expenditures or to comply with the terms of the work program could result in the loss of the subsurface exploration contract. The recent addenda to the exploration contract which granted the Company an extension of the exploration period and rights to the Northwest Block also require the Company to:

•	make additional payments to the liquidation fund, stipulated by the Contract;
•	make a one-time payment in the amount of $200,000 to the Astana Fund by the end of 2010; and
•	make annual payments to social projects of the Mangistau Oblast in the amounts of $100,000 from 2010 to 2012.

Capital Lease Agreement

In December 2009 the Company entered into a capital lease agreement with an oil tanks leasing company for the lease of oil tanks in the amount of $493,000. The agreement is effective upon receiving oil tanks by the Company. As of March 31, 2010 the Company had not received the oil tanks. The Company expects to receive the oil tanks in April 2010, at which time the capital lease will be recorded. The agreement calls for average monthly payments of $12,056 during the first year and average monthly payments of $15,010 during the second and third year.

Executive Contracts

On December 31, 2009, the Company entered into new employment agreements with the following executive officers of the Company, Gamal Kulumbetov, Askar Tashtitov, Evgeniy Ler and Anuarbek Baimoldin. Each of these individuals was serving in such capacity prior to entering the employment agreements.

Except for annual salary, and as otherwise specifically addressed herein, the terms and conditions of the employment agreement of each of the executive and non-executive level officers are the same in all material respects. The employment agreements provide for an initial term of one year with three consecutive one-year renewals unless terminated by either party prior to the beginning of the renewal term. A form of the Employment Agreement was filed as an exhibit to the current report on Form 8-K filed on January 6, 2010.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Under the agreements, salary is reviewable no less frequently than annually and may be adjusted up or down by the compensation committee in its sole discretion, but may not be adjusted below the initial annual salary amount listed in the agreement.  The agreements provide that each of the officers is entitled to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical and other employee benefit plans of the Company that may be in effect from time to time, to the extent the individual is eligible under the terms of those plans.  The agreements provide that each officer is eligible at the discretion of the compensation committee and the board of directors to receive performance bonuses.  Each officer is entitled to 28 days vacation in accordance with the vacation policies of the Company, as well as paid holidays and other paid leave set forth in the Company’s policies.  There is no accrual of vacation days and holidays.

The agreements and all obligations thereunder may be terminated upon the occurrence of the following events: i) death, ii) disability; iii) for cause immediately upon notice from the Company or at such time as indicated by the Company in said notice; iv) for good reason upon not less than 30 days notice from an officer to the Company; v) an extraordinary event, unless otherwise agreed in writing.

Under the agreements the named executive officer may be deemed disabled if for physical or mental reasons he is unable to perform his duties for 120 consecutive days or 180 days during any 12 month period. Such disability will be determined by a jointly agreed upon medical doctor.

The agreements provide that any of the following will constitute “cause”: i) breach of the employment agreement; ii) failure to adhere to the written policies of the Company; iii) appropriation by the officer of a material business opportunity; iv) misappropriation of funds or property of the Company; v) conviction, indictment or the entering of a guilty plea or a plea of no contest to a felony.

“Good reason” under the agreements may mean any of the following: i) a material breach of the employment agreement; ii) assignment of the officer without his consent to a position of lesser status or degree of responsibility.; iii) relocation of the Company’s principal executive offices outside the Republic of Kazakhstan; iv) if the Company requires the officer to be based somewhere other than principal executive offices of the Company without the officer’s consent.

Each of the employment agreements, provides that an “extraordinary event” is defined as any consolidation or merger of the Company or any of its subsidiaries with another person, or any acquisition of the Company or any of its subsidiaries by any person or group of persons, acting in concert, equal to fifty percent (50%) or more of the outstanding stock of the Company or any of its subsidiaries, or the sale of forty percent (40%) or more of the assets of the Company or any of its subsidiaries, or if one or more persons, acting alone or as a group, acquires fifty percent (50%) or more of the total voting power of the Company. In addition to these provisions, the employment agreement of Mr. Tashtitov provides that the following events also constitute an extraordinary event: i) that a disposition by the Chairman of the Company’s board of directors of by the General Director of the Company’s subsidiary, of seventy five (75%) or more of the shares either individual currently owns, including stock attributed to either of them by Internal Revenue Code Section 318; or ii) should the Company terminate the registration of any of its securities under Section 12 of the Exchange Act of 1934, voluntarily ceases, or shall terminate its obligation to file reports with United States Securities Commission pursuant to Section 13 of the Exchange Act of 1934.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Upon termination of an employment agreement, the Company will make a termination payment to the officer in lieu of all other amounts and in settlement and complete release of all claims employee may have against the Company. In the event of termination for good reason by the officer, the Company will pay the officer the remainder of his salary for the calendar month in which the termination is effective and for six consecutive calendar months thereafter. The officer shall also be entitled to any portion of incentive compensation for the year, prorated to the date of termination. Notwithstanding the foregoing, if the officer obtains other employment prior to the end of the six month period, salary payments by the Company after he begins employment with a new employer shall be reduced by the amount of the cash compensation received from the new employer. If the officer is terminated for cause, he will receive salary only through the date of termination and will not be entitled to any incentive compensation for the year in which his employment is terminated. If the termination is the result of a disability, the Company will pay salary for the rest of the month during which termination is effective and for the shorter of six consecutive months thereafter or until disability insurance benefits commence. If employment is terminated as a result of the death of the officer, his heirs shall be entitled to salary through the month in which his death occurs and to incentive compensation prorated through the month of his death. The employment agreements of Mr. Kulumbetov, Mr. Ler and Mr. Baimoldin provide that if the employment agreement is terminated as a result of an extraordinary event, the officer shall be entitled to severance pay depending on the completed years of employment: i) 10% of Basic Compensation Salary if executive completed less than 1 year of employment; ii) 150% of Basic Compensation Salary if executive completed at least 1 year but not less than 2 years of employment; iii) 299% of Basic Compensation Salary if executive completed more than 2 years of employment.

The employment agreement of Mr. Tashtitov provides that in the event his employment agreement is terminated due to an extraordinary event, he will be entitled to receive a severance payment from the Company of $3,000,000.

All benefits terminate on the date of termination. The officer shall be entitled to accrued benefits, but is not entitled to compensation for unused vacation, holiday, sick leave or other leave.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The employment agreements also contain confidentiality, non-competition and non-interference provisions.

All benefits terminate on the date of termination. The officer shall be entitled to accrued benefits, but is not entitled to compensation for unused vacation, holiday, sick leave or other leave.

The employment agreements also contain confidentiality, non-competition and non-interference provisions and provide for certain of the Company’s executive officers to potentially receive payments upon termination or change in control.

Consulting Agreement with Boris Cherdabayev

On December 31, 2009 the Company entered into a Consulting Agreement with Boris Cherdabayev, the Chairman of the Company’s board of directors. The Consulting Agreement became effective on January 1, 2010. Pursuant to the Consulting Agreement, in addition to his services as Chairman of the board of directors, Mr. Cherdabayev will provide such consulting and other services as may reasonably be requested by Company management.

The initial term of the Consulting Agreement is five years unless earlier terminated as provided in the Consulting Agreement. The initial term will automatically renew for additional one-year terms unless and until terminated. The Consulting Agreement may be terminated for Mr. Cherdabayev’s death or disability and by the Company for cause. The Company may also terminate the Consulting Agreement other than for cause, but will be required to pay the full fee required under the Consulting Agreement.

Pursuant to the Consulting Agreement, Mr. Cherdabayev will be paid $192,000 per year. This base consulting fee will be net of Social Tax and Social Insurance Tax in the Republic of Kazakhstan, which shall be paid by the Company. Mr. Cherdabayev will be responsible for Personal Income Tax and Pension Fund Tax. The success of projects involving Mr. Cherdabayev shall be reviewed on an annual basis to determine whether the initial base consulting should be increased.

The Consulting Agreement provides for an extraordinary event payment equal to the greater of $5,000,000 or the base compensation fee for the remaining initial term of the Consulting Agreement. The Consulting Agreement defines an extraordinary event as any consolidation or merger of the Company or any of its subsidiaries with another person, or any acquisition of the Company or any of its subsidiaries by any person or group of persons, acting in concert, equal to fifty percent (50%) or more of the outstanding stock of the Company or any of its subsidiaries, or the sale of forty percent (40%) or more of the assets of the Company or any of its subsidiaries, or if one or more persons, acting alone or as a group, acquires fifty percent (50%) or more of the total voting power of the Company.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Litigation

In December 2003, a complaint was filed in the 15th Judicial Court in and for Palm Beach County, Florida, naming, among others, the Company and former directors, Georges Benarroch and Alexandre Agaian, as defendants.  The plaintiffs, Brian Savage, Thomas Sinclair and Sokol Holdings, Inc. allege claims of breach of contract, unjust enrichment, breach of fiduciary duty, conversion and violation of a Florida trade secret statute in connection with a business plan for the development of the Aksaz, Dolinnoe and Emir oil and gas fields owned by Emir Oil, LLP. The parties mutually agreed to dismiss this lawsuit without prejudice.

In April 2005, Sokol Holdings, Inc., also filed a complaint in United States District Court, Southern District of New York alleging that BMB Munai, Inc., Boris Cherdabayev, and former BMB directors Alexandre Agaian, Bakhytbek Baiseitov, Mirgali Kunayev and Georges Benarroch wrongfully induced Toleush Tolmakov to breach a contract under which Mr. Tolmakov had agreed to sell to Sokol 70% of his 90% interest in Emir Oil LLP.

In October and November 2005, Sokol Holdings filed amendments to its complaint in the U.S. District Court in New York to add Brian Savage and Thomas Sinclair as plaintiffs and to add Credifinance Capital, Inc., and Credifinance Securities, Ltd. (collectively “Credifinance”) as defendants in the matter. The amended complaints alleged: i) tortious interference with contract, specific performance, breach of contract, unjust enrichment, unfair competition-misappropriation of labors and expenditures against all defendants; ii) breach of fiduciary duty, tortious interference with fiduciary duty and aiding and abetting breach of fiduciary duty by Mr. Agaian, Mr. Benarroch and Credifinance; and iii) breach of fiduciary duty by Mr. Cherdabayev, Mr. Kunayev and Mr. Baiseitov, in connection with a business plan for the development of the Aksaz, Dolinnoe and Emir oil and gas fields owned by Emir Oil, LLP.  The plaintiffs have not named Toleush Tolmakov as a defendant in the action nor have the plaintiffs ever brought claims against Mr. Tolmakov to establish the existence or breach of any legally binding agreement between the plaintiffs and Mr. Tolmakov.  The plaintiffs seek damages in an amount to be determined at trial, punitive damages, specific performance and such other relief as the Court finds just and reasonable.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company moved for dismissal of the amended complaint or for a stay pending arbitration in Kazakhstan. That motion was denied, without prejudice to renewing it, to enable defendants to produce documents to plaintiffs relating to the issues raised in the motion. Following completion of document production, the motion was renewed. Briefing on the motion was completed on August 24, 2006. On June 14, 2007, the court ruled on the Company’s motion. The court (a) denied the motion to dismiss on the ground that Kazakhstan is a more convenient forum; (b) denied the motion to dismiss in favor of litigation in New York state court; (c) denied the motion to stay pending arbitration in Kazakhstan; and (d) denied the motion to dismiss on the ground that Mr. Tolmakov is an indispensable party. The court also (a) denied the motion (by defendants other than the Company) to dismiss for lack of personal jurisdiction and (b) granted the motion (by defendants other than the Company) to dismiss several claims for relief alleging breach of fiduciary duty, tortious interference with fiduciary duty and aiding and abetting breach of fiduciary duty. The court dismissed as moot the Company’s cross-motion to stay discovery and instructed the parties to comply with the Magistrate Judge’s discovery schedule.

The Company appealed the court’s refusal to stay the litigation pending arbitration in Kazakhstan. On September 28, 2008, the Court of Appeals issued a decision in which it (a) reversed the district court's refusal to stay the claim for specific performance pending arbitration and (b) affirmed the balance of the district court's order.

At the end of 2008, the Company changed legal counsel to represent all defendants in the lawsuit from Bracewell & Giuliani LLP in New York, New York to Manning, Curtis, Bradshaw & Bednar LLC in Salt Lake City, Utah.

On December 12, 2008, plaintiffs sought leave to file a Third Amended Complaint to add claims for (a) breach of fiduciary duty against defendants Cherdabayev, Kunayev, Baiseitov, Agaian, Benarroch and Credifinance based on these defendants’ alleged role as promoters of Sokol, (b) fraud against all defendants; and (c) promissory estoppel against defendants Cherdabayev, Kunayev and Baiseitov. Defendants opposed the Motion for Leave to Amend and leave to amend was denied.  Fact and expert discovery has been completed.  Plaintiffs have submitted an expert report on damages that claims damages of between $6.7 million and $10.9 million, plus interest.  The Company disputes the plaintiffs’ damage claim, in addition to disputing liability.  In November 2009, all defendants sought leave to file a Motion for Summary Judgment seeking judgment in favor of defendants on all claims.  Briefing on defendants’ summary judgment motion was completed on January 27, 2010.  The Court has not yet ruled on the summary judgment motion or set it for oral argument.  No trial date has been established.

Other than the foregoing, to the knowledge of management, there is no other material litigation or governmental agency proceeding pending or threatened against the Company or its management.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Economic Environment

In recent years, Kazakhstan has undergone substantial political and economic change. As an emerging market, Kazakhstan does not possess a well-developed business infrastructure, which generally exists in a more mature free market economy. As a result, operations carried out in Kazakhstan can involve significant risks, which are not typically associated with those in developed markets. Instability in the market reform process could subject the Company to unpredictable changes in the basic business infrastructure in which it currently operates. Uncertainties regarding the political, legal, tax or regulatory environment, including the potential for adverse changes in any of these factors could affect the Company’s ability to operate commercially. Management is unable to estimate what changes may occur or the resulting effect of such changes on the Company’s financial condition or future results of operations.

Legislation and regulations regarding taxation, foreign currency translation, and licensing of foreign currency loans in the Republic of Kazakhstan continue to evolve as the central government manages the transformation from a command to a market-oriented economy. The various legislation and regulations are not always clearly written and their interpretation is subject to the opinions of the local tax inspectors. Instances of inconsistent opinions between local, regional and national tax authorities are not unusual.

Operating Lease

The Company leases its office spaces in Almaty from a third party. The lease term for the office spaces extend through December 31, 2010. The Company plans to continue leasing this office space for the next year. The Company incurred lease expense of $212,651, $308,325 and $291,672 for the years ended March 31, 2010, 2009 and 2008, respectively.

As described in Note 22, the Company leases oil storage facilities, an office building and a warehouse from a related party. Currently, this lease term is month-to-month, with monthly payments of $8,000, or $96,000 per year.  The Company expects to continue to lease these facilities for the upcoming year, as well as the foreseeable future.

NOTE 24 - FINANCIAL INSTRUMENTS

As of March 31, 2010 and 2009 cash and cash equivalents included deposits in Kazakhstan banks in the amount $3,721,701 and $2,606,004, respectively and deposits in U.S. banks in the amount of $2,718,693 and $4,149,541, respectively. Kazakhstan banks are not covered by FDIC insurance, nor does the Republic of Kazakhstan have an insurance program similar to FDIC. Therefore, the full amount of our deposits in Kazakhstan banks was uninsured as of March 31, 2010 and 2009. The Company’s deposits in U.S. banks are also in non-FDIC insured accounts which means they too are not insured to the $250,000 FDIC insurance limit. To mitigate this risk, the Company has placed all of its U.S. deposits in a money market account that invests in U.S. government backed securities. As of March 31, 2010 and 2009 the Company made advance payments to Kazakhstan companies and government bodies in the amount $7,219,431 and $5,432,972, respectively. As of March 31, 2010 and 2009 restricted cash reflected in the long-term assets consisted of $770,553 and $588,217, respectively, deposited in a Kazakhstan bank and restricted to meet possible environmental obligations according to the regulations of Kazakhstan. Furthermore, the primary asset of the Company is Emir Oil LLP; an entity formed under the laws of the Republic Kazakhstan.

BMB MUNAI, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 25 - QUARTERLY FINANCIAL DATA (unaudited)

Quarterly financial information is presented in the following summary:

	Fiscal year ended March 31, 2010
	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010

Revenues	$ 11,766,806	$ 16,074,217	$ 13,894,712	$ 15,538,791
Income from operations	192,432	4,026,811	887,650	2,781,406
Net income	30,782	4,040,009	607,081	4,315,601
Basic net income per share	-	0.08	0.01	0.09
Diluted net income per share	$ -	$ 0.08	$ 0.01	$ 0.09

	Year ended March 31, 2009
	June 30, 2008	September 30, 2008	December 31, 2008	March 31, 2009

Revenues	$ 34,827,224	$ 22,758,160	$ 4,883,790	$ 7,147,701
Income/(loss) from operations	11,575,417	9,636,121	(8,382,895)	(1,233,061)
Net income/(loss)	13,321,323	9,830,026	(8,292,982)	2,299,191
Basic net income/(loss) per share	0.30	0.21	(0.18)	0.04
Diluted net income/(loss) per share	$ 0.30	$ 0.21	$ (0.18)	$ 0.04

	Fiscal year ended March 31, 2008
	June 30, 2007	September 30, 2007	December 31, 2007	March 31, 2008

Revenues	$ 11,580,958	$ 12,764,397	$ 16,832,612	$ 19,018,659
Income from operations	5,899,591	6,606,045	9,456,235	8,058,216
Net income	5,409,688	7,480,413	9,856,062	8,564,401
Basic net income per share	0.12	0.17	0.22	0.19
Diluted net income per share	$ 0.12	$ 0.17	$ 0.22	$ 0.19

BMB MUNAI, INC.

SUPPLEMENTARY FINANCIAL INFORMATION ON OIL AND NATURAL GAS EXPLORATION DEVELOPMENT AND PRODUCTION ACTIVITIES (unaudited)

This footnote provides unaudited information required by FASC № 932-325-55, “Disclosures about Oil and Natural Gas Producing Activities.” The Company’s oil and natural gas properties are located in the Republic of Kazakhstan, which constitutes one cost centre.

Capitalized Costs - Capitalized costs and accumulated depletion, depreciation and amortization relating to oil and natural gas producing activities, all of which are conducted in the Republic of Kazakhstan, are summarized below:

	March 31, 2010	March 31, 2009

Developed oil and natural gas properties	$ 246,979,803	$ 221,374,856
Unevaluated oil and natural gas properties	25,924,087	40,580,015
Accumulated depletion, depreciation and amortization	(34,302,048)	(23,226,458)
Net capitalized cost	$ 238,601,842	$ 238,728,413

Costs Incurred - Costs incurred in oil and natural gas property acquisition, exploration and development activities are summarized below:

	For the year ended March 31, 2010	For the year ended March 31, 2009	For the year ended March 31, 2008

Acquisition costs:
Unproved properties	$ -	$ -	$ -
Proved properties	-	-	-
Exploration costs	-	2,275,021	3,024,386
Development costs	10,949,019	63,727,311	83,950,096
Subtotal	10,949,019	66,002,332	86,974,482
Asset retirement costs	-	86,438	1,300,576
Total costs incurred	$ 10,949,019	$ 66,088,770	$ 88,275,058

Results of Operations – Results of operations for the Company’s oil and natural gas producing activities are summarized below:

	For the year ended March 31, 2010	For the year ended March 31, 2009	For the year ended March 31, 2008

Oil and natural gas revenues	$ 57,274,526	$ 69,616,875	$ 60,196,626

Operating expenses:
Rent export tax	10,032,857	467,359	-
Export duty	-	6,783,278	-
Oil and natural gas operating expenses and ad valorem taxes	8,568,453	7,530,653	5,515,403
Accretion expense	448,351	449,025	254,572
Depletion expense	11,075,590	10,403,328	9,419,655
Results of operations from oil and gas producing activities	$ 27,149,275	$ 43,983,232	$ 45,006,996

BMB MUNAI, INC.

SUPPLEMENTARY FINANCIAL INFORMATION ON OIL AND NATURAL GAS EXPLORATION DEVELOPMENT AND PRODUCTION ACTIVITIES (unaudited)

Reserves – Proved reserves are estimated quantities of oil and natural gas, which geological and engineering data demonstrate with reasonable certainty to be, recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can reasonably be expected to be recovered through existing wells with existing equipment and operating methods. Proved oil and natural gas reserve quantities and the related discounted future net cash flows before income taxes (see Standardized Measure) for the periods presented are based on estimates prepared by Chapman Petroleum Engineering Ltd., independent petroleum engineers. Such estimates have been prepared in accordance with guidelines established by the SEC.

The Company’s net ownership in estimated quantities of proved oil reserves, and changes in net proved reserves, all of which are located in the Republic of Kazakhstan, is summarized below:

	Oil, Condensate and Natural Gas Liquids (Bbls)
	For the year ended March 31, 2010	For the year ended March 31, 2009	For the year ended March 31, 2008
Proved developed and undeveloped reserves
Beginning of the year	$ 23,641,000	$ 20,911,000	$ 15,280,000
Revisions of previous estimates	101,221	(3,505,105)	(2,964,177)
Purchase of oil and gas properties	-	-	-
Extensions and discoveries	-	7,316,000(1)	9,503,000(2)
Sales of properties	-	-	-
Production	(1,016,221)	(1,080,895)	(907,823)

End of year	22,726,000	23,641,000	20,911,000
Proved developed reserves at year end	$ 20,155,000	$ 21,070,000	$ 10,784,000

(1)
During the year ended March 31, 2009 four wells were drilled (gross and net) on the Kariman structure, one well (gross and net) on the Dolinnoe structure, one well (gross and net) on the Aksaz structure and one well (gross and net) on the Emir structure. These additions to the Kariman, Dolinnoe, Aksaz and Emir structures during the year ended March 31, 2009 resulted in an increase in estimated proved developed reserves of approximately 7.3 million BOE. These were the only extensions and discoveries made during the year ended March 31, 2009.

BMB MUNAI, INC.

SUPPLEMENTARY FINANCIAL INFORMATION ON OIL AND NATURAL GAS EXPLORATION DEVELOPMENT AND PRODUCTION ACTIVITIES (unaudited)

(2)
During the year ended March 31, 2008 four wells were drilled (gross and net) on the Kariman structure, one well (gross and net) on the Dolinnoe structure and one well (gross and net) on the Aksaz structure. These additions to the Kariman, Dolinnoe and Aksaz structures during the year ended March 31, 2008 resulted in an increase in our estimated proved developed reserves of approximately 4.5 million BOE and an increase in proved undeveloped reserves of approximately 4.9 million BOE. These were the only extensions and discoveries made during the year ended March 31, 2008.

(3)
During the year ended March 31, 2007 we drilled one well was drilled (gross and net) on the Kariman structure. The addition of the Kariman structure during the year ended March 31, 2007 resulted in an increase in estimated proved developed reserves of approximately 2.7 million BOE (barrels of oil equivalent) and no increase in proved undeveloped reserves. These were the only extensions or discoveries made during the year ended March 31, 2007.

Standardized Measure – The Standardized Measure of Discounted Future Net Cash Flows relating to the Company’s ownership interests in proved oil reserves for the year ended March 31, 2010, 2009 and 2008 is shown below:

	For the year ended March 31, 2010	For the year ended March 31, 2009	For the year ended March 31, 2008

Future cash inflows	$ 931,885,000	$ 652,739,000	$ 1,107,109,000
Future oil and natural gas operating expenses	157,667,000	144,661,000	83,380,000
Future development costs	30,890,000	33,403,000	89,350,000
Future income tax expense	279,763,000	41,520,000	249,884,000
Future net cash flows	463,565,000	433,155,000	684,495,000
10% discount factor	195,243,000	179,803,000	331,516,000
Standardized measure of discounted future net cash flows	$ 268,322,000	$ 253,352,000	$ 352,979,000

The Company’s standardized measure of discounted future net cash flows relating to proved oil reserves was prepared in accordance with the provisions of FASC № 932-325-55. Future cash inflows are computed by applying year end prices of oil and natural gas to year end quantities of proved oil and natural gas reserves. During the fiscal years ended March 31, 2010, 2009 and 2008 revenue from export sales accounted for 95%, 81% and 91%, respectively, of total revenue. To take into account the price differential for oil and natural gas exported versus sold domestically, the Company applies year end prices for export sales to 90% of the quantity of proved oil and natural gas reserves and the year end prices for domestic sales to 10% of the quantity of proved oil and natural gas reserves. Future oil and natural gas production and development costs are computed by estimating the expenditures to be incurred in producing and developing the proved oil and natural gas reserves at year end, based on year end costs and assuming continuation of existing economic condition.

BMB MUNAI, INC.

SUPPLEMENTARY FINANCIAL INFORMATION ON OIL AND NATURAL GAS EXPLORATION DEVELOPMENT AND PRODUCTION ACTIVITIES (unaudited)

Future income tax expenses are calculated by applying appropriate year end tax rates to future pre-tax net cash flows relating to proved oil and natural gas reserves, less the tax basis of properties involved. Future income tax expenses give effect to permanent differences, tax credits and loss carryforwards relating to the proved oil and natural gas reserves. Future net cash flows are discounted at a rate of 10% annually to derive the standardized measure of discounted future net cash flows. The Standardized Measure of Discounted Future Net Cash Flows is not intended to represent the replacement cost or fair market value of the Company’s oil and natural gas properties.

Changes in Standardized Measure – Changes in Standardized Measure of Discounted Future Net Cash Flows relating to proved oil reserves are summarized below:

	For the year ended March 31, 2010	For the year ended March 31, 2009	For the year ended March 31, 2008

Changes due to current year operations:
Sales of oil and natural gas, net of oil and natural gas operating expenses	$ (38,673,216)	$ (54,835,585)	$ (54,681,223)
Sales of oil and natural gas properties	-	-	-
Purchase of oil and gas properties	-	-	-
Extensions and discoveries	-	85,153,000	189,557,166
Net change in sales and transfer prices, net of production costs	163,113,547	(305,001,925)	154,594,264
Changes due to revisions of standardized variables	-	-	-
Prices and operating expenses	-	-	-
Revisions to previous quantity estimates	1,776,460	(21,739,505)	(77,465,492)
Estimated future development costs	1,426,515	30,020,093	(34,976,338)
Income taxes	(123,077,000)	104,421,000	(26,797,000)
Accretion of discount	25,335,200	35,297,900	17,126,500
Production rates (timing)	10,405,096	64,073,697	(26,973,812)
Other	(25,336,602)	(37,015,675)	41,329,935
Net Change	14,970,000	(99,627,000)	181,714,000
Beginning of year	253,352,000	352,979,000	171,265,000
End of year	$ 268,322,000	$ 253,352,000	$ 352,979,000

Sales of oil and natural gas, net of oil and natural gas operating expenses are based on historical pre-tax results. Sales of oil and natural gas properties, extensions and discoveries, purchases of minerals in place and the changes due to revisions in standardized variables are reported on a pre-tax discounted basis, while the accretion of discount is presented on an after tax basis.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

12.1	Computation of Earnings to Fixed Charges
21.1	Subsidiaries
23.1	Consent of Chapman Petroleum Engineering Ltd., Independent Petroleum Engineers
23.2	Consent of Hansen, Barnett & Maxwell, P.C., Independent Registered Public Accounting Firm
31.1	Certification of Principal Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Principal Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certification of Principal Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2	Certification of Principal Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
99.1	Chapman Petroleum Engineering Ltd. Letter on its estimation of proved oil and gas reserves at March 31, 2010

Appendix D
Quarterly Report on Form 10-Q for the Quarter Ended December 31, 2010

FORM 10-Q

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

☒		QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the Quarterly Period Ended December 31, 2010

OR

☐		TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the Transition Period From ________ to _________

Commission File Number 001-33034

BMB MUNAI, INC.
(Exact name of registrant as specified in its charter)

Nevada	30-0233726
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

202 Dostyk Ave, 4th Floor
Almaty, Kazakhstan	050051
(Address of principal executive offices)	(Zip Code)

+7 (727) 237-51-25
(Registrant's telephone number, including area code)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.

	Yes	☒	No	☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter  period that the registrant was required to submit and post such files).

	Yes	☐	No	☐

Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated Filer ☐	Accelerated Filer	☐

Non-accelerated Filer ☐	Smaller Reporting Company	☒
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act.)
	Yes	☐	No	☒

As of February 14, 2011, the registrant had 55,787,554 shares of common stock, par value $0.001, issued and outstanding.

BMB MUNAI, INC.
FORM 10-Q

2

PART I - FINANCIAL INFORMATION
Item 1 - Unaudited Condensed Consolidated Financial Statements
BMB MUNAI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	Notes	December 31, 2010 (unaudited)	March 31, 2010 (unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	3	$ 6,214,841	$ 6,440,394
Trade accounts receivable		8,687,651	6,423,402
Promissory notes receivable and related interest	4	50,350	-
Prepaid expenses and other assets, net	5	3,346,724	4,083,917

Total current assets		18,299,566	16,947,713

LONG TERM ASSETS
Oil and gas properties, full cost method, net	6	255,418,316	238,601,842
Gas utilization facility, net	7	12,665,090	13,569,738
Inventories for oil and gas projects	8	13,896,956	13,717,847
Prepayments for materials used in oil and gas projects		853,961	141,312
Other fixed assets, net		3,590,958	3,815,422
Long term VAT recoverable	9	4,296,356	3,113,939
Convertible notes issue cost		808,097	1,201,652
Restricted cash	10	875,051	770,553

Total long term assets		292,404,785	274,932,305

TOTAL ASSETS		$ 310,704,351	$ 291,880,018

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable		$ 13,526,819	$ 3,948,851
Accrued non-cash share based obligations	14	1,064,000	-
Accrued coupon payment	11	2,505,000	641,667
Taxes payable, accrued liabilities and other payables		5,071,937	4,802,361

Total current liabilities		22,167,756	9,392,879

LONG TERM LIABILITIES
Convertible notes issued, net	11	62,852,374	62,178,119
Liquidation fund	12	5,079,715	4,712,345
Deferred taxes	17	4,964,382	4,964,382
Capital lease liability	13	230,274	369,801

Total long term liabilities		73,126,745	72,224,647

COMMITMENTS AND CONTINGENCIES	20	-	-

SHAREHOLDERS’ EQUITY
Preferred stock - $0.001 par value; 20,000,000 shares authorized; no shares issued or outstanding		-	-
Common stock - $0.001 par value; 500,000,000 shares authorized, 55,787,554 and 51,865,015 shares outstanding, respectively		55,788	51,865
Additional paid in capital		164,118,640	160,653,969
Retained earnings		51,235,422	49,556,658

Total shareholders’ equity		215,409,850	210,262,492

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		$ 310,704,351	$ 291,880,018

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

3

BMB MUNAI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

		Three months ended December 31,		Nine months ended December 31,
	Notes	2010 (unaudited)	2009 (unaudited)	2010 (unaudited)	2009 (unaudited)

REVENUES	15	$ 16,510,330	$ 13,894,712	$ 41,638,143	$ 41,735,735

COSTS AND OPERATING EXPENSES
Rent export tax		3,104,884	2,966,025	8,214,750	6,945,938
Export duty	16	558,210	-	736,013	-
Oil and gas operating		2,485,683	2,819,189	6,619,854	6,739,473
General and administrative		3,680,778	2,946,160	11,173,979	10,750,099
Depletion	6	2,558,733	2,840,787	7,099,897	7,953,515
Interest expense	11	2,228,010	1,159,268	4,431,142	3,452,646
Depreciation of gas utilization facility	7	339,243	-	904,648	-
Amortization and depreciation		139,401	161,943	442,707	454,756
Accretion expense	12	125,645	113,690	367,370	332,415

Total costs and operating expenses		15,220,587	13,007,062	39,990,360	36,628,842

INCOME FROM OPERATIONS		1,289,743	887,650	1,647,783	5,106,893

OTHER INCOME / (EXPENSE)
Foreign exchange gain / (loss), net		57,122	(293,438)	(209,295)	(331,668)
Interest income		79,405	73,229	288,068	152,666
Other expense, net		(62,954)	(60,360)	(47,792)	(250,019)

Total other income / (expense)		73,573	(280,569)	30,981	(429,021)

INCOME BEFORE INCOME TAXES		1,363,316	607,081	1,678,764	4,677,872

INCOME TAX EXPENSE	17	-	-	-	-

NET INCOME		$ 1,363,316	$ 607,081	$ 1,678,764	$ 4,677,872

BASIC NET INCOME PER COMMON SHARE	18	$ 0.03	$ 0.01	$ 0.03	$ 0.09
DILUTED NET INCOME PER COMMON SHARE	18	$ 0.03	$ 0.01	$ 0.03	$ 0.09

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

4

BMB MUNAI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

		Nine months ended December 31,
	Notes	2010 (unaudited)	2009 (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income		$ 1,678,764	$ 4,677,872
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion	6	7,099,897	7,953,515
Depreciation and amortization		1,347,355	454,756
Interest expense		4,497,987	3,452,646
Accretion expense	12	367,370	332,415
Stock based compensation expense	14	1,254,025	2,744,133
Loss on disposal of fixed assets		1,641	31,192
Changes in operating assets and liabilities:
Increase in trade accounts receivable		(2,264,249)	(2,432,795)
Decrease/(increase) in prepaid expenses and other assets		651,314	(344,058)
Increase in VAT recoverable		(1,182,417)	(325,852)
Increase/(decrease) in current liabilities		9,847,544	(6,614,341)

Net cash provided by operating activities		23,299,231	9,929,483

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in notes receivable and related interest	4	(50,350)	-
Purchase and development of oil and gas properties	6	(18,698,428)	(7,050,204)
Purchase of other fixed assets		(560,644)	(311,679)
Increase in inventories and prepayments for materials used in oil and gas projects		(2,490,372)	(403,314)
(Increase) in restricted cash		(104,498)	(175,843)

Net cash used in investing activities		(21,904,292)	(7,941,040)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of capital lease obligation		(120,492)	-
Cash paid for convertible notes coupon		(1,500,000)	(1,500,000)

Net cash used in financing activities		(1,620,492)	(1,500,000)

NET CHANGE IN CASH AND CASH EQUIVALENTS		(225,553)	488,443
CASH AND CASH EQUIVALENTS at beginning of period		6,440,394	6,755,545

CASH AND CASH EQUIVALENTS at end of period		$ 6,214,841	$ 7,243,988

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

5

BMB MUNAI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(CONTINUED)

		Nine months ended December 31,
	Notes	2010 (unaudited)	2009 (unaudited)

Non-Cash Investing and Financing Activities

Transfer of inventory and prepayments for materials used in oil and gas projects to oil and gas properties	6	$ 1,598,614	$ 477,031
Depreciation on other fixed assets capitalized as oil and gas properties		340,760	344,576
Transfers from oil and gas properties, construction in progress and other fixed assets to gas utilization facility		-	99,107
Accrued non-cash share based obligations capitalized as part of oil and gas properties	14	1,064,000	-
Issuance of common stock for the settlement of liabilities	14	-	5,973,185
Issuance of common stock for services, capitalized to oil and gas properties	14	2,214,569	-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

6

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 1 - DESCRIPTION OF BUSINESS

The corporation known as BMB Munai, Inc. (“BMB Munai” or the “Company”), a Nevada corporation, was originally incorporated in Utah in July 1981. On February 7, 1994, the corporation changed its name to InterUnion Financial Corporation (“InterUnion”) and its domicile to Delaware. BMB Holding, Inc. (“BMB Holding”) was incorporated on May 6, 2003 for the purpose of acquiring and developing oil and gas fields in the Republic of Kazakhstan. On November 26, 2003, InterUnion executed an Agreement and Plan of Merger (the “Agreement”) with BMB Holding. As a result of the merger, the shareholders of BMB Holding obtained control of the corporation. BMB Holding was treated as the acquiror for accounting purposes. A new board of directors was elected that was comprised primarily of the former directors of BMB Holding and the name of the corporation was changed to BMB Munai, Inc. BMB Munai changed its domicile from Delaware to Nevada on December 21, 2004.

The Company’s consolidated financial statements presented are a continuation of BMB Holding, and not those of InterUnion Financial Corporation, and the capital structure of the Company is now different from that appearing in the historical financial statements of InterUnion Financial Corporation due to the effects of the recapitalization.

The Company has a representative office in Almaty, Republic of Kazakhstan.

From inception (May 6, 2003) through January 1, 2006 the Company had minimal operations and was considered to be in the development stage. The Company began generating significant revenues in January 2006 and is no longer in the development stage.

Currently the Company has completed twenty-four wells. As discussed in more detail in Note 2, the Company engages in exploration of its licensed territory pursuant to an exploration license and has not yet applied for or been granted a commercial production license.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of  America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

7

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

In the opinion of the Company, all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the consolidated financial position of the Company and the consolidated results of its operations and its cash flows have been made. The results of its operations and its cash flows for the nine months ended December 31, 2010 are not necessarily indicative of the results to be expected for the year ending March 31, 2011.

Business condition

As discussed in further detail in Note 11, the Company has outstanding 9.0% Convertible Senior Notes due 2012 in the principal aggregate amount of $60,000,000 (the “Notes”).  The original Indenture governing the Notes, which was entered into as of September 19, 2007, between the Company and The Bank of New York Mellon, as trustee, provided the holders of the Notes (the “Noteholders”), among other things, the right to require the Company to redeem all or a portion of the Notes on three separate dates, including July 13, 2010.  In connection with ongoing negotiations between the Company and the Noteholders to restructure the Notes, the original Indenture has been amended and supplemented by Supplemental Indenture No. 1, Supplemental Indenture No. 2, Supplemental Indenture No. 3 and Supplemental Indenture No. 4.  Among other things, each Supplemental Indenture extended the Noteholders an additional put right to allow additional time to finalize definitive agreements restructuring the terms of the Notes and Supplemental Indenture No. 3 increased the coupon rate from 5% to 9%.

As of December 31, 2010, the first five put dates expired unexercised.  The sixth put date commenced on December 31, 2010 and expired on January 31, 2011.  Supplemental Indenture No. 4, which was entered into on January 26, 2011, grants the Noteholders a seventh put date that commences on January 31, 2011 and expires on February 28, 2011.  In exchange for the seventh put date, the Noteholders separately agreed they will not exercise their put options for the sixth put date and they will not exercise their put options for the seventh put date that would be effective prior to February 28, 2011; provided, however, the Noteholders may exercise such put options at any time prior to their respective expiration dates upon the occurrence of any of the following: (i) a default occurs under the Indenture excluding certain defaults that occurred prior to January 26, 2011, (ii) failure by the Company or any of its material subsidiaries to timely pay any Indebtedness (as defined in the Indenture) or any guarantee of any Indebtedness that exceeds U.S. $1,000,000, or any Indebtedness becomes due and payable prior to its stated maturity other than at the option of the Company or any of its material subsidiaries, or (iii) the Noteholders holding a majority in outstanding principal amount of the Notes provide notice to the Company and the other Noteholders that negotiations with respect to the restructuring of the Notes have terminated.  Therefore, it is possible the Noteholders could exercise a put option with respect to the Notes prior to February 28, 2011 if any of the foregoing events occur.

8

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

In connection with the execution of Supplemental Indenture No. 4, the Company agreed to increase the put price from 104.88% of the principal amount and accrued but unpaid interest as of the put exercise date to 105% of the principal amount together with accrued but unpaid interest as of the put exercise date.

Prior to entering into Supplemental Indenture No. 4, the Company was in default of certain non-payment covenants contained in Article 9 of the Indenture requiring the Company to maintain a minimum net debt to equity ratio and to comply with certain notice, delivery and other provisions.  The Noteholders separately agreed to waive these defaults until February 28, 2011, with the understanding that such waiver shall not constitute a waiver of any default under the Indenture that remains ongoing as of February 28, 2011 or occurs after January 26, 2011.  The Company currently believes it will not be able to remedy the net debt to equity ratio covenant nor will it be able to cure the other defaults relating to notice and delivery by February 28, 2011 and, therefore, anticipates it will be in default under the Indenture at that time unless a future waiver is obtained from the Noteholders.

Subsequent Event

As noted in detail in the Current Report of the Company on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 18, 2011, the Company has entered into a Participation Interest Purchase Agreement (the “Purchase Agreement”) with MIE Holdings Corporation and its subsidiary Palaeontol B.V., pursuant to which the Company agreed to sell all of its interest in its wholly-owned operating subsidiary, Emir Oil LLP (“Emir Oil”).

In connection with the Purchase Agreement, the Company obtained a waiver from the Noteholders with respect to the Company’s execution of the Purchase Agreement.  The closing of the Purchase Agreement, however, remains subject to, among other things, the approval by the Noteholders, which approval is expected in connection with the execution of the documents that will govern the restructuring of the Notes. In connection with the Note  restructuring, it is expected the Notes will be amended to, among other things, (i) increase the coupon rate to 10.75%, (ii) require the Company to make a $1.0 million cash payment towards the principal balance, which will result in an adjusted principal amount of $61.4 million after giving effect to the restructure, (iii) extend the maturity date to July 13, 2013, (iv) grant the Noteholders a new put option, exercisable one year prior to the new maturity date, (v) reduce the conversion price of the Notes to $2.00 per share, (vi) provide additional covenant restrictions by the Company, including a prohibition on paying dividends on shares of the Company’s common stock and on the pledge or disposal of assets, (vii) provide for semi-annual principal amortization payments of 30% of the Company’s excess cash flow, and (viii) allow the Noteholders to appoint a member to the board of the directors of the Company and the board of directors or similar body of Emir Oil. If the Purchase Agreement is consummated, the Company expects to redeem the Notes out of the transaction proceeds prior to making a cash distribution to stockholders.

9

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

Certain aspects of the Note restructuring will be subject to stockholder approval.  The Company and the Noteholders continue to work toward definitive documents to restructure the Notes upon the terms disclosed above and upon other additional terms.

Although the Company and the Noteholders have reached an agreement in principle as to the general terms of the proposed restructure, there is no assurance the parties will enter into definitive agreements regarding the plan of restructure or that the parties will successfully close and consummate a plan of restructure regarding the Notes.  Moreover, there is no assurance the Noteholders will provide any future waiver or any further extension of their redemption put rights under the Indenture.

As such, the Company will reclassify the Notes as a current liability at February 28, 2011 unless or until additional waivers are obtained or the Notes are restructured.

Basis of consolidation

The Company’s unaudited consolidated financial statements present the consolidated results of BMB Munai, Inc., and its wholly owned subsidiary, Emir Oil LLP (hereinafter collectively referred to as the “Company”). All significant inter-company balances and transactions have been eliminated from the Unaudited Consolidated Financial Statements.

Reclassifications

Certain reclassifications have been made in the financial statements for the nine months ended December 31, 2009 to conform to the December 31, 2010 presentation. The reclassifications had no effect on net income.

Use of estimates

The preparation of Unaudited Consolidated Financial Statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the Unaudited Consolidated Financial Statements and revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates and affect the results reported in these Unaudited Consolidated Financial Statements.

10

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

Concentration of credit risk and accounts receivable

Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and accounts receivable. The Company places its cash with high credit quality financial institutions. Substantially all of the Company’s accounts receivable are from purchasers of oil and gas. Oil and gas sales are generally unsecured. The Company has not had any significant credit losses in the past and believes its accounts receivable are fully collectable. Accordingly, no allowance for doubtful accounts has been provided.

Licences and contracts

Emir Oil is the operator of the Company’s oil and gas fields in Western Kazakhstan. The government of the Republic of Kazakhstan (the “Government”) initially issued the license to Zhanaozen Repair and Mechanical Plant on April 30, 1999 to explore the Aksaz, Dolinnoe and Emir oil and gas fields (the “ADE Block” or the “ADE Fields”). On June 9, 2000, the contract for exploration of the Aksaz, Dolinnoe and Emir oil and gas fields was entered into between the Agency of the Republic of Kazakhstan on Investments and the Zhanaozen Repair and Mechanical Plant. On September 23, 2002, the contract was assigned to Emir Oil. On September 10, 2004, the Government extended the term of the contract for exploration and license from five years to seven years through July 9, 2007. On February 27, 2007, the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan (the “MEMR”) granted a second extension of the Company’s exploration contract. Under the terms of the contract extension, the exploration period was extended to July 2009 over the entire exploration contract territory. On December 7, 2004, the Government assigned to Emir Oil exclusive right to explore an additional 260 square kilometers of land adjacent to the ADE Block, which is referred to as the “Southeast Block.” The Southeast Block includes the Kariman field and the Yessen and Borly structures and is governed by the terms of the Company’s original contract. On June 24, 2008, the MEMR agreed to extend the exploration stage of the Company’s contract from July 2009 to January 2013 in order to permit the Company to conduct additional exploration drilling and testing activities within the ADE Block and the Southeast Block.

On October 15, 2008, the MEMR approved Addendum # 6 to Contract No. 482 with  Emir Oil, dated June 09, 2000 extending Emir Oil’s exploration territory from 460 square kilometers to a total of 850 square kilometers (approximately 210,114 acres). The additional territory is located to the north and west of the Company’s current exploration territory, extending the exploration territory toward the Caspian Sea and is referred to herein as the “Northwest Block.”  The Northwest Block is governed by the terms of the Company’s exploration stage contract on the ADE Block and the Southeast Block.

11

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

To move from the exploration stage to the commercial production stage, the Company must apply for and be granted a commercial production contract. The Company is legally entitled to apply for a commercial production contract and has an exclusive right to negotiate this contract. The Government is obligated to conduct these negotiations under the Law of Petroleum in Kazakhstan. If the Company does not move from the exploration stage to the commercial production stage, it has the right to produce and sell oil, including export oil, under the Law of Petroleum for the term of its existing contract.

Major Customers

During the nine months ended December 31, 2010 and 2009, sales to one customer represented 98% and 94% of total sales, respectively.  At December 31, 2010 and 2009, this customer made up 93% and 89% of accounts receivable, respectively. While the loss of this foregoing customer could have a material adverse effect on the Company in the short-term, the loss of this customer should not materially adversely affect the Company in the long-term because of the available market for the Company’s crude oil and natural gas production from other purchasers.

Foreign currency translation

Transactions denominated in foreign currencies are reported at the rates of exchange prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated to United States Dollars at the rates of exchange prevailing at the balance sheet dates. Any gains or losses arising from a change in exchange rates subsequent to the date of the transaction are included as an exchange gain or loss in the Consolidated Statements of Operations.

Share-based compensation

The Company accounts for options granted to non-employees at their fair value in accordance with FASC Topic 718 – Stock Compensation. Share-based compensation is determined as the fair value of the equity instruments issued. The measurement date for these issuances is the earlier of the date at which a commitment for performance by the recipient to earn the equity instruments is reached or the date at which the recipient’s performance is complete. Stock options granted to the “selling agents” in private equity placement transactions have been offset against the proceeds as a cost of capital. Stock options and stocks granted to other non-employees are recognized in the Consolidated Statements of Operations.

12

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

The Company has a stock option plan as described in Note 14. Compensation expense for options and stock granted to employees is determined based on their fair values at the time of grant, the cost of which is recognized in the Consolidated Statements of Operations over the vesting periods of the respective options.

Share-based compensation incurred for the nine months ended December 31, 2010 and 2009 was $1,254,025 and $2,744,133, respectively.

Risks and uncertainties

The ability of the Company to realize the carrying value of its assets is dependent on being able to develop, transport and market oil and gas. Currently exports from the Republic of Kazakhstan are primarily dependent on transport routes either via rail, barge or pipeline, through Russian territory. Domestic markets in the Republic of Kazakhstan historically and currently do not permit world market price to be obtained. Management believes that over the life of the project, transportation options will improve as additional pipelines and rail-related infrastructure are built that will increase transportation capacity to the world markets; however, there is no assurance that this will happen in the near future.

Recognition of revenue and cost

Revenue and associated costs from the sale of oil are charged to the period when persuasive evidence of an arrangement exists, the price to the buyer is fixed or determinable, collectability is reasonably assured, delivery of oil has occurred or when ownership title transfers. Produced but unsold products are recorded as inventory until sold.

Export duty

In December 2008 the Government of the Republic of Kazakhstan issued a resolution that cancelled the export duty effective January 26, 2009 for companies operating under the new tax code.

In July 2010 the Government of the Republic of Kazakhstan issued a resolution which reenacted export duty for several products (including crude oil). The Company became subject to the export duty in September 2010. The export duty is calculated based on a fixed rate of $20 per ton, or approximately $2.60 per barrel exported. The export duty fees are expensed as incurred and classified as costs and operating expenses.

13

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

In January 2011 the Government of the Republic of Kazakhstan increased the fixed rate for duty from $20 per ton to $40 per ton, or approximately $5.20 per barrel exported.

Mineral extraction tax

The mineral extraction tax replaced the royalty expense the Company had paid. The rate of this tax depends on annual production output. The new code currently provides for a 5% mineral extraction tax rate on production sold to the export market, and a 2.5% tax rate on production sold to the domestic market. The mineral extraction tax expense is reported as part of oil and gas operating expense.

Rent export tax

This tax is calculated based on the export sales price and ranges from as low as 0%, if the price is less than $40 per barrel, to as high as 32%, if the price per barrel exceeds $190. Rent export tax is expensed as incurred and is classified as costs and operating expenses.

Income taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes. Deferred taxes are provided on differences between the tax bases of assets and liabilities and their reported amounts in the financial statements, and tax carryforwards. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Fair value of financial instruments

The carrying values reported for cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their respective fair values in the accompanying balance sheet due to the short-term maturity of these financial instruments. In addition, the Company has long-term debt with financial institutions. The carrying amount of the long-term debt approximates fair value based on current rates for instruments with similar characteristics.

Cash and cash equivalents

The Company considers all demand deposits, money market accounts and marketable securities purchased with an original maturity of three months or less to be cash and cash equivalents. The fair value of cash and cash equivalents approximates their carrying amounts due to their short-term maturity.

14

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

Prepaid expenses and other assets

Prepaid expenses and other assets are stated at their net realizable values after deducting provisions for uncollectible amounts. Such provisions reflect either specific cases or estimates based on evidence of collectability. The fair value of prepaid expense and other asset accounts approximates their carrying amounts due to their short-term maturity.

Prepayments for materials used in oil and gas projects

The Company periodically makes prepayments for materials used in oil and gas projects. These prepayments are presented as long term assets due to their transfer to oil and gas properties after materials are supplied and the prepayments are closed.

Inventories

Inventories of equipment for development activities, tangible drilling materials required for drilling operations, spare parts, diesel fuel, and various materials for use in oil field operations are recorded at the lower of cost and net realizable value. Under the full cost method, inventory is transferred to oil and gas properties when used in exploration, drilling and development operations in oilfields.

Inventories of crude oil are recorded at the lower of cost or net realizable value. Cost comprises direct materials and, where applicable, direct labor costs and overhead, which has been incurred in bringing the inventories to their present location and condition. Cost is calculated using the weighted average method. Net realizable value represents the estimated selling price less all estimated costs to completion and costs to be incurred in marketing, selling and distribution.

The Company periodically assesses its inventories for obsolete or slow moving stock and records an appropriate provision, if there is any. The Company has assessed inventory at December 31, 2010 and no provision for obsolete inventory has been provided.

15

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

Oil and gas properties

The Company uses the full cost method of accounting for oil and gas properties. Under this method, all costs associated with acquisition, exploration, and development of oil and gas properties are capitalized. Costs capitalized include acquisition costs, geological and geophysical expenditures, and costs of drilling and equipping productive and non-productive wells. Drilling costs include directly related overhead costs. These costs do not include any costs related to production, general corporate overhead or similar activities. Under this method of accounting, the cost of both successful and unsuccessful exploration and development activities are capitalized as property and equipment. Proceeds from the sale or disposition of oil and gas properties are accounted for as a reduction to capitalized costs unless a significant portion of the Company’s proved reserves are sold (greater than 25 percent), in which case a gain or loss is recognized.

Capitalized costs less accumulated depletion and related deferred income taxes shall not exceed an amount (the full cost ceiling) equal to the sum of:

a) the present value of estimated future net revenues computed by applying current prices of oil and gas reserves to estimated future production of proved oil and gas reserves, less estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves computed using a discount factor of ten percent and assuming continuation of existing economic conditions;
b) plus the cost of properties not being amortized;
c) plus the lower of cost or estimated fair value of unproven properties included in the costs being amortized;
d) less income tax effects related to differences between the book and tax basis of the properties.

Given the volatility of oil and gas prices, it is reasonably possible that the estimate of discounted future net cash flows from proved oil and gas reserves could change. If oil and gas prices decline, even if only for a short period of time, it is possible that impairments of oil and gas properties could occur. In addition, it is reasonably possible that impairments could occur if costs are incurred in excess of any increases in the cost ceiling, revisions to proved oil and gas reserves occur, or if properties are sold for proceeds less than the discounted present value of the related proved oil and gas reserves.

All geological and geophysical studies, with respect to the licensed territory, have been capitalized as part of the oil and gas properties.

The Company’s oil and gas properties primarily include the value of the license and other capitalized costs.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves and estimated future costs to plug and abandon wells and costs of site restoration, less the estimated salvage value of equipment associated with the oil and gas properties, are amortized on the unit-of-production method using estimates of proved reserves as determined by independent engineers.

16

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

Liquidation fund

Liquidation fund (site restoration and abandonment liability) is related primarily to the conservation and liquidation of the Company’s wells and similar activities related to its oil and gas properties, including site restoration. Management assessed an obligation related to these costs with sufficient certainty based on internally generated engineering estimates, current statutory requirements and industry practices. The Company recognized the estimated fair value of this liability. These estimated costs were recorded as an increase in the cost of oil and gas assets with a corresponding increase in the liquidation fund which is presented as a long-term liability. The oil and gas assets related to liquidation fund are depreciated on the unit-of-production basis separately for each field. An accretion expense, resulting from the changes in the liability due to passage of time by applying an interest method of allocation to the amount of the liability, is recorded as accretion expenses in the Consolidated Statement of Operations.

The adequacies of the liquidation fund are periodically reviewed in the light of current laws and regulations, and adjustments made as necessary.

Other fixed assets

Other fixed assets are valued at historical cost adjusted for impairment loss less accumulated depreciation. Historical cost includes all direct costs associated with the acquisition of the fixed assets.

Depreciation of other fixed assets is calculated using the straight-line method based upon the following estimated useful lives:

Buildings and improvements	7-10 years
Machinery and equipment	6-10 years
Vehicles	3-5 years
Office equipment	3-5 years
Software	3-4 years
Furniture and fixtures	2-7 years

Maintenance and repairs are charged to expense as incurred. Renewals and betterments are capitalized as leasehold improvements, which are amortized on a straight-line basis over the shorter of their estimated useful lives or the term of the lease.

17

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

Other fixed assets of the Company are evaluated annually for impairment. If the sum of expected undiscounted cash flows is less than net book value, unamortized costs of other fixed assets will be reduced to a fair value. Based on the Company’s analysis at December 31, 2010, no impairment of other assets is necessary.

Gas Utilization Facility

The gas utilization facility (the “GUF”) is valued at historical cost less accumulated depreciation. Historical cost includes all direct costs associated with the acquisition and construction of the GUF.

Depreciation of the GUF is calculated using the straight-line method based upon an estimated useful life of 10 years and is charged to operating expenses. Maintenance and repairs are charged to expense as incurred. Renewals and betterments are capitalized as part of the GUF and depreciated over the useful life of the GUF.

The GUF will be evaluated annually for impairment. If the sum of expected undiscounted cash flows is less than net book value, unamortized costs of the GUF will be reduced to fair value. At December 31, 2010, no impairment of the GUF was considered necessary.

Convertible Notes payable issue costs

The Company recognizes convertible notes payable issue costs on the balance sheet as deferred charges, and amortizes the balance over the term of the related debt. The Company classifies cash payments for bond issue costs as a financing activity. The Company capitalized cash payments for bond issue costs as part of oil and gas properties in periods of drilling activities.

Restricted cash

Restricted cash includes funds deposited in a Kazakhstan bank and is restricted to meet possible environmental obligations according to the regulations of the Republic of Kazakhstan.

Functional currency

The Company makes its principal investing and financing transactions in U.S. Dollars and the U.S. Dollar is therefore its functional currency.

Income per common share

Basic income per common share is computed by dividing net income by the weighted-average number of common shares outstanding during the period. Diluted income per share reflects the potential dilution that could occur if all contracts to issue common stock were converted into common stock, except for those that are anti-dilutive.

18

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

New accounting policies

In January 2010, the FASB issued Accounting Standards Update 2010-06, “Fair Value Measurements and Disclosures: Improving Disclosures about Fair Value Measurements” (“ASU 2010-06”). ASU 2010-06 requires additional disclosures and clarifies existing disclosure requirements about fair value measurement as set forth in ASC Topic 820, Fair Value Measurements and Disclosures. The Company implemented the new disclosures and clarifications of existing disclosure requirements under ASU 2010-06 effective with the first quarter of 2011, except for certain disclosure requirements regarding activity in Level 3 fair value measurements which are effective for fiscal years beginning after December 15, 2010. The implementation of ASU 2010-06 had no impact on the Company’s financial position or results of operations.

NOTE 3 - CASH AND CASH EQUIVALENTS

As of December 31, 2010 and March 31, 2010, cash and cash equivalents included:

	December 31, 2010	March 31, 2010

US Dollars	$ 5,598,285	$ 3,476,741
Foreign currency	616,556	2,963,653

	$ 6,214,841	$ 6,440,394

As of December 31, 2010 and March 31, 2010, cash and cash equivalents included $21,823 and $1,321,774 placed in money market funds having 30 day simple yields of 0.01%.

NOTE 4 – PROMISSORY NOTES RECEIVABLE

On December 17, 2010 the Company entered into agreement with Montclair Technology, LLC (the “Borrower”) and Michael Williams (the “Guarantor’) to loan funds to the Borrower in an amount of up to $200,000. The Guarantor owns a patent and has proprietary know-how to develop oil refining and regeneration plants and Borrower desires to grant the Company a license to use and employ the technology. As further inducement for the Company to loan funds to the Borrower, Guarantor has agreed to guarantee Borrower’s obligations under any promissory note made by Borrower pursuant to this agreement.

19

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

As a result at December 17, 2010, Borrower issued the Company Promissory note for $50,000 with interest rate of 18% per annum. The outstanding principal sum and all accrued and unpaid interest or other sums under this Promissory note shall be payable one year after the December 17, 2010. Borrower may prepay any or all accrued and unpaid interest and unpaid principal at any time without penalty.

As a result the Company treated the loan as Promissory note receivable in its financial statements. At December 31, 2010 Promissory notes receivable amounted to $50,350, with $50,000 principal amount and $350 representing the amount of interest accrued.

NOTE 5 - PREPAID EXPENSES AND OTHER ASSETS

Prepaid expenses and other assets as of December 31, 2010 and March 31, 2010, were as follows:

	December 31, 2010	March 31, 2010

Advances for services	$ 2,185,460	$ 2,593,527
Taxes prepaid	214,995	920,066
Other	946,269	570,324

	$ 3,346,724	$ 4,083,917

NOTE 6 - OIL AND GAS PROPERTIES

Oil and gas properties using the full cost method as of December 31, 2010 and March 31, 2010, were as follows:

	December 31, 2010	March 31, 2010

Cost of drilling wells	$ 101,544,002	$ 96,562,442
Professional services received in exploration and development activities	70,306,097	62,967,506
Material and fuel used in exploration and development activities	54,647,072	52,221,735
Subsoil use rights	20,788,119	20,788,119
Geological and geophysical	14,126,738	7,883,856
Deferred tax	7,219,219	7,219,219
Capitalized interest, accreted discount and amortized bond issue costs on convertible notes issued	6,633,181	6,633,181
Infrastructure development costs	1,666,876	1,429,526
Other capitalized costs	19,888,957	17,198,306
Accumulated depletion	(41,401,945)	(34,302,048)

	$ 255,418,316	$ 238,601,842

20

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

The purchase of Emir Oil LLP was accounted for as a non-taxable business combination. Since goodwill was not recognized in this stock-based subsidiary acquisition involving oil and gas properties, recognition of a deferred tax liability related to the acquisition increases the financial reporting basis of the oil and gas properties.

NOTE 7 – GAS UTILIZATION FACILITY

In 2006 the Company entered into an Agreement on Joint Business (the “Agreement”) with Ecotechnic Chemicals AG incorporated in Switzerland, for construction of a gas utilization facility (“GUF”) to utilize the associated gas from the Company’s fields.

The initial construction of the GUF was completed in January 2009. All costs associated with the completion of the GUF, which includes amounts previously classified as construction in progress, have been reported as the Gas Utilization Facility on the balance sheet.

During the year ended March 31, 2010, the Company made payment to Ecotechnic Chemicals AG in the amount of $75,000 and contributed property totaling $24,107 to the completion of the Facility.

In May 2010, the Company entered into an agreement with LLP Aktau Gas Processing Factory to sell gas. Gas sales are currently realized at price $40 per thousand of cubic meters or $6.79 per BOE. Under this agreement, the Company is obliged to pay $33,000 per month for technical support and maintenance of the GUF.  This agreement to sell gas is valid through December 31, 2010.

The Company recently completed an expansion of the initial GUF, which commenced in the spring of 2010, to expand it to reach each producing well in the Company’s fields.  The expanded system increases the capacity of the GUF to 150,000 cubic meters per day (approximately 5.3 million cubic feet).  The increased capacity will accommodate anticipated increases in production leading up to the issuance of a production license by the Kazakhstan government.

Based on the selling agreement mentioned above, the Company officially placed the GUF into service on May 1, 2010 and is depreciating the GUF over an estimated useful life of 10 years.  During the nine months ended December 31, 2010, depreciation expense for the GUF was $904,648.

21

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 8 – INVENTORIES FOR OIL AND GAS PROJECTS

As of December 31, 2010 and March 31, 2010 inventories included:

	December 31, 2010	March 31, 2010

Construction material	$ 12,798,015	$ 12,756,417
Spare parts	106,711	87,722
Crude oil produced	2,576	2,895
Other	989,654	870,813

	$ 13,896,956	$ 13,717,847

NOTE 9 - LONG TERM VAT RECOVERABLE

As of December 31, 2010 and March 31, 2010, the Company had long term VAT recoverable in the amount of $4,296,356 and $3,113,939, respectively. The VAT recoverable is a Tenge denominated asset due from the Republic of Kazakhstan. The VAT recoverable consists of VAT paid on local expenditures and imported goods. VAT charged to the Company is recoverable in future periods as either cash refunds or offsets against the Company’s fiscal obligations, including future income tax liabilities. Management cannot estimate which part of this asset will be realized in the current year because, in order to return funds or offset this tax with other taxes, a tax examination must be performed by local Kazakhstan tax authorities. During the nine months ended December 31, 2010, the Company received refunds of VAT in the amount of $1,183,063.

NOTE 10 - RESTRICTED CASH

Under the laws of the Republic of Kazakhstan, the Company is obligated to set aside funds for required environmental remediation. As of December 31 and March 31, 2010 the Company had restricted $875,051 and $770,553, respectively, for this purpose.

22

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 11 - CONVERTIBLE NOTES PAYABLE

As of December 31, 2010 and March 31, 2010, the Notes payable amount is presented as follows:

	December 31, 2010	March 31, 2010

Convertible notes redemption value	$ 64,323,785	$ 64,323,785
Unamortized discount	(1,471,411)	(2,145,666)

	$ 62,852,374	$ 62,178,119

As of December 31, 2010 and March 31, 2010, the Company has accrued interest of $2,505,000 and $641,667, respectively, relating to the Notes outstanding. The Company has also amortized the discount on the Notes (difference between the redemption amount and the carrying amount as of the date of issue) in the amount of $2,852,374 and $2,178,119 as of December 31, 2010 and March 31, 2010, respectively. The carrying value of Notes will be accreted to the redemption value of $64,323,785. During the nine months ended December 31, 2010 and 2009 the Company recorded interest expense in the amount of $4,431,142 and $3,452,646, respectively.

On June 7, 2010, the Company entered into a Supplemental Indenture No. 1, dated June 1, 2010, between BMB Munai, Inc. and The Bank of New York Mellon, as trustee (“Supplemental Indenture No. 1”).  Supplemental Indenture No. 1 amends and supplements the indenture dated September 19, 2007, between BMB Munai, Inc. and The Bank of New York Mellon, as trustee (the “Indenture”).

The Indenture provided for three put dates that allowed the holders of the Notes to redeem the Notes prior to their 2012 maturity date. The first two put dates passed unexercised.  The third put date was July 13, 2010.  In connection with ongoing negotiations to restructure the Notes, the Company entered into Supplemental Indenture No. 1, which granted the Noteholders a fourth put date that commenced on June 13, 2010 and expired on September 13, 2010.  In exchange for the fourth put date, the Noteholders separately agreed they would not exercise their put option for the third put date and they would not exercise their put option for the fourth put date prior to September 1, 2010; provided, however, the Noteholders could exercise such put options at any time upon the occurrence of certain events.

Prior to entering into Supplemental Indenture No. 1, the Company was in default under certain covenants contained in Article 9 of the Indenture requiring the Company to maintain a minimum net debt to equity ratio and to comply with certain notice, delivery and other provisions.  In the context of the Indenture, the equity portion of the ratio is determined by reference to the market value of the Company’s common stock, not the Company’s book value. The market value of the Company’s stock has declined since the Notes were issued.  The Noteholders separately agreed to waive these defaults until the earlier of: (i) September 1, 2010 or (ii) the fourth put date (as contained in the Supplemental Indenture No. 1).

23

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

On September 10, 2010 the Company entered into a Supplemental Indenture No. 2, dated as of September 10, 2010, between the Company and The Bank of New York Mellon, as trustee (“Supplemental Indenture No. 2”).  Supplemental Indenture No. 2 amends and supplements the Indenture, as previously amended by Supplemental Indenture No. 1.  Supplemental Indenture No. 2 was entered into pursuant to the Company reaching an agreement in principle with the Noteholders on general terms for a proposed restructuring of the Notes.

Supplemental Indenture No. 2 granted the Noteholders a fifth put date that commenced on September 13, 2010 and expired on December 31, 2010.  In exchange for the fifth put date, the Noteholders separately agreed they would not exercise their put options for the fourth put date and they would not exercise their put option for the fifth put date prior to October 15, 2010.

Prior to entering into Supplemental Indenture No. 2, the Company remained in default of the same covenants contained in Article 9 of the Indenture, as supplemented and amended, that were previously waived by the Noteholders as part of the execution of Supplemental Indenture No. 1.  In connection with entering Supplemental Indenture No. 2, the Noteholders separately agreed to waive the defaults until the earlier of: (i) October 15, 2010 or (ii) the fifth put date (as contained in Supplemental Indenture No. 2).

On December 22, 2010, the Company entered into a Supplemental Indenture No. 3, dated as of December 22, 2010, between the Company and The Bank of New York Mellon, as trustee (“Supplemental Indenture No. 3”).  Supplemental Indenture No. 3 amends and supplements the Indenture, as previously amended and supplemented by Supplemental Indenture No. 1 and Supplemental Indenture No. 2.  Supplemental Indenture No. 3 was entered into pursuant to the ongoing negotiations between the Company and the Noteholders on terms and conditions for a restructuring of the Notes.

Supplemental Indenture No. 3 granted the Noteholders a sixth put date that commences on December 31, 2010 and expires on January 31, 2011.  In exchange for the sixth put date, the Noteholders separately agreed they will not exercise their put options for the fifth put date and they will not exercise their put options for the sixth put date that would be effective prior to January 31, 2011.

In connection with the execution of Supplemental Indenture No. 3, the Company agreed to increase the put price from 104% of the principal amount and accrued but unpaid interest as of the put exercise date to 104.88% of the principal amount together with accrued but unpaid interest as of the put exercise date.  The Company also agreed to an increase in the interest rate of the Notes from 5% to 9% effective as of July 13, 2010.

24

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

Prior to entering into Supplemental Indenture No. 3, the Company remained in default of the same covenants contained in Article 9 of the Indenture, as supplemented and amended, that were previously waived by the Noteholders as part of the execution of Supplemental Indenture No. 1 and Supplemental Indenture No. 2. The Noteholders separately agreed to waive these defaults until the earlier of January 31, 2011 and the sixth put date.

On January 26, 2011, the Company entered into a Supplemental Indenture No. 4, dated as of January 26, 2011, between the Company and The Bank of New York Mellon, as trustee (“Supplemental Indenture No. 4”).  Supplemental Indenture No. 4 supplements and amends the Indenture, as previously amended by Supplemental Indenture No. 1, Supplemental Indenture No. 2, and Supplemental Indenture No. 3.  The Indenture, as supplemented and amended, was entered into in connection with the Notes issued by the Company in 2007.  Supplemental Indenture No. 4 was entered into pursuant to the ongoing negotiations between the Company and the Noteholders on terms and conditions for restructuring the Notes.

Supplemental Indenture No. 4 grants the Noteholders a seventh put date that commences on January 31, 2011 and expires on February 28, 2011.  In exchange for the seventh put date, the Noteholders separately agreed they will not exercise their put options for the sixth put date and they will not exercise their put options for the seventh put date that would be effective prior to February 28, 2011; provided, however, the Noteholders may exercise such put options at any time prior to their respective expiration dates upon the occurrence of any of the following: (i) a default occurs under the Indenture, as supplemented and amended, excluding certain defaults that occurred prior to January 26, 2011, (ii) failure by the Company or any of its material subsidiaries to timely pay any Indebtedness (as defined in the Indenture, as supplemented and amended,) or any guarantee of any Indebtedness that exceeds U.S. $1,000,000, or any Indebtedness becomes due and payable prior to its stated maturity other than at the option of the Company or any of its material subsidiaries, or (iii) the Noteholders holding a majority in outstanding principal amount of the Notes provide notice to the Company and the other Noteholders that negotiations with respect to the restructuring of the Notes have terminated.  Therefore, it is possible the Noteholders could exercise a put option with respect to the Notes prior to February 28, 2011 if any of the foregoing events occur.

In connection with the execution of Supplemental Indenture No. 4, the Company agreed to increase the put price from 104.88% of the principal amount and accrued but unpaid interest as of the put exercise date to 105% of the principal amount together with accrued but unpaid interest as of the put exercise date.

Prior to entering into Supplemental Indenture No. 4, the Company was in default of the same covenants contained in Article 9 of the Indenture requiring the Company to maintain a minimum net debt to equity ratio and to comply with certain notice, delivery and other provisions.  As they had done in the waivers provided in connection with Supplemental Indenture No. 1, Supplemental Indenture No. 2 and Supplemental Indenture No. 3, the Noteholders separately agreed in connection with Supplemental Indenture No. 4 to waive these defaults until February 28, 2011, with the understanding that such waiver shall not constitute a waiver of any default under the Indenture, as supplemented and amended, that remains ongoing as of February 28, 2011 or occurs after January 26, 2011.  The Company currently believes it will not be able to remedy the net debt to equity ratio covenant by February 28, 2011 and, therefore, anticipates it will be in default under the Indenture, as supplemented and amended, at that time unless a future waiver is obtained from the Noteholders.

25

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

As discussed in Note 2, the Company entered into the Purchase Agreement on February 14, 2011.  In connection with the Purchase Agreement, the Company obtained a waiver from the Noteholders with respect to the Company’s execution of the Purchase Agreement.  The closing of the Purchase Agreement, however, remains subject to, among other things, the approval by the Noteholders, which approval is expected in connection with the execution of documents that will govern the restructuring of the Notes.  It is expected the restructured Notes will be amended to, among other things, (i) increase the coupon rate to 10.75%, (ii) require the Company to make a $1.0 million cash payment towards the principal balance, which will result in an adjusted principal amount of $61.4 million after giving effect to the restructure, (iii) extend the maturity date to July 13, 2013, (iv) grant the Noteholders a new put option, exercisable one year prior to the new maturity date, (v) reduce the conversion price of the Notes to $2.00 per share, (vi) provide additional covenant restrictions by the Company, including a prohibition on paying dividends on shares of the Company’s common stock and on the pledge or disposal of assets, (vii) provide for semi-annual principal amortization payments of 30% of the Company’s excess cash flow, and (viii) allow the Noteholders to appoint a member to the board of the directors of the Company and the board of directors or similar body of Emir Oil. If the Purchase Agreement is consummated, the Company expects to redeem the Notes at par out of the transaction proceeds prior to making a cash distribution to stockholders.

Certain aspects of the Note restructuring will be subject to stockholder approval.  The Company and the Noteholders continue to work toward definitive documents to restructure the Notes upon the terms disclosed above and upon other additional terms.

Although the Company and the Noteholders have reached an agreement in principle as to the general terms of the proposed restructure, there is no assurance the parties will enter into definitive agreements regarding the plan of restructure or that the parties will successfully close and consummate a plan of restructure regarding the Notes.  Moreover, there is no assurance the Noteholders will provide any future waiver or any further extension of their redemption put rights under the Indenture.

As such, the Company will reclassify the Notes as a current liability at February 28, 2011 unless or until additional waivers are obtained or the Notes are restructured.

26

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 12 - LIQUIDATION FUND

A reconciliation on the Liquidation Fund (Asset Retirement Obligation) at December 31, 2010 is as follows:

Total

At March 31, 2010	$ 4,712,345

Accrual of liability	-
Accretion expenses	367,370

At December 31, 2010	$ 5,079,715

Management believes that the liquidation fund should be accrued for future abandonment costs of 24 wells located in the Dolinnoe, Aksaz, Emir and Kariman oil fields. Management believes that these obligations are likely to be settled at the end of the production phase at these oil fields.

At December 31, 2010, undiscounted expected future cash flows that will be required to satisfy the Company’s obligation by 2013 for the Dolinnoe, Aksaz, Emir and Kariman fields, respectively, are $6,204,545. After application of a 10% discount rate, the present value of the Company’s liability at December 31, 2010 and March 31, 2010 was $5,079,715 and $4,712,345, respectively.

NOTE 13 – CAPITAL LEASE

In December 2009 the Company entered into a capital lease agreement with a vehicle leasing company for the lease of oil trucks in the amount of $554,820. The Company put the oil trucks into operations during the quarter ended December 31, 2010. Accordingly, depreciation expense in the amount $49,224 has been recognized during the period.

The capital lease payment schedule is as following:

Year ended December 31,	Total Minimum Payments

2011	$ 292,825
2012	266,325
2013	-

Net minimum lease payments	559,150
Less: Amount representing interest	(121,750)

Present value of net minimum lease payments	$ 437,400

27

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

The current portion of the capital lease liability in the amount of $207,127 is recognized as part of accounts payable as of December 31, 2010. The non-current portion of the capital lease liability as of December 31, 2010 totals to $230,274.

NOTE 14 - SHAREHOLDERS’ EQUITY

Share-Based Compensation

On July 17, 2008 the shareholders of the Company approved the BMB Munai, Inc. 2009 Equity Incentive Plan (“2009 Plan”) to provide a means whereby the Company could attract and retain employees, directors, officers and others upon whom the responsibility for the successful operations of the Company rests through the issuance of equity awards. 5,000,000 common shares are reserved for issuance under the 2009 Plan. Under the terms of the 2009 Plan the board of directors determines the terms of the awards made under the 2009 Plan, within the limits set forth in the 2009 Plan guidelines.

Common Stock Grants

On January 1, 2010 the Company entered into Restricted Stock Grant Agreements with certain executive officers, directors, employees and outside consultants of the Company. The stock grants were approved by the Company board of directors and recommended by the compensation committee of the Company’s board of directors. The total number of shares granted was 1,500,000.

All of the restricted stock grants were awarded on the same terms and subject to the same vesting requirements. The restricted stock grants will vest to the grantees at such time as either of the following events occurs (the “Vesting Events”): i) the one-year anniversary of the grant date; or ii) the occurrence of an Extraordinary Event. An “Extraordinary Event” is defined in the restricted stock agreement as any consolidation or merger of the Company or any of its subsidiaries with another person, or any acquisition of the Company or any of its subsidiaries by any person or group of persons, acting in concert, equal to fifty percent (50%) or more of the outstanding stock of the Employer or any of its subsidiaries, or the sale of forty percent (40%) or more of the assets of the Employer or any of its subsidiaries, or one (1) person or more than one person acting as a group, acquires fifty percent (50%) or more of the total voting power of the stock of the Employer. In the event of an Extraordinary Event, the grants shall be deemed fully vested one day prior to the effective date of the Extraordinary Event. The board of directors shall determine conclusively whether or not an Extraordinary Event has occurred and the grantees have agreed to be bound by the determination of the board of directors.

28

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

The shares representing the restricted stock grants (the “Restricted Shares”) shall be issued as soon as practicable, will be deemed outstanding from the date of grant, and will be held in escrow by the Company subject to the occurrence of a Vesting Event. The time between the date of grant and the occurrence of a Vesting Event is referred to as the “Restricted Period.” The grantees may not sell, transfer, assign, pledge or otherwise encumber or dispose of the Restricted Shares during the Restricted Period. During the Restricted Period, the grantees will have the right to vote the Restricted Shares, receive dividends paid or made with respect to the Restricted Shares, provided however, that dividends paid on unvested Restricted Shares will be held in the custody of the Company and shall be subject to the same restrictions that apply to the Restricted Shares. The Restricted Shares will only vest to the grantee if the grantee is employed by the Company at the time a Vesting Event occurs. If a Vesting Event has not occurred at the time a grantee’s employment with the Company ceases, for any reason, the entire grant amount shall be forfeited back to the Company. These grants vested as of December 31, 2010.

One of the employees left the Company on June 30, 2010. According to the vesting terms, his restricted stock grants have been forfeited back to the Company and non-cash compensation expense of $14,225 related to those restricted stock grants was reversed during six months period ended June 30, 2010.

Non-cash compensation expense in the amount of $1,254,025, which is net of the expense reversal discussed above, was recognized in the Consolidated Statement of Operations and Consolidated Balance Sheet for the nine months ended December 31, 2010.

3D Seismic Survey Agreement

On March 31, 2010 the Company entered into an agreement for conducting a 3D seismic survey with Geo Seismic Service LLP (“Geo Seismic”). Mr. Toleush Tolmakov, the General Director of Emir Oil and a holder of more than 10% of the outstanding common stock of the Company, is a 30% owner of Geo Seismic.

The agreement provides that Geo Seismic will carry out 3D field seismic exploration activities of the Begesh, Aday, North Aday and West Aksaz structures, an area of approximately 96 square kilometers within the Company’s Northwest Block.  In exchange for these services, Emir Oil will pay Geo Seismic 570,000,000 Kazakh tenge ($3,800,000).  In lieu of payment in Kazakh tenge, Emir Oil, at its sole election, may deliver restricted shares of BMB common stock at the agreed value of the higher of: (i) the average closing price of BMB Munai, Inc. common shares over the five days prior to final acceptance by Emir Oil of the 3D seismic work; or (ii) $2.00 per share.  The maximum number of shares which may be delivered as payment in full shall not exceed 1,900,000 restricted common shares. The 3D seismic study was completed in July 2010.

29

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

As a result of this agreement, on July 20, 2010 the Company incurred an obligation to issue 1,900,000 common shares to Geo Seismic in exchange for 3D seismic exploration service.  The obligation to issue the shares has been treated as an accrued non-cash share based obligation on the Company’s balance sheet, because as of December 31, 2010, the Company was still awaiting applicable regulatory and other approvals of the issuance of the shares. The shares have been valued at $0.56 which was the closing market price of Company’s shares on July 20, 2010. As a result of this transaction $1,064,000 was capitalized to oil and gas properties.

The Company has treated this transaction with Geo Seismic as a transaction with a related party.

Consulting Agreement

On October 15, 2008 the MEMR increased Emir Oil’s contract territory from 460 square kilometers to 850 square kilometers. In connection with this extension, and any other territory extensions or acquisitions, the Consultant will be paid a share payment in restricted common stock for resources and reserves associated with any acquisition. The value of any acquisition property will be determined by reference to a 3D seismic study and a resource/reserve report by a qualified independent petroleum engineer acceptable to the Company. The acquisition value (“Acquisition Value”) will be equal to the total barrels of resources and reserves, as defined and determined by the engineering report multiplied by the following values:

Resources at $.50 per barrel;
Probable reserves at $1.00 per barrel; and
Proved reserve at $2.00 per barrel.

The number of shares to be issued to the Consultant shall be the Acquisition Value divided by the higher of $6.50 or the average closing price of the Company’s trading shares for the five trading days prior to the issuance of the reserve/resource report, provided that in no event shall the total number of shares issuable to the Consultant exceed more than a total of 4,000,000 shares. With the completion of the 3D seismic study the resources associated with the territory extension have now been determined and we anticipate compensation due to the consultant will be approximately 4,000,000 shares.  To date, the Consultant has not requested payment.  The Company anticipates a request for payment will be forthcoming and anticipates issuing the shares during the upcoming fiscal quarter.

30

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

On July 20, 2010 the Company incurred an obligation to issue 3,947,538 common shares to the Consultant as the success fee for assisting the Company to obtain an extension of the territory for exploration. The calculation for amount of shares to be issued was based on resource report, which confirms 51,318,000 barrels of oil on extended territory multiplied by $0.50 rate as per contract divided by $6.50.  The shares have been valued at $0.56 per share, which was the closing market price of Company’s shares on July 20, 2010. As a result of this transaction $2,214,569 was capitalized to oil and gas properties.

On November 18, 2010 3,947,539 common shares have been issued to the Consultant for assisting the Company to obtain extension of the territory for exploration.

Stock Options

On July 18, 2005 our Board of Directors approved stock option grants under our 2004 Stock Incentive Plan subject to acceptance of those grants by the parties to whom they were granted.  The total number of options grants was 820,783.  The options are exercisable at a price of $4.75, the closing price of the Company's common stock on the OTCBB on July 18, 2005.  The options were exercisable for a period of five years from the grant date. On July 18, 2010 820,783 stock options expired unexercised.

 Stock options outstanding and exercisable as of December 31, 2010 were as follows:

	Number of Shares	Weighted Average Exercise Price

As of March 31, 2010	920,783	$ 5.04

Granted	-	-
Exercised	-	-
Expired	(820,783)	$ 4.75

As of December 31, 2010	100,000	$ 7.40

Additional information regarding outstanding options as of December 31, 2010 is as follows:

Options Outstanding				Options Exercisable
Range of Exercise Price	Options	Weighted Average Exercise Price	Weighted Average Contractual Life (years)	Options	Weighted Average Exercise Price

$ 7.40	100,000	$ 7.40	5.00	100,000	$ 7.40

31

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 15 – REVENUES

The Company exports oil for sale to the world markets via the Aktau sea port. Sales prices at the port locations are based on the average quoted Brent crude oil price from Platt’s Crude Oil Marketwire for the three days following the bill of lading date less discount for transportation expenses, freight charges and other expenses borne by the customer.

The Company recognized revenue from sales as follows:

	Three months ended		Nine months ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009

Export oil sales	$ 15,865,979	$ 13,182,284	$ 40,455,646	$ 40,596,215
Domestic oil sales	231,718	712,428	231,718	1,139,520
Domestic gas sales	412,633	-	950,779	-

	$ 16,510,330	$ 13,894,712	$ 41,638,143	$ 41,735,735

NOTE 16 – EXPORT DUTY

On April 18, 2008 the Government introduced an export duty on several products (including crude oil). The Company became subject to the duty beginning in June 2008. The formula for determining the amount of the crude oil export duty was based on a sliding scale that is tied to several factors, including the world market price for oil. In December 2008 the Government issued a resolution that cancelled the export duty effective January 26, 2009 for companies operating under the new tax code.

In July 2010 the Government issued a resolution which reenacted the export duty for several products (including crude oil). The Company became subject to the export duty in December 2010. The export duty is calculated based on fixed rate of $20 per ton or approximately $2.60 per barrel exported. The export duty fees are expensed as incurred and will be classified as costs and operating expenses. The export duty for the nine months ended December 31, 2010 amounted to $736,013.

In January 2011 the Government of the Republic of Kazakhstan increased the fixed rate for duty from $20 per ton to $40 per ton, or approximately $5.20 per barrel exported.

32

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 17 – INCOME TAXES

The Company’s consolidated pre-tax income is comprised primarily from operations in the Republic of Kazakhstan. Pre-tax losses from United States operations are also included in consolidated pre-tax income.

According to the Exploration Contract in the Republic of Kazakhstan, for income tax purposes the Company can capitalize the exploration and development costs and deduct all revenues received during the exploration stage to calculate taxable income. As long as the Company’s capital expenditures exceed generated revenues, the Company will not be subject to Kazakhstan income tax.

As discussed in Note 2, Licenses and contracts, the Company was granted an Exploration contract extension.  According to the terms of the Exploration Contract, the Company will continue to operate in the exploration phase until January 2013.

Earnings of the Company’s foreign subsidiaries, since acquisition, have been undistributed. Those earnings are considered to be indefinitely reinvested and, accordingly, no U.S. federal and state income taxes have been provided thereon. Upon distribution of those earnings, in the form of dividends or otherwise, the Company would be subject to both U.S. income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to the Republic of Kazakhstan. Determination of the amount of unrecognized deferred U.S. income tax liability is not practical because of the complexities associated with its hypothetical calculation; however, unrecognized foreign tax credits may be available to reduce a portion of the U.S. tax liability.

Effective January 1, 2009 the Republic of Kazakhstan adopted a new tax code, which decreased the corporate income rate for legal entities to 20%.

No provision for income taxes has been recorded by the Company for the nine months ended December 31, 2010 and the deferred tax liability of $4,964,382 has remained unchanged since March 31, 2010.

Accounting for Uncertainty in Income Taxes - In accordance with generally accepted accounting principles, the Company has analyzed its filing positions in all jurisdictions where it is required to file income tax returns. The Company’s U.S. federal income tax returns for the fiscal years ended March 31, 2006 through 2010 remain subject to examination. The Company currently believes that all significant filing positions are highly certain and that all of its significant income tax filing positions and deductions would be sustained upon an audit. Therefore, the Company has no reserves for uncertain tax positions. No interest or penalties have been levied against the Company and none are anticipated, therefore no interest or penalties have been included in the provision for income taxes.

33

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 18 - EARNINGS PER SHARE INFORMATION

The calculation of the basic and diluted earnings per share is based on the following data:

	Three months ended		Nine months ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009

Net income	$ 1,363,316	$ 607,081	$ 1,678,764	$ 4,677,872

Basic weighted-average common shares outstanding	53,685,060	50,365,015	52,465,539	49,420,165

Effect of dilutive securities
Warrants	-	-	-	-
Stock options	-	-	-	-
Unvested share grants	-	-	-	-
Dilutive weighted average common shares outstanding	53,685,060	50,365,015	52,465,539	49,420,165

Basic income per common share	$ 0.03	$ 0.01	$ 0.03	$ 0.09

Diluted income per common share	$ 0.03	$ 0.01	$ 0.03	$ 0.09

The Company has adopted guidance from FASC Topic 260, relating to determining whether instruments granted in share-based payment transactions are participating securities, on April 1, 2009. Accordingly the Company included certain unvested share grants defined as “participating” in the basic weighted average common shares outstanding for the three and nine months ended December 31, 2010 and 2009, respectively. Prior period comparative data has been retrospectively presented to reflect the adoption of this standard.

The diluted weighted average common shares outstanding for the three and nine months ended December 31, 2010 and 2009 does not include the effect of potential conversion of certain stock options as their effects are anti-dilutive.

The dilutive weighted average common shares outstanding for the three and nine months ended December 31, 2010 and 2009, respectively, does not include the effect of the potential conversion of the Notes because the average market share price for three and nine months ended December 31, 2010 was lower than potential conversion price of the Notes for this period.

34

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 19 - RELATED PARTY TRANSACTIONS

The Company leases ground fuel tanks and other oil fuel storage facilities and warehouses from Term Oil LLC. The lease expenses for the nine months ended December 31, 2010 and 2009, totaled to $73,384 and $72,070, respectively. Also the Company made advance payments to Term Oil LLC for leased facilities and fuel tanks in the amount of $28,890 and $101,048 as of December 31, 2010 and March 31, 2010, respectively. Mr. Toleush Tolmakov, the Vice President of the Company and a holder of more than 10% of the outstanding common stock of the Company, is 100% owner of Term Oil LLC.

On March 31, 2010 the Company entered into an agreement for conducting a 3D seismic survey with Geo Seismic Service LLP (“Geo Seismic”). Mr. Toleush Tolmakov is a 30% owner of Geo Seismic.

The agreement provides that Geo Seismic will carry out 3D field seismic exploration activities of the Begesh, Aday, North Aday and West Aksaz structures, an area of approximately 96 square kilometers within the Company’s Northwest Block.  In exchange for these services, Emir Oil will pay Geo Seismic 570,000,000 Kazakh tenge ($3,800,000).  In lieu of payment in Kazakh tenge, Emir Oil, at its sole election, may deliver restricted shares of BMB common stock at the agreed value of the higher of: (i) the average closing price of BMB Munai, Inc. common shares over the five days prior to final acceptance by Emir Oil of the 3D seismic work; or (ii) $2.00 per share.  The maximum number of shares which may be delivered as payment in full shall not exceed 1,900,000 restricted common shares. The 3D seismic study was completed in July 2010.

As a result of this agreement, on July 20, 2010 the Company incurred an obligation to issue 1,900,000 common shares to Geo Seismic in exchange for 3D seismic exploration service.  The obligation to issue the shares has been treated as an accrued non-cash share based obligation on the Company’s balance sheet, because as of December 30, 2010, the Company was still awaiting applicable regulatory and other approvals of the issuance of the shares. The shares have been valued at $0.56 which was the closing market price of Company’s shares on July 20, 2010.

The Company has treated this transaction with Geo Seismic as a transaction with related party.

35

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

On June 26, 2009 the Company entered into a Debt Purchase Agreement (the “Agreement”) with Simage Limited, a British Virgin Islands international business corporation (“Simage”). Simage is a company owned by Toleush Tolmakov.

Prior to the date of the Agreement, Simage had acquired by assignment, certain accounts receivable owed by Emir Oil to third-party creditors of Emir Oil in the amount of $5,973,185 (the “Obligations”). Pursuant to the terms of the Agreement, Simage assigned to the Company all rights, title and interests in and to the Obligations in exchange for the issuance of 2,986,595 shares of common stock of the Company.  The market value of the shares of common stock issued to Simage, at the agreement date, was $3,076,193.  The market value was based on $1.03 per share, which was the closing market price of the Company’s shares on June 26, 2009.

As a result of this Agreement, the Company has effectively been released of accounts payable obligations amounting to $5,973,185. The Company has treated this Agreement as a related party transaction, due to the fact that Simage is owned by a Company shareholder. Therefore, the difference between the settled amount of accounts payable and the value of the common stock issued, which amounts to $2,896,997, has been treated as a capital contribution by the shareholder and recognized as an addition to additional-paid-in-capital rather than a gain on settlement of debt.

NOTE 20 - COMMITMENTS AND CONTINGENCIES

Historical Investments by the Government of the Republic of Kazakhstan

The Government of the Republic of Kazakhstan made historical investments in the ADE Block, the Southeast Block and the Northwest Block of $5,994,200, $5,350,680 and $5,372,076, respectively. When and if, the Company applies for and, when and if, it is granted commercial production rights for the ADE Block and Southeast Block, the Company will be required to begin repaying these historical investments to the Government. The terms of repayment will be negotiated at the time the Company is granted commercial production rights.

Capital Commitments

To retain its rights under the contract, the Company must spend $27.2 million between January 10, 2011 and January 9, 2012 and $14.8 million between January 10, 2012 and January 9, 2013.

36

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

In addition to the minimum capital expenditure requirement, the Company must also comply with the other terms of the work program associated with the contract, which includes the drilling of at least six new wells by January 9, 2013. The failure to meet the minimum capital expenditures or to comply with the terms of the work program could result in the loss of the subsurface exploration contract.

During the nine months ended December 31, 2010, the Company made payment in the amount of $200,000 to social projects of the Mangistau Oblast for 2010 and payment of $200,000 to the Astana Fund.

Capital Lease Agreement

In December 2009 the Company entered into a capital lease agreement with an oil tank leasing company for the lease of oil tanks in the amount of $493,000. The agreement is effective upon receiving oil tanks by the Company. During the quarter ended December 31, 2010, the Company received the oil tanks, and accordingly had recorded the capital lease. The agreement calls for average monthly payments of $12,056 during the first year and average monthly payments of $15,010 during the second year.

Executive Contracts

On December 31, 2009, the Company entered into new employment agreements with the following executive officers of the Company: Gamal Kulumbetov, Askar Tashtitov, Evgeniy Ler and Anuarbek Baimoldin. Each of these individuals was serving in such capacity prior to entering the employment agreements.

Except for annual salary, and as otherwise specifically addressed herein, the terms and conditions of the employment agreement of each of the executive and non-executive level officers are the same in all material respects. The employment agreements provide for an initial term of one year with three consecutive one-year renewals unless terminated by either party prior to the beginning of the renewal term. A form of the Employment Agreement was filed as an exhibit to the Current Report on Form 8-K filed on January 6, 2010.

Under the agreements, salary is reviewable no less frequently than annually and may be adjusted up or down by the compensation committee in its sole discretion, but may not be adjusted below the initial annual salary amount listed in the agreement.  The agreements provide that each of the officers is entitled to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical and other employee benefit plans of the Company that may be in effect from time to time, to the extent the individual is eligible under the terms of those plans.  The agreements provide that each officer is eligible at the discretion of the compensation committee and the board of directors to receive performance bonuses.  Each officer is entitled to 28 days annual vacation in accordance with the vacation policies of the Company, as well as paid holidays and other paid leave set forth in the Company’s policies.  There is no accrual of vacation days and holidays.

37

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

The agreements and all obligations thereunder may be terminated upon the occurrence of the following events: i) death, ii) disability; iii) for cause immediately upon notice from the Company or at such time as indicated by the Company in said notice; iv) for good reason upon not less than 30 days notice from an officer to the Company; or v) an extraordinary event, unless otherwise agreed in writing.

Under the agreements the named executive officer may be deemed disabled if for physical or mental reasons he is unable to perform his duties for 120 consecutive days or 180 days during any 12 month period. Such disability will be determined by a jointly agreed upon medical doctor.

The agreements provide that any of the following will constitute “cause”: i) breach of the employment agreement; ii) failure to adhere to the written policies of the Company; iii) appropriation by the officer of a material business opportunity; iv) misappropriation of funds or property of the Company; or v) conviction, indictment or the entering of a guilty plea or a plea of no contest to a felony.

“Good reason” under the agreements may mean any of the following: i) a material breach of the employment agreement; ii) assignment of the officer without his consent to a position of lesser status or degree of responsibility; iii) relocation of the Company’s principal executive offices outside the Republic of Kazakhstan; or iv) if the Company requires the officer to be based somewhere other than principal executive offices of the Company without the officer’s consent.

Each of the employment agreements, provides that an “extraordinary event” is defined as any consolidation or merger of the Company or any of its subsidiaries with another person, or any acquisition of the Company or any of its subsidiaries by any person or group of persons, acting in concert, equal to fifty percent (50%) or more of the outstanding stock of the Company or any of its subsidiaries, or the sale of forty percent (40%) or more of the assets of the Company or any of its subsidiaries, or if one or more persons, acting alone or as a group, acquires fifty percent (50%) or more of the total voting power of the Company. In addition to these provisions, the employment agreement of Mr. Tashtitov provides that the following events also constitute an extraordinary event: i) that a disposition by the Chairman of the Company’s board of directors of by the General Director of the Company’s subsidiary, of seventy five (75%) or more of the shares either individual currently owns, including stock attributed to either of them by Internal Revenue Code Section 318; or ii) should the Company terminate the registration of any of its securities under Section 12 of the Exchange Act of 1934, voluntarily ceases, or shall terminate its obligation to file reports with United States Securities Commission pursuant to Section 13 of the Exchange Act of 1934.

38

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

Upon termination of an employment agreement, the Company will make a termination payment to the officer in lieu of all other amounts and in settlement and complete release of all claims employee may have against the Company. In the event of termination for good reason by the officer, the Company will pay the officer the remainder of his salary for the calendar month in which the termination is effective and for six consecutive calendar months thereafter. The officer shall also be entitled to any portion of incentive compensation for the year, prorated to the date of termination. Notwithstanding the foregoing, if the officer obtains other employment prior to the end of the six month period, salary payments by the Company after he begins employment with a new employer shall be reduced by the amount of the cash compensation received from the new employer. If the officer is terminated for cause, he will receive salary only through the date of termination and will not be entitled to any incentive compensation for the year in which his employment is terminated. If the termination is the result of a disability, the Company will pay salary for the rest of the month during which termination is effective and for the shorter of six consecutive months thereafter or until disability insurance benefits commence. If employment is terminated as a result of the death of the officer, his heirs shall be entitled to salary through the month in which his death occurs and to incentive compensation prorated through the month of his death. The employment agreements of Mr. Kulumbetov, Mr. Ler and Mr. Baimoldin provide that if the employment agreement is terminated as a result of an extraordinary event, the officer shall be entitled to severance pay depending on the completed years of employment: i) 10% of Basic Compensation Salary if executive completed less than 1 year of employment; ii) 150% of Basic Compensation Salary if executive completed at least 1 year but not less than 2 years of employment; iii) 299% of Basic Compensation Salary if executive completed more than 2 years of employment.

The employment agreement of Mr. Tashtitov provides that in the event his employment agreement is terminated due to an extraordinary event, he will be entitled to receive a severance payment from the Company of $3,000,000.

All benefits terminate on the date of termination. The officer shall be entitled to accrued benefits, but is not entitled to compensation for unused vacation, holiday, sick leave or other leave.

The employment agreements also contain confidentiality, non-competition and non-interference provisions and provide for certain of the Company’s executive officers to potentially receive payments upon termination or change in control.

39

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

Consulting Agreement with Boris Cherdabayev

On December 31, 2009 the Company entered into a Consulting Agreement with Boris Cherdabayev, the Chairman of the Company’s board of directors. The Consulting Agreement became effective on January 1, 2010. Pursuant to the Consulting Agreement, in addition to his services as Chairman of the board of directors, Mr. Cherdabayev will provide such consulting and other services as may reasonably be requested by Company management.  The Consulting Agreement was amended effective February 14, 2011 in connection with the execution of the Purchase Agreement covering the Sale (as defined below) of Emir Oil, as described below (the “Consulting Agreement Amendment”).

The initial term of the Consulting Agreement is five years unless earlier terminated as provided in the Consulting Agreement. The initial term will automatically renew for additional one-year terms unless and until terminated. The Consulting Agreement may be terminated for Mr. Cherdabayev’s death or disability and by the Company for cause. The Company may also terminate the Consulting Agreement other than for cause, but will be required to pay the full fee required under the Consulting Agreement.

Pursuant to the Consulting Agreement, Mr. Cherdabayev will be paid $192,000 per year. This base consulting fee will be net of Social Tax and Social Insurance Tax in the Republic of Kazakhstan, which shall be paid by the Company. Mr. Cherdabayev will be responsible for Personal Income Tax and Pension Fund Tax. The success of projects involving Mr. Cherdabayev shall be reviewed on an annual basis to determine whether the initial base consulting should be increased.

The Consulting Agreement provides for an extraordinary event payment equal to the greater of $5,000,000 or the base compensation fee for the remaining initial term of the Consulting Agreement. The Consulting Agreement defines an extraordinary event as any consolidation or merger of the Company or any of its subsidiaries with another person, or any acquisition of the Company or any of its subsidiaries by any person or group of persons, acting in concert, equal to fifty percent (50%) or more of the outstanding stock of the Company or any of its subsidiaries, or the sale of forty percent (40%) or more of the assets of the Company or any of its subsidiaries, or if one or more persons, acting alone or as a group, acquires fifty percent (50%) or more of the total voting power of the Company.  The Consulting Agreement Amendment defers the Company’s obligation to pay any extraordinary event payment to Mr. Cherdabayev under the agreement until the first year anniversary of the closing date of the sale of Emir Oil, and limits the amount of any such payment to the funds then remaining available in the escrow holdback contemplated by the Purchase Agreement if less than $5,000,000.

Litigation

In December 2003, Brian Savage, Thomas Sinclair and Sokol Holdings, Inc. filed complaints against the Company, its founders, and former directors, Georges Benarroch and Alexandre Agaian.  The complaints all arose from the acquisition of a controlling interest in Emir Oil.  Emir Oil controlled the right to explore for oil and gas in the Aksaz, Dolinnoe and Emir oil and gas fields in Kazakhstan.  The original complaint was filed in the Fifteenth Judicial District Court in and for Palm Beach County, Florida, but was dismissed by agreement. Subsequent complaints were filed in United States District Court for the Southern District of New York.  The procedural history of this litigation has been described in the Company’s annual and quarterly reports.

40

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

The plaintiffs asserted claims for tortuous interference with contract, breach of contract, unjust enrichment, unfair competition and breach of fiduciary duty.  In November 2009 defendants moved for summary judgment on all claims. On June 29, 2010 the United States District Court issued an Opinion and Order granting in part and denying in part defendants’ summary judgment motion. The Court dismissed the breach of contract and fiduciary duty claims in their entirety. The Court allowed plaintiffs’ claim for tortuous interference with contract to proceed to trial and allowed the unfair competition and unjust enrichment claims to proceed on theories of misappropriation of or unjust enrichment from taking the “product of plaintiffs’ investment of labor, skill and expenditures with respect to a business plan, system, or venture, even absent a showing of ‘novelty.’”

The Court scheduled a jury trial for October 5, 2010.  However, in a series of rulings on motions in limine and pursuant to the Court's Order to Show Cause in advance of trial, the Court granted summary judgment dismissing the claims for unjust enrichment and tortuous interference with contract as to all defendants.  The Court allowed the unfair competition claim to proceed to trial, but limited the damages recoverable from that claim to the value of plaintiffs’ investment of labor, skill and expenditures plaintiffs allegedly provided to defendants. Plaintiffs sought reconsideration of the Court’s rulings, which was denied.

After the Court reaffirmed its decisions, plaintiffs agreed that with respect to the unfair competition claim plaintiffs had no evidence of damages other than the evidence the District Court had excluded pursuant to its ruling on a motion in limine and therefore plaintiffs orally stipulated to the entry of summary judgment against plaintiffs on that count as well. A stipulation as to the remaining claim of unfair competition was read into the record and accepted by the Court on October 5, 2010, with the parties being directed to submit a final order for entry by the Court.  Defendants prepared a written stipulation and final order and submitted it to plaintiffs. Plaintiffs have refused to execute the stipulation and order prepared by defendants until an issue concerning the BMB Defendants designation of certain material as confidential under a protective order is resolved.  On Feb. 8, 2011 the Court signed the final order submitted by the BMB Defendants granting judgment against plaintiffs and in favor of the  BMB defendants based on its prior orders and the stipulations of the parties entered on the record on October 5, 2010, thereby terminating proceedings before the District Court. The judgment was filed on February 9, 2011.   Plaintiffs may appeal the decisions of the District Court and if they choose to do so they must file a notice of appeal within 30 days after the judgment or order appealed from is entered.

41

BMB MUNAI, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

Economic Environment

In recent years, Kazakhstan has undergone substantial political and economic change. As an emerging market, Kazakhstan does not possess a well-developed business infrastructure, which generally exists in a more mature free market economy. As a result, operations carried out in Kazakhstan can involve significant risks, which are not typically associated with those in developed markets. Instability in the market reform process could subject the Company to unpredictable changes in the basic business infrastructure in which it currently operates. Uncertainties regarding the political, legal, tax or regulatory environment, including the potential for adverse changes in any of these factors could affect the Company’s ability to operate commercially. Management is unable to estimate what changes may occur or the resulting effect of such changes on the Company’s financial condition or future results of operations.

Legislation and regulations regarding taxation, foreign currency translation, and licensing of foreign currency loans in the Republic of Kazakhstan continue to evolve as the central Government manages the transformation from a command to a market-oriented economy. The various legislation and regulations are not always clearly written and their interpretation is subject to the opinions of the local tax inspectors. Instances of inconsistent opinions between local, regional and national tax authorities are not unusual.

NOTE 21 - FINANCIAL INSTRUMENTS

As of December 31, 2010 and March 31, 2010 cash and cash equivalents included deposits in Kazakhstan banks in the amount $3,055,611 and $3,721,701, respectively, and deposits in U.S. banks in the amount of $3,159,230 and $2,718,693, respectively. Kazakhstan banks are not covered by FDIC insurance, nor does the Republic of Kazakhstan have an insurance program similar to FDIC. Therefore, the full amount of our deposits in Kazakhstan banks was uninsured as of December 31, 2010 and March 31, 2010. The Company’s deposits in U.S. banks are also in non-FDIC insured accounts which means they too are not insured to the $250,000 FDIC insurance limit. To mitigate this risk, the Company has placed all of its U.S. deposits in a money market account that invests in U.S. Government backed securities. As of December 31, 2010 and March 31, 2010 the Company made advance payments to Kazakhstan companies and Government bodies in the amount of $8,232,860 and $7,219,431, respectively. As of December 31, 2010 and March 31, 2010 restricted cash reflected in the long-term assets consisted of $875,051 and $770,553, respectively, deposited in a Kazakhstan bank and restricted to meet possible environmental obligations according to the regulations of Kazakhstan. Furthermore, the primary asset of the Company is Emir Oil LLP; an entity formed under the laws of the Republic of Kazakhstan.

42

Item 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion is intended to assist you in understanding our results of operations and our present financial condition. Our Consolidated Financial Statements and the accompanying notes included in this Form 10-Q contain additional information that should be referred to when reviewing this material and this document should be read in conjunction with the Form 10-K of the Company for the fiscal year ended March 31, 2010.

Cautionary Note Regarding Forward-Looking Statements

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Rule 175 promulgated thereunder that involve inherent risks and uncertainties.  Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “seek,” “could,” “should,” “predict,” “continue,” “future,” “may” and variations of such words and similar expressions are intended to identify such forward-looking statements.  Forward-looking statements involve known and unknown risks, uncertainties, assumptions, estimates and other factors that could cause actual results, performance or events to differ materially from any results, performance or events expressed or implied by such forward-looking statements.  All forward-looking statements are qualified in their entirety by reference to the factors discussed in this report and identified from time to time in our filings with the SEC including, among others, the following risk factors:

●	substantial or extended decline in oil prices;
●	inaccurate reserve estimates;
●	inability to enter a production contract with the Republic of Kazakhstan prior to the expiration of our exploration contract;
●	drilled prospects may not yield oil in commercial quantities;
●	substantial losses or liability claims as a result of operations;
●	insufficient funds to meet our financial obligations as they become due;
●	complex and evolving laws that could affect the cost of doing business;
●	substantial liabilities to comply with environmental laws and regulations;
●	the need to replenish older depleting oil reserves with new oil reserves;
●	inadequate infrastructure in the region where our properties are located;
●	availability and cost of drilling rigs, equipment, supplies, personnel and oil field services;
●	availability and cost of transportation systems;
●	competition in the oil industry; and
●	adverse government actions, imposition of new, or increases in existing, taxes and duties, political risks and expropriation of assets.

43

The above factors may affect future results, performance, events and the accuracy of any forward-looking statement.  This list is illustrative, not exhaustive. In addition, new risks and uncertainties may arise from time to time. Accordingly, readers should not place undue reliance on any forward-looking statement.

Any forward-looking statement speaks only as of the date on which it is made and is expressly qualified by these cautionary statements.  Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement for any reason or to update the reasons actual results could differ materially from those anticipated in such forward-looking statements, even if new information becomes available in the future.

Recent Developments

As  discussed above, on February 14, 2011, we entered into the Purchase Agreement with MIE Holdings Corporation (“Parent”), and its subsidiary, Palaeontol B.V. (the “Buyer”), pursuant to which we have agreed to sell all of our interest in our wholly-owned operating subsidiary, Emir Oil, to the Buyer (the “Sale”).  The Parent, a Hong Kong Stock Exchange listed company (SEHK: 1555), is one of the leading independent upstream oil companies operating onshore in the People’s Republic of China as measured by gross production under production sharing contracts.  The initial purchase price is $170 million and is subject to various closing adjustments and the deposit of $36 million in escrow to be held for a period of 12 months following the closing for indemnification purposes. In connection with the Sale, all intercompany notes of Emir Oil in favor of the Company will be transferred to the Buyer.  Upon consummation of the Sale, we will use a portion of the proceeds to repay our outstanding convertible Notes and to pay transaction costs and expenses.

We intend to make an initial cash distribution to stockholders in the estimated range of $1.04 to $1.10 per share upon the closing from the Sale proceeds, after giving effect to the estimated closing adjustments and escrow holdback amount, the repayment of the Notes and after providing for the payment or reserve of other projected liabilities and transaction costs.  The mid-point of the estimated initial distribution price range ($1.07) represents a premium of 19% over the prior 30-day average closing price of our common stock as of the market close on February 11, 2011, the trading day immediately preceding our public announcement of the Sale on February 14, 2011, as reported on the NYSE Amex.  We intend to make a second distribution to stockholders that could range up to approximately $0.30 per share following termination of the escrow, subject to the availability of funds to be released from the escrow, actual costs incurred and other factors.

The Purchase Agreement and Sale were approved by the five independent directors of the Company, based upon a recommendation by an independent oversight committee of the board.  UBS Investment Bank advised the independent oversight committee in the transaction.

The description of the Purchase Agreement and the proposed Sale in this report does not purport to be complete and is qualified in its entirety by reference to the Current Report on Form 8-K of the Company filed with the SEC on February 18, 2011.

44

Overview

BMB Munai, Inc. was organized under the laws of the State of Nevada.   Our business activities focus on oil and natural gas exploration and production in the Republic of Kazakhstan (sometimes also referred to herein as the “ROK” or “Kazakhstan”). We hold an exploration contract that allows us to conduct exploratory drilling and oil production in the Mangistau Province in the southwestern region of Kazakhstan.  Since the date of execution of the original exploration contract, we have successfully negotiated several amendments to the contract that have extended the term of our exploration contract to January 2013 and have extended the territory of the contract area to approximately 850 square kilometers, which is comprised of the “ADE Block”, the “Southeast Block” and the “Northwest Block”.

Exploration Stage Activities

Under the statutory scheme in Kazakhstan, prospective oil fields are developed in two stages. The first stage is exploration stage.  During this stage the primary focus is on the search for commercial discoveries, i.e., discoveries of sufficient quantities of oil and gas to make it commercially feasible to pursue execution of, or transition to, the second stage, which is a commercial production contract with the government.

Minimum Work Program Requirements

In order to be assured that adequate exploration activities are undertaken during exploration stage, the Ministry of Oil and Gas, (formerly the Ministry of Energy and Mineral Resources) of the ROK establishes an annual mandatory minimum work program to be accomplished in each year of the exploration contract.  Under the minimum work program the contractor is required to invest a minimum dollar amount in exploration activities within the contract territory, which may include geophysical studies, construction of field infrastructure or drilling activities. During the exploration stage, the contractor is also required to drill sufficient wells in each field to establish the existence of commercially producible reserves in any field for which it seeks a commercial production license. Failure to complete the minimum annual work program requirements could preclude the contractor from receiving a longer-term production contract, could result in penalties and fines or even in the loss of the contractor’s license.

The contract we hold follows the above format.  Our annual work program year ends on January 9 each year. From the beginning of the exploration stage of our contract through January 9, 2011, our minimum mandatory expenditure requirement was $80,630,000, including drilling at least 13 wells.  From the beginning of the exploration stage of our contract through December 31, 2010, we had expended $337,310,000 in exploration activities, including the drilling of 24 wells. Our minimum annual expenditure requirements going forward are: $27,240,000 for the period from January 2011 to January 2012, including the drilling of at least four wells; and $14,840,000 for the period from January 2012 to January 2013, including the drilling of at least two wells.

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We began drilling in the fields of the ADE block in 2004.  Since 2005 we have been drilling in the Southwest Block in the Kariman field.  Our drilling activities have consisted in drilling an array of exploratory wells to delineate reservoir structures and developmental wells intended to provide income to the Company.  During fiscal 2009 we completed a very active three-year drilling program. During this time we drilled 17 wells to an average depth of 3,800 meters.  Beginning in September of 2008 we began to phase out our new well drilling activities and released the four large drilling rigs we had under contract as drilling projects were completed.

During fiscal 2010 we focused our efforts on building a sound financial basis to support our development of a long-term and profitable oil and gas exploration and production business by reducing current accounts payable, conducting field operations focused on maximizing production and field delineation and investigating the Northwest Block.

In fiscal 2011 we have continued our efforts to develop our business and to increase oil and gas production.  Because of our limited available funds available for drilling activities during fiscal 2011, we have attempted to increase production through drilling directional sidetracks at existing wells, which is less expensive than drilling new vertical wells.

Drilling Operations, Well Performance and Production

         During the fiscal quarter ended December 31, 2010, we continued our efforts to increase production by means of drilling directional sidetracks.  During the quarter we completed drilling of sidetracks on the Kariman-6 and Aksaz-2 wells.

Sidetracking operations on the Kariman-6 well commenced in September 2010.  Logging operations to determine and adjust the direction of the wedge-deflector to 115º in azimuth, were conducted after assembling and lowering of the wedge-deflector, provided by Burintech, to the targeted depth. A 6 5/8” window was cut in the casing pipe, using mills with 127, 135 and 141 mm diameter in the 3,165.6-3,172.8 meter interval, then the 3,166-3,563 meter interval was drilled, using an assembly of a 5 ½" drill bit and a 4 ¼" Smith downhole motor (several drill bits were replaced during drilling operations).  We experienced tight pulls up to 10-14 tons and landslide rock on the shakers while drilling. Alternate lowering of the bottomhole assembly №11R to the bottom hole with reaming was conducted with drilling in the interval of 3,563-3,649 meters. Sticking occurred during directional drilling at the depth of 3,649 meters.

We have attempted several methods for release of the stuck pipe and drill bit, including reciprocating with the use of a drilling jar, spotted oil bath around the stuck drill pipe, and shearing with shape chargers.  All of these operations were unsuccessful, and sidetrack operations at the Kariman-6 well were abandoned in November 2010.

The sidetrack on the Aksaz-2 well commenced in November 2010.  Logging operations to determine and adjust the direction of the wedge-deflector to 333º in azimuth, were conducted after assembling and lowering of the wedge-deflector, provided by Burintech, to the targeted depth. A 6 5/8” window was cut in the casing pipe, using mills with 127, 135 and 141 mm diameter in the 3,916-3,924 meter interval, then the 3,924-4,229 meter interval was drilled, using an assembly of a 5 ½" drill bit and a 4 ¼" Smith downhole motor (several drill bits were replaced during drilling operations). In the interval 4,200-4,229 meters sticking occurred, during borehole reaming before the alternate connection.

46

We conducted reciprocating with the use of a drilling jar, and spotted diesel bath around the stuck drill pipe, with volume of 4 cubic meters, with no results.  We also spotted an acid bath with volume of 5 cubic meters and freed the drilling pipe from sticking.  The drill bit was replaced and the 4,229-4,238 meter interval was drilled, then reaming was conducted to the window cutting level and another lowering with reaming to the depth of 4,228 meters.  During connection another sticking occurred.  An acid bath with 7 cubic meter volume was spotted, resulting in freeing of the drilling pipe.  Due to the danger of recurring sticking, we made the decision to cease drilling operations at the Aksaz-2 well in December 2010.

Despite our unsuccessful attempts at the Kariman-6 and Aksaz-2 wells, we plan to continue our efforts to increase production through drilling of horizontal sidetracks on existing wells as funds allows.  Given the very limited funds we have available for capital expenditures, we believe that sidetracking is a more cost effective method for potentially increasing production rates than drilling new vertical wells.  We have commenced sidetracking operations on the Dolinnoe-6 well which we plan to complete during the quarter ending March 31, 2011.

During the fiscal quarter ended December 31, 2010, our daily crude oil production ranged from 2,019 barrels per day to 3,170 barrels per day.  Average daily production for the quarter was 2,402 barrels per day.  Our average daily production during the fiscal quarter ended December 31, 2009 was 2,900 barrels per day.

Results of Operations

Three months ended December 31, 2010, compared to the three months ended December 31, 2009.

Revenue and Production

The following table summarizes production volumes, average sales prices and operating revenue for our oil and natural gas operations for the three months ended December 31, 2010 and the three months ended December 31, 2009.

			Three months ended December 31, 2010 to the three months ended
	For the three	For the three	December 31, 2009
	months ended	months ended		%
	December 31, 2010	December 31, 2009	Increase (Decrease)	Increase (Decrease)

Production volumes:
Natural gas (in thousand m3)	11,517	-	11,517	100%
Natural gas liquids (Bbls)	-	-	-	-
Oil and condensate (Bbls)	218,588	266,838	(48,250)	(18%)
Barrels of Oil equivalent (BOE) (3)	286,372	266,838	19,534	7%

Sales volumes:
Natural gas (in thousand m3)	10,141	-	10,141	100%
Natural gas liquids (Bbls)	-	-	-	-
Oil and condensate (Bbls)	218,508	279,605	(61,097)	(22%)
Barrels of Oil equivalent (BOE) (3)	278,195	279,605	(1,410)	(1%)

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Average Sales Price (1)
Natural gas ($ per thousand m3)	$ 40.69	-	$ 40.69	100%
Natural gas liquids ($ per Bbl)	-	-	-	-
Oil and condensate ($ per Bbl)	$ 73.67	$ 49.69	$ 23.98	48%
Barrels of Oil equivalent ($ per BOE) (3)	$ 59.35	$ 49.69	$ 9.66	19%

Operating Revenue:
Natural gas	$ 412,633	-	$ 412,633	100%
Natural gas liquids	-	-	-	-
Oil and condensate	$ 16,097,697	$ 13,894,712	$ 2,202,985	16%
Gain on hedging and derivatives (2)	-	-	-	-

(1)	At times we may produce more barrels than we sell in a given period. The average sales price is calculated based on the average sales price per barrel sold, not per barrel produced.
(2)	We did not engage in hedging transactions, including derivatives, during the three months ended December 31, 2010 or the three months ended December 31, 2009.
(3)	The coefficient for conversion of production and sales of gas from cubic meters to barrels equals: 1 thousand m3 = 5.8857 barrels of oil equivalent.

Revenues. We generate revenue under our exploration contract from the sale of oil and natural gas recovered during test production.  During the three months ended December 31, 2010 our oil production decreased 18% compared to the three months ended December 31, 2009, as a result of natural decline rates, as well as directional drilling operations that were conducted on wells Kariman-6, Dolinnoe-6 and Aksaz-2, which required us to cease production from these wells during directional drilling.

During the three months ended December 31, 2010 we realized revenue from oil sales of $16,097,697 compared to $13,894,712 during the three months ended December 31, 2009.  The significant contributing factor to the 16% increase in revenue from oil sales was a 48% increase in the price per barrel we received for oil sales because of increased world oil prices. During the three months ended December 31, 2010 and 2009 we exported 96% and 89% respectively, of our oil to the world markets and realized the world market price for those sales. Revenue from oil sold to the world markets made up 96% and 95% of total revenue, respectively, during the three months ended December 31, 2010 and 2009.

         Starting in May 2010 we began to realize revenue from natural gas sales to the domestic market. During the three months ended December 31, 2010 we realized revenue from natural gas sales of $412,633. During the periods prior to May 2010 we did not realize revenue from natural gas sales because the amount from natural gas sales was insignificant and thus was included in revenue from oil sales.  Our natural gas production is largely a byproduct of oil production.  We anticipate future natural gas production will continue to be determined by oil production.

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As discussed above, our revenue is sensitive to changes in prices received for our oil.  Political instability, the economy, changes in legislation and taxation, reductions in the amount of oil we are allowed to export to the world markets, weather and other factors outside our control may also have an impact on both supply and demand and on revenue.

Costs and Operating Expenses

The following table presents details of our costs and expenses for the three months ended December 31, 2010 and 2009:

	For the three months ended December 31, 2010	For the three months ended December 31, 2009
Expenses:
Rent export tax	$ 3,104,884	$ 2,966,025
Export duty	558,210	-
Oil and gas operating(1)	2,485,683	2,819,189
General and administrative	3,680,778	2,946,160
Depletion(2)	2,558,733	2,840,787
Interest expense	2,228,010	1,159,268
Accretion expenses	125,645	113,690
Depreciation of gas utilization facility	339,243	-
Amortization and depreciation	139,401	161,943

Total	$ 15,220,587	$ 13,007,062
Expenses ($ per BOE):
Oil and gas operating(1)	8.94	10.08
Depletion (2)	9.20	10.16

(1)	Includes transportation cost, production cost and ad valorem taxes (excluding rent export tax and export duty).
(2)	Represents depletion of oil and gas properties only.

Rent Export Tax. Rent export tax is calculated based on the export sales price and ranges from as low as 0% if the export sales price is less than $40 per barrel to as high as 32% if the price per barrel exceeds $190.  Because of higher export sales prices during the three months ended December 31, 2010 rent export tax paid to the government was $3,104,884 compared to $2,966,025 during the three months ended December 31, 2009.

Export Duty.  On April 18, 2008 the government introduced an export duty on several products (including crude oil.) We became subject to the duty beginning in June 2008. The formula for determining the amount of the crude oil export duty was based on a sliding scale that was tied to several factors, including the world market price for oil. In December 2008 the government issued a resolution that cancelled the export duty effective January 26, 2009 for companies operating under the new tax code.

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In July 2010 the government issued a resolution which reenacted the export duty for several products (including crude oil.) We became subject to the export duty in September 2010. The export duty is calculated based on a fixed rate of $20 per ton or approximately $2.60 per barrel exported. As a result of the export duty being reenacted, the export duty during the three months ended December 31, 2010 amounted to $558,210. We were not subject to export duty during the three months ended December 31, 2009. Export duty was not recorded as part of oil and gas operating expense and was not included in oil and gas operating expense per BOE calculation.

In January 2011 the government of the Republic of Kazakhstan increased the fixed rate of the export duty from $20 per ton to $40 per ton, or approximately $5.20 per barrel exported.

Oil and Gas Operating Expenses.  During the three months ended December 31, 2010 we incurred $2,485,683 in oil and gas operating expenses compared to $2,819,189 during the three months ended December 31, 2009.  This decrease is primarily the result of a 35% decrease in production expense, coupled with a 5% decrease in transportation expense and 5% decrease of mineral extraction tax for the three months period ended December 31, 2010 compared to the three months ended December 31, 2009.

Oil and gas operating expenses for the three months ended December 31, 2010 and 2009 consisted of the following expenses:

	Three months ended December 31,
	2010		2009
	Total	Per BOE	Total	Per BOE
Oil and Gas Operating Expenses:
Production	$ 413,976	$ 1.49	$ 634,270	$ 2.27
Transportation	1,125,938	4.05	1,186,552	4.24
Mineral extraction tax	945,769	3.40	998,367	3.57

Total	$ 2,485,683	$ 8.94	$ 2,819,189	$ 10.08

Production expense decreased 35% during the three months ended December 31, 2010 compared to the quarter ended December 31, 2009.  This decrease was primarily the result of the purchase of light crude oil for blending purposes from a third party in the amount of $411,771 during three months ended December 31, 2009.   We did not have similar purchases of light crude during the quarter ended December 31, 2010.

Transportation expenses decreased by $60,614 or 5%, as a result of decreased rent expenses paid to suppliers of rented oil trucks.  Commending in September 2010 we began transporting oil using leased oil trucks.

In January 2009 the government of the Republic of Kazakhstan imposed a mineral extraction tax.  The rate of this tax depends upon annual production output.  The new code currently provides for a 5% mineral extraction tax rate on production of oil sold to the export market, and a 2.5% tax rate for oil sold to the domestic market. The mineral extraction tax rate for gas sold to the domestic market is 0.5% and 10% for gas used for internal needs. During the three months ended December 31, 2010 mineral extraction tax paid was $945,769. During the quarter ended December 31, 2009 mineral extraction tax payments were $998,367. The 5% decrease in mineral extraction tax was due to decreased production during the three months ended December 31, 2010.

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We calculate oil and gas operating expense per BOE based on the volume of oil and gas actually sold rather than production volume because not all volume produced during the period is sold during the period. The related production costs are expensed only for the units sold not produced.

Expense per BOE is a function of total expense divided by the number of barrels of oil and gas we sell.  During the three months ended December 31, 2009 we sold 279,605 barrels of oil, compared the three months ended December 31, 2010 we sold 278,195 barrels of oil and gas. The 35% decrease in production expenses and 5% decrease in transportation expenses, was offset by the 22% decrease in sales of oil volume, resulting in a $1.15, or 11%, decrease in oil and gas operating expense per BOE.

General and Administrative Expenses.  General and administrative expenses during the three months ended December 31, 2010 were $3,680,778 compared to $2,946,160 during the three months ended December 31, 2009. This represents a 25% increase. This increase in general and administrative expenses was the result of:

●
a 22% increase in professional services arising from legal fees incurred in connection with the litigation discussed in Note 20 “Commitments and Contingencies” to the Notes to the Unaudited Condensed Consolidated Financial Statements;

●	a 48% increase in rent expenses resulting from increased rents for special vehicles used at our warehouse;
●	a 14% increase in payroll expenses resulting from increase of bonus for employees; and
●	a 100% increase in compensation expense.

During the three months ended December 31, 2010 we recognized non-cash compensation expense of $420,375 resulting from restricted stock grants previously made to employees. By comparison, during the three months ended December 31, 2009 we did not recognize non-cash compensation expense for restricted stock grants previously made to employees and outside consultants.

Depletion.  Depletion expense for the three months ended December 31, 2010 decreased by $282,054 compared to the three months ended December 31, 2009. The major reason for this decrease in depletion expense was a 22% decrease in sales volume of oil during the three months ended December 31, 2010 compared to the three months ended December 31, 2009.

Amortization and Depreciation. Amortization and depreciation expense for the three months ended December 31, 2010 decreased by 14% compared to the three months ended December 31, 2009.

Income from Operations.  During the three months ended December 31, 2010 we realized income from operations of $1,289,743 compared to income from operations of $887,650 during the three months ended December 31, 2009.  This increase in income from operations during the three months ended December 31, 2010 was the result of the 19% increase in revenue which was partially offset by a 17% increase in total costs and operating expenses.

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Other Income/Expense. During the three months ended December 31, 2010 we recognized total other income of $73,573 compared to total other expense of $280,569 during the three months ended December 31, 2009.  The change from other expense to other income between the respective quarters is largely attributable to a $57,122 foreign exchange gain during the quarter ended December 31, 2010 compared to a $293,438 foreign exchange loss during the quarter ended December 31, 2009.

Net Income. For the foregoing reasons, during the three months ended December 31, 2010 we realized net income of $1,363,316 or $0.03 per share compared to net income of $607,081 or $0.01 per share for the three months ended December 31, 2009.

Nine months ended December 31, 2010, compared to the nine months ended December 31, 2009.

Revenue and Production

The following table summarizes production volumes, average sales prices and operating revenue for our oil and natural gas operations for the nine months ended December 31, 2010 and the nine months ended December 31, 2009.

			Nine months ended December 31, 2010 to the nine months ended
	For the nine	For the nine	December 31, 2009
	months ended	months ended		%
	December 31, 2010	December 31, 2009	Increase (Decrease)	Increase (Decrease)

Production volumes:
Natural gas (in thousand m3)	27,402	-	27,402	100%
Natural gas liquids (Bbls)	-	-	-	-
Oil and condensate (Bbls)	638,335	751,648	(113,313)	(15%)
Barrels of Oil equivalent (BOE) (3)	799,615	751,648	47,967	6%

Sales volumes:
Natural gas (in thousand m3)	23,344	-	23,344	100%
Natural gas liquids (Bbls)	-	-	-	-
Oil and condensate (Bbls)	626,741	785,044	(158,303)	(20%)
Barrels of Oil equivalent (BOE) (3)	764,137	785,044	(20,907)	(3%)

Average Sales Price (1)
Natural gas ($ per thousand m3)	$ 40.73	-	$ 40.73	100%
Natural gas liquids ($ per Bbl)	-	-	-	-
Oil and condensate ($ per Bbl)	$ 64.92	$ 53.16	$ 11.76	22%
Barrels of Oil equivalent ($ per BOE) (3)	$ 54.49	$ 53.16	$ 1.33	3%

Operating Revenue:
Natural gas	$ 950,779	-	$ 950,779	100%
Natural gas liquids	-	-	-	-
Oil and condensate	$ 40,687,364	$ 41,735,735	$ (1,048,371)	(3%)
Gain on hedging and derivatives (2)	-	-	-	-

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(1)	At times we may produce more barrels than we sell in a given period. The average sales price is calculated based on the average sales price per barrel sold, not per barrel produced.
(2)	We did not engage in hedging transactions, including derivatives, during the nine months ended December 31, 2010 or the nine months ended December 31, 2009.
(3)	The coefficient for conversion production and sales of gas from cubic meters to barrels equals: 1 thousand m3 = 5.8857 barrels of oil equivalent.

Revenues.  During the nine months ended December 31, 2010 our oil production decreased 15% compared to the nine months ended December 31, 2009, as a result of natural decline rates of production, well downtime, and maintenance and improvement works at the oil storage facility.

During the nine months ended December 31, 2010 we realized revenue from oil sales of $40,687,364 compared to $41,735,735 during the nine months ended December 31, 2009.  The significant contributing factor to this 3% decrease in revenue from oil sales was a 20% decrease in sales volume as a result of decreased production, which was only partially offset by a 22% increase in sales price realized for oil and gas sold.  During the nine months ended December 31, 2010 and 2009 we exported 98% and 94% of our oil, respectively, to the world markets and realized world market price for those sales.  Revenue from oil sold to the world markets made up 97% of total revenue during the nine months ended December 31, 2010 and 2009.

We began realizing revenue from natural gas sales to the domestic market in May 2010.  During the nine months ended December 31, 2010 we realized revenue from natural gas sales of $950,779.  Prior to May 2010 we did not realize revenue from natural gas sales, because the amounts realized from natural gas sales were insignificant and thus were included in revenue from oil sales.

Costs and Operating Expenses

The following table presents details of our costs and expenses for the nine months ended December 31, 2010 and 2009:

	For the nine months ended December 31, 2010	For the nine months ended December 31, 2009
Expenses:
Rent export tax	$ 8,214,750	$ 6,945,938
Export duty	736,013	-
Oil and gas operating(1)	6,619,854	6,739,473
General and administrative	11,173,979	10,750,099
Depletion(2)	7,099,897	7,953,515
Interest expense	4,431,142	3,452,646
Accretion expenses	367,370	332,415
Depreciation of gas utilization facility	904,648	-
Amortization and depreciation	442,707	454,756

Total	$ 39,990,360	$ 36,628,842
Expenses ($ per BOE):
Oil and gas operating(1)	8.67	8.59
Depletion (2)	9.29	10.13

(1)	Includes transportation cost, production cost and ad valorem taxes (excluding rent export tax and export duty).
(2)	Represents depletion of oil and gas properties only.

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Rent Export Tax. During the nine months ended December 31, 2010 rent export tax paid to the government amounted to $8,214,750 compared to $6,945,938 during the nine months ended December 31, 2009. The $1,268,812 or 18% increase in rent export tax was due to the tax rate and tax base calculation, which is dependent upon oil price.

Export Duty.  In July 2010 the government issued a resolution which reenacted the export duty for several products (including crude oil.)  We became subject to the export duty in September 2010.  As a result, we incurred export duty during the nine months ended December 31, 2010 of $736,013.  We were not subject to export duty during the nine months ended December 31, 2009.  Export duty was not recorded as part of oil and gas operating expense and was not included in oil and gas operating expense per BOE calculation.

In January 2011 the government of the Republic of Kazakhstan increased the fixed rate for duty from $20 per ton to $40 per ton, or approximately $5.20 per barrel exported.

Oil and Gas Operating Expenses.  During the nine months ended December 31, 2010 we incurred $6,619,854 in oil and gas operating expenses compared to $6,739,473 during the nine months ended December 31, 2009.  This decrease was primarily the result of a 28% decrease in production expense, which was partially offset by 10% increase in transportation expense for the nine months period ended December 31, 2010 compared to the nine months ended December 31, 2009.

Oil and gas operating expenses for the nine months ended December 31, 2010 and 2009 consist of the following expenses:

	Nine months ended December 31,
	2010		2009
	Total	Per BOE	Total	Per BOE
Oil and Gas Operating Expenses:
Production	$ 1,024,479	$ 1.34	$ 1,413,511	$ 1.80
Transportation	3,046,105	3.99	2,769,088	3.53
Mineral extraction tax	2,549,270	3.34	2,556,874	3.26

Total	$ 6,619,854	$ 8.67	$ 6,739,473	$ 8.59

The 17% increase in production expense during the nine months ended December 31, 2010 compared to the nine months ended December 31, 2009 was primarily the result of property tax expenses on group units for the period from fiscal year 2005 to fiscal year 2010 which we recognized during the three months ended December 31, 2010.

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Transportation expenses during the nine months ended December 31, 2010 increased by $277,017, or 10%, as a result of an increase of $112,031, or 22%, in salary and related payments, which is represented in bonus and overtime salary of personnel related to transportation, an increase of $40,299, or 34%, in depreciation expense of fixed assets, which is due to the depreciation expense recognized for leased oil trucks, and an increase of $66,844 or 100% in interest expense for oil truck leases, which the Company was not subject to during nine months ended December 31, 2009.

During the nine months ended December 31, 2010 mineral extraction tax paid to the government was $2,549,270.  During the nine months ended December 30, 2009 mineral extraction tax was $2,556,874.

We calculate oil and gas operating expense per BOE based on the volume of oil and gas actually sold rather than production volume because not all volume produced during the period is sold during the period. The related production costs are expensed only for the units sold not produced.

Expense per BOE is a function of total expense divided by the number of barrels of oil and gas we sell.  During the nine months ended December 31, 2009 we sold 785,044 barrels of oil, by comparison, during the nine months ended December 31, 2010 we sold 764,137 barrels of oil and gas. The 20% decrease in the volume of oil sold coupled with a 10% increase in transportation expenses, was almost completely offset by a 28% decrease in production expenses, which resulted in a $0.08, or 1%, increase in oil and gas operating expense per BOE.

General and Administrative Expenses.  General and administrative expenses during the nine months ended December 31, 2010 were $11,173,979 compared to $10,750,099 during the nine months ended December 31, 2009.  This represents a 4% increase. This increase in general and administrative expenses was the result of the following:

●	a 190% increase in other taxes, due to the incurred property tax expenses for 2010;
●	a 17% decrease in business trips and accommodation expenses;
●
a 60% increase in professional services, resulting from increased legal fees incurred in the  litigation identified in Note 20 “Commitments and Contingencies” to the Notes to the Unaudited Consolidated Financial Statements;

●	a 40% increase rent expenses, resulting from increased rent of special vehicles for use in our warehouse; and
●	a 15% increase in payroll expenses, resulting from increase of bonus salaries for employees.

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These increases were only partially offset by:

●
a 74% decrease in environmental payments for flaring of unused natural gas as a result of decreased production.  The amount of environmental payments totaled $48,789 and $190,475 during the nine months ended December 31, 2010 and 2009, respectively; and

●	a 54% decrease in compensation expense.

During the nine months ended December 31, 2010 we recognized non-cash compensation expense of $1,254,025 resulting from restricted stock grants previously made to employees. By comparison, during the nine months ended December 31, 2009 we recognized non-cash compensation expense in the amount of $2,744,133 for restricted stock grants previously made to employees and outside consultants.

Depletion.  Depletion expense for the nine months ended December 31, 2010 decreased by $853,618 compared to the nine months ended December 31, 2009. The principal reason for this decrease in depletion expense was a 20% decrease in sales volume of oil during the nine months ended December 31, 2010 compared to the nine months ended December 31, 2009.

Amortization and Depreciation. Amortization and depreciation expense for the nine months ended December 31, 2010 decreased 3% compared to the nine months ended December 31, 2009.

Income from Operations.  During the nine months ended December 31, 2010 we realized income from operations of $1,647,783 compared to income from operations of $5,106,893 during the nine months ended December 31, 2009. This decrease in income from operations during the nine months ended December 31, 2010 is the result of the 9% increase in total costs and operating expenses.

Other Income/Expense. During the nine months ended December 31, 2010 we recognized total other income of $30,981 compared to total other expense of $429,021 during the nine months ended December 31, 2009.  The 107% change from other expense to other income between the respective periods is largely attributable to $288,068 of interest income realized during the nine month ended December 31, 2010, which was offset by a $209,295 foreign exchange loss, coupled with $47,792 other expense.

Net Income. For the foregoing reasons, during the nine months ended December 31, 2010 we realized net income of $1,678,764 or $0.03 per share compared to net income of $4,677,872 or $0.09 per share for the nine months ended December 31, 2009.

Liquidity and Capital Resources

For the period from inception on May 6, 2003 through December 31, 2010 we have incurred capital expenditures of $337,310,000 for exploration, development and acquisition activities.  Funding for our activities has historically been provided by funds raised through the sale of our common stock and debt securities and revenue from oil sales.  From inception to December 31, 2010 we raised approximately $94.6 million through the sale of our common stock.  Additionally, during the quarter ended September 31, 2007 we completed the placement of $60 million in principal amount of 5.0% Convertible Senior Notes due in 2012.  The net proceeds from the Note issuance of approximately $56.2 million were used to pursue our drilling program.  For additional detail regarding the Notes, see Note 11 of the Notes to the Unaudited Condensed Consolidated Financial Statements included in this Report.

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The terms of the original indenture (the “Indenture”) governing the Notes provided for three put dates that allowed the Noteholders to redeem the Notes prior to their 2012 maturity date.  The first two put dates passed unexercised.  The third put date was July 13, 2010.  Because we would have been unable to repay the Notes at July 13, 2010, we have been engaged in ongoing negotiations with the Noteholders to restructure the Notes.  In connection with these negotiations, we entered into Supplemental Indenture No. 1 in July 2010, Supplemental Indenture No. 2 in September 2010, Supplemental Indenture No. 3 in December 2010 and Supplemental Indenture No. 4 in January 2011 (collectively the “Supplemental Indentures”).  The Supplemental Indentures amend and supplement the original Indenture.  Each Supplemental Indenture granted the Noteholders an additional put option date extending their put right.  In exchange for each additional put option date, the Noteholders separately agreed to forebear from exercising their put right for a specified time period, with certain exceptions.

In connection with the execution of Supplemental Indenture No. 3 we agreed to increase the put price from 104% of the principal amount and accrued but unpaid interest as of the put exercise date to 104.88% of the principal amount together with accrued but unpaid interest as of the put exercise date.  We aslo agreed to an increase in the interest rate of the Notes from 5% to 9% effective as of July 13, 2010.

In connection with the execution of Supplemental Indenture No. 4, we agreed to increase the put price from 104.88% of the principal amount and accrued but unpaid interest as of the put exercise date to 105% of the principal amount together with accrued but unpaid interest as of the put exercise date.

Prior to entering into each Supplemental Indenture, including Supplemental Indenture No. 4, we were in default of certain covenants contained in Article 9 of the Indenture requiring us to maintain a minimum net debt to equity ratio and to comply with certain notice, delivery and other provisions.  In the context of the Indenture, the equity portion of the ratio is determined by reference to the market value of the Company’s common stock, not the Company’s book value. The market value of our common stock has declined since the Notes were issued.

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Under Supplemental Indenture No. 4, the Noteholders have a put right that commenced on January 31, 2011 and expires on February 28, 2011.  In exchange for this put right, the Noteholders separately agreed they will not exercise their put options for the previous put date and they will not exercise their put options for the put right granted under Supplemental Indenture No. 4 prior to February 28, 2011; provided, however, the Noteholders may exercise any existing put options at any time prior to their respective expiration dates upon the occurrence of any of the following: (i) a default occurs under the Indenture, as supplemented and amended, excluding certain defaults that occurred prior to January 26, 2011, (ii) failure by us or any of our material subsidiaries to timely pay any Indebtedness (as defined in the Indenture, as supplemented and amended,) or any guarantee of any Indebtedness that exceeds U.S. $1,000,000, or any Indebtedness becomes due and payable prior to its stated maturity other than at our option or at the option of any of our material subsidiaries, or (iii) the Noteholders holding a majority in outstanding principal amount of the Notes provide notice to the Company and the other Noteholders that negotiations with respect to the restructuring of the Notes have terminated.  Therefore, it is possible the Noteholders could exercise a put option with respect to the Notes prior to February 28, 2011 if any of the foregoing events occur.

We continue our efforts to finalize agreement on restructuring our Notes.  Previously we had agreed with the Noteholders to secure the Notes with the assets and stock of our subsidiary, Emil Oil.  We had also agreed that Emir Oil would guarantee the Indebtedness.  However, following further investigation of Kazakhstan law and the possible tax consequences, we have determined that it is not feasible for us and for Emir Oil to provide such security, or for Emir Oil to guarantee the Indebtedness, and the Noteholders have agreed to forego that security and guaranty.  As a result, we have agreed to a further increase of the coupon rate of the Notes from 9.0% to 10.75%, commencing January 13, 2011, which will continue to be payable semi-annually thereafter.

We have also agreed that upon consummation of the plan of restructure, we will make a $1,000,000 cash payment towards the principal balance of the Notes, which will result in an adjusted principal amount of $61,400,000 after giving effect to the payment.  The cash payment and the increase in the principal amount reflect an adjustment based on the value of the unexercised seventh put option described in Supplemental Indenture No. 4.  Also, we have agreed to an additional coupon that will be payable if the product of the price of Brent and our production volumes exceeds certain threshold levels.  We will agree, beginning six months after the issue or restructuring date, to make semiannual principal amortization payments of 30% of our excess cash flow as of each principal payment date.  In addition, if the “cash and cash equivalents” line item of our consolidated balance sheets as of the last day of any fiscal quarter exceeds $15,000,000, we will immediately pay over the excess to the Trustee, and the Trustee will apply that amount to the payment of the outstanding principal amount of the Notes on the next principal payment date.

The parties intend to amend the maturity date and redemption and conversion provisions of the Notes and the existing Indenture.  The new maturity date of the Notes will be July 13, 2013.  The restructure contemplates the Noteholders will be granted a new put option, exercisable one year prior to the new maturity date.

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The conversion price of the Notes will be reduced to $2.00 per share, subject to certain adjustment events, including events included in the original Indenture and the minimum conversion price will be reduced to a floor of $1.00 per share (the “Conversion Price Reduction”).  The Conversion Price Reduction will not occur at the time we execute the amended Indenture.  It will be subject to shareholder approval, and we expect to obtain an undertaking from our directors and officers to vote their shares in favor of the Conversion Price Reduction at the time we execute the amended indenture and to seek a similar undertaking from our two largest shareholders immediately thereafter.  The Conversion Price Reduction may also be subject to the approval of the Kazakhstan Ministry of Oil & Gas.

 In the event of a change in control of the Company (which will now include a sale of all or substantially all of our assets or the assets of Emir Oil, or the sale of all or substantially all of our equity interests in Emir Oil), the Noteholders will have an option to redeem their Notes at a price equal to 110% of the Notes or to convert their Notes to Company common stock.  We will have the option to redeem the Notes in the event the closing market price for our common stock exceeds 200% of the then current conversion price.

If an Event of Default occurs under the Indenture, in addition to our obligation to pay all principal and accrued interest due under the Notes, we will be required to pay the Event of Default Accretion, which will be defined as being the amount equal to the result of dividing 4% of the principal of each Note by a fraction, the numerator of which is the number of days between the date of the original indenture and the date that the principal of the Note becomes due after an Event of Default occurs, and the denominator of which is the number of days between the date of the original indenture and the maturity date of the Notes.

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It is contemplated that we will agree to certain other changes to the terms of the Indenture.  Once definitive documents are executed, the Noteholders will have the right to appoint one board member to the Company’s board of directors, who will also sit on the compensation committee. We will be required to maintain customary director and officer liability insurance with coverage of not less than $5,000,000 in favor of all members of our board of directors, althoughif the cost of such coverage for all members of the our board of directors would exceed an aggregate of $100,000 in annual premiums (the “Aggregate Cost”), then we will be required to maintain the maximum amount of such coverage available for all members of our board of directors at the annual Aggregate Cost.  We will cause Emir Oil to amend its organizational documents to establish a board of directors or similar body and the Noteholders will have the right to appoint one member to that board of directors of similar body.  Emir Oil will also be required to maintain similar director and officer liability insurance.  The Noteholders will be granted certain registration, listing and tag along rights with respect to shares issuable upon conversion of the Notes.  We will agree to certain restrictions on incurring new indebtedness, placing liens on our assets or those of Emir Oil, uses of proceeds from any new debt or equity offerings, capital expenditures, dividends and other distributions, disposal of assets, investments and affiliate transactions and such other and customary covenants acceptable to the Noteholders.  These covenants include a prohibition on our paying dividends on shares of our common stock.  We will also agree that if any Noteholder exercises its put rights and we are unable, or fail to, timely redeem any Note, we will appoint an independent investment bank, approved by a majority of the Noteholders to advise us on the sale of our company. We will not adopt or amend any existing incentive plans or plan providing for payment in respect of severance, change in control or other extraordinary events or transactions until the Notes are repaid in full.  We have agreed to maintain the NYSE Amex listing of our common stock.

The parties continue to work toward definitive documents to restructure the Notes upon the terms disclosed above, but such documents have not yet been completed and there is no guarantee we will be able to finalize definitive documents to restructure the Notes on the terms discussed above.

If the Noteholders were to exercise their put right or accelerate the Notes, we would have insufficient funds to repay the Notes.  The outstanding balance of unpaid principal and interest under the Notes was $63,669,948 as of February 28, 2011.  As we would have insufficient funds to repay the Notes, the Noteholders could seek any legal remedies available to them to obtain repayment of the Notes.

At December 31, 2010, our current liabilities exceeded our current assets by $3,868,190.  Included in the current liabilities amount is $1,064,000 of accrued non-cash share based obligations.  At December 31, 2010, we had cash and cash equivalents of $6,214,841. Through the first nine months of our fiscal year net cash provided by operating activities was $23,299,231 and we had realized net income of $1,678,764.  We believe that cash on hand and anticipated revenues from operations will be sufficient to fund our operations for the remainder of the current fiscal year unless the Noteholders exercise their redemption rights or accelerate the Notes.

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Cash Flows

During the nine months ended December 31, 2010, cash was primarily used to fund exploration expenditures.  See below for additional discussion and analysis of cash flow.

	Nine months ended December 31, 2010	Nine months ended December 31, 2009

Net cash provided by operating activities	$ 23,299,231	$ 9,929,483
Net cash used in investing activities	$ (21,904,292)	$ (7,941,040)
Net cash used in financing activities	$ (1,620,492)	$ (1,500,000)

NET CHANGE IN CASH AND CASH EQUIVALENTS	$ (225,553)	$ 488,443

Our principal source of liquidity during the nine months ended December 31, 2010 was cash and cash equivalents. At March 31, 2010 cash and cash equivalents totaled approximately $6.4 million. At December 31, 2010 cash and cash equivalents had decreased to approximately $6.2 million. During the nine months ended December 31, 2010 we spent approximately $22 million to fund drilling and development activities.

Certain operating cash flows are denominated in local currency and are translated into U.S. dollars at the exchange rate in effect at the time of the transaction. Because of the potential for civil unrest, war and asset expropriation, some or all of these matters, which impact operating cash flow, may affect our ability to meet our short-term cash needs.

Contractual Obligations and Contingencies

The following table lists our significant commitments at December 31, 2010, excluding current liabilities as listed on our consolidated balance sheet:

	Payments Due By Period
Contractual obligations	Total	Less than 1 year	2-3 years	4-5 years	After 5 years
Capital Expenditure Commitment(1)	$ 42,080,000	$ 27,240,000	$ 14,840,000	$ -	$ -
Due to the Government of the Republic of Kazakhstan(2)	16,716,956	-	1,671,696	3,343,391	11,701,869
Liquidation Fund	5,079,715	-	5,079,715	-	-
Capital Lease Payments(3)	559,150	292,825	266,325	-	-
Convertible Notes with Interest(4)	75,123,785	5,400,000	69,723,785	-	-

Total	$ 139,559,606	$ 32,932,825	$ 91,581,521	$ 3,343,391	$ 11,701,869

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(1)
Under the terms of our subsurface exploration contract we are required to spend a total of $42 million in exploration activities on our properties, including a minimum of $27.2 million by January 2012 and $14.8 million by January 2013. As of December 31, 2010, we have spent a total of $337 million in exploration activities. The rules of the Ministry of Oil and Gas provide a process whereby capital expenditures in excess of the minimum required expenditure in any period may be carried forward to meet the minimum obligations of future periods.  Our capital expenditures in prior periods have exceeded our minimum required expenditures by more than $215 million.

(2)
In connection with our acquisition of the oil and gas contract covering the ADE Block, the Southeast Block and the Northwest Block, we are required to repay the ROK for historical costs incurred by it in undertaking geological and geophysical studies and infrastructure improvements.  Our repayment obligation for the ADE Block is $5,994,200, our repayment obligation for the Southeast Block is $5,350,680 and our repayment obligation for the Northwest Block is $5,372,706.  The terms of repayment of these obligations, however, will not be determined until such time as we apply for and are granted commercial production rights by the ROK.  Should we decide not to pursue commercial production rights, we can relinquish the ADE Block, the Southeast Block and/or the Northwest Block to the ROK in satisfaction of their associated obligations. The recent addenda to our exploration contract which granted us with the extension of exploration period and the rights to the Northwest Block also require us to make additional payments to the liquidation fund, stipulated by the Contract.

(3)
In December 2009 we entered into a capital lease agreement with a vehicle leasing company for the lease of oil trucks. Under the terms of the lease we are required to make payments in the amount of $292,825 for the year 2011 and $266,325 for the year 2012.

(4)
On July 16, 2007 the Company completed the private placement of $60 million in principal amount of 5.0% Convertible Senior Notes due 2012 (“Notes”). On December 23, 2010 the terms of the Notes were amended. Interest will be paid at a rate of 9.0% per annum on the principal amount, payable semiannually.  The Notes are callable and subject to early redemption at February 28, 2011.  Unless previously redeemed, converted or purchased and cancelled, the Notes will be redeemed by the Company at a price equal to 107.2% of the principal amount thereof on July 13, 2012. The Notes constitute direct, unsubordinated and unsecured, interest bearing obligations of the Company.  For additional details regarding the terms of the Notes, see Note 11 – Convertible Notes Payable to the notes to our Unaudited Consolidated Financial Statements.

Off-Balance Sheet Financing Arrangements

As of December 31, 2010, we had no off-balance sheet financing arrangements.

Item 3. Qualitative and Quantitative Disclosures About Market Risk

Our primary market risks are fluctuations in commodity prices and foreign currency exchange rates. We do not currently use derivative commodity instruments or similar financial instruments to attempt to hedge commodity price risks associated with future crude oil production.

Commodity Price Risk

Our revenues, profitability and future growth depend substantially on prevailing prices for crude oil.  Prices also affect the amount of cash flow available for capital expenditures and our ability to either borrow or raise additional capital. Price affects our ability to produce crude oil economically and to transport and market our production either through export to international markets or within Kazakhstan.  Our third fiscal quarter crude oil sales in the international export market were based on prevailing market prices at the time of sale less applicable discounts due to transportation.

Historically, crude oil prices have been subject to significant volatility in response to changes in supply, market uncertainty and a variety of other factors beyond our control.  Crude oil prices are likely to continue to be volatile and this volatility makes it difficult to predict future oil price movements with any certainty.  Any declines in oil prices would reduce our revenues, and could also reduce the amount of oil that we can produce economically.  As a result, this could have a material adverse effect on our business, financial condition and results of operations.

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During the fiscal quarter ended December 31, 2010, we sold 218,508 barrels of oil and condensate.  We realized an average sales price per barrel of $73.67. For purposes of illustration, assuming the same sales volume but decreasing the average sales price we receive from oil sales by $5.00 and $10.00 respectively would change total revenue from oil sales as follows:

	Average Price Per Barrel	Barrels of Oil Sold	Approximate Revenue from Oil Sold (in thousands)	Reduction in Revenue (in thousands)
Actual sales for the three months ended December 31, 2010	$ 73.671	218,508	$ 16,098	$ -
Assuming a $5.00 per barrel reduction in average price per barrel	$ 68.671	218,508	$ 15,005	$ 1,093
Assuming a $10.00 per barrel reduction in average price per barrel	$ 63.671	218,508	$ 13,913	$ 2,185

Foreign Currency Risk

Our functional currency is the U.S. dollar.  Emir Oil LLP, our Kazakhstani subsidiary, also uses the U.S. dollar as its functional currency.  To the extent that business transactions in Kazakhstan are denominated in the Kazakh Tenge we are exposed to transaction gains and losses that could result from fluctuations in the U.S. Dollar—Kazakh Tenge exchange rate.  We do not engage in hedging transactions to protect us from such risk.

Our foreign-denominated monetary assets and liabilities are revalued on a monthly basis with gains and losses on revaluation reflected in net income. A hypothetical 10% favorable or unfavorable change in foreign currency exchange rate at December 31, 2010 would have affected our net income by less than $1 million.

Item 4. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Our management, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) or 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as of December 31, 2010. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that as of December 31, 2010, our disclosure controls and procedures were effective in (1) recording, processing, summarizing and reporting, on a timely basis, information required to be disclosed by us in the reports that we file or submit under the Exchange Act and (2) ensuring that information disclosed by us in such reports is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

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Changes in Internal Control over Financial Reporting

There was no change in our internal control over financial reporting during the quarter ended December 31, 2010 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II - OTHER INFORMATION

Item 1. Legal Proceedings

See Note 20 “Commitments and Contingencies” to the Notes to the Unaudited Consolidated Consolidated Financial Statements under Part I – Item 1of this Form 10-Q.

Item 1A. Risk Factors

In addition to the following risk factor, and other information set forth in this Report, you should carefully consider the risks discussed in our 2010 Annual Report on Form 10-K, including under the heading “Item 1A. Risk Factors” of Part I, which risks could materially affect our business, financial condition or future results. These risks are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or future results.

Failure to complete or delays in completing the Sale could have a material adverse impact on our stock price and our business.

If the Sale of Emir Oil pursuant to the Purchase Agreement is not completed, or there are delays in completing the Sale, our stock price and our business could be materially adversely affected and we would be subject to a number of risks, including the following: (i) the current trading price of our common stock may reflect a market assumption that the Sale will be completed and a failure to complete or delays in completing the Sale could result in a decline in the price of our common stock; (ii) we will be required to pay certain costs relating to the Sale, including certain investment banking, financing, legal and accounting fees and expenses, whether or not the Sale is completed; (iii) we may be unable to pay the termination fee ($17 million) and or Buyer’s expenses (not to exceed $3.5 million) as provided in the Purchase Agreement in the event the Sale is terminated for reasons set forth in the termination provisions of the Purchase Agreement; and (iv) the Purchase Agreement places restrictions on the conduct of our business prior to completion of the Sale or termination of the Purchase Agreement, and such restrictions may prevent us from taking actions that may be beneficial to our business during the pendency of the Sale. There can be no assurance that these risks will not materialize, and if any of them do, they may have a material adverse effect on our financial position, results of operations, cash flows, and our business and prospects.

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If we are unsuccessful in restructuring the Notes, we do not have the funds, or the ability to raise the funds, necessary to repurchase the Notes if the Noteholders exercise their put right or declare an event of default and accelerate the Notes.

We have reached an agreement in principle with our Noteholders on a proposed restructuring of the Notes subject to the negotiation and execution of definitive agreements, including an amended and restated Indenture governing the Notes.  For details regarding the proposed terms of the restructure of the Notes please see the Liquidity and Capital Resources section of Part I, Item 2 Management’s Discussion and Analysis of Financial Condition and Results of Operations of this Report (“Liquidity and Capital Resources”).  We continue to work with the Noteholders toward definitive documents to restructure the Notes, but such documents have not yet been completed.

As discussed in more detail in Liquidity and Capital Resources, the agreement of the Noteholders to forbear from exercising their redemption right and their waiver of our defaults under the Notes executed in connection with Supplemental Indenture No. 4 expire on February 28, 2011, except in certain circumstances which would allow the Noteholder to immediately declare an event of default.  Unless we finalize Note restructuring agreements or obtain additional waivers from the Noteholders by no later than February 28, 2011, the Noteholders will have the right to declare our default an event of default and accelerate repayment of the Notes.

If the Noteholders were to exercise their put right or declare an event of default and accelerate the Notes, we would have insufficient funds to repay the Notes.  The outstanding balance of unpaid principal and interest under the Notes will be $63,669,948 as of February 28, 2011.  As we would have insufficient funds to repay the Notes, the Noteholders could seek any legal remedies available to them to obtain repayment of the Notes, including forcing us into bankruptcy, which would likely also result in Emir Oil being forced into bankruptcy.  Pursuant to Kazakhstan law and the terms of our exploration license, the government of the Republic of Kazakhstan has the right to cancel our licenses to the ADE Block, the Southeast Block and the Northwest Block in the event Emir Oil becomes insolvent or enters into bankruptcy proceedings.  If such were to happen, we would be left with limited assets, no operations and ability to generate revenue or otherwise repay the Notes.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

On November 18, 2010 we issued 3,947,538 shares of our common stock to Caspian Energy Consulting, Ltd., an international business company organized under the laws of the British Virgin Islands, as payment for services rendered by Caspian Energy Consulting.  The shares have been valued at $0.56 per share, which was the closing market price of our shares on July 20, 2010, the date on which we incurred the obligation to issue the shares.

We offered and sold the shares to Caspian Energy Solutions, Ltd., a non-U.S. person outside the United States, in accordance with Regulation S under the Securities Act.

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Item 6. Exhibits

Exhibit No.	Description of Exhibit

Exhibit 31.1	Certification of Principal Executive Officer Pursuant to Section 302 of the Sarbanes Oxley Act of 2002

Exhibit 31.2	Certification of Principal Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

Exhibit 32.1	Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Exhibit 32.2	Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this Report to be signed on its behalf, thereunto duly authorized.

BMB MUNAI, INC.

Date:	February 22, 2011	/s/ Gamal Kulumbetov
Gamal Kulumbetov Chief Executive Officer

Date:	February 22, 2011	/s/ Evgeniy Ler
Evgeniy Ler Chief Financial Officer

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Appendix E
Form of Proxy

Proxy – BMB Munai, Inc.
Special Meeting of Stockholders – June 2, 2011

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY
MATERIALS FOR BMB MUNAI, INC. SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 2, 2011:

The Notice of Special Meeting and Proxy Statement are available at:

https://materials.proxyvote.com/09656A

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Askar Tashtitov and Adam Cook, severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of common stock of BMB MUNAI, INC., of record in the name of the undersigned at the close of business on April 11, 2011, which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company and at any and all adjournments thereof, with respect to the matters set forth on the reverse side and described in the Notice of Special Meeting and Proxy Statement dated April 14, 2011, receipt of which is acknowledged.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2 and grant discretionary authority as to any and all other matters that may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

(Please See Reverse Side)

Appendix E - page 1

Proxy – BMB Munai, Inc.

Special Meeting of Stockholders – June 2, 2011

[Name and address of stockholder]
☐	Mark this box with an X if you have made changes to your name or address details above.

[A]         Proposals
The Board recommends a vote FOR the following proposals.

		For	Against	Abstain

1.	APPROVE THE SALE OF ALL OF OUR INTERESTS IN AND LOANS TO OUR WHOLLY-OWNED SUBSIDIARY, EMIR OIL LLP.	☐	☐	☐

2.	APPROVE THE CONVERSION PRICE REDUCTION AND ISSUANCE OF SHARES UPON CONVERSION OF SENIOR NOTES.	☐	☐	☐

3.	APPROVE OF THE ADJOURNMENT, IN THE DISCRETION OF THE PROXIES	☐	☐	☐

4.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY AND ALL ADJOURNMENTS THEREOF.	☐	☐	☐

[B]	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
[ ]	[ ]	[ / / ]

Appendix E - page 2